AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1999

                                                      REGISTRATION NO. 333-81235
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ---------------------------------------


                                AMENDMENT NO. 3
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------

                              ROYSTER-CLARK, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 2875                                76-0329525
    (State or other jurisdiction           (Primary Standard Industrial                 (I.R.S. Employer
  of incorporation or organization)         Classification Code Number)                Identification No.)

                    ---------------------------------------

                       10 ROCKEFELLER PLAZA -- SUITE 1120
                            NEW YORK, NEW YORK 10020
                                 (212) 332-2965
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    ---------------------------------------
                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                    ---------------------------------------

                            FRANCIS P. JENKINS, JR.
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              ROYSTER-CLARK, INC.
                       10 ROCKEFELLER PLAZA -- SUITE 1120
                            NEW YORK, NEW YORK 10020
                                 (212) 332-2965
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ---------------------------------------

                                With Copies to:
                            CRAIG L. GODSHALL, ESQ.
                             DECHERT PRICE & RHOADS
                            4000 BELL ATLANTIC TOWER
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 994-4000
                    ---------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                    ---------------------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                      |                    |  PROPOSED MAXIMUM  |  PROPOSED MAXIMUM  |
       TITLE OF EACH CLASS OF         |    AMOUNT TO BE    |   OFFERING PRICE   | AGGREGATE OFFERING |      AMOUNT OF
     SECURITIES TO BE REGISTERED      |     REGISTERED     |    PER UNIT (1)    |      PRICE (1)     |  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
10 1/4% First Mortgage Notes Due      |                    |                    |                    |
  2009............................... |    $200,000,000    |        100%        |    $200,000,000    |     $55,600(2)
------------------------------------------------------------------------------------------------------------------------
Guarantees........................... |         (3)        |         (3)        |         (3)        |         (3)
========================================================================================================================

(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.
(2) Previously paid.
(3) Royster-Clark's parent entity, Royster-Clark Group, Inc. and the other companies listed in the Table of Additional Registrants below have guaranteed, jointly and severally, the 10 1/4% First Mortgage Notes Due 2009 being registered hereby. The guarantors are registering the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.
                    ---------------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              ROYSTER-CLARK, INC.

                        TABLE OF ADDITIONAL REGISTRANTS


                                                                                              IRS
                                                                 PRIMARY STANDARD           EMPLOYER
                                                STATE OF     INDUSTRIAL CLASSIFICATION   IDENTIFICATION
NAME                                          INCORPORATION         CODE NUMBER                NO.
----                                          -------------  -------------------------   --------------
Royster-Clark Group, Inc....................    Delaware               2875                13-4055347
Royster-Clark AgriBusiness, Inc.............    Delaware               5191                58-1599501
Royster-Clark Nitrogen, Inc.................    Delaware               2873                36-3536929
Royster-Clark Resources LLC.................    Delaware               5191                22-3652274
Royster-Clark Realty LLC....................    Delaware               6512                22-3648552
Royster-Clark AgriBusiness Realty LLC.......    Delaware               6512                22-3648546

     Effective September 23, 1999, the Company intends to merge Royster-Clark Hutson, Inc. with Royster-Clark AgriBusiness, Inc. and Royster-Clark AgriBusiness, Inc. will continue as the surviving corporation. Effective September 23, 1999, the Company intends to merge Royster-Clark Hutson's Realty LLC and Royster-Clark Nitrogen Realty LLC with Royster-Clark AgriBusiness Realty LLC and Royster-Clark AgriBusiness Realty LLC will continue as the surviving corporation.


     The address, including zip code, and telephone number, including area code, of the principal offices of the additional registrants listed above is: 10 Rockefeller Plaza-Suite 1120, New York, New York 10020; the telephone number at that address is (212) 332-2965.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 1999


PROSPECTUS

                               Offer to Exchange
           10 1/4% First Mortgage Notes Due 2009 for all outstanding
                     10 1/4% First Mortgage Notes Due 2009
                                       of
                              ROYSTER-CLARK, INC.

                  The exchange offer will expire at 5:00 P.M.,
New York City time, on                                  , 1999, unless extended.

                          ---------------------------

TERMS OF THE EXCHANGE OFFER:

     -- We will exchange all existing first mortgage notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     -- You may withdraw tenders of existing first mortgage notes at any time prior to the expiration of the exchange offer.


     -- We believe that the exchange of existing first mortgage notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Federal Tax Consequences" on page 126 for more information.


     --  We will not receive any proceeds from the exchange offer.

     -- The terms of the exchange first mortgage notes are substantially identical to the existing first mortgage notes, except that the exchange first mortgage notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the existing first mortgage notes do not apply to the exchange first mortgage notes.

                          ---------------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF THE MATERIAL RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR EXISTING FIRST MORTGAGE NOTES.


                          ---------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                          ---------------------------

   The date of this prospectus is                                     , 1999.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                                  PAGE                                                    PAGE
                                                  ----                                                    ----
Summary..........................................    1      Security Ownership of Beneficial Owners......   75
Risk Factors.....................................   14      Relationships and Related Transactions.......   76
The Transactions.................................   22      Description of Other Indebtedness............   78
Use of Proceeds..................................   24      Description of First Mortgage Notes..........   81
Capitalization...................................   25      Federal Tax Consequences.....................  126
Selected Historical Financial Data...............   26      Plan of Distribution.........................  130
Management's Discussion and Analysis of                     Legal Matters................................  131
  Financial Condition and Results of Operations..   29      Experts......................................  131
The Exchange Offer...............................   46      Forward-Looking Statements...................  132
Business.........................................   55      Additional Information.......................  133
Management.......................................   69      Index to Financial Statements................  F-1


You should rely only on the information contained in this prospectus or to which we have referred you in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

                                    SUMMARY


     The following summary contains basic information about the exchange offer and is qualified in its entirety by the more detailed information and financial statements, including the notes to the financial statements, appearing elsewhere in this prospectus. Royster-Clark, as used in this prospectus refers to Royster-Clark, Inc. and its subsidiaries as a combined entity, including the three subsidiaries of IMC Global, Inc. except where it is made clear that Royster-Clark refers only to Royster-Clark, Inc. You are urged to read this prospectus in its entirety before tendering your notes for exchange.


                                 THE EXCHANGE OFFER

Securities Offered........................  Up to $200,000,000 aggregate principal amount of
                                            10 1/4% First Mortgage Notes due 2009. The terms of
                                            the exchange first mortgage notes and existing
                                            first mortgage notes are identical in all material
                                            respects, except for some transfer restrictions and
                                            registration rights relating to the existing first
                                            mortgage notes.

The Exchange Offer........................  We are offering the exchange first mortgage notes to you in exchange for a like principal amount of
                                            existing first mortgage notes. Existing first
                                            mortgage notes may be exchanged only in integral
                                            multiples of $1,000. We intend by the issuance of
                                            the exchange first mortgage notes to satisfy our
                                            obligations contained in the registration rights
                                            agreement entered into with the initial purchasers
                                            of the existing first mortgage notes.


Expiration Date; Withdrawal of Tender.....  The exchange offer will expire at 5:00 p.m., New
                                            York City time, on                , 1999, unless we
                                            extend the exchange offer. You may withdraw a
                                            tender of existing first mortgage notes under the
                                            exchange offer at any time before the expiration
                                            date. We will return any existing first mortgage
                                            notes which are not accepted for exchange for any
                                            reason. We will return unaccepted existing first
                                            mortgage notes without expense to the tendering
                                            holder and as promptly as practicable after the
                                            exchange offer expires or terminates.

Conditions to the Exchange Offer..........  Customary conditions, which we may waive, apply to the exchange offer. See "The Exchange Offer --
                                            Conditions to the Exchange Offer."

Procedures for Tendering Existing First
  Mortgage Notes..........................  If you wish to accept the exchange offer and tender your existing first mortgage notes, you must
                                            complete, sign and date the letter of transmittal,
                                            or a facsimile of the letter, in accordance with
                                            its instructions and the instructions in this
                                            prospectus, and mail or otherwise deliver the
                                            letter of transmittal, or its facsimile, together
                                            with the existing first mortgage notes and any
                                            other required documentation, to the exchange agent
                                            at the address provided in this prospectus. See
                                            "The Exchange Offer -- Procedures for Tendering
                                            Existing First Mortgage Notes."


Use of Proceeds...........................  We will not receive any proceeds from the exchange offer.


Exchange Agent............................  United States Trust Company of New York is serving as the exchange agent in the exchange offer.

Federal Income Tax Consequences...........  The exchange of the existing first mortgage notes for the exchange first mortgage notes in the
                                            exchange offer should not be a taxable event for
                                            federal income tax purposes. See "Federal Tax
                                            Consequences."

            CONSEQUENCES OF EXCHANGING EXISTING FIRST MORTGAGE NOTES
                             IN THE EXCHANGE OFFER



     We are exchanging the existing first mortgage notes for exchange first mortgage notes based upon the position of the SEC's staff, stated in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC's staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the SEC's staff letters to other parties, we believe that holders of exchange first mortgage notes, other than broker-dealers, can offer the exchange first mortgage notes for resale, resell and otherwise transfer the exchange first mortgage notes without delivering a prospectus to prospective purchasers, other than as described below.


     Any holder of existing first mortgage notes who is an "affiliate" of us or who intends to distribute exchange first mortgage notes, or any broker-dealer who purchased existing first mortgage notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

          o cannot rely on the SEC's staff's interpretations in the above-mentioned interpretive letters;

          o cannot tender existing first mortgage notes in the exchange offer;

          o must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the existing first mortgage notes, unless the sale is exempt.


     In addition, if any broker-dealer acquired existing first mortgage notes for its own account as a result of market-making or other trading activities and exchanges the existing first mortgage notes for exchange first mortgage notes, the broker-dealer must deliver a prospectus with any resales of its exchange first mortgage notes.


     If you want to exchange your existing first mortgage notes for exchange first mortgage notes, you will be required to affirm that:

          o you are not an "affiliate" of us;

          o you are acquiring the exchange first mortgage notes in the ordinary course of your business;

          o you have no arrangement or understanding with any person to participate in a "distribution," within the meaning of the Securities Act, of the exchange first mortgage notes; and

          o if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a "distribution," within the meaning of the Securities Act, of the exchange first mortgage notes.


     In addition, we may require you to provide information regarding the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, of the existing first mortgage notes. Each broker-dealer that receives exchange first mortgage notes for its own account must acknowledge that it acquired its existing first mortgage notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in any resale of the exchange first mortgage notes. See "The Exchange Offer -- Resales of Exchange First Mortgage Notes;" "Plan of Distribution."


     The existing first mortgage notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. Following commencement of the exchange offer but prior to its completion, the existing first mortgage notes may continue to be traded in the PORTAL market. Following completion of the exchange offer, the exchange first mortgage notes will not be eligible for PORTAL trading.

                       THE EXCHANGE FIRST MORTGAGE NOTES

     The terms of the exchange first mortgage notes and the existing first mortgage notes are identical in all material respects, except for some transfer restrictions and registration rights relating to the existing first mortgage notes.

Issuer.......................................  Royster-Clark, Inc.

First Mortgage Notes Offered.................  $200,000,000 principal amount of 10 1/4% First
                                               Mortgage Notes due 2009.

Maturity.....................................  April 1, 2009.

Interest.....................................  Interest on the exchange first mortgage notes will accrue at the rate of 10 1/4% per year,
                                               payable semiannually in cash in arrears on April
                                               1 and October 1, commencing October 1, 1999.


Ranking......................................  The exchange first mortgage notes are secured senior obligations. The exchange first mortgage
                                               notes will rank equally in right of payment with
                                               claims of our creditors holding indebtedness or
                                               other liabilities that are not expressly
                                               subordinated to the exchange first mortgage
                                               notes and will rank ahead of all of our existing
                                               and future subordinated indebtedness and all of
                                               our unsecured obligations, (including the unsecured
                                               obligations of our subsidiaries who have provided
                                               collateral for the first mortgage notes).

                                               At June 30, 1999, we had $2.1 million of
                                               indebtedness outstanding under industrial
                                               revenue bonds, $5.0 million of indebtedness
                                               outstanding under a note due to the seller of a
                                               previously-acquired business and $98.8 million
                                               outstanding under our senior secured credit
                                               facility. All of the indebtedness ranks equally
                                               to the first mortgage notes and the guarantees
                                               of the first mortgage notes.

                                               To the extent that our senior credit facility,
                                               our industrial revenue bonds, our seller note
                                               and our first mortgage notes are secured by
                                               different collateral, each item of indebtedness
                                               has priority over the others to the extent of
                                               that collateral. Correspondingly, each item of
                                               indebtedness is effectively subordinated to the
                                               other indebtedness to the extent of the
                                               different collateral that secures the other
                                               indebtedness. See "Description of First Mortgage
                                               Notes -- Brief Description of the First Mortgage
                                               Notes and the Guarantees" and "Description of
                                               Other Indebtedness -- Security."


                                               In addition, the industrial revenue bonds and
                                               seller note were issued by our subsidiaries, and
                                               our senior credit facility and our first
                                               mortgage notes are therefor structurally
                                               subordinate to that indebtedness, but rank
                                               equally with the guarantees given by those
                                               subsidiaries.


Security.....................................  The exchange first mortgage notes will be secured by:
                                               (1) first mortgages on seventeen of our and our
                                                   subsidiaries' principal properties, related
                                                   fixtures and equipment and other related
                                                   assets and
                                               (2) a pledge of all of the membership interests,
                                                   which comprise the total equity, of
                                                   Royster-Clark Realty LLC and Royster-Clark
                                                   AgriBusiness LLC, two new limited liability
                                                   companies.

                                               These new subsidiaries are limited purpose
                                               subsidiaries which were formed to own
                                               approximately 280 properties used in the
                                               business. The lenders under our senior secured
                                               credit facility are secured by a first lien on
                                               all of our accounts receivable, inventory,
                                               general intangibles and all other assets, except
                                               for the assets securing the exchange first
                                               mortgage notes, and so have a prior right in
                                               payment to the proceeds of that collateral. The
                                               indenture permits us to sell an additional $10.0
                                               million of first mortgage notes which will rank
                                               equally in right of payment and be equally and
                                               proportionally secured with the existing first
                                               mortgage notes being exchanged in this exchange
                                               offer. In addition, the collateral release
                                               provisions of the indenture permit the release
                                               of nitrogen facilities without substitution of
                                               collateral under some circumstances. See
                                               "Description of First Mortgage Notes --
                                               Repurchase at the Option of Holders -- Sale of
                                               Nitrogen Facility."


Guarantees...................................  Royster-Clark Group and our existing subsidiaries have agreed to fully and
                                               unconditionally guarantee the exchange first
                                               mortgage notes on a joint and several basis. If
                                               we or any of our subsidiaries acquire or create
                                               a new subsidiary, that is determined to be a
                                               restricted subsidiary under the indenture, then
                                               that newly acquired or created restricted
                                               subsidiary will also guarantee the exchange
                                               first mortgage notes on a joint and several
                                               basis. However, if that new restricted
                                               subsidiary is organized under the laws of a
                                               foreign jurisdiction, and if the guarantee by
                                               the new restricted subsidiary would result in
                                               the imposition of a tax or similar governmental
                                               charge, then the foreign subsidiary will not be
                                               required to be a guarantor. See "Description of
                                               First Mortgage Notes -- Guarantees and --
                                               Definitions."


                                               Except as described below, the exchange first
                                               mortgage notes (and any outstanding existing
                                               first mortgage notes) are not redeemable prior
                                               to April 1, 2004. Thereafter, the first mortgage
                                               notes are redeemable, in whole or in part, at
                                               the redemption prices listed in this prospectus,
                                               plus accrued and unpaid interest and liquidated
                                               damages, if any, to the date of redemption.

                                               On or before April 1, 2002, we may redeem up to
                                               35% of the first mortgage notes originally
                                               issued at the redemption prices described in
                                               "Description of First Mortgage Notes -- Optional
                                               Redemption."

Mandatory Redemption.........................  None.

Change of Control............................  If we undergo a change of control, we must offer to repurchase the first mortgage notes at a
                                               price equal to 101% of the principal amount of
                                               the notes plus accrued and unpaid interest and
                                               liquidated damages, if any, to the date of
                                               repurchase. See "Description of First Mortgage
                                               Notes -- Repurchase at the Option of Holders --
                                               Change of Control."

Covenants....................................  We have agreed to limit our ability and the ability of our subsidiaries to, among others:
                                               o incur additional indebtedness;
                                               o pay dividends and make other restricted
                                                 payments or investments;
                                               o create or incur liens on any of our assets or
                                                 property;
                                               o engage in transactions with affiliates;
                                               o make asset sales;
                                               o enter into sale-leaseback transactions; and
                                               o consolidate or merge with or into, or transfer
                                                 substantially all of our assets to, another
                                                 company.

                                               There are important exceptions and
                                               qualifications to these limitations. For more
                                               details, see "Description of First Mortgage
                                               Notes."


For a more detailed discussion of the exchange first mortgage notes, see "Description of First Mortgage Notes."

                                THE TRANSACTIONS


     On April 22, 1999, 399 Venture Partners, Inc., ("399 Ventures") an affiliate of Citicorp Venture Capital Ltd., through its newly formed company Royster-Clark Group, Inc., acquired all of the outstanding shares of Royster-Clark from some members of its management and Royster-Clark, Inc. acquired all of the outstanding shares of three operating subsidiaries, IMC AgriBusiness, Inc., IMC Nitrogen Company and Hutson's AG Service, Inc. from IMC Global, Inc. These three IMC entities are referred to as "AgriBusiness."



     To finance these transactions, some members of our management contributed a portion of their interests in Royster-Clark for shares of Royster-Clark Group. As a result of these transactions, 399 Ventures owns approximately 76% of the stock of Royster-Clark Group, members of our management own approximately 20% of the stock of Royster-Clark Group and have the right to acquire an additional 8% through a new stock purchase plan and Royster-Clark Group owns all of the outstanding stock of Royster-Clark and AgriBusiness.



          The following chart shows our capital structure and our subsidiaries who are guarantors of the first mortgage notes.


                           -------------------------
                           Royster-Clark Group, Inc.
                           -------------------------
                                       |
                                       |  100%
                                       |
                           -------------------------
                              Royster-Clark, Inc.
                           -------------------------
                            |      |               |
                  100%      |      |  100%         |     100%
                            |      |               |
           ------------------    --------------    -------------
             Royster-Clark       Royster-Clark     Royster-Clark
           AgriBusiness, Inc.    Nitrogen, Inc.     Realty LLC
           ------------------    --------------    -------------
            |              |
            | 100%         |    100%
            |              |
  -------------        -------------
  Royster-Clark        Royster-Clark
    Resources           AgriBusiness
       LLC               Realty LLC
  -------------        -------------

                          SOURCES AND USES OF PROCEEDS


     The sources and uses of funds related to the transactions discussed in this prospectus are as follows (dollars in millions):

            SOURCES                                         USES
            -------                                         ----
Senior Secured Credit             $114.9      Aggregate Purchase Price of
  Facility......................                AgriBusiness and Royster-Clark..  $315.1
First Mortgage Notes............   200.0      Refinanced Debt...................    67.8
Equity Investment...............    88.6      Transaction Fees and Expenses.....    20.6
                                  ------                                          ------
  Total.........................  $403.5        Total...........................  $403.5
                                  ======                                          ======



     The Equity Investment includes $59.0 million contributed by 399 Ventures, $19.6 million of management rollover equity and $10.0 million of Royster-Clark Group junior subordinated non-cash pay notes maturing in 2010, owned by IMC Global, Inc.



     Transaction fees and expenses include transaction costs allocated to the purchase price of AgriBusiness and Royster-Clark.



     The acquisitions of Royster-Clark and AgriBusiness, the financing and all related transactions are collectively referred to as the "Transactions." For more information on the Transactions, see "The Transactions," "Use of Proceeds," "Relationships and Related Transactions" and "Security Ownership of Beneficial Owners."

                                  THE COMPANY


     We are one of the largest independent retail and wholesale distributors, in terms of retail sales, of agricultural fertilizer, seed, crop protection products and agronomic services to farmers in the United States. We primarily focus on major farming regions in the East, South and Midwest. Our distribution business supplies a full range of products and services to our retail and wholesale customers through 400 facilities consisting of retail farm centers, granulation, blending and seed processing plants, and a network of storage and distribution terminals and warehouses. Our network of plants and distribution terminals and warehouses allows us to efficiently process, distribute and store product close to the end-user and to supply our customers on a timely basis during the compressed planting seasons.


     Our retail distribution operation includes approximately 330 Farmarkets retail farm centers, including approximately 30 commission sales stores, located in the East, South and Midwest. Our retail farm centers sell a complete line of products to farmers, including fertilizer, seed and crop protection products. In addition, our retail centers provide increasingly important services to farmers, including:

     o custom blending and application of crop nutrients;

     o crop management services such as soil sampling, pest level monitoring and yield monitoring using satellite grids; and

     o services to assist in developing seed technology based on genetic engineering.

     We are one of the largest North American sellers of agricultural granulated fertilizer, operating seven granulation plants that process commodity fertilizer into granulated fertilizer products with desirable agronomic traits. Granulated fertilizer products are used by farmers who produce specialty crops such as citrus fruits, vegetables, tobacco, peanuts and cotton. We offer a full line of premium branded granulated fertilizer products primarily under the Rainbow(Registered) name on a wholesale basis to a network of approximately 900 dealers, as well as to some Farmarkets stores. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. For more information about Royster-Clark, See "Business."

     Our principal executive offices are located at 10 Rockefeller Plaza, Suite 1120, New York, New York 10020, and our telephone number is (212) 332-2965.

                                  RISK FACTORS


     You should carefully consider all of the information in this prospectus. In particular, you should evaluate the following significant risk factors discussed further under "Risk Factors," beginning on page 14 before deciding to tender your existing first mortgage notes in the exchange offer:



     o Failure to tender your existing first mortgage notes for exchange first mortgage notes could limit your ability to resell the existing first mortgage notes.



     o Our indebtedness could adversely affect our financial health and limit our ability to grow and compete.



     o We may not be able to generate the necessary amount of cash to service our existing debt, which may require us to refinance our debt or default on our scheduled debt payments.



     o We may not be able to successfully integrate the Royster-Clark and AgriBusiness operations and therefore our overall business may suffer.



     o We and our subsidiaries may be able to incur substantial additional indebtedness in the future, which would increase our leverage.



     o Poor weather conditions in advance of and during the spring planting season can lead to a decline in our revenues.



     o The collateral securing our obligations to repay the first mortgage notes is limited to some of our real property which may have defects in their title.



     o The proceeds from the sale of the collateral may not be sufficient to make all payments due under the first mortgage notes.



     o You will not have control of or the right to control the collateral securing the first mortgage notes in the event we or our creditors commence bankruptcy.



     o As a secured lender, you may be subject to claims and liabilities under environmental laws and regulations.



     o Downturns in the nitrogen industry or changes in end user market demands could reduce the revenues and profitability of our business.



     o Our operations have risks that may result in liability for pollution and other damage not covered by insurance or which exceed our insurance coverage.



     o We have a long-term supply contract with IMG Global and IMC Global's failure to perform under this contract could disrupt our operations.



     o Our business is very competitive and increased competition could reduce the value of an investment in our company.



     o Our success depends on a limited number of key executives who we may not be able to adequately replace in the event they leave the company.



     o Government regulations and agricultural policy may affect our financial viability.

     o We may have claims and liabilities under environmental health and safety laws and regulations.



     o We could suffer year 2000 problems that could disrupt our operations.



     o We may not have sufficient funds necessary to finance a change of control offer.



     o Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.



     o You cannot be sure that an active trading public market will develop for the exchange first mortgage notes causing difficulties for you if you try to resell the exchange first mortgage notes.

                 INTRODUCTION TO SUMMARY FINANCIAL INFORMATION



     Included in the Summary Selected Pro Forma Financial Data and in the Summary Selected Historical Financial Data is EBITDA, which represents operating income (loss) plus depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with GAAP, it is included to provide additional information related to our ability to meet our future debt service, capital expenditure and working capital expenditure and working capital requirements. In addition, we believe that certain investors find EBITDA to be a useful tool for measuring our ability to service our debt. EBITDA is not necessarily a measure of our ability to fund our cash needs.



                    SUMMARY SELECTED PRO FORMA FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


     The following tables provide summary pro forma financial data for the six months ended June 30, 1999 and the fiscal year ended December 31, 1998. In the opinion of management, the data includes all normal and recurring adjustments necessary for a fair presentation of the data. You should read the following information with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited pro forma Statements of Operations and related notes included elsewhere in this prospectus.

     The following unaudited pro forma consolidated income statement data and other data for the fiscal year ended December 31, 1998 and the six months ended June 30, 1999 give effect to the Transactions and related financing as if they had occurred at January 1, 1998. The summary unaudited pro forma financial statement data and other data do not purport to represent our financial position or results of operations if the transactions had occurred on those dates or to project the financial position or results of operations as of any future date or for any future period.

                                                                            PRO FORMA
                                                              --------------------------------------
                                                                 YEAR ENDED        SIX MONTHS ENDED
                                                              DECEMBER 31, 1998     JUNE 30, 1999
                                                              -----------------   ------------------
Income Statement Data:
  Net sales.................................................     $1,019,827             673,695
  Gross profit..............................................        178,216             118,641
  Operating income..........................................         52,588              45,444
Other Data:
  EBITDA....................................................     $   76,086              57,236
  Depreciation and amortization.............................         23,498              11,792
  Cash interest expense.....................................         34,491              15,984
  Capital expenditures......................................         32,245              10,956
Credit Ratios:
  EBITDA to interest expense................................            2.2x                3.6x
  Net debt to EBITDA(a).....................................            3.9x                5.3x
  Pro forma earnings to fixed charges(b)....................            1.5x                2.7x



------------------


(a) Net debt represents total debt less cash and cash equivalents. The ratio of net debt to EBITDA was calculated based on pro forma net debt as of December 31, 1998 and historical net debt as of June 30, 1999 of $297,875 and $306,100 respectively.



(b) The ratio of earnings to fixed charges is computed by adding fixed charges to earnings before income taxes and dividing that sum by the fixed charges. Fixed charges consist of interest (including amortization costs) and a portion of rent expense that management considers to be interest.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

     The following tables provide summary historical financial and other data of Royster-Clark, Inc., and AgriBusiness as of and for each of the years in the five year period ended December 31, 1998, the three months ended March 31, 1998, March 31, 1999, June 30, 1999 and as of June 30, 1999.



     Effective April 1, 1999, Royster-Clark Group, a newly formed entity capitalized with approximately $59,000 in cash, acquired all of the then outstanding stock of Royster-Clark, Inc. As a result, the balance sheet and income statement data of Royster-Clark, Inc. as of and for the three months ended June 30, 1999 reflect the acquisition of Royster-Clark by Royster-Clark Group as of April 1, 1999.



     The balance sheet and income statement data as of and for the three months ended June 30, 1999 also reflects Royster-Clark Inc.'s acquisitions of IMC Agribusiness, Inc. and subsidiaries (now a wholly owned subsidiary known as Royster-Clark AgriBusiness, Inc.) Hutson's AG Service, Inc. and subsidiaries and IMC Nitrogen Company and subsidiaries (now a wholly owned subsidiary known as Royster-Clark Nitrogen, Inc.) (collectively referred to as "Agribusiness") from IMC Global, Inc. which was consummated on April 22, 1999 with an effective date of April 1, 1999.



     The income statement and balance sheet data as of and for the years ended 1996, 1997, and 1998 were derived from the audited financial statements of Royster Clark prior to the acquisition by Royster Clark Group and AgriBusiness. The financial data of Royster-Clark, Inc. as of June 30, 1999 and for the three months then ended were derived from the unaudited condensed consolidated financial statements. Selected financial data for Royster-Clark, Inc. prior to acqusition by Royster Clark Group and for AgriBusiness as of and for the years ended 1994 and 1995 and as of and for the three months ended March 31, 1999 and 1998 were derived from unaudited financial statements, which have been prepared by management on a basis consistent with the audited financial statements. For all interim periods, it should be noted that the results of operations are not necessarily indicative of a full year's operations; however, in the opinion of management the data presented includes all normal and recurring adjustments necessary for a fair presentation of the data.



                                                                           THREE
                                                                           MONTHS
                                                                           ENDED
                                                                          JUNE 30,
ROYSTER-CLARK, INC.                                                         1999
-------------------                                                     ------------
INCOME STATEMENT DATA:
  Net sales..........................                                      492,608
  Gross profit.......................                                       96,015
  Operating income...................                                       55,219
  Net earnings.......................                                       28,728
OTHER DATA:
  EBITDA.............................                                       61,081
  Depreciation and amortization......                                        5,862
  Capital expenditures...............                                        4,292
Net cash provided by operating
  activities(a)......................                                       93,996
Net cash used in investing
  activities(a)......................                                     (259,261)
Net cash provided by financing
  activities(a)......................                                      165,605



                                                                             AT
                                                                          JUNE 30,
                                                                            1999
                                                                        ------------
BALANCE SHEET DATA:
  Working capital......................                                    209,491
  Total assets.........................                                    560,463
  Long-term debt less current portion..                                    303,520





                                                        (continued on next page)

ROYSTER-CLARK, PRIOR TO                                      YEAR ENDED DECEMBER 31,                  THREE MONTHS ENDED
ACQUISITION BY ROYSTER CLARK GROUP          ----------------------------------------------------   -------------------
-----------------------------------           1994       1995       1996       1997       1998     03/31/98   03/31/99
                                            --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Net Sales..............................    $196,391   $207,552   $222,933   $227,613   $218,672   $ 41,284   $ 53,487
  Gross profit...........................      26,714     28,504     33,280     34,996     33,026      6,971      9,445
  Operating income.......................       4,757      9,571     11,444     11,781      8,544      2,062      2,224
  Net earnings...........................         450      2,404      3,814      4,331      1,832        495        366
OTHER DATA:
  EBITDA.................................       7,031     11,741     13,615     14,086     11,222      2,673      2,942
  Depreciation and amortization..........       2,274      2,170      2,171      2,305      2,678        611        718
  Capital expenditures...................       1,027      1,977      1,442      2,029      2,145      1,021        964
Net cash provided by (used in) operating
  activities.............................        --         --       12,333     (6,581)    13,157    (29,760)   (29,740)
Net cash used in investing activities....        --         --       (1,119)    (2,006)   (26,532)      (922)      (956)
Net cash provided by (used in) financing
  activities.............................        --         --      (11,213)     8,647     13,388     30,682     30,696

                                                           AT DECEMBER 31,                               AT MARCH 31,
                                         ----------------------------------------------------            ------------
                                           1994       1995       1996       1997       1998                  1999
                                         --------   --------   --------   --------   --------            ------------
BALANCE SHEET DATA:
  Working capital......................  $  6,754   $  7,372   $ 14,514   $ 26,253   $ 30,726              $ 62,312
  Total assets.........................    82,728     85,924     83,547     96,065    120,397               173,407
  Long-term debt less current portion..     9,085      8,701     12,600     23,025     33,817                65,760
  Redeemable preferred stock...........    14,250     14,250     12,000     12,000     12,000                12,000

AGRIBUSINESS                                             YEAR ENDED DECEMBER 31,                  THREE MONTHS ENDED
------------                               ----------------------------------------------------   -------------------
                                             1994       1995       1996       1997       1998     03/31/98   03/31/99
                                           --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Net Sales..............................  $707,400   $807,700   $797,800   $872,600   $787,000   $140,300   $127,600
  Gross profit...........................   113,500    145,900    153,900    163,700    127,800     18,800     12,800
  Operating income (loss)................    26,900     52,000     35,500     43,600     24,500     (7,500)   (15,000)
  Net earnings (loss)....................    15,900     24,900     12,800     18,800      5,300     (5,300)   (10,600)
OTHER DATA:
  EBITDA.................................    41,800     70,300     52,900     64,400     47,800     (1,900)    (8,900)
  Depreciation and amortization..........    14,900     18,300     17,400     20,800     23,300      5,600      6,100
  Capital expenditures...................    19,300     23,200     23,000     27,800     30,100      6,400      5,700
Net cash provided by operating
  activities(a)..........................        --         --     43,600     42,500     65,700      3,800      3,700
Net cash used in investing activities(a).        --         --    (45,900)   (78,600)   (31,100)    (7,400)    (5,700)
Net cash provided by (used in) financing
  activities(a)..........................        --         --     (1,100)    38,700    (33,900)       200     (4,100)

                                                           AT DECEMBER 31,                               AT MARCH 31,
                                         ----------------------------------------------------            ------------
                                           1994       1995       1996       1997       1998                  1999
                                         --------   --------   --------   --------   --------            ------------
BALANCE SHEET DATA:
  Working capital......................  $141,200   $174,800   $165,900   $165,900   $141,800              $128,100
  Total assets.........................   359,100    406,500    417,100    464,300    440,300               507,200
  Long-term debt less current portion..    12,400      9,800     10,700      4,600      4,600                 4,600

------------------

(a) Cash flow data for 1995 and 1994 is not available due to both Royster-Clark, Inc. and AgriBusiness having previously had fiscal years other than calendar year.

                                  RISK FACTORS

     You should carefully consider the following risk factors and other information in this prospectus, including the risks described below, which apply to the existing first mortgage notes as well as the exchange first mortgage notes.

FAILURE TO TENDER YOUR EXISTING FIRST MORTGAGE NOTES FOR EXCHANGE FIRST MORTGAGE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE EXISTING FIRST MORTGAGE NOTES.

     The existing first mortgage notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your existing first mortgage notes for exchange first mortgage notes under the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the existing first mortgage notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not governed by, the Securities Act. In addition, we will no longer be under an obligation to register the existing first mortgage notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your existing first mortgage notes in the exchange offer for the purpose of participating in a distribution of the exchange first mortgage notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

WE HAVE $306.1 MILLION OF TOTAL INDEBTEDNESS AND A DEBT TO EQUITY RATIO OF 2.6 TO 1.0, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND LIMIT OUR ABILITY TO GROW AND COMPETE.

     We are a highly leveraged company. As of June 30, 1999, we would have had total indebtedness of $306.1 million, stockholders equity of $117.3 million and a ratio of debt to equity of 2.6 to 1.0.

     The degree to which we are leveraged could have important consequences to you. For example, it could:

     o limit our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o require us to dedicate a substantial portion of our cash flow from operations to make interest payments on our indebtedness, reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, including limiting our ability to take advantage of significant business opportunities; and

     o place us at a competitive disadvantage as compared to some of our competitors that have less debt.

WE MAY NOT BE ABLE TO GENERATE THE NECESSARY AMOUNT OF CASH TO SERVICE OUR EXISTING DEBT, WHICH MAY REQUIRE US TO REFINANCE OUR DEBT OR DEFAULT ON OUR SCHEDULED DEBT PAYMENTS.

     Our ability to pay interest, principal and liquidated damages, if any, on the first mortgage notes and principal and interest on our other debt obligations will depend on our future performance. Our ability to generate cash will depend on many factors which may be beyond our control, including general economic, financial and regulatory conditions. If we cannot generate enough cash flow in the future to service our debt, we may need to delay capital expenditures, refinance all or a portion of our debt, including the first mortgage notes, obtain additional financing or sell assets. We might not be able to implement any of these strategies on satisfactory terms or on a timely basis, if at all. If we are unable to meet our debt service obligations or comply with our covenants, a default under our debt agreements would result. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE ROYSTER-CLARK AND AGRIBUSINESS OPERATIONS AND THEREFORE OUR OVERALL BUSINESS MAY SUFFER.

     Our future performance will depend in part on our ability to integrate the Royster-Clark and AgriBusiness operations. In order to integrate the newly acquired business into our business, we must integrate in a timely manner our financial and management controls, our administrative functions and our information systems. We cannot assure you that we will successfully integrate the Royster-Clark and AgriBusiness operations, that we will effectively manage the combined operations or that cost savings and synergies will be achieved on the timetable contemplated or at all. The integration of the Royster-Clark and AgriBusiness operations may also lead to diversion of management attention from other ongoing business concerns.

     In addition, we expect to evaluate and, where appropriate, pursue additional acquisition opportunities. We cannot assure you, however, that suitable acquisition candidates will be identified in the future, or that if identified and acquired, we will be able to successfully integrate future acquisitions.

WE AND OUR SUBSIDIARIES MAY BE ABLE TO INCUR SUBSTANTIAL ADDITIONAL INDEBTEDNESS IN THE FUTURE, WHICH WOULD INCREASE OUR LEVERAGE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior secured credit facility permits borrowings up to $275.0 million and all of those borrowings would rank equally with the first mortgage notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

     The indenture allows us to incur up to an additional $10.0 million of first mortgage notes which will be secured on an equal basis with the first mortgage notes originally issued in the offering. In addition, the indenture will permit us, under some circumstances, to incur additional indebtedness, including indebtedness secured by assets that do not constitute collateral. See "Description of First Mortgage Notes -- Certain Covenants."

     See "Capitalization," "Selected Historical Financial Data" and "Description of First Mortgage Notes -- Repurchase at the Option of Holders -- Change of Control" and "Description of Certain Other Indebtedness."

OUR DEBT INSTRUMENTS RESTRICT OUR ABILITY TO ENGAGE IN OR ENTER INTO BUSINESS, OPERATING AND FINANCING ARRANGEMENTS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO TAKE ADVANTAGE OF POTENTIALLY PROFITABLE BUSINESS OPPORTUNITIES.

     Our indenture and our senior secured credit facility impose significant operating and financial restrictions on us, affecting our ability to make investments or engage in other business activities, create liens, pay dividends, make asset sales and merge with another company. These limitations, as well as our highly leveraged position, could significantly limit our ability to respond to changing business or economic conditions or to substantial declines in operating results. A breach of any of these limitations could result in an event of default under the indenture and the senior secured credit facility. Our ability to comply with these limitations may be affected by events beyond our control. See "Description of First Mortgage Notes" and "Description of Certain Other Indebtedness."


OUR BUSINESS IS SUBJECT TO SEASONALITY BECAUSE OF THE LIMITED OPPORTUNITY WE HAVE TO COMPLETE THE REQUIRED TASKS OF OUR CUSTOMERS AT EACH STAGE OF CROP CULTIVATION.



     Our business is seasonal, based upon the planting, growing and harvesting cycles. Typically, over half of our sales occur during the second quarter of each year during the spring planting season. Since interim period operating results reflect the seasonal nature of our business, they are not indicative of results expected for the full fiscal year. In addition, quarterly results can vary significantly from one year to the next due primarily to weather-related shifts in planting schedules and purchase patterns. We incur substantial expenditures for fixed costs throughout the year and substantial expenditures for inventory in advance of the spring planting season. Seasonality also relates to the limited windows of opportunity we have to complete required tasks, such as planting, that our customers have at each stage of crop cultivation. Should events such as adverse weather or transportation interruptions occur during these seasonal windows, we would face the possibility of reduced revenue without the opportunity to recover until the following season. In addition, because of the seasonality of agriculture, we face the risk of significant inventory carrying costs should our customers' activities be curtailed during their normal seasons. We cannot assure you that we will not experience a material adverse effect on our business arising from the seasonality of the industry we serve.


POOR WEATHER CONDITIONS IN ADVANCE OF AND DURING THE SPRING PLANTING SEASON CAN LEAD TO A DECLINE IN OUR REVENUES.

     Weather can have an impact on our business, especially if weather-related problems occur during our compressed primary planting season between March and June. Weather-related problems can also have an effect on our fertilizer and crop protection products volume if farmers are forced to abandon, defer or change their planting intentions. Grain stocks are, in turn, directly influenced by weather conditions and worldwide production and consumption.


     In 1998, abnormally poor weather conditions in advance of and during the spring planting season hit virtually all of the major farming regions. El Nino caused unusually high amounts of precipitation (up to 172% increase over normal levels in some areas of the U.S. Cornbelt) in our target markets immediately prior to and throughout the spring planting season. As a result, farmers were forced to either abandon or delay their planting, which led to lower use of crop production inputs during the shortened planting season. We believe that our operating results were adversely affected by these weather conditions and the resulting changes in planting activity. It is impractical to isolate the impact of one factor among many different factors affecting our business; nevertheless we believe that poor weather during the planting season of 1998 was the largest single factor adversely affecting our retail sales and operating results in 1998 when compared to 1997.


THE COLLATERAL SECURING OUR OBLIGATIONS TO REPAY THE FIRST MORTGAGE NOTES IS LIMITED TO SOME OF OUR REAL PROPERTY WHICH MAY HAVE DEFECTS IN THEIR TITLE.


     The first mortgage notes are secured by two types of property interests:
(a) first mortgage liens on seventeen of our principal facilities owned by us and our subsidiaries, and (b) a pledge of all the membership interests in two limited liability companies that own or will own approximately 280 other properties used in our business, including substantially all of the owned Farmarket retail facilities. The real property and other related assets are described under "Description of First Mortgage Notes -- Security."


     The following risks exist for the seventeen mortgaged properties:

     o For each, a title insurance policy insures against losses due to all mechanics liens and all past tax liens, but does not insure against losses due to future tax liens which will have priority over the mortgage and could be foreclosed, unless revenues are available to pay taxes when due.


     o The properties in Columbus, Ohio and Hartsville, South Carolina are affected by title defects not typical of a first mortgage financing. The ten acre Columbus, Ohio site includes two tracts totaling 5.164 acres that may have been taken in condemnation in the 1940s by the State of Ohio, although no title documents of record confirm this. While the plant operations are not conducted on these tracts, there are minor encroachments of plant buildings into the roadway, which could result in a removal order. Such removal would be an expense to us. At our Hartsville, South Carolina site, which covers approximately 21.82 acres, portions of three buildings, including a corner of the main granulation plant, and an entire small storage facility have been constructed in a 3.03 acre piece of land that may not be owned by our company or its subsidiaries. A successful adverse claim to this land could force us to remove the encroaching portions of the buildings or purchase easements to continue the encroachments, in either case, at our expense. To this date, no one has asserted a claim to the land in question. However, both sets of defects lower the value of the collateral requirements by these properties.


     o For eleven of the seventeen properties, although the title insurance policy insures zoning compliance, our improvements are legally non-conforming. That is, they are not in compliance with zoning but may continue uncorrected because they pre-date the zoning code. If they are destroyed by a casualty, we may not be permitted to restore these improvements in the same location.

     The following risks exist for the 280 properties owned by the limited liability companies:


     o At the close of the acquisition of AgriBusiness, we did not complete the transfer of all of these properties to the limited liability companies because we had not received title reports for fifty of the AgriBusiness properties and sixty-five of the Royster-Clark properties. Based on the title reports subsequently received, we have conveyed all but five of these properties to the limited purpose companies. We and the seller of AgriBusiness have agreed to use best efforts to complete the transfer of these five properties to the limited liability companies as soon as possible, and the seller of AgriBusiness has agreed to a limited indemnity in favor of the holders of the first mortgage notes for its failure to properly convey its properties, pursuant to which it is obligated to pay the holders the fair market value of each parcel determined by a current appraisal. This indemnity obligation is subject to the aggregate maximum indemnity amount of ten percent of the purchase price of approximately $300 million.



     o The title reports for many of these properties show outstanding liens, encumbrances and defects in title. Some of these are material in relation to the value of the affected site, but none is material in relation to the entire group of properties. We are working to remove or correct all of these problems that we deem material, including requiring the seller of AgriBusiness to correct problems affecting the AgriBusiness properties. The seller of AgriBusiness is obligated to indemnify us for losses resulting from a failure to clear title to the AgriBusiness properties.


THE PROCEEDS FROM THE SALE OF THE COLLATERAL MAY NOT BE SUFFICIENT TO MAKE ALL PAYMENTS DUE UNDER THE FIRST MORTGAGE NOTES.

     We have made no representation as to the value or sufficiency of the collateral securing the first mortgage notes. Accordingly, we cannot assure you that the proceeds from the sale of any of the collateral upon the collateral agent's exercise of remedies following an event of default under the first mortgage notes will be sufficient to redeem the required principal amount of the first mortgage notes. In addition, the lenders under our senior secured credit facility are secured by a first lien on all of our accounts receivable, inventory, general intangibles and all of our and our subsidiaries' other assets. Accordingly, the lenders have a prior right in payment to the proceeds of the sale of any of their collateral. If the proceeds from a sale of the collateral are not sufficient to make all payments due under the first mortgage notes, the holders of the first mortgage notes will have only senior unsecured claims against us.

YOU WILL NOT HAVE CONTROL OF OR THE RIGHT TO CONTROL THE COLLATERAL SECURING THE FIRST MORTGAGE NOTES IN THE EVENT WE OR OUR CREDITORS COMMENCE BANKRUPTCY.


     The right of the collateral agent to repossess and dispose of the collateral upon acceleration of the first mortgage notes is likely to be significantly impaired by bankruptcy law if a bankruptcy proceeding were to be commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the bankruptcy code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, bankruptcy law generally permits the debtor to continue to return and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." There is not a definition of the term "adequate protection" and because of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the first mortgage notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral or whether or to what extent holders of the first mortgage notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the first mortgage notes, the holders of the first mortgage notes would have "undersecured claims." Federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.


AS A SECURED LENDER, YOU MAY BE SUBJECT TO CLAIMS AND LIABILITIES UNDER SOME ENVIRONMENTAL LAWS AND REGULATIONS.


     Lenders that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous substances at the mortgaged property. While lenders that neither foreclose on nor participate in the management of a mortgaged property generally have not been subject to liability, lenders that take possession of a mortgaged property or that participate in the management of a mortgaged property must carefully adhere to federal and state rules to avoid liability. In this regard, the collateral agent, the trustee or the holders of the first mortgage notes would need to evaluate the impact of these potential liabilities before determining to foreclose on the mortgaged properties securing the first mortgage notes and exercising other available remedies. In addition, the collateral agent or the trustee, as the case may be, may decline to foreclose upon the mortgaged properties or exercise remedies available to the extent that they do not receive indemnification to their satisfaction from the holders of the first mortgage notes. See "Description of First Mortgage Notes -- Security."



DOWNTURNS IN THE NITROGEN INDUSTRY OR CHANGES IN END USER MARKET DEMANDS COULD REDUCE THE REVENUES AND PROFITABILITY OF OUR BUSINESS.



     In the recent past, nitrogen fertilizer prices have been volatile with price changes from one growing season to the next. Nitrogen fertilizer is a global commodity and intense price competition from domestic and foreign sources may exist. Most multi-nutrient fertilizers contain nitrogen materials to some extent. Accordingly, a downturn in nitrogen prices can have a depressing affect on the prices of most of the fertilizer products that we sell and can reduce our ability to generate the dollar amount of margins available at higher price levels.



     In addition to the direct and indirect impact on the profitability of the fertilizer products we sell, lower nitrogen fertilizer prices can have a very strong impact on the profitability of our own nitrogen fertilizer manufacturing operations. In 1998, we generated about $68 million of revenue from our own manufactured nitrogen products that contributed approximately $14 million to our earnings before interest, taxes, depreciation and amortization. This revenue and income stream would be put directly at risk by further decreases in nitrogen prices. During 1998, our revenues and earnings before interest, taxes, depreciation and amortization on manufactured nitrogen fertilizer products were adversely affected by changes in nitrogen fertilizer prices with both declining by approximately $8.0 million compared to 1997 as a result of lower price levels in the market.

OUR OPERATIONS HAVE RISKS THAT MAY RESULT IN LIABILITY FOR POLLUTION AND OTHER DAMAGE NOT COVERED BY INSURANCE OR WHICH EXCEED OUR INSURANCE COVERAGES.



     In addition to pollution and other environmental risks discussed further below, we have risks inherent in the nitrogen industry, such as explosions, fires and chemical spills or releases. Any significant interruption of operations at our principal nitrogen facilities could adversely affect us. Although we maintain general liability insurance and property and business interruption insurance, because of the nature of industry hazards, it is possible that liabilities for pollution, property and equipment damages or liabilities resulting from injury or loss of life arising from a major occurrence may not be covered by our insurance policies or could exceed insurance coverages or policy limits. Also, insurance may not be available at reasonable rates in the future.



WE ENTERED INTO A LONG-TERM SUPPLY CONTRACT WITH IMC GLOBAL RELATED TO THE ACQUISITION OF AGRIBUSINESS, AND THE INABILITY OR ANY DELAY OF IMC GLOBAL OR ANY OTHER SUPPLIER TO MEET THEIR OBLIGATIONS COULD DISRUPT OUR OPERATIONS.



     We are dependent upon third party suppliers for most of the materials used in our business. We have entered into a long-term, ten year, supply contract with two divisions of IMC Global to purchase the levels of phosphate and potash historically delivered to AgriBusiness. In 1998, we sourced approximately 81% of our potash requirements and 77% of our phosphate requirements from IMC Global. Under the terms of our supply agreement with IMC Global, we expect to purchase at about this same level in the future. We purchase the nitrogen we do not produce ourselves from several different suppliers in the U.S. Any delay or extended interruption in the supply of any of these materials or changes in pricing arrangements with our suppliers could disrupt our operations by requiring us to purchase our materials from other suppliers at higher prices.


OUR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD REDUCE THE VALUE OF AN INVESTMENT IN OUR COMPANY.

     We operate in a highly competitive industry, particularly with respect to price and service. Our principal competitors in the distribution of crop production inputs include agricultural cooperatives, which have the largest market share in a majority of the locations we serve, national fertilizer producers, major grain companies and independent distributors and brokers. Some of these have greater financial and marketing resources than we do and can better withstand adverse economic or market conditions. In addition, as a result of increased pricing pressures, we may in the future experience reductions in the profit margins on sales, or may be unable to pass future material price increases on to our customers, which would also reduce profit margins.

OUR SUCCESS DEPENDS ON A LIMITED NUMBER OF KEY EXECUTIVES AND WE MAY NOT BE ABLE TO ADEQUATELY REPLACE ANY ONE OF THOSE EXECUTIVES WITH QUALIFIED INDIVIDUALS IN THE EVENT OF THE LOSS OF A KEY EXECUTIVE.

     We believe that the success of our business strategy and our ability to operate profitably depend on the continued employment of our senior management team. The loss of the services of some of these key executives could have a material adverse effect on us. While our chief executive officer has an employment contract, and we expect to enter into employment contracts with other key employees, we cannot assure you that in the future we will be able to retain our existing senior management, attract additional qualified executives or fill new senior management positions or vacancies created by expansion or turnover.

GOVERNMENT REGULATION AND AGRICULTURAL POLICY MAY AFFECT OUR FINANCIAL
VIABILITY.

     Existing and future government regulations and laws may greatly influence how we operate our business, our business strategy and, ultimately, our financial viability. Existing and future laws may impact the amounts and locations of fertilizer application. The federal Clean Water Act and the equivalent state and local water pollution control laws are designed to protect water quality. The application of fertilizer has been identified as a significant source of water pollution and is currently regulated and may be more closely regulated in the future. This regulation may lead to decreases in the quantity of fertilizer applied to crops. The application of fertilizers can also result in the emissions of nitrogen compounds and particulate matter to the air. Compliance with future requirements to limit these emissions under the federal Clean Air Act and state equivalents may affect the quantity of fertilizer used.

     U.S. governmental policies may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted, crop prices and the amounts of and locations where fertilizers may be applied. We cannot predict the future regulatory framework of our business.


WE MAY HAVE CLAIMS AND LIABILITIES UNDER ENVIRONMENTAL HEALTH AND SAFETY LAWS AND REGULATIONS.



     As a producer and distributor of crop production inputs, we must comply with federal, state and local environmental, health and safety laws and regulations. These regulations govern our operations and our current and former use, storage, handling, discharge and disposal of a variety of substances. Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, we could be held jointly and severally responsible for the removal and remediation of any hazardous substance contamination at our facilities, at neighboring properties that migrated from our facilities and at third party waste disposal sites. We could also be held liable for any consequences arising out of human exposure to these substances or other environmental damage. We may incur substantial costs to comply with these environmental, health and safety law requirements. We may also incur substantial costs for liabilities arising from past releases of, or exposure to, hazardous substances. In addition, we may discover currently unknown environmental problems or conditions. We cannot assure you that the continued compliance with environmental laws, the discovery of currently unknown environmental problems or conditions, changes in environmental, health and safety laws and regulations or other unanticipated events will not give rise to claims that may involve material expenditures or liabilities by us.


WE COULD SUFFER YEAR 2000 PROBLEMS THAT COULD DISRUPT OUR OPERATIONS.

     Our business, financial condition and results of operations may be adversely impacted by information technology issues related to the Year 2000. We have completed our assessment of Year 2000 readiness of our information technology computer hardware and software and non-information technology equipment and systems. We are currently in the process of upgrading some of our hardware, software and equipment systems, and we believe that the planned improvements will result in these systems being substantially Year 2000 ready. However, we currently do not have formal contingency plans in place if we do not complete our Year 2000 improvements, or the improvements fail to make our systems Year 2000 ready. We may not be successful in implementing Year 2000 solutions at a cost that does not materially adversely affect our business, financial condition and results of operations. Any failure on our part to have Year 2000 compliant programs and systems in place in a timely manner could disrupt our operations.

     There is uncertainty about the broader scope of the Year 2000 issue as it may affect third parties, including our suppliers and vendors, which are critical to our operations. In the event our suppliers and vendors do not have Year 2000 compliant programs and systems in place, our operations could also be disrupted.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE MAY NOT HAVE SUFFICIENT FUNDS NECESSARY TO FINANCE A CHANGE OF CONTROL OFFER.


     Upon the occurrence of change of control events, we may be required to offer to repurchase all outstanding first mortgage notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of first mortgage notes or that restrictions in our senior secured credit facility will not allow repurchases. In addition, some important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indenture. See "Description of First Mortgage Notes -- Repurchase at the Option of Holders."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:


     o received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; or

     o was insolvent or rendered insolvent by reason of the incurrence; or


     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

     In addition, any payment by that guarantor as required by its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     o if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the first mortgage notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay the debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING PUBLIC MARKET WILL DEVELOP FOR THE EXCHANGE FIRST MORTGAGE NOTES CAUSING DIFFICULTIES FOR YOU IF YOU TRY TO RESELL THE EXCHANGE FIRST MORTGAGE NOTES.

     The existing first mortgage notes are currently eligible for trading in the PORTAL market. The exchange first mortgage notes are new securities for which there is no established market. We do not intend to list the exchange first mortgage notes on any national securities exchange or to seek their admission to trading in the Nasdaq National Market System. The initial purchasers have advised us that they intend to make a market in the exchange first mortgage notes (and the existing first mortgage notes), but they are not obligated to make this market and even if they do they may decide not to in the future.

     The liquidity of and the trading market for the exchange first mortgage notes depends upon the number of holders of the exchange first mortgage notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange first mortgage notes, and other factors. As a result, we cannot assure you as to the development of a liquid trading market for the exchange first mortgage notes.

                                THE TRANSACTIONS

     We offered the first mortgage notes as part of the financing for a series of transactions which resulted in members of our current management and 399 Ventures owning Royster-Clark and the AgriBusiness unit of IMC Global, Inc.


ROYSTER-CLARK GROUP

     In January of 1999, 399 Ventures and management of Royster-Clark formed a new company, now known as Royster-Clark Group, Inc., for the purpose of acquiring all of the outstanding stock and stock options of Royster-Clark and for Royster-Clark to acquire the AgriBusiness unit of IMC Global, Inc. 399 Ventures capitalized Royster-Clark Group by investing a total of $59.0 million in cash in exchange for:

     o $10 million in junior subordinated notes;



     o $47.4 million of Royster-Clark Group non-cash pay preferred stock; and



     o $1.6 million of Royster-Clark Group common stock.



ROYSTER-CLARK, INC.



     In two transactions, on March 31 and April 22, 1999, Royster-Clark Group acquired all of the outstanding stock of Royster-Clark from its stockholders, including one of its largest stockholders, Terra International, Inc., ("Terra") for approximately $55.6 million. On March 31, 1999, 399 Venturs provided a bridge loan to Royster-Clark to finance the repurchase of th stock held by Terra for $22.2 million. On April 22, Royster-Clark Group acquired all of the stock of Royster-Clark. The aggregate consideration paid consisted of cash and securities as follows:



     o $34.8 million in cash (excluding the direct costs of the acquisition) or 64% of the total consideration paid; and



     o Royster-Clark Group securities consisting of 13,264 shares of senior preferred stock, 7,487 shares of junior preferred stock and 368,426 shares of common stock, representing 36% of the total consideration paid.



     In addition, as described below, some stockholders of Royster-Clark received securities of Royster-Clark Group (or options to acquire securities) for their stock or options in Roster-Clark. Royster-Clark effected a number of transactions involving holders of its stock and stock options:



     o Royster-Clark redeemed 2,498 shares of stock from a group of stockholders who did not wish to be continuing investors in Royster-Clark Group for $285 per share or an aggregate amount of approximately $712,000;



     o Royster-Clark redeemed 23,677 common-equivalent shares of stock held by Mr. Jenkins for $285 per share or an aggregate amount of approximately $6.8 million;



     o Royster-Clark redeemed 5,385 shares of stock from some stockholders, including Messrs. Moshenek, Vance and Abood, who wished to remain investors in Royster-Clark Group for $285 per share or an aggregate amount of approximately $1.5 million; and



     o some members of management who had options to acquire Royster-Clark common stock, including Messrs. Moshenek, Vance and Abood, elected to exchange their options for options issued under Royster-Clark Group's 1999 restricted stock purchase plan. For each option exchanged, each stockholder received one new option to purchase 2.03 shares of Royster-Clark Group senior preferred stock, 1.14 shares of Royster-Clark Group junior preferred stock and 5.49 shares of Royster-Clark Group common stock.

     o some stokholders of Royster-Clark exchanged their stock of Royster-Clark for securities of Royster-Clark Group. For each share of common-equivalent stock exchanged, each stockholder received, 2.1 shares of senior preferred stock, 1.2 shares of junior preferred stock and 5.8 shares of Class A common stock in Royster-Clark Group Securities.



     To holders of existing stock options who did not elect to exchange their options for options in Royster-Clark Group and to our employee stock ownership plan, Royster-Clark effected a reverse stock split that resulted in cash payments in lieu of fractional share interests in aggregate amounts of approximately $649,000 and $2.9 million, respectively.

     Overall, as a result of the transactions, Messrs. Jenkins, Moshenek, Vance and Abood each received, or have the right to receive upon exercise of options, approximately $6.8 million, $42,000, $22,000 and $276,000 in cash, respectively, and $17.5 million, $1.2 million, $335,000 and $1.5 million in securities of Royster-Clark Group, respectively.



AGRIBUSINESS



     On April 22, 1999, Royster-Clark acquired all of the outstanding stock of IMC AgriBusiness, Inc., Hutson's AG Service, Inc. and IMC Nitrogen Company from IMC Global, Inc. for approximately $252.3 million in cash, comprising 96% of the total consideration paid and $10 million of Royster-Clark Group junior subordinated notes issued to IMC by Royster-Clark Group, comprising 4% of the total consideration paid, for an aggregate amount of $265.5 million, including $3.2 million in direct costs of the acquisition. These three IMC entities are referred to as "AgriBusiness." Royster-Clark financed the acquisition using the proceeds of the first mortgage notes, borrowings under the senior secured credit facility and $10 million of the Royster-Clark Group junior subordinated notes.



EFFECT OF THE TRANSACTIONS



     As a result of the transactions discussed above, Mr. Jenkins, 399 Ventures and some other members of our management team acquired all of the stock of Royster-Clark Group and indirectly acquired all of the outstanding stock of Royster-Clark and AgriBusiness. Specifically, management, including Mr. Jenkins, now owns approximately 20% of the Royster-Clark Group stock and has the right to acquire an additional 8% through a new stock purchase plan and 399 Ventures now owns approximately 76% of the Royster-Clark Group stock.


     The total transaction costs incurred approximate $403.5 million, consisting of $315.1 million to purchase AgriBusiness and Royster-Clark, $67.8 million to refinance existing debt and $20.6 million of estimated transaction fees and expenses. These costs were financed with:

     o approximately $114.9 million of borrowings under the senior secured credit facility,

     o $200.0 million of first mortgage notes, and

     o an equity investment of $88.6 million from Royster-Clark Group.

Royster-Clark Group financed this equity investment with:

     o $59.0 million of cash financing from 399 Ventures,

     o $10.0 million of non-cash pay junior subordinated notes purchased by IMC Global, and

     o $19.6 million of rollover equity contributed by some of the members of our management, including Mr. Jenkins more fully described below.


Some of the members of Royster-Clark management contributed $19.6 million in rollover equity which consisted of:

     o $13.3 million of non-cash pay preferred stock,



     o $4.5 million of zero preferred stock,



     o $0.4 million of common equity, and



     o $1.4 million of rollover options



     The acquisitions of Royster-Clark and AgriBusiness, the financing and all related transactions are collectively referred to as "The Transactions." For more information on the Transactions, see "Use of Proceeds," "Relationships and Related Transactions," and "Security Ownership of Beneficial Owners."

                                USE OF PROCEEDS


     We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange first mortgage notes, we will receive the existing first mortgage notes in like principal amount in exchange. The existing first mortgage notes surrendered in exchange for exchange first mortgage notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange first mortgage notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in the exchange offer.


     The net proceeds we received from the sale of the existing first mortgage notes were approximately $190.8 million after deducting discounts and expenses. We used the gross proceeds from the sale of $200 million, together with $114.9 million of borrowings under the senior secured credit facility and $88.6 million of equity financing from our parent:


     o to pay $315.1 million to complete the acquisitions of AgriBusiness and Royster-Clark,

     o to refinance existing debt of Royster-Clark of $67.8 million and

     o to pay $20.6 million in transaction fees and expenses.


     The existing debt that we refinanced consisted of the following:


     o $51.5 million outstanding under our line of credit note with U.S. Bancorp Ag Credit, Inc. Interest under the line of credit note was payable monthly at a fluctuating rate equal to the reference rate as quoted by the U.S. Bank National Association, Minneapolis, Minnesota, plus a quarter of one percent (0.25%).

     o $14.6 million outstanding under a bank term loan bearing interest monthly at prime plus 0.75%.

     o $1.4 million outstanding under a non-negotiable promissory note due to Weaver Fertilizer Company, Inc.

     o $0.3 million owed on a mortgage note payable to a bank.

                                 CAPITALIZATION


     The following table shows as of June 30, 1999 our unaudited consolidated cash, cash equivalents and capitalization to give effect to the offering and the application of the net proceeds received. See "Use of Proceeds." You should read this table along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data" and our unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.


                                                              AS OF JUNE 30, 1999
                                                              -------------------
                                                                (IN THOUSANDS)
Cash and cash equivalents...................................       $    422
                                                                   ========
Long-term debt (including current portion):
  Senior secured credit facility(1).........................         98,848
  First Mortgage Notes due 2009.............................        200,000
  Other long-term debt......................................          7,257
                                                                   --------
     Total long-term debt...................................        306,100
Stockholders' equity........................................        117,327
                                                                   --------
Total capitalization........................................       $423,427
                                                                   ========

------------------


(1) The facility provides for up to $275.0 million in borrowings, dependent upon availability.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following tables provide selected historical financial and other data of Royster-Clark, Inc. as of and for the three months ended June 30, 1999; Old Royster-Clark and AgriBusiness as of and for each of the years in the five-year period ended December 31, 1998; and Old Royster-Clark and AgriBusiness at March 31, 1999 and for each of the three month periods ended March 31, 1998 and 1999, which have been derived from the financial statements of Royster-Clark, Inc., Old Royster-Clark and AgriBusiness, respectively. The financial statements of Royster-Clark were audited by KPMG LLP for fiscal years 1996, 1997 and 1998. The financial statements of AgriBusiness were audited by Ernst & Young LLP for fiscal years 1996, 1997 and 1998. The selected financial data of Royster-Clark, Inc. as of and for the three months ended June 30, 1999 were derived from the unaudited pro-forma condensed consolidated financial statements. Selected financial data for Old Royster-Clark and for AgriBusiness as of and for the years ended 1994 and 1995 and as of and for the three months ended March 31, 1999 and 1998 were derived from unaudited financial statements, which have been prepared by management on a basis consistent with the audited financial statements. For all interim periods, it should be noted that the results of operations are not necessarily indicative of a full year's operations; however, in the opinion of management the data presented includes all normal and recurring adjustments necessary for a fair presentation of the data. The following information should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the historical and unaudited pro forma financial statements of Royster-Clark and AgriBusiness and related notes included elsewhere.



     The following tables show summary selected historical financial and other data of Royster-Clark, Inc., before and after the purchase of its outstanding stock by Royster-Clark Group, and AgriBusiness for each of the years in the five-year period ended December 31, 1998, and at Match 31, 1999 and for each of the three months ended March 31, 1998 and 1999.



                                                              THREE MONTHS ENDED
ROYSTER-CLARK, INC.                                             JUNE 30, 1999
-------------------                                           ------------------
                                                                (IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.................................................        492,608
  Gross profit..............................................         96,015
  Operating income..........................................         55,219
  Net earnings..............................................         28,728
OTHER DATA:
  EBITDA(1).................................................         61,081
  Depreciation and amortization.............................          5,862
  Capital expenditures......................................          4,292
  Ratio of earnings to fixed charges(2).....................            6.5x
  Net cash provided by operating activities.................         93,996
  Net cash used in investing activities.....................       (259,261)
  Net cash provided by financing activities.................        165,605


                                                               AT JUNE 30, 1999
                                                                   --------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................            422
  Working capital...........................................        209,491
  Total assets..............................................        560,463
  Long-term debt............................................        303,520
  Stockholder's equity......................................        117,327

ROYSTER-CLARK, INC.                            YEAR ENDED DECEMBER 31,                  THREE MONTHS ENDED
-------------------              ----------------------------------------------------   -------------------
                                   1994       1995       1996       1997       1998     03/31/98   03/31/99
                                 --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Net sales....................  $196,391   $207,552   $222,933   $227,613   $218,672   $ 41,284   $ 53,487
  Gross profit.................    26,714     28,504     33,280     34,996     33,026      6,971      9,445
  Operating expenses...........    21,957     18,933     21,836     23,215     24,482      4,909      7,221
  Operating income.............     4,757      9,571     11,444     11,781      8,544      2,062      2,224
  Net earnings.................       450      2,404      3,814      4,331      1,832        495        366
OTHER DATA:
  EBITDA(1)....................     7,031     11,741     13,615     14,086     11,222      2,673      2,942
  Depreciation and
    amortization...............     2,274      2,170      2,171      2,305      2,678        611        718
  Capital expenditures.........     1,027      1,977      1,442      2,029      2,145      1,021        964
  Ratio of earnings to fixed
    charges (2)................      1.07       1.72       2.15       2.33       1.47       1.61       1.33
  Net cash provided by (used
    in) operating activities...        --         --     12,333     (6,581)    13,157    (29,760)   (29,740)
  Net cash used in investing
    activities.................        --         --     (1,119)    (2,006)   (26,532)      (922)      (956)
  Net cash provided by (used
    in) financing activities...        --         --    (11,213)     8,647     13,388     30,682     30,696


                                                                                                    AT
                                                             AT DECEMBER 31,                     MARCH 31,
                                            --------------------------------------------------   ---------
                                             1994      1995       1996       1997       1998       1999
                                            -------   -------   --------   --------   --------   ---------
BALANCE SHEET DATA:
  Cash and cash equivalents...............  $    28   $    28   $     28   $     29   $     42   $ 62,312
  Working capital.........................    6,754     7,372     14,514     26,253     30,726     30,226
  Total assets............................   82,728    85,924     83,547     96,065    120,397    173,407
  Long-term debt, less current portion....    9,685     8,701     12,600     23,025     33,817     65,760
  Redeemable preferred stock..............   14,250    14,250     12,000     12,000     12,000     12,000
  Common stock subject to ESOP put
    option................................    1,443     1,647      1,715      1,861      1,864      1,864
  Stockholder's equity....................    6,536     7,465     11,505     14,745     15,153     15,219

AGRIBUSINESS                                   YEAR ENDED DECEMBER 31,                  THREE MONTHS ENDED
------------                     ----------------------------------------------------   -------------------
                                   1994       1995       1996       1997       1998     03/31/98   03/31/99
                                 --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Net sales....................  $707,400   $807,700   $797,800   $872,600   $787,000   $140,300   $127,600
  Gross profit.................   113,500    145,900    153,900    163,700    127,800     18,800     12,800
  Operating expenses...........    86,600     93,900    118,400    120,100    103,300     26,300     27,800
  Operating income (loss)......    26,900     52,000     35,500     43,600     24,500     (7,500)   (15,000)
  Net earnings (loss)..........    15,900     24,900     12,800     18,800      5,300     (5,300)   (10,600)
Other Data:
  EBITDA(1)....................    41,800     70,300     52,900     64,400     47,800     (1,900)    (8,900)
  Depreciation and
    amortization...............    14,900     18,300     17,400     20,800     23,300      5,600      6,100
  Capital expenditures.........    19,300     23,200     23,000     27,800     30,100      6,400      5,700
  Ratio of earnings (loss) to
    fixed charges(2)...........      3.37       3.92       2.49       2.96       1.46      (1.70)     (3.74)
  Net cash provided by
    operating activities.......        --         --     43,600     42,500     65,700      3,800      3,700
  Net cash used in investing
    activities.................        --         --    (45,900)   (78,600)   (31,100)    (7,400)    (5,700)
  Net cash provided by (used
    in) financing activities...        --         --     (1,100)    38,700    (33,900)       200     (4,100)


     For the three months ended March 31, 1998 and 1999, earnings were inadequate to cover fixed charges by $9,847 and $18,200, respectively.

                                                                                                    AT
                                                            AT DECEMBER 31,                      MARCH 31,
                                          ----------------------------------------------------   ---------
                                            1994       1995       1996       1997       1998       1999
                                          --------   --------   --------   --------   --------   ---------
BALANCE SHEET DATA:
  Cash and cash equivalents.............  $  8,800   $  6,200   $  2,800   $  5,400   $  6,100   $     --
  Working capital.......................   141,200    174,800    165,900    165,900    141,800    128,100
  Total assets..........................   359,100    406,500    417,100    464,300    440,300    507,200
  Long-term debt, less current portion      12,400      9,800     10,700      4,600      4,600      4,600
  IMC Global investment (3).............   220,700    272,200    285,900    338,400    317,800    303,100

------------------

(1) EBITDA represents operating income (loss) plus depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with GAAP, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. In addition, we believe that some investors find EBITDA to be a useful tool for measuring our ability to service our debt. EBITDA is not necessarily a measure of our ability to fund our cash needs.

(2) The ratio of earnings (loss) to fixed charges is computed by adding fixed charges to earnings (loss) before income taxes and dividing that sum by the fixed charges. Fixed charges consist of interest (including amortization costs) and a portion of rent expense that management considers to be interest.

(3) IMC Global investment represents Global's net investment in AgriBusiness and includes intercompany amounts due to Global.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read along with the audited financial statements of Royster-Clark and AgriBusiness, including the related notes, contained elsewhere in this prospectus. In this discussion and analysis, the word "Royster-Clark" refers only to Royster-Clark, Inc. and not to any of its subsidiaries. Prior to the transactions described in this prospectus, Royster-Clark was operated as a stand-alone company and AgriBusiness was operated as a subsidiary of IMC Global. As described under "The Transactions," Royster-Clark and AgriBusiness were combined in the transactions described in this prospectus. As a result, the historical financial information included in this prospectus does not necessarily reflect what our financial position and results of operations would have been had each company been operated as a combined company during the periods presented. The offering and the transactions described in this prospectus will prospectively affect our results of operations and financial position in significant respects.

GENERAL


     As a distributor of products, we realize a profit margin on the products that we supply on a retail or wholesale basis to our customers. However, our business is affected by a number of factors, including weather conditions and prevailing prices for fertilizer and other crop production inputs.

     Weather conditions can significantly impact our results of operations. Adverse weather conditions during the planting seasons may force farmers to either abandon or delay their planting, which may lead to lower use of fertilizer, seed and crop protection products. During the 1998 spring planting season, weather conditions were extremely poor due to the El Nino phenomenon which caused unusually high amounts of precipitation in our target markets leading to extremely wet field conditions.

     Another factor affecting our business is the price for fertilizers. We purchase nitrogen, phosphate and potash and resell these crop nutrients in either their original form or after processing into blended and granulated fertilizer products. Prices for phosphate and potash have been relatively stable over the past several years. Nitrogen fertilizer prices have exhibited far more volatility as the balance of supply and demand has a direct impact on products such as ammonia, urea, ammonium nitrate and nitrogen solutions. In 1995, the nitrogen industry reached a peak in the latest nitrogen price cycle and began to decline during 1996. By the end of 1998, nitrogen prices reached their lowest levels in over ten years. This decline in nitrogen prices is primarily the result of recent capacity additions, a lack of demand from China, the largest consumer of nitrogen fertilizer, and economic uncertainty associated with production coming out of the former Soviet Union, as many producers are selling at prices below the current market in order to obtain hard currency. Since most of the fertilizer products we sell include some nitrogen, our net sales are impacted by the prevailing market price of nitrogen fertilizer. We sell most of our fertilizer products based on a margin above our raw material input prices. As a result, as market prices decline in response to prevailing global pricing conditions, the gross profit margin we realize on each ton sold declines. In addition, the profitability of our two nitrogen manufacturing plants are directly impacted by the level of nitrogen prices.

     We have been working to combine and integrate the operations of Royster-Clark and AgriBusiness. Our management plans to implement strategies that have proven successful in the past, such as the use of teams to organize field sales, an incentive structure based on return on assets and appropriate information technology systems. We have identified $14.6 million of annualized concrete cost savings and synergies which can be achieved as the result of the merger of Royster-Clark and AgriBusiness. We intend to achieve these cost savings and synergies by:

     o closing and combining locations;

     o eliminating redundant senior management and administrative staff;

     o streamlining sales management through team approach; and

     o managing employee benefits more effectively.

We believe additional savings can be achieved starting in 2000 by:

     o reducing equipment rental and operation expenses by changing the equipment and vehicle replacement cycle and

     o improving the margins on crop protection products by using the increased buying power of our new combined company.


RECENT DEVELOPMENTS



     We are in the process of assessing the damage done to our business in the Southeast, especially in North Carolina, as a result of the unprecedented flooding triggered by hurricanes Dennis and Floyd. In addition to direct damage done to more than fifty sales locations and support facilities, there may also be significant crop damage, which may impact our customers' financial condition and ability to continue farming. Also, our ability to generate revenues during the final quarter of the year will depend directly on how quickly floodwaters recede and farmers restore their equipment to normal operation. We believe that our direct losses are adequately covered by insurance and that by the spring planting season activity will have returned to normal. However, we cannot be certain that there will not be material adverse consequences arising from this catastrophe in the form of increased bad debt expense and fourth quarter revenue shortfalls in the affected areas.



ENVIRONMENTAL MATTERS



     At June 30, 1999, we had accruals of approximately $2,831 for future costs associated with remediation of certain environmental matters. Approximately $335 relates to accruals recorded by Old Royster-Clark in conjunction with the acquisition of Lebanon, and $2,496 relates to accruals recorded in conjunction with the AgriBusiness acquisition. Costs charged against these accruals for the three months ended June 30, 1999 were approximately $5.



     Environmental remediation projects are related to cleanups of releases of hazardous substances at approximately forty sites. Primarily the cleanup efforts involve remediation of excess nitrates, phosphorous and pesticides in soils and/or groundwater at certain sites, or costs to be incurred associated with cleanup and monitoring of old underground storage tank locations. Certain of these remediation efforts are of a long-term nature.



     Capital expenditures for environmental projects were approximately $20 during the same period. Captial expenditures for environmental projects are expected to be $425 over the next five years to perform containment work at five sites in Kentucky.


ROYSTER-CLARK -- RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 1999

     The following commentary on our results for the three months ended June 30, 1999 contains comparisons with the same period in 1998. The comparisons being made are with numbers that we have developed for 1998 by aggregating the unaudited results for Royster-Clark, Inc. and IMC Agribusiness which were operating separately at that time under different ownership, using different accounting practices and operating with different capital structures. We believe that, in spite of these inconsistencies, these unaudited comparative numbers provide useful insight into our operating results during the three months ended June 30, 1999.

     Net Sales: Our revenues for the three months ended June 30, 1999 totaled $492.6 million compared with $555.2 million for the same period in 1998 -- a decrease of $62.6 million or 11.3%. This decrease in revenue was the net of several factors that are summarized in the following table:

                                                                 AMOUNT
                        DESCRIPTION                           (IN MILLIONS)
                        -----------                           -------------
Approximate revenue impact of net deflation in our product
  mix, which we calculate to be approximately 5% compared to
  the prior year............................................      (27.3)
Approximate revenue impact of gross margin improvements,
  which we estimate to have been about 1.1% of revenue......        5.4
Actual revenue contribution made by our newly acquired
  Lebanon outlets, which were not part of our company in the
  second quarter of 1998....................................       27.7
Actual 1998 revenue from certain customers that were served
  by IMC Agribusiness in 1998 but transferred to IMC Global
  before the acquisition....................................      (12.3)
Approximate revenue loss from reductions in physical volumes
  sold compared with the same period in 1998................      (56.1)
                                                                  -----
  Total decrease in revenues in the three months ended June
     30, 1999 compared with the three months ended June 30,
     1998...................................................      (62.6)
                                                                  =====

     As noted in the table above, we experienced a significant decline in the volume of products sold. We attribute that decline primarily to the poor market conditions encountered during the three months ended June 30, 1999. In addition, our efforts to improve gross margins had a negative effect on volumes. Finally, with farmers experiencing financial pressures, credit concerns have also reduced volumes.

     Gross profit: Cost of goods sold for the three months ended June 30, 1999 totaled $396.6 million compared with $453.5 million for the same period in 1998, a decrease of $56.9 million or 12.6%. This decrease reflects the same elements as the revenue decrease described above. As a percent of revenues, the gross profit level of 19.5% improved significantly from 18.3% in 1998 contributing approximately $5.4 million to our gross profits. This improvement in the gross profit rate is equivalent to $29.9 million in revenues at last year's gross profit rate. This greatly mitigates the effect of the physical volume decrease described above such that gross profits of $96.0 million were reduced by only $5.6 million (5.5%) from the same period in 1998 in spite of the revenue decrease.

     Operating Expenses: Operating expenses for the three months ended June 30, 1999 totaled $40.8 million versus $40.5 million for the same period in 1998, an increase of $0.3 million or 0.7%. Excluding expenses incurred at the newly acquired Lebanon locations ($2.1 million) and the effect of $3.0 million of one-time, non-recurring adjustments made at Agribusiness in June 1998, sales, general and administrative expenses decreased by $4.8 million or 10.9%.

     Net income and EBITDA: Net earnings for the three months ended June 30, 1999 totaled $28.7 million compared with $34.3 million in 1998. Comparisons of net earnings with the aggregated numbers from 1998 are of limited utility because of changes in capital structures and asset valuations arising from the re-organization and acquisition of Agribusiness. However, Earnings Before Taxes, Interest, Depreciation and Amortization (EBITDA) are not directly affected by these changes and are, therefore, more useful in analyzing our profitability. EBITDA for the three months ended June 30, 1999 totaled $61.1 million compared with $67.1 million for the same period in 1998 a decrease of $6.0 million or 8.9%. This decrease is attributable to the revenue decrease described above, partially offset by improved margins and reduced expenses.

     As a ratio to revenues, EBITDA was 12.4% for the three months ended June 30, 1999 compared with 12.1% for the same months in 1998.

     As a result of the acquisition of Royster-Clark and AgriBusiness, the Company recorded accruals of $13,159 for future costs to be incurred related to the closure of certain facilities, severance and termination benefits, and relocation costs of employees. The nature and amount of each significant component is as follows:



                                                                     COST INCURRED
                                                                        APRIL 1
                                                                        THROUGH
                                                    BALANCE AS OF      JUNE 30,      BALANCE AS OF
                                                    APRIL 1, 1999        1999        JUNE 30, 1999
                                                    --------------   -------------   --------------
Costs to exit certain facilities..................     $ 4,808           $229           $ 4,579
Severance and termination related accruals........       7,167            364             6,803
Relocation costs..................................       1,184             --             1,184
                                                       -------           ----           -------
  Total merger-related costs......................     $13,159           $593           $12,566
                                                       =======           ====           =======



     These costs represent management's estimates of the ultimate obligations associated with executing its plans for the combined entity. In accordance with management's plans, the sites to be closed (due to duplicative locations) and the individuals to be terminated have all been specifically identified. The closing of all facilities is expected to be complete by December 1999. The plans to terminate 89 employees were announced in the second quarter of 1999. The positions to be eliminated include redundant positions in the information technology department, human resources, administrative jobs, sales, and management. These employees have termination dates ranging from April 1999 through December 1999. As of June 30, 1999, 63 of the 89 employees have been terminated.



ROYSTER-CLARK PRIOR TO THE ACQUISITION OF ITS STOCK BY ROYSTER-CLARK GROUP



     We operated predominantly in the Southeast. We operated a network of approximately 120 retail farm centers, including approximately 30 commission sales stores, supported by seven granulation and major blend plants and five storage and distribution facilities.


COMPLETED ACQUISITIONS


     On December 14, 1998, we acquired substantially all of the property, plant, equipment, inventories and accounts receivable of the division of Lebanon Chemical Corporation known as Lebanon Agricorp, which owned and operated fertilizer retail and wholesale outlets as well as distribution and storage facilities primarily in Maryland, Virginia, Delaware and North Carolina. The total purchase price paid for the acquired assets of Lebanon Agricorp was approximately $21 million. In addition to the cash purchase price, Royster-Clark assumed liabilities of Lebanon Agricorp in the amount of $0.7 million arising under specific contracts. We recorded the acquisition using the purchase method of accounting. The acquisition cost for the purchase was allocated on the basis of the estimated fair value of assets acquired and liabilities assumed.



RESULTS OF OPERATIONS -- ROYSTER-CLARK PRIOR TO THE ACQUISITION OF ITS STOCK BY ROYSTER-CLARK GROUP


     The following table provides information regarding Royster-Clark's statement of operations as a percentage of total revenues.

                                                                YEAR ENDED DECEMBER 31,
                                                             -----------------------------
                                                             1996        1997        1998
                                                             -----       -----       -----
Net sales..................................................  100.0%      100.0%      100.0%
Cost of goods sold.........................................   85.1        84.6        84.9
                                                             -----       -----       -----
Gross profit...............................................   14.9        15.4        15.1
Operating expenses.........................................    9.8        10.2        11.2
                                                             -----       -----       -----
Operating income...........................................    5.1         5.2         3.9
Interest expense...........................................    2.2         2.1         2.5
                                                             -----       -----       -----
Income before tax..........................................    2.9         3.1         1.4
Income tax expense.........................................    1.2         1.2         0.6
                                                             -----       -----       -----
Net income.................................................    1.7%        1.9%        0.8%
                                                             =====       =====       =====
EBITDA.....................................................    6.1%        6.2%        5.1%

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997


     Net sales. Royster-Clark's net sales were $218.7 million for 1998 compared to $227.6 million for 1997, a decrease of $8.9 million or 3.9%. Fertilizer sales declined $9.0 million, or 7.6%, primarily because of decreased sales of nitrogen solutions driven by lower prices. Fertilizer volumes increased due to the full-year contribution from the operations of Weaver Fertilizer by approximately $6.0 million, which was acquired in September 1997, offset by wet field conditions in most of Royster-Clark's markets during the spring planting season in 1998. Sales of crop protection products decreased $3.1 million as the result of lower prices, while seed sales increased $2.0 million.


     Gross profit. Gross profit was $33.0 million for 1998 compared to $35.0 million for 1997, a decline of $2.0 million or 5.7%, due primarily to lower sales. Gross margins were 15.1% for 1998 compared to 15.4% for 1997.

     Operating expenses. Operating expenses were $24.5 million for 1998 compared to $23.2 million for 1997, an increase of $1.3 million or 5.6%, primarily due to the addition of the Weaver granulation plant which added $1.6 million in additional expenses in 1998 compared to 1997.

     Operating income. Operating income was $8.5 million for 1998 compared to $11.8 million for 1997, a decline of $3.3 million or 28.0%, as the result of lower gross profit and higher operating expenses. Operating margins were 3.9% for 1998 compared to 5.2% for 1997.

     Interest expense. Interest expense was $5.5 million for 1998 compared to $4.7 million for 1997, an increase of $0.8 million or 17.0%, primarily due to increased bank revolver balances as the result of slower inventory turns and collections from poor market conditions in 1998.

     Income tax expense. Income tax expense was $1.2 million for 1998 compared to $2.8 million for 1997, a decline of $1.6 million attributable to the decline in income before taxes in 1998. The effective tax rate in 1998 was 40.0% compared to 39.1% in 1997.

     Net income. Net income was $1.8 million for 1998 compared to $4.3 million for 1997, a decline of $2.5 million or 58.1%.

     EBITDA. EBITDA was $11.2 million for 1998 compared to $14.1 million for 1997, a decline of $2.9 million or 20.6%, as the result of lower gross profit and higher operating expenses.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996


     Net sales. Royster-Clark's net sales were $227.6 million for 1997 compared to $223.0 million for 1996, an increase of $4.6 million or 2.1%. Crop protection products sales increased $4.2 million, or 6.1%, due to volume increases related to favorable weather. Fertilizer sales decreased $2.0 million, or 1.9%. Average fertilizer sales prices declined primarily from lower nitrogen solution prices. Fertilizer volumes increased due to good spring weather and an increase in tobacco acres planted during the year, offset by the impact of two hurricanes which temporarily disabled one of Royster-Clark's granulation facilities, resulting in a decrease in net sales of approximately $1.2 million.



     Gross profit. Gross profit was $35.0 million for 1997 compared to $33.3 million for 1996, an increase of $1.7 million or 5.1%, due to higher sales. Gross margins were 15.4% for 1997 compared to 14.9% for 1996. The ratio of gross margins to sales improved in 1997 primarily due to favorable planting conditions and strong customer demand, especially for seed and for application services.



     Operating expenses. Operating expenses were $23.2 million for 1997 compared to $21.8 million for 1996, an increase of $1.4 million or 6.4%. The increase in operating expenses is attributable to increased labor expense in support of the strong customer demand of approximately $0.3 million, higher bonus levels directly related to the higher sales and earnings experience of approximately $0.5 million and increased health care costs of approximately $0.3 million compared to the prior year. In addition, we incurred severance expenses upon the separation of a senior marketing manager of approximately $0.1 million and also incurred an increased level of consulting expense related to our implementation of new enterprise software in the amount of $0.2 million.



     These increases were partially offset by a decrease in the provision for doubtful accounts which was $0.7 million in 1997 compared to $1.5 million in 1996. In 1996, Royster-Clark experienced an unusually significant write-off of a $0.7 million account, for which there was no corresponding write-off in 1997.


     Operating income. Operating income was $11.8 million for 1997 compared to $11.4 million for 1996, an increase of $0.4 million or 3.5%, as the result of higher gross profit partially offset by higher operating expenses. Operating margins were 5.2% for 1997 compared to 5.1% for 1996.

     Interest expense. Interest expense was $4.7 million for 1997 compared with $5.0 million for 1996, a decline of $0.3 million or 6.0%, primarily attributable to lower interest rates and lower bank revolver balances as the result of stronger cash flows.

     Income tax expense. Income tax expense for 1997 was $2.8 million compared to $2.6 million for 1996, an increase of $0.2 million. The effective tax rate in 1997 was 39.1% compared to 40.8% in 1996.

     Net income. Net income was $4.3 million for 1997 compared to $3.8 million for 1996, an increase of $0.5 million or 13.2%.

     EBITDA. EBITDA was $14.1 million for 1997 compared to $13.6 million for 1996, an increase of $0.5 million or 3.7%, as the result of higher gross profit partially offset by higher operating expenses.

AGRIBUSINESS

     AgriBusiness operates predominantly in the Midwest and Southeast. AgriBusiness operates a network of over 250 facilities, including over 200 retail farm centers, five granulation plants, two nitrogen manufacturing plants and a network of terminals, warehouses and distribution facilities.

     AgriBusiness was initially formed in the mid-1980s. AgriBusiness acquired the East Dubuque nitrogen manufacturing plant in 1987 and Mid-Ohio Chemical Company in 1994. In 1996, AgriBusiness merged with the nitrogen business of Vigoro and the Rainbow business of IMC Global as the result of the merger between The Vigoro Corporation and IMC Global. AgriBusiness expanded its retail and wholesale distribution system with the 1997 acquisition of Hutson's Ag Service, Inc.

RESULTS OF OPERATIONS -- AGRIBUSINESS

     The following table provides information regarding AgriBusiness' statement of operations as a percentage of total revenues.

                                                                YEAR ENDED DECEMBER 31,
                                                             -----------------------------
                                                             1996        1997        1998
                                                             -----       -----       -----
Net sales..................................................  100.0%      100.0%      100.0%
Cost of goods sold.........................................   80.7        81.2        83.8
                                                             -----       -----       -----
Gross profit...............................................   19.3        18.8        16.2
Operating expenses.........................................   14.9        13.8        13.1
                                                             -----       -----       -----
Operating income (loss)....................................    4.4         5.0         3.1
Interest expense...........................................    1.6         1.5         1.7
Other expense (income).....................................     --        (0.1)        0.2
                                                             -----       -----       -----
Income (loss) before tax...................................    2.8         3.6         1.2
Income tax expense (benefit)...............................    1.2         1.4         0.5
                                                             -----       -----       -----
Net income (loss)..........................................    1.6%        2.2%        0.7%
                                                             =====       =====       =====
EBITDA.....................................................    6.6%        7.4%        6.1%

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     Net sales. AgriBusiness' net sales were $787.0 million for 1998 compared to $872.6 million for 1997, a decline of $85.6 million or 9.8%. Fertilizer sales declined $90.8 million, or 14.5%, due to declines in both volume and average sales price. Fertilizer volume declined 10.0% due to abnormally wet field conditions in most of AgriBusiness' markets during the spring planting season in 1998. Weather conditions during the 1998 spring planting season were extremely poor due to the El Nino phenomenon which caused unusually high amounts of precipitation in our target markets leading to extremely wet field conditions. Average sales price for AgriBusiness' fertilizer products declined 5.0% due to lower ammonia and nitrogen solution prices. The decline in fertilizer sales was partially offset by a $7.8 million increase in seed sales at AgriBusiness' retail centers. In addition, acquisitions made in 1997 contributed approximately $15.4 million more in 1998 than in 1997, as a result of owning these facilities for all 12 months in 1998 as opposed to only 8 months in 1997.

     Gross profit. Gross profit was $127.8 million for 1998 compared to $163.7 million for 1997, a decline of $35.9 million or 21.9%, due primarily to lower sales and depressed nitrogen fertilizer prices. Gross margins were 16.2% for 1998 compared to 18.8% for 1997 due primarily to lower margins on both manufactured and resale nitrogen products.

     Operating expenses. Operating expenses were $103.3 million for 1998 compared to $120.1 million for 1997, a decline of $16.8 million or 14.0%, (1) a decline in bad debt expense ($3.3 million) and sales commissions ($5.6 million) related to the decrease in sales and better than expected collections experience on customer accounts obtained in 1996 and 1997 acquisitions. and (2) declines in employee benefit costs and insurance costs related to improvements in healthcare and business insurance experience.

     Operating income. Operating income was $24.5 million for 1998 compared to $43.6 million for 1997, a decline of $19.1 million or 43.8%, as the result of lower gross profit partially offset by lower operating expenses. Operating margins were 3.1% for 1998 compared to 5.0% for 1997.

     Interest expense. Interest expense was $13.2 million for 1998 compared to $13.3 million for 1997.

     Other expense (income). Other expense was $1.9 million for 1998 compared to $0.7 million in other income for 1997, primarily related to the loss on the sale of a seed processing facility.

     Provision for income taxes. Provision for income taxes was $4.1 million for 1998 compared to $12.2 million for 1997. The effective tax rate was 43.6% for 1998 compared to 39.4% for 1997.

     Net earnings. Net earnings were $5.3 million for 1998 compared to $18.8 million for 1997, a decline of $13.5 million or 71.8%.

     EBITDA. EBITDA was $47.8 million for 1998 compared to $64.4 million for 1997, a decline of $16.6 million or 25.8%, as the result of lower gross profit partially offset by lower operating expenses.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Net sales. AgriBusiness' net sales were $872.6 million for 1997 compared to $797.8 million for 1996, an increase of $74.8 million or 9.4%. Fertilizer sales increased $49.6 million, or 8.6%, due to a 9.2% increase in volume. This increased volume was due primarily to retail and wholesale acquisitions made in 1997, which added 20 retail centers and several wholesale distribution facilities. In addition, good field conditions in both the spring and fall of 1997 as the result of favorable weather conditions contributed to the volume increase. The impact of acquisitions and good field conditions were partially offset by the transfer of several large wholesale customers in the Southeast to IMC Agrico and IMC Kalium. Average sales price for AgriBusiness' fertilizer products were relatively flat. Crop protection product sales increased $16.6 million, or 12.8%, due to the retail acquisitions and good field conditions.

     Gross profit. Gross profit was $163.7 million for 1997 compared to $153.9 million in 1996, an increase of $9.8 million or 6.4%, due primarily to higher sales. Gross margins were 18.8% for 1997 compared to 19.3% for 1996 due to lower margins on nitrogen solution and urea products as the result of lower prices.

     Operating expenses. Operating expenses were $120.1 million for 1997 compared to $105.1 million for 1996, an increase of $15.0 million or 14.3%, due primarily to retail and wholesale acquisitions made in 1997, higher bad debts and higher employee benefit costs associated with new medical programs implemented by IMC Global.

     Operating income. Operating income was $43.6 million for 1997 compared to $35.5 million for 1996, an increase of $8.1 million or 22.8%. Operating income in 1996 was impacted by a $13.3 million merger and restructuring charge in connection with the merger of IMC Global Inc. and The Vigoro Corporation, consisting primarily of charges related to valuation of plant facilities and other assets and environmental matters. Without the effect of the 1996 merger and restructuring charge, operating income decreased $5.2 million, as the result of higher operating expenses partially offset by higher gross profit. Operating margins were 5.0% for 1997 compared to 4.4% for 1996.

     Interest expense. Interest expense was $13.3 million for 1997 compared to $13.1 million for 1996. Higher debt levels associated with funding for the 1997 acquisitions were offset by lower interest rates.

     Other income. Other income was $0.7 million for 1997 compared to $0.2 million for 1996.

     Provision for income taxes. Provision for income taxes was $12.2 million for 1997 compared to $9.8 million for 1996. The effective tax rate was 39.4% for 1997 compared to 43.4% for 1996.

     Net earnings. Net earnings were $18.8 million for 1997 compared to $12.8 million for 1996, an increase of $6.0 million or 46.9%.

     EBITDA. EBITDA was $64.4 million for 1997 compared to $52.9 million for 1996, an increase of $11.5 million or 21.7%. Without the effect of the 1996 merger and restructuring charge, EBITDA decreased $1.8 million, as the result of higher operating expenses partially offset by higher gross profit. Environmental matters: The historical use and handling of regulated chemical substances and crop nutrient products in the normal course of the Company's business have resulted in soil with elevated levels of crop nutrients and agricultural chemicals in soil at facilities presently or previously owned or operated by the Company. The Company also has purchased facilities that were identified with soil with elevated levels of crop nutrients and agricultural chemicals by previous owners through their use and handling of regulated chemical substances. Spills or other unintended releases of regulated substances have occurred in the past and potentially could occur in the future, possibly requiring the Company to undertake or fund cleanup efforts. At some locations, the Company has agreed, pursuant to consent orders with the appropriate governmental agencies, to undertake certain investigations (which currently are in progress) to determine whether remedial action may be required to address elevated levels of crop nutrient and agricultural chemicals. The Company believes that, pursuant to several indemnification agreements, it is entitled to at least partial, and in many instances, complete indemnification for a portions of the costs that may be expended by the Company to remedy environmental issues at certain facilities. These agreements address issues that resulted from activities occurring prior to the Company' s acquisition of facilities or businesses from certain other public or private entities. The Company has received and anticipates receiving amounts pursuant to the indemnification agreements for certain of its expenses incurred to date and to be incurred in the future. Recorded environmental liabilities at December 31, 1997 and 1998, for the estimated cost of cleanup efforts of identified soil with elevated levels of crop nutrient and agricultural chemicals were $4.6 million and $3.5 million, respectively. It is difficult to project future environmental expenditures and their timing of payments for numerous reasons. The difficulty in assessment includes interpretations of governmental regulations, the lack of conclusive data, the different possibilities in remedial solutions and the length of remediation and monitoring activities. The above mentioned difficulties in assessment are not entirely due to Company deficiencies, however, are predominantly driven by federal and state governmental agency requests and/or orders and in certain cases inaction. Further, while the Company may eventually be entitled to receive significant reimbursement of amounts expended from the Company's insurance carriers; no amounts have been assumed in determining the accruals at December 31, 1997 or 1998. While the Company's potential exposure cannot be estimated, it is the opinion of management that, based on its review and other factors, including its experience to date, the existence of other financially viable responsible parties, and the anticipated nature and scope of the clean-up efforts, such matters will not have a material adverse effect on the financial position or results of operation of the company.


RESULTS OF OPERATIONS -- AGRIBUSINESS



     Presented below are management, discussion and analysis for AgriBusiness by operating segment. Merger and restructuring charges and taxes have not been allocable to the segments in the presentation below.



RETAIL:



     The following table provides information regarding Retail statement of operations as a percentage of total revenues.



                                                                YEAR ENDED DECEMBER 31,
                                                             -----------------------------
                                                             1996        1997        1998
                                                             -----       -----       -----
Net sales..................................................  100.0%      100.0%      100.0%
Gross profit...............................................   21.0        22.2        20.9
Operating expenses.........................................   20.1        19.8        19.2
                                                             -----       -----       -----
Operating income (loss)....................................    0.9         2.5         1.7
Interest expense...........................................    2.1         1.8         2.0
Other expense (income).....................................   (0.0)       (0.1)        0.4
                                                             -----       -----       -----
Earnings (losses) before tax...............................   (1.2)        0.8        (0.7)
                                                             =====       =====       =====
EBITDA.....................................................    4.6%        5.7%        5.6%



Year Ended December 31, 1998 compared to Year Ended December 31, 1997



     Net Sales. Net sales were $410.1 million for 1998 compared to $439.7 million for 1997, a decline of $29.6 million or 6.7%. Fertilizer sales declined $34.8 million, or 6.7% due to declines in both volume and average sales price. Fertilizer volumes declined due to abnormally wet field conditions in most of the Retail's markets in the Midwest and Southeast. Weather conditions during the 1998 spring planting season were extremely poor due to the El Nino phenomenon which caused unusually high amounts of precipitation in our target markets leading to extremely wet field conditions. The wet field conditions delayed farmers in planting crops and caused some farmers to switch to crops utilizing fewer crop inputs and services. Average sales prices for Retail fertilizer products declined due to lower ammonia and nitrogen solutions prices. The decline in fertilizer sales was partially offset by a $7.8 million increase in seed sales. In addition, retail acquisitions made in 1997 contributed $15.4 million more in 1998 than in 1997, as a result of owning these facilities for all 12 months in 1998 as opposed to only 8 months in 1997.



     Gross Profit. Gross profit was $85.9 million in 1998 compared to $97.8 million for 1997, a decline of $11.9 million or 12.2%, due primarily to lower sales volumes and depressed nitrogen fertilizer prices. Gross margins were 20.9% in 1998 compared to 22.2% in 1997 due primarily from lower pricing of nitrogen products.



     Operating expenses. Operating expenses were $78.8 million for 1998 compared to $86.9 million for 1997, a decline of $8.1 million or 9.3%. The decrease resulted predominantly from (1) lower bad debt expense ($0.5 million) and sales commissions ($1.2 million) related to the decrease in sales and better than expected collection experience on customer accounts in the Southeast retail markets, and (2) declines in employee benefits costs and insurance costs related to improvements in healthcare and business insurance experience.

     Operating income. Operating income was $7.1 million in 1998 compared to $10.9 million for 1997, a decline of $3.8 million or 34.9%, as the result of lower gross profit partially offset by lower operating expenses. Operating margins were 1.7% for 1998 compared to 2.5% for 1997.



     Interest expense. Interest expense was $8.3 million for 1998 compared to $8.0 million for 1997.



     Other expense (income). Other expense was $1.8 million for 1998 compared to $0.5 million in other income for 1997, primarily related to the loss on the sale of a seed processing facility.



     Earnings (losses) before tax. Losses before tax were ($3.0) million for 1998 compared to earnings before tax of $3.4 million in 1997.



     EBITDA. EBITDA was $22.8 million for 1998 compared to $25.2 million for 1997, a decline of $2.4 million or 9.5%, as the result of lower gross profit partially offset by lower operating expenses.



Year Ended December 31, 1997 compared to Year Ended December 31, 1996



     Net Sales. Net sales were $439.7 million for 1997 compared to $361.7 million for 1996, an increase of $78.0 million or 21.6%. Sales increased $60.2 million, or 16.6% due to retail facility acquisitions made in 1997. Fertilizer sales volumes from existing facilities increased in 1997 due to good field conditions during both the spring and fall seasons during 1997 allowing application of fertilizers without any significant disruptions due to inclement weather. During 1996, some fertilizer applications were disrupted during the spring season in areas of the Midwest retail market areas due to rain.



     Gross Profit. Gross profit was $97.8 million in 1997 compared to $75.8 million for 1996, an increase of $22.0 million or 29.0%, due primarily to higher margins on sales from acquired facilities of $12.1 million, higher sales on all other fertilizer and higher cash received from crop protection product rebates. Gross margins were 22.2% in 1997 compared to 21.0% in 1996 due primarily from higher margins on crop protection products resulting from rebates discussed above.



     Operating expenses. Operating expenses were $86.9 million for 1997 compared to $72.6 million for 1996, an increase of $14.3 million or 19.7%. The increase resulted predominantly from (1) expenses from acquired retail facilities ($9.7 million), (2) employee benefits costs and insurance costs related to healthcare due to program benefit changes with changing employees to IMC Global. Employee benefit plans ($2.8 million), (3) higher depreciation from capital expenditures ($1.2 million), and (4) higher salaries, overtime and benefits from increased sales volumes ($1.8 million). These increases were partially offset by lower expenses in a number of other categories.



     Operating income. Operating income was $10.9 million in 1997 compared to $3.2 million for 1996, an increase of $7.7 million or 240.6%, as the result of higher gross profit partially offset by higher operating expenses. Operating margins were 2.5% for 1997 compared to 0.9% for 1996.



     Interest expense. Interest expense was $8.0 million for 1997 compared to $7.7 million for 1996.



     Other expense (income). Other income was ($0.5) million for 1997 compared to ($0.1) million in other income for 1996, primarily related to gains on the sale of various assets.



     Earnings (losses) before tax. Earnings before tax were $3.4 million for 1997 compared to loss before tax of ($4.4) million in 1996.



     EBITDA. EBITDA was $25.2 million for 1997 compared to $16.7 million for 1996, a increase of $8.5 million or 50.9%, as the result of higher gross profit partially offset by higher operating expenses.

RAINBOW:



     The following table provides information regarding Rainbow statement of operations as a percentage of total revenues.



                                                             1996        1997        1998
                                                             -----       -----       -----
Net sales..................................................  100.0%      100.0%      100.0%
Gross profit...............................................   13.0        11.9        10.7
Operating expenses.........................................    7.5         8.3         6.9
                                                             -----       -----       -----
Operating income (loss)....................................    5.5         3.6         3.9
Interest expense...........................................    1.2         1.3         1.3
Other expense (income).....................................   (0.0)       (0.1)        0.0
                                                             -----       -----       -----
Earnings (losses) before tax...............................    4.4         2.4         2.6
                                                             =====       =====       =====
EBITDA.....................................................    5.8%        4.2%        4.6%



Year Ended December 31, 1998 compared to Year Ended December 31, 1997



     Net Sales. Net sales were $243.3 million for 1998 compared to $275.6 million for 1997, a decline of $32.3 million or 11.7% due to declines in volume. Wet field conditions affecting the Retail segment, discussed above, also affected the Rainbow segment as most of the Rainbow's markets in the Southeast had unusually high rainfall totals. Also affecting Rainbow sales were heat and drought conditions after planting occurred in June and July. Many farmers elected to plow under cotton crops to qualify for insurance assistance and eliminate costs associated with certain types of cottonseed fees payable to vendors. Average sales prices for Rainbow fertilizer products increased by 1.0% due to higher ammoniated mixed good prices.



     Gross Profit. Gross profit was $26.1 million in 1998 compared to $32.9 million for 1997, a decline of $6.8 million or 20.7%, due primarily to lower sales volumes. Gross margins were 10.7% in 1998 compared to 11.9% in 1997 due primarily from manufacturing variances at the production facilities for Rainbow due to the lower production and shipping volumes and lower margins on wholesale materials sales to Rainbow dealers.



     Operating expenses. Operating expenses were $16.7 million for 1998 compared to $23.0 million for 1997, a decline of $6.3 million or 27.4%. The decline resulted from (1) a decline in bad debt expense ($2.8 million) and sales commissions ($0.9 million) related to the decrease in sales and better than expected collection experience on customer accounts in the Florida vegetable and citrus markets, and (2) declines in employee benefits costs and insurance costs related to improvements in healthcare and business insurance experience.



     Operating income. Operating income was $9.4 million in 1998 compared to $9.9 million for 1997, a decline of $0.5 million or 5.1%, as the result of lower gross profit partially offset by lower operating expenses. Operating margins were 3.9% for 1998 compared to 3.6% for 1997.



     Interest expense. Interest expense was $3.2 million for 1998 compared to $3.6 million for 1997.



     Other expense (income). Other expense was $0.1 million for 1998 compared to ($0.2) million in other income for 1997, primarily related to the small losses on the sale of various assets in 1998 versus gains on other assets in 1997.



     Earnings before tax. Earnings before tax were $6.1 million for 1998 compared to earnings before tax of $6.5 million in 1997.



     EBITDA. EBITDA was $11.3 million for 1998 compared to $11.6 million for 1997, a decline of $0.3 million or 2.6%, as the result of lower gross profit partially offset by lower operating expenses.

Year Ended December 31, 1997 compared to Year Ended December 31, 1996



     Net Sales. Net sales were $275.6 million for 1997 compared to $298.0 million for 1996, a decline of $22.4 million or 7.5% due to declines in volume of commodity materials. In 1997 IMC Global took several large phosphate and potash commodity customers from Rainbow and assigned the customers to the IMC Global Phosphate and Potash segments. Average sales prices for Rainbow fertilizer products were lower in 1997 by 3.2% due to competitive pressures on commodity fertilizer material and ammoniated mixed good product prices.



     Gross Profit. Gross profit was $32.9 million in 1997 compared to $38.7 million for 1996, a decline of $5.8 million or 15.0%, due to lower sales volume and sales prices discussed above. Gross margins were 11.9% in 1997 compared to 13.0% in 1996 due to lower commodity fertilizer material and ammoniated mixed good product prices.



     Operating expenses. Operating expenses were $23.0 million for 1997 compared to $22.3 million for 1996, an increase of $0.7 million or 3.1%. The increase resulted from higher bad debt expenses due to more stringent credit management in the Florida vegetable and citrus markets.



     Operating income. Operating income was $9.9 million in 1997 compared to $16.4 million for 1996, a decline of $6.5 million or 39.6%, as the result of lower gross profit and higher operating expenses. Operating margins were 3.6% for 1997 compared to 5.5% for 1996.



     Interest expense. Interest expense was $3.6 million for 1997 compared to $3.5 million for 1996.



     Other expense (income). Other income was ($0.2) million for 1997 compared to ($0.1) million in 1996.



     Earnings before tax. Earnings before tax were $6.5 million for 1997 compared to earnings before tax of $13.0 million in 1996.



     EBITDA. EBITDA was $11.6 million for 1997 compared to $17.4 million for 1996, a decline of $5.8 million or 33.3%, as the result of lower gross profit and slightly higher operating expenses.



NITROGEN:



     The following table provides information regarding Nitrogen statement of operations as a percentage of total revenues.



                                                             1996        1997        1998
                                                             -----       -----       -----
Net sales..................................................  100.0%      100.0%      100.0%
Gross profit...............................................   28.5        21.0        11.8
Operating expenses.........................................    7.4         6.5         5.8
                                                             -----       -----       -----
Operating income (loss)....................................   21.1        14.5         6.0
Interest expense...........................................    1.4        11.1         1.3
Other expense (income).....................................    0.0         0.0         0.0
                                                             -----       -----       -----
Earnings before tax........................................   19.7        13.4         4.7
                                                             =====       =====       =====
EBITDA.....................................................   23.2%       17.5%       10.3%



Year Ended December 31, 1998 compared to Year Ended December 31, 1997



     Net Sales. Net sales were $133.6 million for 1998 compared to $157.3 million for 1997, a decline of $23.7 million or 15.1% due predominantly from declines in average sales price of various nitrogen-based products. Average sales prices for anhydrous ammonia, urea, and nitrogen solutions declined 28.0%,
19.7 and 15.4%, respectively, due to worldwide product oversupply resulting from excess production capacity.



     Gross Profit. Gross profit was $15.8 million in 1998 compared to $33.0 million for 1997, a decline of $17.2 million or 52.1%, due primarily to lower sales. Gross margins were 11.8% in 1998 compared to 21.0% in 1997 due to lower margins on anhydrous ammonia, urea, and nitrogen solution products as the result of lower prices.



     Operating expenses. Operating expenses were $7.8 million for 1998 compared to $10.2 million for 1997, a decline of $2.4 million or 23.5%. The decline resulted from (1) lower shipping expenses through terminals and lower sales commissions related to the decrease in sales, and (2) declines in employee benefits costs and insurance costs related to improvements in healthcare and business insurance experience.



     Operating income. Operating income was $8.0 million in 1998 compared to $22.8 million for 1997, a decline of $14.8 million or 64.9%, as the result of lower gross profit partially offset by lower operating expenses. Operating margins were 6.0% for 1998 compared to 14.5% for 1997.



     Interest expense. Interest expense was $1.7 million for both 1998 and 1997.



     Other expense (income). There was no Other expense in either 1998 or 1997 for Nitrogen.



     Earnings before tax. Earnings before tax were $6.3 million for 1998 compared to earnings before tax of $21.1 million in 1997.



     EBITDA. EBITDA was $13.7 million for 1998 compared to $27.6 million for 1997, a decline of $13.9 million or 50.4%, as the result of lower gross profit partially offset by lower operating expenses.



Year Ended December 31, 1997 compared to Year Ended December 31, 1996



     Net Sales. Net sales were $157.3 million for 1997 compared to $138.1 million for 1996, an increase of $19.2 million or 13.9% due primarily to volume increases of phosphate and nitrogen-based products. The increased volumes resulted from acquired wholesale operations associated with the Hutson Company acquisition in 1997 and increased marketing efforts to large national and regional accounts for nitrogen-based products. Average sales prices for urea and nitrogen solutions declined 11.4% and 9.0%, respectively, due to worldwide product oversupply resulting from excess production capacity.



     Gross Profit. Gross profit was $33.0 million in 1997 compared to $39.4 million for 1996, a decline of $6.4 million or 16.2%, due primarily to lower sales prices of nitrogen solutions and urea. Gross margins were 21.0% in 1997 compared to 28.5% in 1996 due to lower margins on nitrogen solution and urea products as the result of lower prices.



     Operating expenses. Operating expenses of $10.2 million for 1997 remained equal to 1996 operating expenses of $10.2 million.



     Operating income. Operating income was $22.8 million in 1997 compared to $29.2 million for 1996, a decline of $6.4 million or 21.9%, as the result of lower gross profit. Operating margins were 14.5% for 1997 compared to 21.1% for 1996.



     Interest expense. Interest expense was $1.7 million in 1997 compared to $1.9 million in 1996.



     Other expense (income). There was no Other expense in either 1997 or 1996 for Nitrogen.



     Earnings before tax. Earnings before tax were $21.1 million for 1997 compared to earnings before tax of $27.3 million in 1996.



     EBITDA. EBITDA was $27.6 million for 1997 compared to $32.1 million for 1996, a decline of $4.5 million or 14.0%, as the result of lower gross profit.

OTHER:



Year Ended December 31, 1998 compared to Year Ended December 31, 1997



     Provision for income taxes. Provision of income taxes was $4.1 million for 1998 compared to $12.2 million for 1997. The effective tax rate was 43.6% for 1998 compared to 39.4% for 1997.



Year Ended December 31, 1997 compared to Year Ended December 31, 1996



     Merger and restructuring charge. In connection with the Vigoro merger, Global adopted a plan to restructure its business operations into a decentralized organizational structure with stand-alone business units. The Company recorded accruals of $13.3 million in 1996 for future costs to be incurred related to the closure of certain facilities ($4.8 million), recognizing impaired assets ($3.1 million), severance and termination benefit costs of employees ($0.4 million), and environmental liabilities ($5.0 million).



     The closure of facilities included locations with low profitability. These locations accounted for net sales of $7.9 million and a net operating loss of $0.9 million for the previous twelve-month period before the restructuring plan was set in place. Locations were identified as losing money or at breakeven resulting in unacceptable RONA% from IMC Global's perspective. Local market conditions, physical facilities, etc. made increasing financial returns unlikely. Closures also included the disposition of some seasonally operating properties to reduce the future risks of possible environmental and personal injury claims and real estate market risks.



     Impaired assets included: (1) Idle equipment at operating locations ($0.9 million), (2) Slow moving or obsolete inventory ($0.3 million), (3) Goodwill ($1.0 million) -- fertilizer blending operation was part of the KOOS acquisition by IMC Vigoro, an affiliate, and was transferred to IMC AgriBusiness management. The location has now been reduced to a retail location to reduce anticipated operating losses. Discounted future cash flows did not support the recorded goodwill based on the change in operations. (4) Adjusting allowance for doubtful accounts ($0.8 million) and (5) Environmental claim written off ($0.4 million).



     Employee terminations included 20 individuals at plant, retail and administrative locations performing various production, selling, credit and sales management and administrative support staff.



     Certain changes to estimates have been made which include:



     o Plant City location was sold under contract that indemnified IMC Global for any environmental clean up costs ($0.5 million in 1997)



     o Three retail stores were kept open as operational only open for limited portions of the year rather than being completely closed ($0.6 million in
       1997)



     o Retail store was sold for a price above the net book value, therefore the reserve was not needed ($0.5 million in 1997)



     o A reserve for the nitrogen manufacturing plant at Cincinnati, OH refitting expense accrual was not required, as the refitting ultimately was not performed ($0.5 million in 1998)



     No material effects of the restructuring plan on future operations, financial condition or liquidity are anticipated either on a short-term or long-term basis. Excluding environmental matters, the restructuring plan will be substantially completed by 12/31/99 except for consulting agreements to be paid until June 30, 2001.

     At the time of the restructuring charges, IMC AgriBusiness did not maintain separate segments. As a result of the IMC Global and The Vigoro Corporation merger, production facilities for the Nitrogen and Rainbow segments were transferred to IMC AgriBusiness for management and operating responsibilities. The charges that would have been resulting from the various segments is noted below:



     o Rainbow -- Goodwill -- $1.0 million, impaired asset write-off -- $1.6 million), personnel reductions $0.2 million = $2.8 million



     o Nitrogen -- Capitalized turnaround costs written off $1.2 million



     o Admin -- Personnel reductions ($.1 million)



     o Retail Balance from above $9.2 million



     Provision for income taxes. Provision of income taxes was $12.2 million for 1997 compared to $9.8 million for 1996. The effective tax rate was 39.4% for 1998 compared to 43.4% for 1996.


SEASONALITY AND QUARTERLY RESULTS OF OPERATIONS

     The crop production inputs distribution business is seasonal, based upon planting, growing and harvesting cycles. Typically, over half of our sales occur during the spring planting season in the second quarter of each year. However, depending on weather and field conditions, this period of peak activity can begin several weeks earlier or later than normal, which may have a material impact on whether sales are recorded in the first or second quarter.

     The following tables present unaudited quarterly data for each of the fiscal quarters in 1997 and 1998 for Royster-Clark and AgriBusiness. In the opinion of Royster-Clark management, the quarterly information for Royster-Clark has been prepared on the same basis as the audited financial statements appearing elsewhere in this prospectus. The quarterly information for AgriBusiness is derived from its audited financial statements appearing elsewhere in this prospectus.

                                 ROYSTER-CLARK
                                 (IN MILLIONS)

                                                                     1997
                                                -----------------------------------------------
                                                MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                                --------   -------   ------------   -----------
Net sales ....................................   $ 53.4    $117.6       $32.0         $ 24.6
Net earnings (loss) ..........................      1.6       6.3        (1.7)          (1.8)


                                                                     1998
                                                -----------------------------------------------
                                                MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                                --------   -------   ------------   -----------
Net sales ....................................   $ 41.3    $126.7       $29.9         $ 20.7
Net earnings (loss) ..........................      0.5       5.7        (2.4)          (2.0)

                                  AGRIBUSINESS
                                 (IN MILLIONS)

                                                                     1997
                                                -----------------------------------------------
                                                MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                                --------   -------   ------------   -----------
Net sales ....................................   $139.9    $489.8       $98.8         $144.1
Net earnings (loss) ..........................     (4.7)     38.2       (10.6)          (4.1)


                                                                     1998
                                                -----------------------------------------------
                                                MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                                --------   -------   ------------   -----------
Net sales ....................................   $140.2    $428.5       $97.2         $121.1
Net earnings (loss) ..........................     (5.8)     26.7        (9.5)          (6.1)

LIQUIDITY AND CAPITAL RESOURCES

     Our primary capital requirements will be for debt service, working capital, capital expenditures and possible acquisitions. Our management believes that cash generated from operations and borrowings under the new senior secured credit facility will be sufficient to meet our capital needs in the foreseeable future.


     Capital expenditures were $4.3 million for the three months ended June 30, 1999. These capital expenditures were primarily for miscellaneous repair, maintenance and environmental compliance projects. We anticipate total capital expenditures for 1999 will be $21.2 million. Our capital expenditures relate primarily to repair, maintenance and replacement projects at our various facilities. Capital expenditures are generally paid for through the use of cash flows from operations.



     As part of the Transactions, we established a senior secured credit facility maturing in 2004 which provides for up to $275.0 million in borrowings on a revolving basis, subject to and secured by accounts receivable, inventories and other assets. The facility includes up to $10.0 million for letters of credit. This new facility contains financial and operational covenants and other restrictions with which we must comply, including a requirement to maintain financial ratios and limitations on our ability to incur additional indebtedness. See "Description of Other Indebtedness."


     Net cash provided by operating activities for the three months ended June 30, 1999 were $93,996 reflective of the increased activity related to the consolidation of Royster-Clark and AgriBusiness as of April 1, 1999. The most significant components of cash flows provided by operating activities were net income, non-cash deferred income tax expense and a net increase in our operating assets and liabilities of $39,751. As discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Seasonality and Quarterly Results of Operations" during this quarter, we typically generate approximately half of our revenues, resulting in the significant fluctuations in our operating assets and liabilities. Net cash used in investing activities amounted to $259,261 the majority of which is due to the acquisition of AgriBusiness. Financing activities provided $165,605 mostly reflective of the proceeds from the first mortgage notes of $200,000 and additional net borrowings against the senior secured credit facility of $93,490 as well as a capital contribution by RCG of $22,918. These additions were offset by a decrease in customer deposits, refinancing of long-term debt, and the payment of deferred financing costs of $73,846, $67,750, and $9,182, respectively. Net increase in cash for the quarter ended June 30, 1999 was $340.


     Significant balance sheet movements for the three months ended June 30, 1999 are reflective of the seasonality of the business. Because of the seasonal nature of our business, our requirements for working capital financing vary widely during the year, reaching a peak in late spring and the trough in January. Our inventories increase from December through March in preparation for the spring planting season and our receivables peak around May since we generate the majority of our sales between March and June. Our management believes that the capacity and other terms and conditions of our new senior secured credit facility adequately addresses our seasonal borrowing needs.


YEAR 2000 COMPLIANCE

     We recognize the need to ensure operations will not be adversely impacted by Year 2000 computer hardware and software failures and non-information technology systems failures. Issues relating to the Year 2000 are the result of computer programs being written or developed using two digits rather than four to define the applicable year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, obtain materials, generate invoices or engage in similar normal business.

     We have evaluated our administrative systems and facilities with respect to computer problems arising from the Year 2000 issue. Our evaluation included analysis of all potentially affected business and process systems and testing of each affected system for compliance.


     To address all the information technology and non-information technology issues we used a methodology on this project that was comprised of the following steps:

     o Awareness -- Make all individuals in the organization aware of the year 2000 issue.

     o Inventory -- Prepare a listing of all devices that have the potential for problems.

     o    Assignment of Risk -- For each inventory item, assign a risk factor.

     o Testing -- For all items with a high degree of business interruption risk, test for year 2000 compliance.

     o Remediation -- Fix or replace those high-risk items that have failed testing.

     We have completed the awareness, inventory, assignment of risk and testing steps in our methodology above and are in the last step, which is the remediation step. We are also in the process of developing a contingency plan. During our awareness and inventory steps, we distributed memos throughout the company on the subject of Year 2000 and were able to use our coordinators at our Farmarkets units as well as personnel at our locations to disseminate information as well as be focal points for retrieving information from our locations. We inventoried all our farmarket units, locations and Nitrogen plant for information technology and non-information technology issues. We provided each unit with forms with which to document the item, make and model, quantity, and to determine whether the item was Year 2000 compliant by testing it and/or requesting verification from the manufacturer. This information was entered into an access database and used for risk assessment. Items were grouped into logical categories and risk factors assigned. Items with the highest risk factor were addressed first. Our target is to have all business critical year 2000 problems resolved by October 1999.

     We have completed the compliance testing, validation and remediation of computer applications on our mainframe system with the exception of the Formulation, Billing and Inventory system. This system is in the process of being replaced with a Year 2000 compliant point-of-sale program and Lawson Enterprise Software which is also Year 2000 compliant. The remaining Informix and custom applications are all Year 2000 compliant.

     Currently, we have only some information concerning the Year 2000 compliance status of our suppliers and vendors. In June 1999, we contacted our key management personnel and requested they identify which vendors/suppliers were most critical to our operations. Specifically those suppliers who supply products and services that if interrupted would cause the most serious impact to safety, environmental, revenue and production. On June 25, 1999, we contacted our critical suppliers and vendors to determine their Year 2000 compliance status. Those critical suppliers that did not respond to our first request for information were sent a second letter on August 13, 1999 and we are awaiting their response. If we do not receive a response to the second letter, management will be notified and alternate suppliers will be selected as backups where appropriate.

     To date, approximately 349 critical suppliers have been identified, and letters have been sent to all of them. After reviewing the responses received, the following figures have been determined. Over 48% of those surveyed have responded, with over 94% of those that responded appearing to be Year 2000 compliant. This includes data from our second mailing.


     If the modifications and conversions we have planned to address Year 2000 compliance are not completed on a timely basis, or if our key suppliers, customers or other third parties, such as railroads servicing our facilities, have significant unresolved systems problems, there is a risk that Year 2000 could have a material impact on our operations. Potential sources of risk include (a) the inability of key suppliers or their suppliers to be Year 2000 ready, which could result in delays in product deliveries from such suppliers,
(b) systems incompatibilities with key suppliers or customers resulting from software conversions or other modifications and (c) our inability to modify or replace systems on a timely basis.


     We currently do not have a formal contingency plan in place if we do not complete our Year 2000 modifications, or the modifications fail to make our systems Year 2000 compliant. We are in the process of developing a contingency plan and estimate it will be completed by November 30, 1999.

     The total costs to date to address our Year 2000 issues is $150,000.



QUANTITATIVE AND QUALITATIVE MARKET RISKS

     Our market risks relating to our operations result primarily from changes in interest rates. The interest rates that we pay for borrowings under our credit facility depend on the LIBOR rate of interest charged by our lender. Our first mortgage notes bear interest at a fixed rate of 10.25%. This rate was established upon the issuance of the notes in April 1999 and as a result, we believe it approximates a market rate. Our customer deposits also bear interest at a fixed rate, which is established on an annual basis at the beginning of each farming season based on prevailing market rates for similar programs in each of the regions in which we operate. Given the current economic climate, we believe that the rates in force approximate market rates. We do not hold or issue derivative financial instruments for trading purposes.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We issued and sold the existing first mortgage notes to the initial purchasers on April 22, 1999. The initial purchasers subsequently sold the existing first mortgage notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in compliance with Regulation S of the Securities Act. Simultaneously with the sale of the existing first mortgage notes, we entered into a registration rights agreement with Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities, Inc., the initial purchasers of the existing first mortgage notes. Under this registration rights agreement, we agreed:

     o within 60 days after the close of the original offering of the first mortgage notes, to prepare and file with the Securities and Exchange Commission a registration statement of which this prospectus is a part;

     o within 150 days after the close of the original offering of the first mortgage notes, to use our best efforts to cause the registration statement to be declared effective by the Commission;

     o upon the effectiveness of the registration statement, to offer the exchange first mortgage notes in exchange for surrender of the existing first mortgage notes; and

     o to keep the exchange offer open for not less than the minimum period required under applicable federal and state securities laws, but in no event less than 20 business days.

The registration statement is intended to satisfy in part our obligations related to the existing first mortgage notes under the registration rights agreement.

TERMS OF THE EXCHANGE OFFER


     Upon the terms and conditions stated in this prospectus and in the accompanying letter of transmittal we will accept for exchange existing first mortgage notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used in the prospectus, expiration date means 5:00 p.m., New York City time, on __________, 1999. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the expiration date means the latest time and date to which the exchange offer is extended.


     As of the date of this prospectus, $200.0 million aggregate principal amount of the existing first mortgage notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about
        , 1999 to all holders of existing first mortgage notes known to us. Our obligation to accept existing first mortgage notes for exchange under the exchange offer is conditional as discussed under "-- Conditions to the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and delay acceptance for any exchange of any existing first mortgage notes, by giving notice of the extension to the holders of existing first mortgage notes as described below. During the extension, all existing first mortgage notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any existing first mortgage notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any existing first mortgage notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the existing first mortgage notes as promptly as practicable, this notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Holders of existing first mortgage notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law related to the exchange offer.

PROCEDURES FOR TENDERING EXISTING FIRST MORTGAGE NOTES

  VALID TENDER

     The tender to us of existing first mortgage notes by a holder of existing first mortgage notes as provided below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and the conditions stated in this prospectus and in the accompanying letter of transmittal. Except as stated below, a holder who wishes to tender existing first mortgage notes for exchange under the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to United States Trust Company of New York at one of the addresses provided below under "-- Exchange Agent" on or prior to the expiration date. In addition, the exchange agent must receive:

     o certificates for existing first mortgage notes along with the letter of transmittal, or

     o prior to the expiration date, a timely confirmation of a book-entry transfer of existing first mortgage notes into the exchange agent's account at The Depository Trust Company as provided by the procedure for book-entry transfer described below, or

     o the holder must comply with the guaranteed delivery procedure described below.

     The method of delivery of existing first mortgage notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or existing first mortgage notes to us.

  SIGNATURE GUARANTEES

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the existing first mortgage notes surrendered for exchange are tendered:

     o by a registered holder of the existing first mortgage notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the letter of transmittal; or

     o for the account of a firm which is a member of a recognized signature guarantee program, as provided below.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm which is a member of one of the following recognized signature guarantee programs:

     o The Securities Transfer Agents Medallion Program,

     o The New York Stock Exchange Medallion Signature Program, or

     o The Stock Exchange Medallion Program.

     If existing first mortgage notes are registered in the name of a person other than a signer of the letter of transmittal, the existing first mortgage notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on the existing first mortgage notes guaranteed by an eligible institution.

     Any beneficial owner whose existing first mortgage notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's existing first mortgage notes, either:

     o make appropriate arrangements to register ownership of the existing first mortgage notes in the owner's name or

     o obtain a properly completed bond power from the registered holder.

The transfer of registered ownership may take considerable time.

     If the letter of transmittal or any existing first mortgage notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

  DETERMINATION OF VALIDITY

     All questions as to the validity, form, eligibility, including time of receipt, and acceptance of existing first mortgage notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular existing first mortgage notes not properly tendered or to not accept any particular existing first mortgage notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular existing first mortgage notes either before or after the expiration date. This reservation includes the right to waive the ineligibility of any holder who seeks to tender existing first mortgage notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer as to any particular existing first mortgage notes either before or after the expiration date -- including the letter of transmittal and its instructions, by us shall be final and binding on all parties. Unless waived, any defects or irregularities related to tenders of existing first mortgage notes for exchange must be cured within a reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity related to any tender of existing first mortgage notes for exchange, nor shall any of them incur any liability for failure to give notification.

     By tendering, each holder of existing first mortgage notes will represent to us in writing that, among other things:

     o the exchange first mortgage notes acquired in the exchange offer are being obtained in the ordinary course of business of the holder and any beneficial holder;

     o neither the holder nor any beneficial holder has an arrangement or understanding with any person to participate in the distribution of the exchange first mortgage notes; and

     o neither the holder nor any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the exchange first mortgage notes.

     If any holder or any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of ours, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange first mortgage notes to be acquired in the exchange offer, the holder or any other person may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

     If the holder is a broker-dealer, the holder must represent that it will receive exchange first mortgage notes for its own account in exchange for existing first mortgage notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives exchange first mortgage notes for its own account in exchange for existing first mortgage notes, where the existing first mortgage notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in any resale of the exchange first mortgage notes. See "Plan of Distribution."

ACCEPTANCE OF EXISTING FIRST MORTGAGE NOTES FOR EXCHANGE

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all existing first mortgage notes properly tendered, and will issue the exchange first mortgage notes promptly after acceptance of the existing first mortgage notes. See "-- Conditions to the Exchange Offer" below. For purposes of the exchange offer, we shall have accepted properly tendered existing first mortgage notes for exchange when, as and if we have given oral and written notice to the exchange agent.

     The exchange first mortgage notes will bear interest from the most recent date to which interest has been paid on the existing first mortgage notes, or if no interest has been paid on the existing first mortgage notes, from April 22, 1999. Accordingly, registered holders of exchange first mortgage notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 1999. Existing first mortgage notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of existing first mortgage notes whose existing first mortgage notes are accepted for exchange will not receive any payment in respect of accrued interest on the existing first mortgage notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be found to have waived their rights to receive accrued interest on the existing first mortgage notes.

DELIVERY OF EXCHANGE FIRST MORTGAGE NOTES

     In all cases, issuance of exchange first mortgage notes for existing first mortgage notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

     o certificates for existing first mortgage notes or a timely book-entry confirmation of the existing first mortgage notes into the exchange agent's account at the Depository Trust Company

     o a properly completed and duly executed letter of transmittal and

     o all other required documents.

     If any tendered existing first mortgage notes are not accepted for any reason stated in the terms and conditions of the exchange offer or if existing first mortgage notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged existing first mortgage notes will be returned without expense to the tendering holder of the existing first mortgage notes as promptly as practicable after the expiration of the exchange offer. In the case of existing first mortgage notes tendered by book-entry transfer into the exchange agent's account at the Depository Trust Company as provided by the book-entry transfer procedures described below, the non-exchanged existing first mortgage notes will be credited to an account maintained with DTC.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in DTC's systems may make book-entry delivery of existing first mortgage notes by causing DTC to transfer the existing first mortgage notes into the exchange agent's account at DTC in accordance with its procedures for transfer. However, although delivery of existing first mortgage notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile of the letter of transmittal with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses provided below under "-- Exchange Agent" on or prior to the expiration date, unless the holder has strictly complied with the guaranteed delivery procedures described below.

     We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize its Automated Tender Offer Program ("ATOP") to tender existing first mortgage notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account with respect to the existing first mortgage notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of existing first mortgage notes by causing DTC to transfer the existing first mortgage notes into the exchange agent's account in accordance with the ATOP procedures for transfer. However, the exchange of the existing first mortgage notes so tendered will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of an agent's message as discussed in the next sentence, an appropriate letter of transmittal with any required signature guarantee, and any other documents required. An agent's message means a message, transmitted by DTC and received by the exchange agent and forming part of book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering existing first mortgage notes which are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the existing first mortgage notes desires to tender the existing first mortgage notes and the existing first mortgage notes are not immediately available, or time will not permit the holder's existing first mortgage notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may nonetheless be effected if:

     o the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of a letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us by telegram, telex, facsimile transmission, mail or hand delivery, providing the name and address of the holder of existing first mortgage notes and the amount of existing first mortgage notes tendered, stating that the tender is being made and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered existing first mortgage notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     o the certificates for all physically tendered existing first mortgage notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS


     Tenders of existing first mortgage notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses provided below under "-- Exchange Agent." Any notice of withdrawal must:


     o specify the name of the person having tendered the existing first mortgage notes to be withdrawn;


     o identify the existing first mortgage notes to be withdrawn including the principal amount of the existing first mortgage notes; and


     o where certificates for existing first mortgage notes have been transmitted specify the name in which the existing first mortgage notes are registered, if different from that of the withdrawing holder.

If certificates for existing first mortgage notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

     If existing first mortgage notes have been tendered according to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn existing first mortgage notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility, including time of receipt of the notices will be determined by us, whose determination shall be final and binding on all parties. Any existing first mortgage notes so withdrawn will be found not to have been validly tendered for exchange for purposes of the exchange offer. Any existing first mortgage notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of existing first mortgage notes tendered by book-entry transfer into the exchange agent's account at DTC according to the book-entry transfer procedures described above, the existing first mortgage notes will be credited to an account maintained with DTC for the existing first mortgage notes. Properly withdrawn existing first mortgage notes may be retendered by following one of the procedures described under "--Procedures for Tendering Existing First Mortgage Notes" above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We shall not be required to accept for exchange, or to issue exchange first mortgage notes in exchange for, any existing first mortgage notes and may terminate or amend the exchange offer if at any time before our acceptance of the existing first mortgage notes we determine that:

     o the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     o we have not received all applicable governmental approvals; or

     o any actions or proceedings of any governmental agency or court exist which could materially impair our ability to complete the exchange offer.

     The conditions above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of the conditions described above or may be waived by us in whole or in part at any time and from time to time in its reasonable discretion. Our failure at any time to exercise any of the rights described above shall not be a waiver of those rights and each right shall be an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any existing first mortgage notes tendered if a stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In this event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.


EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses provided below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

   By Hand, up to 4:30 p.m.:      By Registered or Certified Mail:   By Overnight Courier & By Hand
                                                                         after 4:30 p.m. on the
  United States Trust Company       United States Trust Company                expiration
          of New York                       of New York                        date only:
          111 Broadway                      P.O. Box 844              United States Trust Company
          Lower Level              Attn: Corporate Trust Services             of New York
 Attn: Corporate Trust Services            Cooper Station               770 Broadway, 13th Floor
    New York, New York 10006             New York, New York             New York, New York 10003
                                             10276-0844              Attn: Corporate Trust Services

                                           By Facsimile:
                                           (212) 420-6211

                                       Confirm by Telephone:
                                           (800) 548-6565

     Delivery other than as provided above will not constitute a valid delivery.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of Royster-Clark.

     The expenses to be incurred in the exchange offer will be paid by us. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The exchange first mortgage notes will be recorded at the same carrying amount as the existing first mortgage notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the exchange first mortgage notes.

TRANSFER TAXES

     Holders who tender their existing first mortgage notes for exchange will not be obligated to pay any transfer taxes related to the exchange, except that holders who instruct us to register exchange first mortgage notes in the name of, or request that existing first mortgage notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

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CONSEQUENCES OF FAILURE TO EXCHANGE THE EXISTING FIRST MORTGAGE NOTES

     Holders of existing first mortgage notes who do not exchange their existing first mortgage notes for exchange first mortgage notes in the exchange offer will continue to have restrictions on transfer of the existing first mortgage notes as described in the legend on the notes as a consequence of the issuance of the existing first mortgage notes according to the exemptions from the registration requirements of the Securities Act and applicable state securities laws. Existing first mortgage notes not exchanged according to the exchange offer will continue to accrue interest at 10 1/4% per annum and will otherwise remain outstanding in accordance with their terms. Holders of existing first mortgage notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law related to the exchange offer. In general, the existing first mortgage notes may not be offered or sold unless registered under the Securities Act, except according to an exemption from the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the existing first mortgage notes that remain outstanding after the completion of the exchange offer under the Securities Act.

RESALES OF EXCHANGE FIRST MORTGAGE NOTES


     We are exchanging the existing first mortgage notes for exchange first mortgage notes based upon the position of the SEC's staff, stated in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC's staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the SEC's staff letters to other parties, we believe that holders of exchange first mortgage notes, other than broker-dealers, can offer the exchange first mortgage notes for resale, resell and otherwise transfer the exchange first mortgage notes without delivering a prospectus to prospective purchasers, other than as described below.


     Any holder of existing first mortgage notes who is an "affiliate" of us or who intends to distribute exchange first mortgage notes, or any broker-dealer who purchased existing first mortgage notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

          o cannot rely on the SEC's staff's interpretations in the above-mentioned interpretive letters;

          o cannot tender existing first mortgage notes in the exchange offer;

          o must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the existing first mortgage notes, unless the sale is exempt.


     In addition, if any broker-dealer acquired existing first mortgage notes for its own account as a result of market-making or other trading activities and exchanges the existing first mortgage notes for exchange first mortgage notes, the broker-dealer must deliver a prospectus with any resales of its exchange first mortgage notes.


     If you want to exchange your existing first mortgage notes for exchange first mortgage notes, you will be required to affirm that:

          o you are not an "affiliate" of us;

          o you are acquiring the exchange first mortgage notes in the ordinary course of your business;

          o you have no arrangement or understanding with any person to participate in a "distribution," within the meaning of the Securities Act, of the exchange first mortgage notes; and

          o if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a "distribution," within the meaning of the Securities Act, of the exchange first mortgage notes.

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


     In addition, we may require you to provide information regarding the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, of the existing first mortgage notes. Each broker-dealer that receives exchange first mortgage notes for its own account must acknowledge that it acquired its existing first mortgage notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in any resale of the exchange first mortgage notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be found to admit that it is an "underwriter" under the Securities Act. Based on the SEC's staff's position in some interpretive letters, we believe that broker-dealers who acquired existing first mortgage notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements related to the exchange first mortgage notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy these requirements. We have agreed that, for a period of 210 days after the effective date of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in any resale. See "Plan of Distribution" for more information. Any participating broker-dealer who is an "affiliate" of us may not rely on the SEC's staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling its exchange first mortgage notes.


     In addition, to comply with the securities laws of various jurisdictions, if applicable, the exchange first mortgage notes may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, according to the registration rights agreement to cause all necessary filings in the registration and qualification of the exchange first mortgage notes under the blue sky laws of jurisdictions in the United States as are necessary to permit completion of the exchange offer.

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
                                    BUSINESS

GENERAL OVERVIEW


     We are one of the largest independent retail and wholesale distributors, in terms of retail sales, of agricultural fertilizer, seed, crop protection products and agronomic services to farmers in the United States. We primarily focus on major farming regions in the East, South and Midwest. Our distribution business supplies a full range of products and services to our retail and wholesale customers through 400 facilities, consisting of retail farm centers, granulation, blending and seed processing plants, and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We operate as a retailer and wholesaler of a complete package of products and services to help farmers become more profitable, efficient and environmentally sound. In 1998, we generated pro forma revenues of $1.0 billion and adjusted pro forma EBITDA of $78.6 million.


     Over 90% of our revenues relate to the distribution of crop production inputs purchased from third parties and resold to retail and wholesale customers. Because of the mark-up on these products, we are only partially exposed to fluctuations in nitrogen fertilizer prices. Less than 10% of our sales come from manufacturing fertilizer products.

     Our integrated network of plants and storage and distribution terminals and warehouses allows us to efficiently process, distribute and store product close to the end-user and to supply our customers on a timely basis during the compressed planting seasons. In addition, we use port facilities on the Atlantic Ocean and the Mississippi River to provide flexibility in product purchasing, including the ability to access overseas markets when they offer lower prices than domestic markets. Our widespread geographical presence in some of the country's most important farming regions provides diversity that helps to insulate our overall business from difficult farming conditions in any one particular area as a result of poor weather or adverse market conditions for specific crops.

     Our retail distribution operation includes approximately 330 Farmarkets retail farm centers, including approximately 30 commission sales stores, located in the East, South and Midwest. This extensive network comprises one of the largest retailers of crop production inputs to farmers in North America. We distinguish ourselves by using point-of-sale personal computer systems at each Farmarkets location which are linked to a sophisticated software system at headquarters to provide daily information for management analysis and control. We also utilize proprietary electronic budgeting, forecasting and requirements planning tools. Our retail farm centers sell a complete line of products to farmers, including fertilizer, seed and crop protection products. In addition, our retail centers provide increasingly important services to farmers, including custom blending and application of crop production inputs, crop management services, precision farming and biotechnology crop system advisory services.

     Our wholesale distribution operation supplies a full range of fertilizer, seed and crop protection products to customers in the Southeast and Midwest. Our primary wholesale business includes the purchase of nitrogen, phosphate, and potash, three essential nutrients, for plant growth, for resale to wholesale customers. We process the majority of these crop nutrients into blended and granulated fertilizer products and sell them as mixed fertilizer.

     We are one of the largest North American sellers of agricultural granulated fertilizer, operating seven granulation plants that process commodity fertilizer into granulated fertilizer products with desirable agronomic traits. We believe that our granulation plants are among the most efficient, low cost facilities in the industry. Granulated fertilizer products are used by farmers who produce specialty crops such as citrus fruits, vegetables, tobacco, peanuts and cotton. We offer a full line of premium branded granulated fertilizer products primarily under the Rainbow name on a wholesale basis to a network of approximately 900 dealers, as well as to some regional Farmarkets stores. Rainbow products have developed a reputation for high quality during the 90 years they have been sold throughout the Southeast. We believe that the Rainbow brand name provides us with a significant competitive advantage and growth opportunities through selling other crop production inputs using this recognized brand name.

     We own and operate a fully integrated nitrogen manufacturing plant in East Dubuque, IL, that shipped approximately 620,000 tons of ammonia, and upgraded nitrogen products in 1998 and a smaller nitrogen manufacturing facility in Cincinnati, OH, that shipped approximately 120,000 tons of upgraded nitrogen products in 1998. All of the nitrogen products manufactured in these two facilities are sold through our wholesale distribution operation for either agricultural or industrial purposes.

     Royster-Clark, Inc. has a long history. W.S. Clark & Sons, Inc. began operations in 1872 as a general mercantile company. The corporate antecedents of Royster Company were formed in 1881 to exploit natural fertilizer resources from South America. Royster-Clark, Inc. was formed in 1992 through the merger of these two companies. The current management team assumed active control at Royster-Clark in the summer of 1995.

     AgriBusiness was initially formed in the mid-1980s as Vigoro Industries, Inc. through the leveraged buy-out of Kaiser Agricultural Chemicals and Estech Branded Fertilizer, both retailers of agricultural inputs. AgriBusiness acquired the East Dubuque nitrogen facility in 1987. Vigoro merged with IMC Global in 1996 and then AgriBusiness was formed, combining the Farmarkets and nitrogen businesses of Vigoro and the Rainbow business of IMC Global. AgriBusiness expanded its retail and wholesale distribution system with the 1997 acquisition of Hutson's Ag Service, Inc., a Kentucky-based crop production input distributor with approximately 25 retail stores.

COMPETITIVE STRENGTHS

     We believe that our key competitive strengths are:


     o Significant Market Share in Major Farming Regions. In terms of retail sales, we are one of the largest distributors of crop production inputs in North America and one of the largest independent retail and wholesale distributors. We provide fertilizer, seed, crop protection products and agronomic services to farmers in the East, South and Midwest regions of the United States. We also provide a full range of services including custom blending and application of crop nutrients, crop management services, such as soil sampling, pest level monitoring and yield monitoring using satellite grids and services to assist in developing seed technology based on genetic engineering, which have become increasingly important to farmers. We believe that our emphasis on selling a full range of quality products and consistently providing high quality service has enabled us to achieve our market share.


     o Extensive Infrastructure. We have an extensive infrastructure of over 400 facilities consisting of retail farm centers, granulation, blending and seed processing plants and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We believe our installed infrastructure provides us with a significant competitive advantage over smaller, regional competitors and deters new entrants into this capital intensive market. See "Business -- Business Operations."

     o Well Positioned To Benefit From Continued Industry Consolidation. We believe we are well positioned to compete in an industry undergoing significant consolidation. The agricultural industry has experienced significant consolidation among both farmers and suppliers of crop production inputs. The number of retail farm centers in North America declined from 25,000 in 1984 to 10,500 in 1998 and is forecasted to decline to 9,000 centers by 2000. As our industry continues to consolidate, we believe that large, full service distribution companies will have a competitive advantage in providing the link between farmers and the leading crop production input suppliers. As crop production inputs become increasingly technologically advanced, suppliers are demanding that distribution companies provide full service access to a broad range of farm customers.

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


     o Experienced Management Team. We have a strong senior management team with an average of over 14 years of experience in the crop production inputs distribution business. In September 1994, Mr. Jenkins took over management control of Royster-Clark. He installed our current management team, which by the end of 1996 had improved revenues by $26.2 million or 13.5% compared to 1994 and earnings before interest, taxes, depreciation and amortization by $4.2 million or 47.4% compared to 1994. In succeeding years, this management team has continued operations at these improved levels and has successfully integrated a number of strategic acquisitions. We believe our current management understands the requirements of farmers and can deliver products and services on a timely basis and understands the importance of flexibility at the local level to adapt to local conditions. We achieve the proper balance of central control and direction with local flexibility by utilizing team management and appropriate incentive programs.


       In addition to a strong management team, we also employ 2,500 trained and experienced employees, including approximately 400 Certified Crop Advisers, who provide a critical link to the farmer and a significant competitive advantage for us.

     o Producer of Premium, Branded Granulated Fertilizer. We offer a full line of premium granulated fertilizer products sold under the Super Rainbow(Registered), Rainbow and International(Registered) brand names. We believe we have developed customer loyalty to our premium branded granulated fertilizer products by continuously providing quality products and services.

     o Effective Systems and Controls. Our management team uses a sophisticated information technology system to enhance the efficiency of product sales and movement throughout our distribution network. We operate point-of-sale computer systems at each of our Farmarkets locations which provide daily reports. We use these systems to provide data for inventory control, budgeting, forecasting, working capital management, requirements planning and internal controls.

INDUSTRY OVERVIEW


     We believe that the market for crop production inputs, including fertilizer, seed and crop protection products, in the United States was approximately $26.4 billion in 1997. This market has experienced steady growth over time, with a compounded annual growth rate of approximately 5.6% from 1990 to 1997.


  FERTILIZER

     Fertilizer sales in the United States were approximately $10.9 billion in 1997. Fertilizers are added to soil to replace one or more deficient nutrients necessary for plant growth. The primary ingredients in fertilizers are nitrogen, phosphorous and potassium. Nitrogen is necessary to promote development of stems and leaves. Potassium is essential for development of starches, sugars and fiber, while phosphorus stimulates growth and formation of fruit and seed. Depending on the crops grown and soil conditions, farmers will use some combination of all three of these fertilizer ingredients, either in standard form as nitrogen, phosphate or potash or in mixed fertilizer products. Practically all crops grown in the United States today are produced with the use of a commercial fertilizer since modern crop varieties and higher yields cannot be sustained by organic methods.

     The overall demand for fertilizer products has been consistent, with sales increasing at a compounded annual growth rate of approximately 4% from 1990 to 1997. Volume for all fertilizer products has grown over the years, increasing from 20.6 million short tons in 1990 to 22.3 million short tons in 1997. Prices for phosphate and potash have remained relatively stable or increased in the past several years. Nitrogen fertilizer prices have been quite volatile, and are currently at a cyclical low due to recent capacity additions, lack of demand from China and uncertainty associated with the former Soviet Union.

  CROP PROTECTION PRODUCTS

     Crop protection products, which generated $8.8 billion in 1997 sales, include:

     o fungicides, which guard against plant diseases;

     o herbicides, which keep weed infestations from depriving crops of plant nutrients and water; and

     o pesticides, which control insects.

     Crop protection products have grown at an approximately 7.0% compounded annual growth rate from 1990 to 1997. Advances in biotechnology may reduce some of the need for crop protection products by, for example, adding a natural insect repellent to a plant's genetic code.

  SEED

     Seed generated $6.7 billion of sales during 1997 in the United States. The seed business is undergoing a major restructuring driven by developments in biotech seed. Seed with built-in resistance to insects or herbicides have been developed, allowing a broader choice of herbicides to eliminate weeds, and often decreasing the need for additional pesticide applications. Cotton, soybean and corn farmers are already growing crops with biotech seeds. We believe the market for genetically enhanced seeds will grow in the next few years. Today, growers typically purchase seed from neighboring farmers who bought seed for their own use and also acted as dealers for major seed companies. As use of biotech seed continues to grow, farmer dealers are finding it difficult to keep up with the increasing complexities of selling biotech seed.

  SERVICES

     Technological advances are expected to have a positive impact on agricultural services. These services range from the traditional custom blending and application of crop inputs, to more sophisticated and technologically advanced services, such as soil sampling, pest level monitoring and yield monitoring using satellite grids and services to assist in developing seed technology based on genetic engineering.

OUTLOOK FOR CROP PRODUCTION INPUTS

     From 1990 to 1997, U.S. farm expenditures for fertilizer, seed and crop protection products grew at a compounded annual growth rate of approximately 5.6%, with growth in seed exceeding other farm inputs in more recent years.

     Demand for fertilizer, seed and crop protection products, and agronomic services is driven by a variety of factors, including the following:

     o Continued population growth will increase demand for food worldwide: Long-term demand for food is determined by population growth and rising living standards in developing countries. According to the World Bank, the world's population is expected to grow from 5.9 billion in 1998 to 6.8 billion in 2010, an increase of 15.3%. In addition, one of the first improvements in living standards is increased consumption of protein products, such as meat and dairy products. In China, consumption of pork and chicken is projected to increase approximately 40% over the next 10-year period. The growth in the demand for meat will significantly increase worldwide demand for grain since grain is a major animal feed. These trends are resulting in increased demand for U.S. export food products and, in turn, strong demand for fertilizer, seed and crop protection products.

     o Stable U.S. planted acreage: Demand for fertilizer, seed and crop protection products in the United States is expected to remain relatively stable over the next several years. While we expect that the level of acreage planted for some crops may decline in 1999, the overall outlook is for a modest increase in total planted acreage. We believe that the passage of the Federal Agricultural Improvement and Reform (FAIR) Act in 1996 expanded growers' freedom to determine which crops to plant and in what quantities.

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     o Limited amount of arable land:  As populations continue to grow and diets improve in developing countries, the world will require increasing amounts of food. Despite improving farming practices, there is a limited amount of arable land. As a result, farmers will continue to use fertilizers, biotech seed and crop protection products to obtain maximum yields on available land.

TRENDS IN THE CROP PRODUCTION INPUTS DISTRIBUTION INDUSTRY

     The crop production inputs distribution industry has consolidated significantly over the past 10 years. In 1984, there were approximately 25,000 farm centers operating in North America, compared to approximately 10,500 centers today. We expect that the consolidation trend will continue and will be driven by a number of factors, many of which we expect to intensify in the coming years.

     o Increased farm size due to consolidation will result in larger and more sophisticated buyers of crop production inputs who will increasingly rely on retail distributors, who can act as a "one-stop supplier" of crop production inputs and services.

     o Consolidation of the North American fertilizer and seed industry will continue to push retail distributors to increase size in order to deal more effectively with larger suppliers.

     o Biotechnology will change the farmers' purchasing requirements for seed and will require a shift in the distribution channels from the traditional farmer dealer to more sophisticated farm center networks which can provide a higher level of service and a broader array of technology-oriented products to the farmer.

     o Growing acceptance of precision agriculture will redefine the way farming decisions are made and will require farm retail distributors to commit significant resources to both equipment and training. Precision agriculture includes site-specific farming utilizing field mapping with global positioning satellite technology, grid soil sampling and variable rate application technology to more effectively utilize crop inputs and measure crop productivity.

     o New role for the farmer in an integrated agricultural chain. New developments in biotechnology will result in increased demand for specialized, crops and will shift crop output decisions from the farmer to the end-user. As farmers seek the technology and information necessary to compete, they will rely increasingly on expert farm center professionals. To access these farmers, major crop production input providers will seek to establish closer ties with leading farm center networks.

     o Increasingly stringent environmental, health and safety regulations will continue to increase the cost and complexity of compliance for farmers and crop production input distributors, favoring larger retail dealership networks that can spread the fixed costs of compliance.

BUSINESS OPERATIONS

  AGRICULTURAL INFRASTRUCTURE

     We have an extensive agricultural product infrastructure of over 400 facilities, consisting of retail farm centers, granulation, blending and seed processing plants and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We believe our infrastructure provides us with a significant competitive advantage over smaller, regional competitors and deters new entrants into this capital intensive market. Our facilities cover the major farming markets in the East, South and Midwest. We believe this market presence provides a number of competitive advantages, including:

     o Allows us to supply some of the country's largest buyers of crop production inputs,

     o Provides the opportunity to distribute product for some of the major, leading farm input producers who are seeking broad distribution of their products; and

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     o Provides market diversity that helps to insulate the overall business from difficult farming conditions as a result of poor weather in any one particular market or adverse market conditions for a specific crop.

     In addition, we use port facilities on the Atlantic Ocean and the Mississippi River to provide flexibility in product purchasing, including the ability to access overseas markets when they offer lower prices than the domestic markets.

     We have instituted central management controls and utilize our logistical expertise and sophisticated information technology systems to manage our extensive businesses and facilities network. We understand the importance of flexibility at the local level to adapt to local conditions. We aim to achieve the proper balance of central control and direction with local flexibility by utilizing team management and appropriate incentive programs.

     We operate approximately 330 Farmarkets retail farm centers, including approximately 30 commission sales stores, making us one of the largest retailers of crop production inputs to farmers in North America. Farmarkets retail centers market their products and services primarily to end users, the farmers. Retail centers typically service farmers within a 15 to 25 mile radius of their locations. We operate centers predominantly in the Midwest to service corn and soybean farmers and in the Southeast to service farmers focused on higher-value-added crops, including cotton, peanuts, tobacco and vegetables. We believe that we capture a leading market share in our principal market areas.

     We sell a complete line of products to farmers, including fertilizer, seed and crop protection products. Each Farmarkets location tailors its product offering to the specific needs of farmers within its service area. While we provide a complete line of products and services, fertilizer represents the majority of Farmarkets' business, accounting for approximately 67% of its 1998 revenues.

     We also distribute a full range of crop protection products in our retail locations. For the convenience of our customers, Farmarkets retail centers carry large inventories of herbicides, insecticides, fungicides and other products which target pest problems affecting commercial farm crops. This capability allows our retail centers to be a "one-stop supplier" for farmers who need a complete package of crop protection services, including technical advice on products, sale and delivery of these products and field application.

     We also contract with area farmers to grow certified seed products that are processed and bagged in a number of Farmarkets' facilities. As such, we have placed an emphasis on new seed technology and provide a complete range of seed to farmers through local retail centers. Increasingly, our seed product is prepared for leading seed companies, and sold under their private labels. For example, we were one of the first outside companies to grow, process, bag and distribute Roundup Ready soybeans for Monsanto. Roundup Ready is a popular new biotechnology product which allows the soybean to tolerate Roundup, a popular crop protection product. We believe that seed technology based on genetic engineering is an important growth area for agriculture.

     In addition to selling traditional crop production inputs, Farmarkets retail centers provide agronomic services to farmers. These services range from the traditional custom blending and application of crop nutrients to meet the needs of individual farmers, to more sophisticated and technologically advanced services on a fee basis such as soil sampling, pest level monitoring and yield monitoring using global position systems satellite grids and satellite-linked variable rate spreaders and applicators to take advantage of the data.

     We operate point-of-sale computer systems at each of our Farmarkets locations which provide daily information. We use these systems to provide data for inventory control, budgeting, forecasting, working capital management, requirements planning and internal controls. Modern management concepts such as organizing field sales by relying on teams of retail center managers are also utilized.

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  WHOLESALE DISTRIBUTION

     Our wholesale distribution operation supplies a full range of fertilizer, seed and crop protection products to customers in the Southeast and Midwest. Our primary wholesale business includes the purchase of nitrogen, phosphate and potash, three essential nutrients for plant growth, for resale to wholesale customers. We process the majority of these crop nutrients into blended and granulated fertilizer products and then sell them as mixed fertilizers.

     We are one of the largest North American sellers of agricultural granulated fertilizer. In terms of number of plants, we have been a leading manufacturer and distributor of premium, branded agricultural granulated fertilizers with our primary market focus in the Southeastern farming regions. These products are marketed under the Super Rainbow, Rainbow, International, Bonanza, Gold Dollar and Weaver brand names. Granulated fertilizer products are used by farmers who produce specialty crops, such as citrus fruits, vegetables, tobacco, peanuts and cotton. Farmers growing these crops are willing to invest more in premium crop nutrients, such as granulated fertilizers.

     We operate seven granulation plants which produce homogenized NPK (nitrogen, phosphate and potash) products. We believe that we are among the most efficient, low-cost producers of granulated fertilizers in the U.S. market. We have a cost-effective production process that uses potash, phosphate and nitrogen to manufacture granulated fertilizer products with excellent agronomic traits.

     We also offer a range of products with slightly different nutrient contents within each branded, blended product category. The ability to offer a range of fertilizer blends helps us accommodate the needs of farmers growing a variety of specialty crops under different soil conditions. We also produce custom products to meet the specific needs of large customers.

     We distribute our wholesale products in the southeastern United States through a network of over 900 dealers. Typically, our products represent 25% to 45% of a dealer's annual product turnover. We have supplied granulated fertilizer product to some members of our network for over 50 years. These customer relationships provide a competitive advantage today and a platform for future growth. As part of integrating the businesses, we will provide a broader array of products and services through our dealer network. For example, we recently started offering precision farming services through selected dealers.

     Another key part of our wholesale business is a network of terminals and storage facilities located in the Midwest. This integrated network services customers throughout Iowa, Missouri, Wisconsin, Minnesota, Illinois, Indiana, Michigan, Ohio, Pennsylvania, New York, West Virginia and Kentucky. When selling nitrogen fertilizer products, the East Dubuque and Cincinnati plants' proximity to our wholesale business terminals provides a freight cost advantage over other suppliers, some of which must transport from the Gulf Coast region or Trinidad. In addition to lowering freight costs, the location of our wholesale business' supply terminals helps us meet the needs of customers in the Midwest in a timely manner.

     We have developed a customer base throughout the Midwest in both the agricultural and industrial markets. In aggregate, our wholesale business services approximately 1,200 customers in the region. Our wholesale business' agricultural customer base is diverse and is composed of small family-owned distributors and several national chains. The industrial customer base is smaller and less seasonal than the agricultural customers, yet growing at a more rapid pace. On average, customers have conducted business with us and our affiliates for over 15 years.

  NITROGEN FERTILIZER PRODUCTION

     We are a producer of nitrogen fertilizer and industrial products which are sold through our wholesale distribution network. We own and operate a fully integrated nitrogen manufacturing plant in East Dubuque, IL, which produces nitrogen products for both the agricultural and industrial markets. This plant is designed to produce anhydrous ammonia, nitric acid, ammonium nitrate solution, liquid and granular urea, nitrogen solutions and carbon dioxide. This plant can be modified to optimize the product mix according to swings in demand and pricing for its various products.

     Located in the heart of the Midwest, we believe that the East Dubuque plant enjoys a significant freight cost advantage relative to competing facilities servicing the region, including an estimated $20 per ton freight advantage over competing suppliers located in the Gulf Coast region, and a $55 per ton advantage over new facilities which came on-stream in Trinidad in 1998.

     The East Dubuque facility has operated at full capacity during the past ten years. Through product-exchange agreements with other nitrogen producers in the Midwest, we reduce transportation costs by limiting the East Dubuque service area to customers within a 100-mile radius of the plant. We often source products from competitors' facilities on a cost-efficient basis for Farmarkets retail centers outside the East Dubuque service area. Such swap arrangements, coupled with the extensive fertilizer storage capacity in our overall system, have enabled us to optimize production on a year-round basis and minimize transportation costs.

     We also have a non-integrated nitrogen production facility in Cincinnati, OH. This plant purchases anhydrous ammonia and manufactures nitric acid and ammonium nitrate liquor for industrial use and nitrogen solutions for the agriculture market. The industrial market represents approximately 25% of sales of manufactured nitrogen products. Since the industrial business is non-seasonal, these sales provide a year-round revenue source. In 1996, 1997 and 1998, less than 10% of our sales came from manufacturing fertilizer products.

     We believe that we are well-positioned relative to our competitors in the nitrogen fertilizer production and distribution business. While our profitability is influenced by fluctuations in nitrogen prices, our strategic location in the heart of the Midwest, extensive terminal and warehouse systems, complimentary wholesale distribution channels and industrial customer concentration mitigate some of the impact of nitrogen price fluctuations.

SEASONALITY

     Our business is seasonal, based upon the planting, growing and harvesting cycles. Typically, over half of our sales occur during the second quarter of each year, during the spring planting season. As a result of the seasonality of sales, we experience significant fluctuations in our revenues, income and net working capital levels. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRODUCTS

     The following table shows our revenues by product line for the three months ended June 30, 1999 and on a pro forma combined basis for the years ended December 31, 1996, 1997 and 1998.

                                          YEAR ENDED DECEMBER 31,
                                    ------------------------------------   THREE MONTHS ENDED
                                       1996         1997         1998        JUNE 30, 1999
(IN THOUSANDS)                      ----------   ----------   ----------   ------------------
Crop Protection...................  $  200,357   $  208,275   $  211,263        $131,070
Fertilizer........................     481,806      486,964      415,940         213,135
Fertilizer Materials..............     227,143      290,853      251,762          70,122
Seed..............................      45,069       43,172       58,120          37,596
Other.............................      62,600       66,606       63,338          40,685
                                    ----------   ----------   ----------        --------
                                    $1,016,975   $1,095,870   $1,000,423        $492,608
                                    ==========   ==========   ==========        ========

COMPETITION

     The market for the distribution of fertilizer, seed and crop protection products and agronomic services is highly competitive. We believe our products and services are well positioned in both the retail and wholesale agricultural market sectors and in the industrial market sector. We compete in the retail business primarily by providing competitive prices for a comprehensive line of products and, in our management's opinion, superior services. Currently there are approximately 10,500 farm retail centers in North America, operated by three primary types of distribution organizations. Principal competitors in agricultural crop production inputs distribution include agricultural cooperatives, which have the largest market share in a majority of the locations served by us, national fertilizer producers, major grain companies and independent distributors and brokers. As shown in the following chart, we are the largest independent distributor in North America.

                 PROFILE OF MAJOR AGRICULTURAL DEALER NETWORKS


     The following table presents our understanding of the retail outlets, percentages of revenues attributable to fertilizer, crop protection and seed and other information for various independent distributors, major producers and cooperatives.



                                                                              % OF REVENUES
                                                          STATES      ------------------------------             1998
                                   FOCUS      RETAIL    WITH RETAIL                   CROP                   RETAIL SALES
         COMPANY NAME           REGIONS(A)    OUTLETS     OUTLETS     FERTILIZER   PROTECTION   SEED       ($ IN MILLIONS)
         ------------           -----------   -------   -----------   ----------   ----------   ----   ------------------------
Large independent distributors
Royster-Clark(b)..............  C, S, SE, E      330(c)     18            67%          22%        6%   Between $100 and $499(f)
Wilbur-Ellis..................  W                179        15            31           63         6    Over $500
John Taylor Fertilizer........  W                 12         1            44           55         1    Between $100-$499
Miles Farm Supply.............  C, S              22         3            50           29        13    Between $50-$99
The McGregor Co...............  W                 34        NA            60           33         6    Between $50-$99
Jimmy Sanders.................  S, SE             35         4            21           62        16    Between $100-$499
Kova Fertilizer...............  C                 10         1            51           39         3    Between $25-$49
Brandt Consolidated...........  C                  9         1            51           41         1    Between $25-$49

Major producers
Terra Industries (d)..........  C, S, SE         409        36            46%          46%        4%   Over $500
United Agri Products(e).......  W, C, SE         300        46            20           78         2    Over $500
Agrium........................  W, C             232        22            48           43         2    Between $100 and $499(g)
Helena Chemical...............  W, C, SE         230        47            14           82         4    Over $500
Simplot Soilbuilders..........  W                 85        13            45           45        10    Between $100-$499
Cargill.......................  P, C              72        12            52           30         9    Between $100-$499

Cooperatives
Farmland Industries...........  W, C           1,400        NA            46%          49%        5%   Over $500
AgWay.........................  E                515        10            67           13         4    Between $100-$499
Growmark......................  C                500         3            19           18         7    Over $500
Countrymark...................  C                400         3            22           15         8    Over $500
Southern States...............  SE, S            360         6            56           25        16    Between $100-$499
Tennessee Farmers.............  S                153         1            62           23        15    Between $100-$499
Cenex/Land O'Lakes(d).........  C, W              65        10            54           36         4    Between $100-$499


------------------
(a) Cornbelt ("C"), East ("E"), Plains ("P"), South ("S"), Southeast ("SE") and West ("W").
(b) Pro forma for the Transactions.
(c) Includes approximately 30 commission sales stores.
(d) Does not give effect to the announced sale of the distribution business of Terra Industries to Cenex/Land O'Lakes.
(e) Division of Con Agra.

(f) Range of retail sales of Royster-Clark prior to the acquisition of IMC AgriBusiness, Inc.
(g) Agrium includes the retail sales of Western Farm Services, Inc. and Crop Production Services, Inc.





MANAGEMENT INFORMATION SYSTEMS

     Our finance and information technology departments are responsible for all our financial reporting, information technology and systems, treasury and cash management, financial analysis and budgeting, state tax filings, and credit and risk management. In addition, the finance department performs financial modeling and analysis, due diligence and contract negotiations for acquisitions.

     We operate point-of-sale computer systems at each of our Farmarkets locations which provide daily reports. We use these systems to provide data for inventory control, budgeting, forecasting, working capital management, requirements planning and internal controls.

RAW MATERIALS AND SUPPLIES

     We purchase our fertilizer, seed and crop protection products primarily from the major North American producers.


     Fertilizer, nitrogen, phosphate and potash are global commodities which can be purchased from multiple suppliers. Related to the Transactions, we have entered into a ten year supply agreement with two divisions of IMC Global, IMC Agrico and IMC Kalium, to purchase the levels of phosphate and potash historically delivered to AgriBusiness. In 1998, we sourced approximately 81% of our potash requirements and 77% of our phosphate requirements from IMC Global. Under the terms of our supply agreement with IMC Global, we expect to purchase from them at about this level in the future. The amounts paid to date to IMC Global under this agreement were $36.7 million. The purchase prices of the products covered by the supply agreement are determined and fixed annualy and approximate market prices. The supply agreement automatically renews for additional 5 year periods unless it is canceled by either party. The supply agreement also specifies remedies available to the parties in the event of noncompliance, which include compensatory damages in the event of a failure to purchase or supply the required quantities of covered products.


     Approximately 74% of the wholesale business' nitrogen products are sourced from the East Dubuque and Cincinnati facilities. We purchase the nitrogen we do not produce from multiple suppliers.

     We act as a leading distributor of crop protection products for all the major agricultural chemical companies, purchasing crop protection products at the chemical companies' distributor price and receiving a distributor and dealer cash rebate based on the volume and type of products. The cash rebate is typically paid near the end of the calendar year but may be advanced monthly with the balance paid at year-end.

     Our major raw material in the manufacture of nitrogen products is natural gas. The East Dubuque plant's annual gas purchases are approximately 11.2 billion cubic feet. We purchase natural gas monthly on a combination of firm-supply, fixed-priced and market-priced long-term contracts. We are able to purchase natural gas at competitive prices due to our connection to the Northern Illinois Gas (Nicor) distribution system and its proximity to the Northern Natural Gas pipeline.

     The Cincinnati plant purchases anhydrous ammonia for production of nitric acid and other upgraded nitrogen products. Anhydrous ammonia is purchased under contract from one primary supplier in the region, but could be purchased from a variety of other suppliers in the region. The product is delivered to the plant by barge and rail.

EMPLOYEES AND LABOR RELATIONS

     We employ approximately 2,145 non-unionized and salaried employees, 230 unionized employees and approximately 900 temporary employees during seasonal periods. We believe we have good relations with our employees.

     Several union contracts will expire in the summer of 1999. We believe that we will be able to obtain new union contracts at that time. We are not aware of any significant work stoppages in the past. Additionally, our management has a good relationship with union employees and has historically experienced low turnover.

PROPERTIES

     We have an extensive infrastructure of over 400 facilities, consisting of retail farm centers, granulation, blend, seed processing and manufacturing plants and an integrated network of warehouses and terminals. Our facilities cover the major farming markets in the East, South and Midwest.

     The following table provides information regarding our principal production and storage facilities. The first mortgage notes will be secured by mortgages on all of the following properties:

                 LOCATION                                    TYPE OF FACILITY
                 --------                                    ----------------
East Dubuque, Illinois....................  Nitrogen plant (ammonia, urea, ammonium nitrate and nitric acid plant)
Cincinnati, Ohio..........................  Nitrogen plant (nitric acid, ammonium nitrate and nitrogen solutions plant)
Madison, Wisconsin........................  Granulation plant
Norfolk, Virginia.........................  Granulation plant
Americus, Georgia.........................  Granulation plant
Florence, Alabama.........................  Granulation plant
Hartsville, South Carolina................  Granulation plant
Winston-Salem, North Carolina.............  Granulation plant
Columbus, Ohio............................  Granulation plant
Washington, North Carolina................  Seed production and processing facility
Mulberry, Florida.........................  Blend plants
Washington Courthouse, Ohio...............  Blend plant
Mt. Sterling, Ohio........................  Blend plant
Tifton, Georgia...........................  Blend plant
Marseilles, Illinois......................  Large storage terminal
Murray, Kentucky..........................  Large storage terminal
Wilmington, North Carolina................  Large storage terminal

  NITROGEN PLANTS

     East Dubuque, Illinois Plant. The East Dubuque plant is located on approximately 208 acres on the Mississippi River. It was designed to produce anhydrous ammonia, nitric acid, ammonium nitrate solution, liquid and granular urea, nitrogen solutions and carbon dioxide. The plant has a total annual production capacity of 1.1 million tons, of which 0.5 million tons are used in the production of upgraded nitrogen fertilizer products and 0.6 million tons are sold as final products. Recent completion of a $17.0 million nitric acid facility will increase nitric acid capacity by 62,000 tons. The additional nitric acid capacity will increase nitrogen solution capacity and help to minimize dependence on outside suppliers.

     Cincinnati, Ohio Plant. The Cincinnati plant is located on a 92 acre site. This plant purchases anhydrous ammonia and manufactures nitric acid and ammonium nitrate liquor for industrial use and nitrogen solutions for the agriculture market. Since the industrial business is non-seasonal, this plant provides a year-round revenue source. In 1998, the facility shipped approximately 120,000 tons of upgraded nitrogen products. The plant has 16 main storage tanks with a total capacity of approximately 12.8 million gallons.

  GRANULATION PLANTS

     Madison, Wisconsin Plant. The Madison plant has a production capacity of 90,000 tons and a storage capacity of 18,000 tons and is located on a 26 acre site.

     Norfolk, Virginia Plant. The Norfolk plant has production capacity of approximately 80,000 tons of granulated fertilizer and approximately 30,000 tons of single superphosphate. The facility includes approximately 25,000 tons of bulk storage capacity for raw materials and finished products. The plant is located on approximately 24 acres of land.

     Americus, Georgia Plant. The Americus plant has a production capacity of approximately 200,000 tons of granulated fertilizer and approximately 35,000 tons of single superphosphate. The facility includes approximately 32,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 156 acres of land.

     Florence, Alabama Plant. The Florence plant has a production capacity of approximately 145,000 tons of granulated fertilizer and approximately 10,000 tons of single superphosphate. The facility includes approximately 13,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 15 acres of land.

     Hartsville, South Carolina Plant. The Hartsville plant has a production capacity of approximately 222,600 tons of granulated fertilizer and approximately 25,000 tons of single superphosphate. The facility includes approximately 23,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 29 acres of land.

     Winston-Salem, North Carolina Plant. The Winston-Salem plant has a production capacity of approximately 132,000 tons and approximately 17,600 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 11 acres of land.

     Columbus, Ohio Plant. The Columbus plant has a production capacity of approximately 65,000 tons and approximately 15,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 10 acres of land.

  SEED PRODUCTION AND PROCESSING FACILITIES

     Washington, North Carolina Facility. The Washington facility has a production capacity of approximately 600,000 bags of seed split between wheat seed and soybean seed. In addition to seed-processing equipment located in a production building, the facility also includes 12 bulk grain bins with a capacity of 44,000 bushels and warehouse facilities for approximately 60,000 bags of finished product. The soybean capacity of this facility is largely contracted by Monsanto for the production of Roundup Ready seed. The plant is located on approximately 6 acres of land.

  BLEND PLANTS

     Mulberry, Florida Plants. The Mulberry plants have a combined production capacity of approximately 70,000 tons of dry mix, approximately 15,000 tons of bagged mix and approximately 20,000 tons of storage capacity. The main plant is located on approximately 40 acres of land.

     Washington C.H., Ohio Plant. The Washington Court House plant has a production capacity of approximately 100,000 tons of dry fertilizer products, approximately 24,000 tons of bagged fertilizer products and approximately 37,600 tons of storage capacity. The plant is located on approximately 29 acres of land.

     Mt. Sterling, Ohio Plant. The Mt. Sterling plant has a production capacity of approximately 30,000 tons of liquid fertilizer products and a storage capacity of approximately 18,000 tons. This plant is located on approximately 11 acres of land.

     Tifton, Georgia Plant. The Tifton plant has a production capacity of approximately 20,000 tons of liquid fertilizer products. The plant is located on approximately 6 acres of land.

  LARGE STORAGE TERMINALS

     Marseilles, Illinois Terminal. The Marseilles terminal has a storage capacity of approximately 64,500 tons. The terminal consists of two warehouses and six storage tanks located on 141 acres.

     Murray, Kentucky Terminal. The Murray terminal consists of a warehouse, a storage dome and an office building located on approximately 31 acres of land.

     Wilmington, North Carolina Terminal. The Wilmington, North Carolina facility is currently used as a granulation plant. During the summer of 1999, we expect to consolidate the granulation operations into our other granulation plants and use the facility as a terminal. The plant has a production capacity of 80,000 tons and a storage capacity of 37,000 tons. The facility is located on approximately 30 acres of land.

  OTHER PROPERTIES


     The first mortgage notes are secured by first mortgages on seventeen of our principal facilities. In addition to these seventeen facilities, our two real estate subsidiaries own approximately 280 Farmarkets retail farm centers and other production, storage and distribution facilities. The limited liability companies conduct no operations other than leasing the properties to us and our other subsidiaries, and are not permitted to incur indebtedness for borrowed money, except for limited intercompany indebtedness. See the "Description of First Mortgage Notes." Although substantially all of the Farmarkets will be owned by the special purpose subsidiaries, approximately twenty real estate holdings, consisting of vacant land or additional parcels at Farmarket sites owned by a special purpose subsidiary, remain in the operating companies at this time. They will only be conveyed to a special purpose subsidiary, and thereby become part of the collateral for the first mortgage notes, if they are found to be integral to a Farmarket site.


     A typical Farmarket is located in or near a small farming community.

The main building would normally include office space for two or three people, an area to receive customers and indoor warehousing of 5,000 to 10,000 square feet for crop protection products and seeds. Typically, there is a second building for the storage of bulk fertilizers and materials. A majority of Farmarkets also have a fertilizer blender facility, where fertilizer materials are blended to produce bulk fertilizer products.

     In addition to the assets and properties we own, we lease warehouses and terminals from third parties. The holders of the first mortgage notes will not have any security interests in these leased facilities. These facilities enhance our ability to source products to retail centers and wholesale customers throughout the year, especially during the high-volume spring season.

ENVIRONMENTAL MATTERS

     Our facilities and operations must comply with a wide variety of federal, state and local environmental laws, regulations and ordinances, including those related to air emissions, water discharges and chemical and hazardous waste management and disposal. Our operations also are governed by laws relating to workplace safety and worker health and safety, primarily the rules of the Occupational Safety and Health Administration and the United States Department of Transportation. We believe that our operations are in compliance in all material respects with current requirements under environmental laws and employee safety laws.


     Environmental laws may hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum and petroleum products. Because of our operations, the history of industrial or commercial uses at some of our facilities, the operations of predecessor owners or operators of some of the businesses, and the use, production and release of hazardous substances at these sites, we are affected by the liability provisions of environmental laws. Many of our facilities have experienced some level of regulatory scrutiny in the past and are or may be subject to further regulatory inspections, future requests for investigation or liability for hazardous substance management practices.


     We are in the process of responding to the presence of hazardous substances, including nitrates, phosphorous and pesticides in soils and/or groundwater at a number of sites. At other locations, although releases of fertilizers or other hazardous substances have been documented, we and our environmental consultants have concluded that no further action is currently required, although we have not confirmed this position with the appropriate regulators. In addition, we have also removed or closed underground storage tanks from some of our facilities and, in some instances, are responding to historic releases at these locations. In total, both voluntary and government ordered cleanups of releases of hazardous substances are planned or being performed at approximately forty (40) sites. Also, with the limitations described below, indemnity may be available for all locations for which response actions are planned or required. The cost of these on-going and potential response actions is not expected to have a material adverse effect on our business, financial condition or results of operations.

     The Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), provides for responses to, and, in some instances, joint and several liability for releases of, hazardous substances into the environment. We have been identified as a potentially responsible party under CERCLA for five off-site locations to date. We believe we are a de minimis party or not liable at all for those sites.


     The Martin Manufacturing site in Williamston, North Carolina has been identified as a no further action site by the United States Environmental Protection Agency and is not currently being actively investigated by the State of North Carolina. We have denied that we have contributed to site conditions at the Marzone site in Tifton, Georgia and we have not been named in a suit brought against other potentially responsible parties in that case. We were identified as a de minimis party by the United States Environmental Protection Agency at the Caldwell Systems, Inc. site in Lenoir, North Carolina. We have responded to the government that we never owned the site which reportedly sent waste to the Caldwell Systems site and, therefore, we have no responsibility for it. We have settled our liability at the A. A. Waste Oil in Rock Island, IL site for $6,000. We are also a de minimis party at the Thomasville Transformer site in Thomasville, Georgia. At the Thomasville site, we reportedly sent only 0.08% of the total waste sent to the site and are one of approximately 90 potentially responsible parties. We have not incurred any significant costs relating to these matters, and we do not believe that we will incur material costs in the future in responding to conditions at these sites.


     In our acquisition of AgriBusiness assets, we obtained indemnities for some claims related to on-site and off-site environmental conditions and violations of environmental laws which existed or arose prior to the acquisition. This indemnity has a $4,500,000 deductible, time limitations, and an overall cap on all indemnities. In the Transactions, we also obtained indemnities for claims related to on-site and off-site environmental conditions and violations of environmental laws which existed or arose in relation to the Royster-Clark facilities prior to the closing date of this offering. That indemnity is subject to an overall $2,000,000 deductible, time limitations, and an overall cap of $5,000,000 on all indemnities. In our acquisition of assets from the Lebanon Chemical Corporation, we obtained indemnities for claims related to on-site and off-site environmental conditions and violations of environmental laws which arose prior to the acquisition. This indemnity has deductibles, caps, cost sharing and time limitations depending on the subject matter of the environmental claim. As part of our indemnity obligation, Lebanon is required to respond to environmental conditions at five of our facilities.


     Capital expenditures for environmental projects are expected to be $425,000 over the next 5 years to perform containment work at 5 sites in Kentucky.

     Based on our experience to date, we believe that the future cost of compliance with existing environmental laws, including liability for known environmental claims, will not have a material adverse effect on our business, financial condition or results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on our business, financial condition or results of operations. Compliance with more stringent laws or regulations, as well as stricter or different interpretations of existing laws, may require additional expenditures by us that could be material.

LEGAL PROCEEDINGS

     We are involved in periodic litigation in the ordinary course of our business, including lawsuits brought by employees and former employees alleging discriminatory termination practices. We cannot assure you that future litigation alleging discrimination in our termination practices would not adversely affect our financial condition or results of operations.

     We do not believe that there are any pending or threatened legal proceedings, including ordinary litigation incidental to the conduct of our business and the ownership of our properties, that, if adversely determined, would adversely affect us.

                                   MANAGEMENT

     The following table provides information about our directors and key employees.

DIRECTORS AND KEY EMPLOYEES

                 NAME                    AGE                       POSITION
                 ----                    ---                       --------
                                               Chairman of the Board and Chief Executive
Francis P. Jenkins, Jr.................   56   Officer
G. Kenneth Moshenek....................   47   President and Chief Operating Officer
Max Baer...............................   66   Managing Director, Materials and Purchasing
Kenneth Carter.........................   53   Managing Director, Human Resources
John Diesch............................   42   Managing Director, Nitrogen Division
Thomas Ergish..........................   50   Managing Director, Logistics
Gary L. Floyd..........................   45   Managing Director, Crop Protection and Seed
Michael J. Galvin......................   36   Managing Director, Credit and Farm Financing
Larry D. Graham........................   46   Managing Director, Rainbow Division
Paul M. Murphy.........................   54   Managing Director, Financial Planning
Robert Paarlberg.......................   53   Managing Director, Information Technology
William Pirkle.........................   37   Managing Director, Environmental, Health and Safety
Frederick I. Sharp.....................   63   Managing Director and Chief Administrative Officer
Steven A. Sheline......................   43   Managing Director, Mid-West Wholesale Division
Brian S. Turner........................   47   Managing Director, Sales and Marketing
Walter R. Vance........................   43   Managing Director, Finance
Thomas F. McWilliams...................   56   Director
Randolph G. Abood......................   48   Director

     FRANCIS P. JENKINS, JR. is the Chairman of the Board and Chief Executive Officer of Royster-Clark, and has been Chairman and Chief Executive Officer of Royster-Clark Group since January 1999. From 1994 to 1999, Mr. Jenkins served as Chairman of the Board and Chief Executive Officer of Royster-Clark. From 1992 until 1994, Mr. Jenkins served as a director and Chairman of the Audit Committee for Royster-Clark. From 1988 to 1992, he served as Chairman of the Board of Royster-Clark. From 1979 to 1988, Mr. Jenkins was employed by The First Boston Corporation where he was one of the four members of the Executive Committee, co-managed First Boston's Equity Capital Investments and was the Principal Financial Officer. Prior to that position, he had responsibility for all security sales, trading and research, as well as holding positions as a Managing Director and a member of the Management Committee. Mr. Jenkins currently serves on the Board of Trustees of Babson College, as the Chairman of its Alumni and Development Committee and as a member of the Executive Committee of the Board.

     G. KENNETH MOSHENEK is the President and Chief Operating Officer of Royster-Clark. Mr. Moshenek has served as President of Royster-Clark since December 1997, has served as Chief Operating Officer since 1995 and was a director from August 1997 until April 1999. From August 1997 until April 1999 he served as Chief Investment Officer of Royster-Clark. Prior to that he held several positions during his tenure with Royster-Clark including Senior Vice President of Sales and Marketing, from September 1994 until July 1995, Vice President and Divisional Sales Manager from 1992 until September 1994 and a Division Manager from 1990 to 1992. Mr. Moshenek joined W.S. Clark & Sons, Inc. in 1981. Mr. Moshenek started his career in the fertilizer industry in 1976 when he joined Smith Douglass, Inc., a division of Borden. Mr. Moshenek currently serves on the Board of Directors of The Fertilizer Institute and is a member of the Board's Executive Committee. He also serves as a member of the Board of Directors of the International Fertilizer Roundtable, and has recently been elected a member of the Board of Directors of the Agricultural Retailers Association, Inc. and is a member of the North Carolina Agribusiness Council Inc. as well as the North Carolina Governor's Committee for Environmental Education.

     MAX BAER is the Managing Director of Materials and Purchasing. From 1995 until 1999, Mr. Baer served as Chief Purchasing Officer for Royster-Clark and as a director of Royster-Clark since 1997. From 1992 until 1995, he served as Chief Purchasing Officer where he assumed leadership of Royster-Clark's fertilizer materials procurement and conducted its international trading activities. From 1978 until 1992, Mr. Baer served as Vice President of International Marketing. Mr. Baer began his career with Smith Douglass, Inc. where he served in the fertilizer materials purchasing group. Mr. Baer has worked in the fertilizer industry for 40 years.

     KENNETH CARTER is the Managing Director of Human Resources. From 1997 to 1999, Mr. Carter served as the Vice President of Human Resources for AgriBusiness. Prior to joining AgriBusiness, he served as Vice President of Human Resources from 1994 until 1997 for Sunbeam Outdoor Products and from 1990 to 1994 served as the Vice President of Human Resources and Corporate Compensation and Benefits Manager for Litton Industries (Material Handling Systems).

     JOHN DIESCH is the Managing Director, Nitrogen Division. From 1998 to 1999, Mr. Diesch served as the Vice President and General Manager of Nitrogen Production and Distribution for AgriBusiness. He also served as the Manager for the Cincinnati, Ohio Nitrogen Plant and Nitrogen Terminals from 1996 until 1998 and joined Vigoro Industries, Inc. in 1991 as the Cincinnati, Ohio Plant Manager. Prior to joining Vigoro Industries, Inc., Mr. Diesch held several positions in the chemical industry, including Plant Manager, Production Manager and Process Engineer.

     THOMAS ERGISH is the Managing Director of Logistics. From 1997 to 1999, Mr. Ergish served as the Vice President of Human Resources and Distribution. He joined Royster-Clark in 1996 as the Director of Logistics. Prior to joining Royster-Clark, Mr. Ergish held the position of Materials Manager for the Sara Lee Corporation and held several positions in the transportation and logistics area during his 14 year tenure with Sara Lee. Mr. Ergish has been certified in the American Production and Inventory Control Society as a Certified Integrated Resource Manager.

     GARY L. FLOYD is the Managing Director of Crop Protection and Seed. From 1992 to 1999, Mr. Floyd managed Royster-Clark's Crop Protection business and served as the Vice President of Crop Protection and Seed from 1997 to 1999. He also served as a District Manager from 1990 to 1992 and Manager of Planning and Development, Crop Protection from 1987 until 1990. Mr. Floyd began his career in the fertilizer and chemical industry as a North Carolina Agricultural Extension Agent in 1980 and joined Ciba-Geigy's agricultural division in 1984 as a Sales Representative. Mr. Floyd is a member and Past President of the North Carolina Crop Protection Association and a member of the Southern Crop Protection Association.

     MICHAEL J. GALVIN is the Managing Director of Credit and Farm Financing. From 1996 until 1999, Mr. Galvin served as Vice President and General Credit Manager of Royster-Clark. Prior to 1996, Mr. Galvin was a Vice President and Regional Market Manager for Centura Bank. Mr. Galvin began his career in 1985 as a national bank examiner with the Comptroller of the Currency's office. Mr. Galvin has over 14 years experience in banking and credit. He is currently a member of the National Association of Credit Managers Atlantic Agricultural Conference.

     LARRY D. GRAHAM is the Managing Director of Rainbow Division. From 1996 until 1999, Mr. Graham was employed by AgriBusiness first serving as Senior Vice President with the Rainbow Division and then Senior Vice President -- Sales. From 1994 until 1996, he served as General Manager -- Rainbow. From 1977 until 1994, he served in various positions with IMC Global, including Area Manager, Area Sales Manager and Sales Supervisor.

     PAUL M. MURPHY is the Managing Director of Financial Planning. From 1996 until 1999, he served as Vice President of Planning and Analysis and Secretary of Royster-Clark. From 1992 until 1996, he served as a Divisional Controller of Royster-Clark. From 1981 until 1992, Mr. Murphy served several companies in Europe and the United States and from 1969 until 1981, he was at General Electric, where he served in a lead financial and accounting role for GE's Information Services business in Europe.

     ROBERT PAARLBERG is the Managing Director of Information Technology. From 1997 to 1999, Mr. Paarlberg served as Director of Information Systems for AgriBusiness. From 1979 to 1997, he held varying management and technical positions with AgriBusiness and its predecessors, including Infrastructure Architect, Manager of Financial Systems, Manager of Microcomputer and Telecommunication Development and Senior Analyst. Prior to joining AgriBusiness, Mr. Paarlberg was a financial internal auditor for various companies. He has served on the Corporate Advisory Board of PC Week and hosted a radio show called Computer Talk for seven years.

     WILLIAM PIRKLE is the Managing Director of Environmental, Health and Safety. From 1996 until 1999, Mr. Pirkle served as the Southeast Environmental Administrator for AgriBusiness. From 1990 to 1996 he served as Quality Control Coordinator and Safety Administrator for the Rainbow Division of IMC Global. Prior to joining IMC Global, Mr. Pirkle served as Plant Manager for Simplex Nails from 1987 until 1990 and as the Quality Control Manager for Interface Flooring from 1985 until 1987.


     FREDERICK I. SHARP is the Managing Director, Chief Administrative Officer. Prior to joining Royster-Clark in July 1999, Mr. Sharp served as the Vice President of Human Resources for Western Union from 1992 to 1999. He has also served as the Vice President of Search Fulfillment and Business Development for Haebrecht Associates from 1986 to 1992, Vice President of Human Resources for American Express Travel Related Services, Inc. from 1983 to 1986, Management Consultant for Towers, Perrin, Foster & Crosby from 1981 to 1983 and Vice President of Corporate Personnel for Avis, Inc. from 1976 until 1981.


     STEVEN A. SHELINE is the Managing Director, Midwest Wholesale Division. From 1995 to 1999, Mr. Sheline served as the Senior Vice President of the Madison Division of Royster-Clark with responsibilities for both wholesale sales and the production facility at Madison, Wisconsin. Prior to that he held several positions during his tenure with Royster-Clark including General Manager of the Madison Division from 1988 until 1995, Division Sales Manager from 1985 until 1988, Wholesale Salesperson from 1983 until 1985, Controller for the Midwest Division from 1981 until 1983, and joined Royster-Clark as an Accountant for the Midwest Division in 1979. Mr. Sheline currently serves on the Board of Directors of the Wisconsin Fertilizer and Chemical Association.

     BRIAN S. TURNER is the Managing Director of Sales and Marketing. From November 1997 until March 1999, he was employed by Hydro Agri North American as Director of Marketing Development. From 1996 until November 1997, he held the position of Vice President -- Marketing with IMC Global, where he was responsible for all North American sales activity as well as the distribution, product management and customer service functions. From 1994 until 1996, Mr. Turner was Vice President of North American Sales of the IMC fertilizer group. During his tenure with the IMC, he served in several positions with the Rainbow Division including Vice President and General Manager from 1991 until 1994, Area Manager from 1985 until 1991, Sales Supervisor from 1982 until 1985 and Territory Sales Representative from 1977 until 1982.

     WALTER R. VANCE is the Managing Director of Finance. From 1995 until 1999, Mr. Vance served as Vice President and Chief Financial Officer of Royster-Clark and from 1992 until 1995, he was Vice President and Corporate Controller. Mr. Vance joined Royster-Clark in 1991 where he served as Controller until 1992. From 1987 until 1991, he was the Controller of Northwest Hardware. Prior to 1987, he served as Senior Accountant of Royster-Clark for three years.

     THOMAS F. MCWILLIAMS is a Director of Royster-Clark and has been a Director of Royster-Clark Group since January 1999. Mr. McWilliams is a Managing Director of Citicorp Venture Capital Ltd. and has served on its Investment Committee since 1984. He is also a Vice President and a member of the Investment Committee for 399 Venture Partners, Inc. He serves on the Boards of Chase Industries, Pen-Tab Industries, Ergo Science, Airxcel, Inc., HydroChem Holding, Inc., MMI Products, Inc., along with various other companies which have no public securities outstanding. Mr. McWilliams served as a director of Rax Restaurants when it filed for bankruptcy in 1996.

     RANDOLPH G. ABOOD is a Director of Royster-Clark and has been a Director of Royster-Clark Group since January 1999. Mr. Abood is a self-employed attorney, and since 1994, Mr. Abood has served as General Counsel for Royster-Clark. From 1976 until 1996, Mr. Abood practiced law with the firm of Satterlee Stephens Burke & Burke and its predecessor firm. He became a partner of the firm in 1983 and head of its tax department. Mr. Abood is also the manager and owner of The Ninigret Group, L.C., a Utah limited liability company that develops, constructs and co-owns real estate, including Ninigret Park, a 178 acre business park in Salt Lake City. Mr. Abood also serves on the Board of Directors of Equity Oil Company.

COMPENSATION OF DIRECTORS


     The directors do not receive any compensation for their services as directors. Directors are elected annually to serve until the next annual meeting or until their successors have been elected and qualified. The stockholders have entered into a stockholders' agreement governing the election of directors. See "Relationships and Related Transactions."


EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued for the fiscal year ended December 31, 1998 to our executive officers.

                           SUMMARY COMPENSATION TABLE
          ANNUAL COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 1998

                                                                      ALL OTHER(1)      TOTAL
NAME AND PRINCIPAL POSITION             SALARY          1998 BONUS    COMPENSATION   COMPENSATION
---------------------------       -------------------   -----------   ------------   ------------
Francis P. Jenkins, Jr.,........      $275,053.04       $120,000.00           --     $395,053.04
  Chairman and Chief Executive
     Officer
G. Kenneth Moshenek,............       136,725.40         80,000.00    $2,175.05      218,900.45
  President and Chief Operating
     Officer
Walter Vance,...................        95,473.68         40,000.00     2,541.63      138,015.31
  Managing Director, Finance

------------------
(1) Includes employer matching contributions from our 401(K) Plan

EMPLOYMENT AGREEMENTS

     In the Transactions, Mr. Jenkins entered into a five-year employment agreement with our parent, Royster-Clark Group and with us. Mr. Jenkins will serve as Chief Executive Officer of Royster-Clark Group and of Royster-Clark and will receive an annual base salary of $500,000, and will receive annual merit increases as determined by the Royster-Clark Group Board of Directors. In addition to the annual base salary, Mr. Jenkins will be entitled to:

     o participate in an annual performance bonus plan based on individual criteria and/or executive incentive programs to be determined from time to time by the Royster-Clark Group Board of Directors and

     o receive standard company benefits provided to executive officers from time to time.

     In addition to standard company benefits, Royster-Clark Group has agreed to provide up to $50,000 to Mr. Jenkins to obtain a life insurance policy for the benefit of his wife and family. This employment agreement with Mr. Jenkins is terminable by the Royster-Clark Group with or without cause. In the event that the employment agreement is terminated without cause and provided that Mr. Jenkins complies with the confidentiality and non-competition covenants, Mr. Jenkins will be entitled to receive all payments due as base salary during the remainder of his employment term and to receive a pro rata portion of any bonus for the year in which he is terminated. During his employment term and for two years after that time, Mr. Jenkins will be bound by a non-competition covenant.

     We and Royster-Clark Group expect to enter into employment agreements with other key employees.

STOCK OPTIONS

     The following table lists, as of the closing of the Transactions, the number of shares of common stock underlying options held by the named executive officers and the value of unexercised in-the-money options.

                                                             NUMBER OF SHARES OF
                                                           COMMON STOCK UNDERLYING        VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  SHARES                 ---------------------------   ---------------------------
                                 ACQUIRED      VALUE
                                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                -----------   --------   -----------   -------------   -----------   -------------
Francis P. Jenkins, Jr....        --           --           --           --                --          --
G. Kenneth Moshenek.......        --           --          17,792            0         $2,459,742          0
Walter Vance..............        --           --           4,720            0         $  690,558          0

EMPLOYEE SAVINGS AND INVESTMENT PLAN

     We maintain a defined contribution Employee Savings and Investment Plan covering substantially all our full-time employees. Participants may contribute, on a pre-tax basis, up to 18% of their salary. We may, at our discretion, make matching contributions to the savings plan on behalf of each participant who makes elective contributions to the savings plan in an amount equal to a percentage of the participant's elective contributions. We also may, at our discretion, make profit sharing contributions to the savings plan on behalf of all participants who are eligible to share in such contributions actively employed on the last day of the plan year. In 1998, we made matching contributions on behalf of Mr. Moshenek of $2,175.05 and on behalf of Mr. Vance of $2,541.63.

EMPLOYEE STOCK OWNERSHIP PLAN

     We have maintained a noncontributory employee stock ownership plan (the "ESOP") for substantially all full-time employees. An employee is eligible to participate upon completion of one hour of service on or before March 31, 1992 or upon completion of one year of service. At our discretion, we may make contributions on the behalf of participants to the plan from our current or accumulated net profit or out of our capital surplus which is invested primarily in our common stock. Contributions are determined and made at the discretion of the Board of Directors and, at a minimum, must be sufficient to service the ESOP trust debt. When contributions are made to the plan, each participant will share in the contributions on a pro-rata basis determined on the basis of individual compensation and total participants compensation. Upon retirement, participants will receive the value of the amounts which have accumulated in their account in the form of company stock or property. There were no contributions made for the years ended June 30, 1996, 1997 or 1998. When a reverse stock split occurred on the date the Transactions were completed, the shares of Royster-Clark stock held by the ESOP became a fractional share interest that was purchased by Royster-Clark for cash. As of the closing of the Transactions, Mr. Jenkins had an account balance of $1,710 for his interests in the ESOP, Mr. Moshenek had an account balance of $24,510 for his interests in the ESOP and Mr. Vance had an account balance of $27,075 for his interests in the ESOP.

1992 STOCK OPTION PLAN


     We have maintained a stock option plan for our eligible key employees and directors enabling them to acquire our common stock in the form of incentive stock options and of non-qualified stock options. Eligible employees under the stock option plan include our directors and employees, including officers, and consultants to us who are found to have or have rendered significant services and contributed to our success. We did not grant any options under the stock option plan in 1998. All options granted under the stock option plan vested upon completion of the Transactions and were cashed out or rolled over as options under the 1999 restricted stock purchase plan. Messrs. Moshenek, Vance and Abood have each rolled over their options into the 1999 restricted stock purchase plan. See " -- 1999 Restricted Stock Purchase Option Plan" and see "Relationships and Related Transactions."


1999 RESTRICTED STOCK PURCHASE AND OPTION PLAN


     Under the 1999 Restricted Stock Purchase and Option Plan of Royster-Clark Group, Inc., 200,000 shares of Royster-Clark Group common stock have been reserved for issuance in the form of restricted share grants to current and future management of Royster-Clark Group and 39,380 shares of Class A Common Stock, 14,795 shares of Series A Preferred Stock and 8,320 shares of Series B Preferred Stock have been reserved for the exercise of stock options rolled over from the 1992 stock option plan. Shares issued under the 1999 restricted stock purchase plan have restrictions on transfer of shares as provided in the stockholders' agreement described below in "Relationships and Related Transactions," including the right of Royster-Clark Group to repurchase shares upon termination of a stockholder's employment prior to the fifth anniversary of the closing, at a formula price. All options granted under the existing 1992 stock option plan have been cashed out or rolled over as options under the 1999 restricted stock purchase plan on terms similar to the options under the 1992 stock option plan, except that upon exercise the holder will receive the consideration he would have received if he had owned stock outright prior to the Transactions.

                    SECURITY OWNERSHIP OF BENEFICIAL OWNERS


PRINCIPAL SHAREHOLDERS

     All of our outstanding capital stock is owned by Royster-Clark Group. The following table provides information about the beneficial ownership of the Royster-Clark Group common stock as of the closing of the Transactions by (1) each person or entity who owns five percent or more of the common stock, (2) each of our directors who is a stockholder, (3) our Chief Executive Officer and the other executive officers named in "Management -- Executive Compensation" above who are stockholders, and (4) all of our directors and executive officers as a group.

                          NUMBER AND PERCENT OF SHARES


                                                                     NUMBER AND PERCENT OF SHARES
                                                       ---------------------------------------------------------
                                                         ROYSTER-CLARK GROUP             ROYSTER-CLARK GROUP
                                                         CLASS A COMMON STOCK            CLASS B COMMON STOCK
                                                       ------------------------       --------------------------
              NAME OF BENEFICIAL OWNERS                NUMBER        PERCENT(1)        NUMBER          PERCENT
              -------------------------                -------       ----------       ---------       ----------
399 Venture Partners, Inc............................  360,000(2)       46.9%         1,231,600(3)        100%
  399 Park Avenue
  New York, New York 10043
Francis P. Jenkins, Jr...............................  305,638(4)       39.8                 --            --
  c/o Royster-Clark, Inc.
  10 Rockefeller Plaza-Suite 1120
  New York, New York 10020
G. Kenneth Moshenek..................................   19,727(5)        2.6                 --            --
  c/o Royster-Clark, Inc.
  10 Rockefeller Plaza-Suite 1120
  New York, New York 10020
Walter Vance.........................................    5,713(6)          *                 --            --
  c/o Royster-Clark, Inc.
  P.O. Box 250
  Tarboro, North Carolina 27886
Thomas F. McWilliams(7)..............................       --            --                 --            --
  c/o 399 Venture Partners, Inc.
  399 Park Avenue
  New York, New York 10043
Randolph G. Abood....................................   12,617(8)        1.6                 --            --
  c/o Royster-Clark, Inc.
  10 Rockefeller Plaza-Suite 1120
  New York, New York 10020
All directors and executive officers as a group (5
  persons)...........................................  343,695          44.7%                --            --


------------------

*    Less than one percent
(1) All percentages do not give effect to the shares of Royster-Clark Group Class A issuable upon conversion of Royster-Clark Group Class B Common Stock. See " --
     Royster-Clark Group Common Stock."
(2)  Does not include shares of Royster-Clark Group Class A
     Common Stock issuable upon conversion of Royster-Clark Group
     Class B Common Stock. See " -- Royster-Clark Group Common
     Stock."
(3) Does not include shares of Royster-Clark Group Class B Stock issuable upon conversion of Royster-Clark Group Class A
     Common Stock. See " -- Royster-Clark Group Common Stock."
(4) Includes shares pledged to secure a promissory note in the amount of $1.8 million.
(5) Includes 17,792 shares subject to options that are currently exercisable.
(6) Includes 4,720 shares subject to options that are currently exercisable.
(7)  Does not include shares of Royster-Clark Group owned by 399
     Venture Partners, Inc.
(8) Includes shares pledged to secure two promissory notes, each in the amount of $220,000.

ROYSTER-CLARK GROUP COMMON STOCK

     The Certificate of Incorporation of Royster-Clark Group provides that Royster-Clark Group may issue 4,000,000 shares of common stock, divided into two classes consisting of 2,000,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock. The holders of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Except as required by law, the holders of Class B common stock have no voting rights. Under the Certificate of Incorporation of Royster-Clark Group, a holder of either class of common stock may convert any or all of his shares into an equal number of shares of the other class of common stock; provided that in the case of a conversion from Class B Common Stock, which is nonvoting, into Class A Common Stock, which is voting, the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Class A Common Stock which would be held after giving effect to the conversion.

     In addition to the common stock, 399 Ventures owns a $10 million subordinated note of Royster-Clark Group that does not require cash interest payments and 474,504 shares of Royster-Clark Group preferred stock and Messrs. Jenkins, Moshenek, Vance and Abood own, or will have the right to acquire upon exercise of options, approximately 172,146, 11,376, 3,289 and 14,800 shares of Royster-Clark Group preferred stock, respectively, in two series. The total number of shares of Royster-Clark Group preferred stock outstanding after completion of the Transactions was approximately 682,014 shares.


                     RELATIONSHIPS AND RELATED TRANSACTIONS


     At the time of the Transactions, 399 Ventures, Mr. Jenkins and other members of management entered into a series of arrangements and agreements to reflect their investments in Royster-Clark Group, our corporate parent, and the arrangements among themselves as stockholders of Royster-Clark Group.

     To effect the acquisitions of AgriBusiness and Royster-Clark, 399 Ventures purchased a $22.2 million 4 1/2% convertible subordinated note from us on March 31, 1999. This note was contributed by 399 Ventures to the capital of Royster-Clark Group and in turn contributed by Royster-Clark Group back to us at the closing of this financing. In addition, we effected a number of transactions involving holders of our stock and stock options: we redeemed 2,498 shares of stock from a group of stockholders who did not wish to be continuing investors in Royster-Clark Group for an aggregate amount of approximately $712,000. We redeemed 23,677 common-equivalent shares of our stock held by Mr. Jenkins for a price of approximately $6.8 million. We redeemed 5,385 shares of our stock from some stockholders, including Messrs. Moshenek, Vance and Abood, who wished to remain investors in Royster-Clark Group for an aggregate amount of approximately $1.5 million. Some options to acquire our common stock, including Messrs. Moshenek, Vance and Abood, elected to exchange their options for options issued under Royster-Clark Group's 1999 restricted stock purchase plan. At the time of the closing of the Transactions, we also effected a reverse stock split that resulted in cash payments in lieu of fractional share interests to holders of existing stock options who did not elect to exchange their options for options in Royster-Clark Group and to our Employee Stock Ownership Plan in aggregate amounts of approximately $649,000 and $2.9 million, respectively. Overall, at the time of the Transactions, Messrs. Jenkins, Moshenek, Vance and Abood each received, or have the right to receive upon exercise of options, approximately $6.8 million, $42,000, $22,000 and $276,000 in cash, respectively, and $17.5 million, $1.2 million, $335,000 and $1.5 million in securities of our parent, respectively. All of our stockholders who elected to continue as investors in Royster-Clark Group, including these individuals, received an aggregate of $8.3 million in cash and $23.5 million in securities of our parent, including securities issuable upon exercise of options.

     At the time of the Transactions, Mr. Jenkins, 399 Ventures and other key employees entered into a series of agreements as detailed below.

STOCKHOLDERS' AGREEMENT

     Royster-Clark Group, 399 Ventures, Mr. Jenkins and management stockholders entered into a stockholders' agreement related to our common stock and corporate governance.

     The stockholders' agreement provides that the Board of Directors of Royster-Clark Group will be composed of up to five directors, which will include two individuals designated by Mr. Jenkins, two individuals designated by 399 Ventures, and the remaining director will be an independent director designated by the vote of a majority of the other four directors. 399 Ventures has only designated one director at this time, and the independent director has not yet been selected.

     The stockholders' agreement also contains provisions which, with some exceptions, restrict the ability of the stockholders to transfer any Royster-Clark Group common stock except according to the terms of the stockholders' agreement. If holders of more than 50% of the Royster-Clark Group common stock approve the merger or consolidation of Royster-Clark Group or the sale of substantially all its assets, each stockholder has agreed to consent to the sale and, if the sale includes the sale of stock, each stockholder has agreed to sell all of the stockholder's Royster-Clark Group common stock on the terms and conditions approved by holders of a majority of the Royster-Clark Group common stock then outstanding. In the event Royster-Clark Group proposes to sell any equity securities, Royster-Clark Group must first offer to each of the other shareholders a pro rata portion of such shares unless such a sale falls under one of the limited exceptions. With some limitations, neither Mr. Jenkins nor 399 Ventures may sell any of their shares of Royster-Clark Group common stock without offering the other stockholders a pro rata opportunity to participate in the sale.

     With the exception of shares issued upon exercise of outstanding options, the stockholders' agreement also provides for additional restrictions on transfer of shares under the 1999 restricted stock purchase plan, including the right of Royster-Clark Group to repurchase some shares upon termination of employment of a holder of shares under the plan prior to the fifth anniversary of the closing, at a formula price, and the grant of a right of first refusal in favor of Royster-Clark Group in the event a holder of shares under the plan elects to transfer shares of Royster-Clark Group common stock.

PREFERRED STOCKHOLDERS' AGREEMENT

     The stockholders of Royster-Clark Group also entered into a preferred stockholders' agreement containing agreements regarding their future relationships and their rights and obligations related to the Royster-Clark Group's preferred stock. Under the preferred stockholders' agreement an investor cannot transfer shares of preferred stock unless all other investors are offered an equal opportunity to participate in the transaction on a pro rata basis. Under some circumstances, holders of preferred stock may be required to join in a sale of all the preferred stock to a third party.

REGISTRATION RIGHTS AGREEMENT

     Royster-Clark Group, 399 Ventures and the other stockholders of Royster-Clark Group entered into a registration rights agreement. Under the registration rights agreement, at any time after six months after the Royster-Clark Group has completed an initial public offering, 399 Ventures and Mr. Jenkins will each have demand registration rights. The parties to the registration rights agreement will also have "piggyback" registration rights which, with some exceptions, allow them to participate in a public offering of common stock. The Royster-Clark Group will pay the registration expenses of the selling stockholders other than underwriting fees, brokerage fees and transfer taxes applicable to the shares sold by the stockholders or the fees and expenses of any accountants or other representatives retained by a selling stockholder.

OTHER ARRANGEMENTS

     Mr. Abood serves as General Counsel to Royster-Clark and is paid on a fee basis for the time he spends on matters for Royster-Clark. During 1997 and 1998, we paid Mr. Abood approximately $150,000 and $177,000, respectively, for services rendered.

     S. Clark Jenkins, the brother of Francis P. Jenkins, Jr., was formerly the President of Royster-Clark. We have a non-compete agreement with Clark Jenkins, effective December 1, 1997, that pays him $20,833 per month through December 31, 1999. In addition, Clark Jenkins received payments of approximately $210,000 in 1997 under a previous agreement.

                       DESCRIPTION OF OTHER INDEBTEDNESS


SENIOR SECURED CREDIT FACILITY


     GENERAL. The following is a summary of indebtedness of our company. A copy of the senior secured credit facility is filed as an exhibit to the registration statement of which this prospectus constitutes a part.


     Related to the Transactions, we entered into the senior secured credit facility with a syndicate of financial institutions, as lenders, led by DLJ Capital Funding, as arranger and syndication agent, J.P. Morgan Securities, Inc., as documentation agent, and U.S. Bancorp Ag Credit, Inc., as administrative agent. The following summary describes provisions relating to the senior secured credit facility.

     Lenders have agreed to extend credit to us on a revolving basis at any time and from time to time for a period of five years following the closing of the Transactions in an aggregate principal amount of $275.0 million, of which up to $10 million will be available as a letter of credit sub-facility. Availability under the senior secured credit facility is qualified by various conditions precedent typical of bank loans, including, among other things, the absence of any material adverse change on our part and our subsidiaries, taken as a whole. Additionally, the maximum principal amount of outstanding borrowings under the senior secured credit facility may not exceed the lesser of:

     o $275 million and

     o a borrowing base comprised of a percentage of the value of all -- eligible inventory,
       -- eligible accounts receivable,
       -- prepaid inventory and
       -- rebate receivables of us and our domestic subsidiaries.

We used borrowings under the senior secured credit facility together with the first mortgage notes to

     o purchase AgriBusiness,

     o purchase Royster-Clark,

     o refinance existing debt of Royster-Clark and AgriBusiness,

     o pay fees and expenses in the transactions and

     o provide for working capital and other general corporate purposes.

SECURITY.  The obligations under the senior secured credit facility are secured by:

     o a first priority perfected lien on all of our accounts receivable, inventory, general intangibles and other property and assets and those of our direct and indirect subsidiaries, except for the first mortgages on seventeen of our and our subsidiaries' principal properties, the related fixtures and equipment, and other related assets (the "Fixed Assets"), which secure the first mortgage notes and

     o all of our capital stock and all the capital stock of our direct and indirect subsidiaries; provided that

       -- no more than 65% of the equity interests of non-U.S. subsidiaries held by us or our domestic subsidiaries will be required to be pledged as security and

       -- the equity interests of the limited purpose subsidiaries formed to own our non-mortgaged real estate, which secure the first mortgage notes, will not secure the senior secured credit facility.

We will also, according to cash collateral arrangements satisfactory to the syndication agent and the administrative agent, provide full cash dominion over our cash management accounts to the administrative agent on behalf of the lenders under the senior secured credit facility. The senior secured credit facility ranks equally with the first mortgage notes in right of payment.

     At our option, loans outstanding under the senior secured credit facility will bear interest at the administrative agent's alternate base rate plus 1.50% or reserve-adjusted London Interbank Offered Rate plus 2.75%, in either case for the first twelve months following the closing date and, after that time, will be determined by a leverage-based pricing grid. At June 30, 1999, we had $98.8 million outstanding under the senior secured credit facility bearing interest at 8.08%. The credit agreement also provides that a commitment fee of 0.50% per annum is payable quarterly in arrears on the daily average unutilized amount of the senior secured credit facility for the first twelve months following the closing, and after that time will also be determined by a leverage-based pricing grid.

     COVENANTS AND EVENTS OF DEFAULT. The senior secured credit facility contains among other things, covenants and restrictions under which we and our subsidiaries, other than the limited purpose subsidiaries which secure the first mortgage notes, may not, subject to customary exceptions described in the senior secured credit facility:

     o incur additional indebtedness, other than indebtedness incurred under the senior secured credit facility, the first mortgage notes, other indebtedness existing on the date of the senior secured credit facility, unsecured indebtedness evidenced by seller notes issued in connection with any acquisition permitted by the senior secured credit facility, additional debt in an amount not exceeding $4.0 million and other customary exceptions;

     o create liens on any property, revenues or assets;

     o make any loan or advance to any person;

     o declare or pay any dividends, except to Royster-Clark Group to pay its overhead expenses, not to exceed $2.0 million in the aggregate in any fiscal year, and to pay taxes;

     o permit the ratios of

       -- EBITDA to interest expense,

       -- current assets to the sum of current liabilities and outstanding loans and letters of credit,

       -- indebtedness to EBITDA and

       -- EBITDA less capital expenditures and taxes to interest expense to fall below levels specified in the senior secured credit facility, with levels increasing year over year through October 1, 2000, for the EBITDA to interest expense, through January 1, 2002 for the current assets to the sum of current liabilities and outstanding loans and letters of credit, through October 1, 2001 for indebtedness to EBITDA and through April 1, 2001 for EBITDA less capital expenditures and taxes to interest expense.

     o permit net worth to fall below levels specified in the senior secured credit facility;

     o make capital expenditures in excess of the amounts and for the periods described below:

FISCAL YEAR                                      CAPITAL EXPENDITURE AMOUNT
-----------                                      --------------------------
  1999.........................................         $27 million
  2000.........................................          28 million
  2001.........................................          30 million
  2002.........................................          30 million
  2003.........................................          32 million
  2004.........................................          35 million

     o liquidate, dissolve, consolidate with, or merge into or with, any other person, or purchase or otherwise acquire all or substantially all of the assets of another person;

     o dispose of any assets to any person in one transaction or series of transactions;

     o amend or modify the provisions of the first mortgage note documents;

     o enter into any transactions with any affiliate, unless the transaction is on terms and conditions not materially less favorable than could be obtained in an arm's-length transaction with a person other than an affiliate and is of the kind that would be entered into by a prudent person with a person that is not an affiliate;

     o enter into agreements with negative pledge clauses;

     o enter into sale and lease-back transactions;

     o issue any stock to any person or become liable for any obligation to purchase, redeem, retire, acquire or make any other payment in respect of any shares of stock or any option, warrant or other right to acquire shares of stock.

     Events of default under the senior secured credit facility include, among other things:

     o failure to pay principal or interest when due;

     o violation of covenants;

     o failure of any representation or warranty to be true in all material respects when made;

     o cross payment default or non-payment default permitting acceleration related to or acceleration of indebtedness;

     o change of ownership or control;

     o events of bankruptcy;

     o judgment defaults; and

     o ERISA events.


     PREPAYMENTS. At our option, we may prepay loans and reduce the amounts available to us under the senior secured credit facility at any time, without premium or penalty. We generally must prepay the senior secured credit facility and may have to reduce the commitments under the credit facility, with customary exceptions to be agreed upon, in an amount equal to:


     o 100% of the proceeds received by us or any of our subsidiaries from the sale of property or tangible and intangible assets, other than Fixed Assets, of the person;

     o 100% of the insurance recoveries or condemnation awards received by us or any of our subsidiaries from the destruction or condemnation of property or tangible and intangible assets, other than Fixed Assets, of the person;

     o 100% of the proceeds received by us or any of our subsidiaries from the sale or issuance by the person of debt securities; and

     o 50% of the proceeds received by us or any of our subsidiaries from the sale or issuance of equity securities of the person.

                      DESCRIPTION OF FIRST MORTGAGE NOTES


     You can find the definitions of some of the terms used in this description under the subheading "Definitions." In this description, the word
"Royster-Clark" refers only to Royster-Clark, Inc. and not to any of its subsidiaries.


     Royster-Clark issued the existing first mortgage notes under the indenture among itself, the guarantors and U.S. Trust Company of New York, as trustee. The terms of the indenture apply to the existing first mortgage notes and to the exchange first mortgage notes for which you may tender your existing first mortgage according to the exchange offer. The terms of these first mortgage notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the first mortgage notes.

BRIEF DESCRIPTION OF THE FIRST MORTGAGE NOTES AND THE GUARANTEES

  THE FIRST MORTGAGE NOTES:

     o are general obligations of Royster-Clark;

     o are secured by:

          (1) first mortgages on 17 of Royster-Clark's and its subsidiaries' principal properties and related fixtures and equipment and other related assets; and


          (2) all of the equity interests of Royster-Clark Realty LLC and Royster-Clark AgriBusiness Realty LLC, (together, the "Special Purpose Restricted Subsidiaries"), Royster-Clark's subsidiaries that own or will own approximately 280 properties used in our business;


     o are senior in right of payment to any future subordinated Indebtedness of Royster-Clark; and

     o are unconditionally guaranteed by the guarantors.

  THE GUARANTEES

     The first mortgage notes are fully and unconditionally guaranteed by Royster-Clark Group and all of the Restricted Subsidiaries of Royster-Clark on a joint and several basis.

     The guarantees of the first mortgage notes:

     o are general unsecured obligations of each guarantor;

     o are equal in right of payment with all existing and future Senior Debt of each guarantor, including their guarantees of the Credit Agreement; and

     o are senior in right of payment with any future senior subordinated Indebtedness of each guarantor.

  OTHER

     A majority of Royster-Clark's operations are expected to be conducted through its subsidiaries and, therefore, Royster-Clark will depend on the cash flow of its subsidiaries to meet its obligations, including its obligations under the first mortgage notes. Royster-Clark is also the borrower under the Credit Agreement, which is secured by:

     o all of the accounts receivable, inventory, general intangibles and other tangible and intangible property and assets of Royster-Clark and its subsidiaries, other than the assets securing the first mortgage notes;

     o all of Royster-Clark's common stock; and


     o all of the common stock of Royster-Clark's subsidiaries other than Royster-Clark Realty LLC and Royster-Clark AgriBusiness Realty LLC, our Special Purpose Restricted Subsidiaries, that own or will own approximately 280 properties used in our business, including substantially all of the owned Farmarkets and other facilities. The equity interests of the two companies are pledged to secure the first mortgage notes.


     The first mortgage notes are effectively subordinated in right of payment to the Credit Agreement to the extent of the collateral which secures the Credit Agreement.

     Royster-Clark's obligations under the Credit Agreement are guaranteed by Royster-Clark Group and all of the Restricted Subsidiaries other than the Special Purpose Restricted Subsidiaries, of Royster-Clark. The guarantees of the Credit Agreement are equal in right of payment with the guarantees of the first mortgage notes.

     Unless otherwise stated, for purposes of this "Description of First Mortgage Notes" and the indenture, Royster-Clark Group will be treated as a Restricted Subsidiary.

PRINCIPAL, MATURITY AND INTEREST

     Royster-Clark issued first mortgage notes initially in the principal amount of $200.0 million. Royster-Clark will issue first mortgage notes in denominations of $1,000 and integral multiples of $1,000. The first mortgage notes will mature on April 1, 2009. We are permitted to issue up to an additional $10 million first mortgage notes under the indenture. Any additional notes that are actually issued will be treated as issued and outstanding first mortgage notes, and as the same class as the initial first mortgage notes, for all purposes of the indenture and this "Description of the Notes," unless the context indicates otherwise.

     Interest on the first mortgage notes will accrue at the rate of 10 1/4% per annum and will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 1999. Royster-Clark will make each interest payment to the holders of record on the immediately preceding March 15 and September 15, beginning September 15, 1999.

     Interest on the first mortgage notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE FIRST MORTGAGE NOTES

     If a holder has given wire transfer instructions to Royster-Clark, Royster-Clark will pay all principal, interest, including Liquidated Damages, and premium, if any, on those first mortgage notes in accordance with those instructions. All other payments on first mortgage notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Royster-Clark elects to make interest payments by check mailed to the holders at their addresses provided in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE FIRST MORTGAGE NOTES

     The Trustee will initially act as paying agent and registrar. Royster-Clark may change the paying agent or registrar without prior notice to the holders, and Royster-Clark or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange first mortgage notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Royster-Clark may require a holder to pay any taxes and fees required by law or permitted by the indenture. Royster-Clark is not required to transfer or exchange any first mortgage note selected for redemption. Also, Royster-Clark is not required to transfer or exchange any first mortgage note for a period of 15 days before a selection of first mortgage notes to be redeemed.

     The registered holder of a first mortgage note will be treated as the owner of it for all purposes.

GUARANTEES

     The guarantors have agreed to fully and unconditionally guarantee Royster-Clark's obligations under the first mortgage notes on a joint and several basis. The obligations of each guarantor under its guarantee is limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance Matters."

     A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not the guarantor is the surviving individual or entity, another individual or entity, other than Royster-Clark or another guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the individual or entity acquiring the property in any sale or disposition or the individual or entity formed by or surviving any consolidation or merger assumes all the obligations of that guarantor under the indenture, its guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of the sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

     The guarantee of a guarantor will be released:

          (1) in any sale or other disposition of all or substantially all of the assets of that guarantor including by way of merger or consolidation to an individual or entity that is not either before or after giving effect to the transaction a Restricted Subsidiary of Royster-Clark, if the guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture; or

          (2) in any sale of all of the Capital Stock of a guarantor to an individual or entity that is not either before or after giving effect to the transaction a Restricted Subsidiary of Royster-Clark, if Royster-Clark applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture; or

          (3) if Royster-Clark designates any Restricted Subsidiary that is a guarantor as an Unrestricted Subsidiary. See " -- Repurchase at the Option of Holders -- Asset Sales."

SECURITY

     The obligations of Royster-Clark under the first mortgage notes are secured by:

          (1) a first priority security interest in the property, plant and equipment and related assets of Royster-Clark and its subsidiaries, constituting 17 of the principal granulation, seed production, processing and nitrogen plants of Royster-Clark and its subsidiaries; and


          (2) a pledge of all of the equity interests of Royster-Clark Realty LLC and Royster-Clark AgriBusiness LLC, our Special Purpose Restricted Subsidiaries that own or will own approximately 280 properties used in our business.



     The collateral does not include the following assets, which secure Royster-Clark's and the guarantors' obligations under the Credit Agreement (collectively, the "Excluded Assets"): all of the accounts receivable, inventory, general intangibles and other tangible and intangible property and assets of Royster-Clark and its subsidiaries and the common stock of Royster-Clark and its subsidiaries, other than the pledge relating to the two limited liability companies that own substantially all of the owned retail farm markets.



     Royster-Clark granted the pledge to the trustee as collateral agent for the holders of the first mortgage notes under the indenture. Royster-Clark and its Restricted Subsidiaries entered into a mortgage agreement. Under the mortgage agreement, Royster-Clark and its Restricted Subsidiaries granted to the collateral agent a mortgage in real property and improvements for the proportional benefit of the first mortgage note holders. Royster-Clark and its Restricted Subsidiaries entered into a security and pledge agreement. Under the security and pledge agreement. Royster-Clark and its Restricted Subsidiaries pledged and granted to the collateral agent a first priority security interest in equipment and other assets of Royster-Clark and its Restricted Subsidiaries, other than the Excluded Assets, for the proportional benefit of the first mortgage note holders. The mortgage and security interests will secure the payment and performance when due of all of the obligations of Royster-Clark and the guarantors under the indenture and the first mortgage notes.



     Because of delays in the issuance of the title reports on a number of the properties to be owned by the Special Purpose Restricted Subsidiaries, we have not been able to prepare deeds to transfer these properties. IMC Global, Inc. has agreed to indemnify the collateral agent for the benefit of the holders of the first mortgage notes and the Special Purpose Restricted Subsidiaries against losses if the properties are not transferred to the Special Purpose Restricted Subsidiaries.


     Any indemnity proceeds received by the collateral agent or the Special Purpose Restricted Subsidiaries from IMC Global, Inc. under these indemnity arrangements shall be applied or invested as provided for in the second and third paragraphs of the covenant "Asset Sales." However, if the aggregate amount of indemnity proceeds exceeds $5.0 million, Royster-Clark will offer to purchase the first mortgage notes as provided for in the fourth paragraph of the covenant "Asset Sales."


     The collateral release provisions of the indenture may permit the release of a Nitrogen Facility without substitution of collateral if an offer is made to repurchase first mortgage notes. See "Repurchase at the Option of Holders -- Sale of Nitrogen Facility."



     Royster-Clark has merged two of the limited purpose subsidiaries into the remaining two limited purpose subsidiaries. The mergers will not adversely affect the value of the collateral.



     So long as no Event of Default shall have occurred and be continuing, Royster-Clark and its Subsidiaries may be entitled to exercise any voting and other consensual rights pertaining to the collateral pledged by them.


     Upon the occurrence and during the continuance of an Event of Default and a declaration of an acceleration of the first mortgage notes:

          (1) all rights of Royster-Clark to exercise its voting and other consensual rights shall cease, and all these rights shall become vested in the collateral agent, which, to the extent permitted by law, shall have the sole right to exercise these voting and other consensual rights;


          (2) all rights of Royster-Clark to receive any cash dividends, interest and other payments made upon or with respect to the collateral will cease and the cash dividends, interest and other payments will be paid to the collateral agent; and



          (3) the collateral agent may sell the collateral or any part of it in accordance with the terms of the security agreements. All funds distributed under the mortgage and security agreements and received by the collateral agent for the benefit of the holders of the first mortgage notes will be distributed by the collateral agent in accordance with the provisions of the indenture.

     The collateral agent will determine the circumstances and manner in which the collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the collateral from the liens created by the mortgage and security agreements and whether to foreclose on the collateral following an Event of Default and a declaration of acceleration of the first mortgage notes.



     The mortgage and security agreements shall be terminated upon the full and final payment and performance of all Obligations of Royster-Clark under the indenture and the first mortgage notes and of the guarantors under the indenture and the guarantees.


OPTIONAL REDEMPTION

     At any time prior to April 1, 2002, Royster-Clark may on any one or more occasions redeem up to 35% of the aggregate principal amount of first mortgage notes originally issued under the indenture at a redemption price of 110.25% of the principal amount, plus accrued and unpaid interest, including Liquidated Damages, to the redemption date, with the net cash proceeds of one or more public offerings; provided that:

          (1) at least 65% of the aggregate principal amount of first mortgage notes originally issued under the indenture remains outstanding immediately after the occurrence of the redemption (excluding first mortgage notes held by Royster-Clark and its Subsidiaries); and

          (2) the redemption must occur within 45 days of the date of the closing of the public offering.

     Except as specified in the preceding paragraph, the first mortgage notes will not be redeemable at Royster-Clark's option prior to April 1, 2004.

     After April 1, 2004, Royster-Clark may redeem all or a part of the first mortgage notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, provided below plus accrued and unpaid interest, including Liquidated Damages, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2004......................................................   105.125%
2005......................................................   103.417%
2006......................................................   101.708%
2007 and thereafter.......................................   100.000%

MANDATORY REDEMPTION

     Royster-Clark is not required to make mandatory redemption or sinking fund payments related to the first mortgage notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, each holder of first mortgage notes will have the right to require Royster-Clark to repurchase all or any part, equal to or an integral multiple of $1,000, of that holder's first mortgage notes as specified in a change of control offer on the terms provided in the indenture. In the offer, Royster-Clark will offer a payment in cash equal to 101% of the aggregate principal amount of first mortgage notes repurchased plus accrued and unpaid interest, including Liquidated Damages, to the date of purchase. Within ten days following any Change of Control, Royster-Clark will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase first mortgage notes on the payment date specified in the notice which date shall be no earlier than 30 days and no later than

60 days from the date the notice is mailed, according to the procedures required by the indenture and described in the notice. Royster-Clark will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Act to the extent these laws and regulations are applicable to the repurchase of the first mortgage notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Royster-Clark will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of the conflict.


     On the payment date, Royster-Clark will, to the extent lawful:

         (1) accept for payment all or portions of first mortgage notes properly tendered according to the offer;

          (2) deposit with the paying agent an amount equal to the payment in respect of all or portions of first mortgage notes so tendered; and

          (3) deliver or cause to be delivered to the trustee the first mortgage notes so accepted together with an officers' certificate stating the aggregate principal amount of first mortgage notes being purchased by Royster-Clark.

     The paying agent will promptly mail to each holder of first mortgage notes so tendered the payment for the first mortgage notes, and the trustee will promptly authenticate and mail or cause to be transferred by book entry to each holder a new first mortgage note equal in principal amount to any unpurchased portion of the first mortgage notes surrendered, if any; provided that each new first mortgage note will be in a principal amount equal to an integral multiple of $1,000.

     The provisions described above that require Royster-Clark to make an offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above related to a Change of Control, the indenture does not contain provisions that permit the holders of the first mortgage notes to require that Royster-Clark repurchase or redeem the first mortgage notes in the event of a takeover, recapitalization or similar transaction.

     Royster-Clark will not be required to make an offer upon a Change of Control if a third party makes the offer in the manner, at the times and otherwise in compliance with the requirements provided in the indenture applicable to an offer made by Royster-Clark and purchases all first mortgage notes validly tendered and not withdrawn under this type of offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Royster-Clark and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of first mortgage notes to require Royster-Clark to repurchase first mortgage notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Royster-Clark and its Subsidiaries taken as a whole to another individual or entity may be uncertain.

  ASSET SALES

     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries, to complete an Asset Sale other than transfers of Receivables to a Receivables Subsidiary in a Receivables Transaction and regulatory divestitures required with acquisitions unless:

          (1) Royster-Clark or the Restricted Subsidiary, as the case may be receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by Royster-Clark's Board of Directors and evidenced by a resolution of the Board of Directors provided in an officers' certificate delivered to the trustee; and

          (3) at least 75% of the consideration received by Royster-Clark or the Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be found to be cash:

             (a) any liabilities as shown on Royster-Clark's or the Restricted Subsidiary's most recent balance sheet of Royster-Clark or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the first mortgage notes or any Subsidiary Guarantee, that are assumed by the transferee of any assets under a customary assumption agreement; and

             (b) any securities, notes or other obligations received by Royster-Clark or any Restricted Subsidiary from the transferee that are within 45 days converted by Royster-Clark or such Restricted Subsidiary into cash to the extent of the cash received in that conversion; provided, however, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received is equal to or greater than what the net after-tax proceeds would have been had the Asset Sale complied with the aforementioned 75% limitation.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Royster-Clark may apply the Net Proceeds at its option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments related to the Senior Debt;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, Royster-Clark may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.


     Any Net Proceeds from Asset Sales that are not applied or invested as provided above will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, Royster-Clark will make an Asset Sale Offer to all holders of first mortgage notes and all holders of other Indebtedness that is equal in priority with the first mortgage notes. An Asset Sale Offer will contain provisions similar to those contained in the indenture related to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of first mortgage notes and any other Indebtedness equal in priority with the first mortgage notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, including Liquidated Damages if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after completion of an Asset Sale Offer, Royster-Clark may use the Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of first mortgage notes and any other Indebtedness equal in priority with the first mortgage notes tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the first mortgage notes and any other Indebtedness to be purchased on a pro rata basis based on the principal amount of first mortgage notes and any other Indebtedness equal in priority with the first mortgage notes tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


     Royster-Clark will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Act to the extent these laws and regulations are applicable to each repurchase of first mortgage notes as specified in an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, Royster-Clark will comply with the applicable securities laws and regulations and will not be found to have breached its obligations under the Asset Sale provisions of the indenture by virtue of a conflict.

     The agreements governing Royster-Clark's other Indebtedness contain prohibitions of some events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of first mortgage notes of their right to require Royster-Clark to repurchase the first mortgage notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of these types of repurchases on Royster-Clark. Finally, Royster-Clark's ability to pay cash to the holders of first mortgage notes upon a repurchase may be limited by Royster-Clark's then existing financial resources. See "Risk Factors -- Financing Change of Control Offer."

  SALE OF NITROGEN FACILITY

     Upon the sale of a Nitrogen Facility, or the capital stock of the guarantor owning the facility, holders of first mortgage notes will have the right to require Royster-Clark to repurchase, proportional to the Net Proceeds of the sale, all outstanding first mortgage notes, in whole or in part, at a repurchase price equal to the Permitted Sale Repurchase Price, according to the procedures described in "Repurchase at the Option of Holders -- Change of Control." "Permitted Sale Repurchase Price" means an amount equal to, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of interest and the scheduled payment of principal, discounted to the repurchase date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Special Adjusted Treasury Rate, plus accrued and unpaid interest and Liquidated Damages, if any, to the repurchase date.

     All of the consideration received by Royster-Clark or a Restricted Subsidiary from the sale of a Nitrogen Facility shall be in the form of cash. Any proceeds from the sale of a Nitrogen Facility remaining after the repurchase of first mortgage notes as provided above shall be applied to permanently repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, shall permanently reduce commitments related to the Senior Debt.

SELECTION AND NOTICE

     If less than all of the first mortgage notes are to be redeemed at any time, the trustee will select first mortgage notes for redemption as follows:

          (1) if the first mortgage notes are listed, in compliance with the requirements of the principal national securities exchange on which the first mortgage notes are listed; or

          (2) if the first mortgage notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

     No first mortgage notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of first mortgage notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any first mortgage note is to be redeemed in part only, the notice of redemption that relates to that first mortgage note shall state the portion of the principal amount to be redeemed. A new first mortgage note in principal amount equal to the unredeemed portion of the original first mortgage note will be issued in the name of the holder upon cancellation of the original first mortgage note. First mortgage notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on first mortgage notes or portions of them called for redemption.

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COVENANTS


  RESTRICTED PAYMENTS

     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


          (1) declare or pay any dividend or make any other payment or distribution on account of Royster-Clark's or any of its Restricted Subsidiaries' Equity Interests, including, without limitation, any payment related to any merger or consolidation involving Royster-Clark or any of its Restricted Subsidiaries, or to the direct or indirect holders of Royster-Clark or any of its Restricted Subsidiaries' Equity Interests in their capacity as such other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of Royster-Clark or Royster-Clark Group or to Royster-Clark or a Restricted Subsidiary of Royster-Clark;



          (2) purchase, redeem or otherwise acquire or retire for value including, without limitation, related to any merger or consolidation involving Royster-Clark, any Equity Interests of Royster-Clark or any direct or indirect parent of Royster-Clark, other than Equity Interests owned by Royster-Clark Group, Royster-Clark or any Wholly Owned Restricted Subsidiary of Royster-Clark;


          (3) make any payment on or related to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the first mortgage notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity; or


          (4) make any Restricted Investment, all payments and other actions stated in clauses (1) through (4) above being collectively referred to as "Restricted Payments",


unless, at the time of and after giving effect to the Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence; and

          (2) Royster-Clark would, at the time of such Restricted Payment and after giving pro forma effect to the Restricted Payment as if the payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness as specified by the Fixed Charge Coverage Ratio test provided in the first paragraph of the covenant described below under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Royster-Clark and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (12) of the next succeeding paragraph) is less than the sum, without duplication, of

             (a) 50% of the Consolidated Net Income of Royster-Clark for the period (taken as one accounting period) from the beginning of the date of the indenture to the end of Royster-Clark's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment, or, if the Consolidated Net Income for the period is a deficit, less 100% of such deficit, plus

             (b) 100% of the aggregate net cash proceeds received by Royster-Clark since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Royster-Clark other than Disqualified Stock or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Royster-Clark that have been converted into or exchanged for these Equity Interests, other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Royster-Clark, plus

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             (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, or the non-cash proceeds have been converted to cash, the lesser of (i) the cash return of capital with respect to the Restricted Investment less the cost of disposition, if any and (ii) the initial amount of the Restricted Investment, plus

             (d) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of:

             o the fair market value of Royster-Clark's ownership interest in the redesignated Subsidiary as determined in good faith by the Board of Directors as of the date of its redesignation or

             o the fair market value when made of all Investments subsequent to the date of the indenture previously made by Royster-Clark and its Restricted Subsidiaries in the redesignated Subsidiary but only to the extent that the Investments were treated as a Restricted Payment, other than any Restricted Payment made pursuant to clauses (1) through (12) below.

     So long as no Default has occurred and is continuing or would occur, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Royster-Clark or any Restricted Subsidiary or of any Equity Interests of Royster-Clark or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance, other than to a Restricted Subsidiary of Royster-Clark of, Equity Interests of Royster-Clark other than Disqualified Stock or from the net cash proceeds of an equity capital contribution to Royster-Clark; provided that the amount of any net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Royster-Clark or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Subsidiary of Royster-Clark to the holders of its common Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Royster-Clark or any Restricted Subsidiary of Royster-Clark held by any member of Royster-Clark or any of its Restricted Subsidiaries management specified in any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all of the repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period plus the amount received by Royster-Clark or any Restricted Subsidiary of Royster-Clark from any member of management for the purchase of any Equity Interests of Royster-Clark or any Restricted Subsidiary of Royster-Clark during the twelve-month period; provided that any amounts so received for the purchases shall be excluded from clause (3)(b) of the preceding paragraph to the extent of the repurchase, redemption or other acquisition or retirement for value;

          (6) Permitted Investments;


          (7) repurchase of Equity Interests found to occur upon exercise of stock options to the extent that the Equity Interests represent a portion of the exercise price of the options;


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          (8) any loans, advances, distributions or payments from Royster-Clark to any Restricted Subsidiary, or any loans, advances, distributions or payments by a Restricted Subsidiary to Royster-Clark or to another Restricted Subsidiary; provided, however, that any loans, advances, distributions or payments must be expressly subordinated to the prior payment in full in cash of all Obligations related to the first mortgage notes;


          (9) the defeasance, redemption, repurchase or other acquisition of any Indebtedness subordinated or equal in right of payment to the first mortgage notes at a purchase price not greater than 101% of the principal amount of the Indebtedness, plus any accrued and unpaid interest in the event of a Change of Control; provided that prior to or contemporaneously with the repurchase, Royster-Clark has made an offer related to the first mortgage notes and has repurchased all first mortgage notes validly tendered for payment and not withdrawn in the offer;

          (10) other Restricted Payments in an aggregate amount not to exceed $5.0 million;

          (11) any Investments in a joint venture or in a Permitted Business in an aggregate amount not to exceed $10.0 million; or

          (12) the declaration or payment of dividends or advances to Royster-Clark Group for expenses incurred by Royster-Clark Group in its capacity as a holding company that are attributable to the operations of Royster-Clark and its Restricted Subsidiaries, including, without limitation:

          o fees and expenses paid to members of the Board of Directors of Royster-Clark Group,

          o general corporate overhead expenses of Royster-Clark Group directly and exclusively attributable to the ownership and/or business and operations of Royster-Clark and its Restricted Subsidiaries, not to exceed $100,000 in any fiscal year or $500,000 in any fiscal year if Royster-Clark Group is a public reporting company under the Securities Exchange Act of 1934,

          o foreign, federal, state or local tax liabilities paid by Royster-Clark Group directly and exclusively attributable to the ownership and/or business and operations of Royster-Clark and its Restricted Subsidiaries other than Royster-Clark Group,

          o the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Royster-Clark Group held by any member or former member of Royster-Clark Group's or Royster-Clark's or any of their Restricted Subsidiaries' Board of Directors or any present or former officer, employee or director of Royster-Clark Group, Royster-Clark or any Restricted Subsidiary specified in any management equity subscription agreement or stock option agreement, directly and exclusively attributable to the ownership and/or business and operations of Royster-Clark and its Restricted Subsidiaries other than Royster-Clark Group, provided that the aggregate amount paid specified by this clause does not exceed in any fiscal year $250,000, plus the aggregate cash proceeds received by Royster-Clark or Royster-Clark Group from any reissuance of Equity Interests by Royster-Clark Group or Royster-Clark to employees, officers or directors of Royster-Clark Group, Royster-Clark or any Restricted Subsidiary during the fiscal year provided that any cash proceeds received from any reissuance shall be excluded from clause (3)(b) of the preceding paragraph, to the extent of any repurchase, redemption, or other acquisition or retirement for value,

          o customary and reasonable accounting, legal or other professional or administrative expenses directly and exclusively attributable to the ownership and/or business and operations of Royster-Clark and its Restricted Subsidiaries other than Royster-Clark Group, and

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

          o reasonable fees, offering costs and related expenses associated with any registration statements filed with the Commission; provided, however, the aggregate amount paid according to the clauses above does not exceed $500,000 in any fiscal year.

     The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Royster-Clark or a Restricted Subsidiary, as the case may be, according to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution regarding the value of the assets or securities shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, Royster-Clark shall deliver to the trustee an officers' certificate stating that the Restricted Payment is permitted and providing the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

     The Board of Directors may designate any Restricted Subsidiary, other than any of the Special Purpose Restricted Subsidiaries, to be an Unrestricted Subsidiary if the designation would not cause a Default. For purposes of making the determination, all outstanding Investments by Royster-Clark and its Restricted Subsidiaries, except to the extent repaid in cash, in the Subsidiary so designated will be found to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All the outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of the Investments at the time of the designation as determined in good faith by the Board of Directors. The designation shall only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (12) above or is entitled to be made according to the first paragraph of this covenant, Royster-Clark shall, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK


     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, any Indebtedness including Acquired Debt. Royster-Clark will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock. However, Royster-Clark may incur Indebtedness including Acquired Debt or issue Disqualified Stock, and the Restricted Subsidiaries other than the Special Purpose Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Royster-Clark's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1.0. The Fixed Charge Coverage Ratio is determined on a pro forma basis including a pro forma application of the net proceeds, as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of the four-quarter period.


     If the four-quarter period includes any period prior to the date of the indenture, the financial statements for the prior period shall be prepared on a pro forma basis giving effect to the Transactions in accordance with Article 11 of Regulation S-X under the Securities Act.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

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          (1) the incurrence by Royster-Clark and any Restricted Subsidiary, other than the Special Purpose Restricted Subsidiaries, of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the Borrowing Base, less the aggregate amount of all mandatory reductions required by the covenants described under "Repurchase at the Option of Holders -- Asset Sales," and "Repurchase at the Option of Holders -- Sale of Nitrogen Facility" that have actually been made since the date of the indenture; provided, that the Indebtedness incurred to refund, refinance or replace any Indebtedness incurred under this clause (1) need not constitute Permitted Refinancing Indebtedness;

          (2) the incurrence by Royster-Clark and its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of the Existing Indebtedness;

          (3) the incurrence by Royster-Clark and the Restricted Subsidiaries of Indebtedness represented by the first mortgage notes to be issued on the date of the indenture and the exchange first mortgage notes to be issued according to the registration rights agreements including, in each case, the Subsidiary Guarantees;

          (4) the incurrence by Royster-Clark or any of its Restricted Subsidiaries, other than the Special Purpose Restricted Subsidiaries, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (4), (9) or (16) of this paragraph;

          (5) the incurrence by Royster-Clark or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Royster-Clark and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

             (a) if Royster-Clark or any guarantor is the obligor on the Indebtedness, the Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations related to the first mortgage notes, in the case of Royster-Clark, or the guarantee, in the case of a guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by an individual or entity other than Royster-Clark or a Restricted Subsidiary and (ii) any sale or other transfer of any Indebtedness to an individual or entity that is not either Royster-Clark or a Wholly Owned Restricted Subsidiary shall be found, in each case, to constitute an incurrence of the Indebtedness by Royster-Clark or the Subsidiary, as the case may be, that was not permitted by this clause (5);

          (6) the incurrence by Royster-Clark or any of its Restricted Subsidiaries, other than the Special Purpose Restricted Subsidiaries, of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk related to any floating rate Indebtedness that is permitted by the terms of this indenture to be outstanding;

          (7) the guarantee by Royster-Clark or any of its Restricted Subsidiaries, other than the Special Purpose Restricted Subsidiaries, of Indebtedness of Royster-Clark or a Restricted Subsidiary of Royster-Clark that was permitted to be incurred by another provision of this covenant;

          (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be found to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each case, that the amount is included in Fixed Charges of Royster-Clark as accrued; and

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          (9) the incurrence by Royster-Clark or any of its Restricted
     Subsidiaries, other than the Special Purpose Restricted Subsidiaries, of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred under this clause (9), not to exceed $20.0 million;

          (10) the incurrence by Royster-Clark or any of its Restricted Subsidiaries, other than the Special Purpose Restricted Subsidiaries, of obligations that are incurred for the purpose of fixing or hedging currency risk or the value of commodities or foreign currencies purchased or received by Royster-Clark or any Restricted Subsidiary in the ordinary course of business in amounts reasonably related to Royster-Clark's business and not for speculative purposes;

          (11) Indebtedness of Royster-Clark or a Restricted Subsidiary, other than the Special Purpose Restricted Subsidiaries, owed to, including obligations in respect of letters of credit for the benefit of, any individual or entity related to worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by the individual or entity to Royster-Clark or the Restricted Subsidiary, as specified by reimbursement or indemnification obligations to the individual or entity, in each case incurred in the ordinary course of business and consistent with past practices;

          (12) Indebtedness arising from agreements of Royster-Clark or a Restricted Subsidiary, other than the Special Purpose Restricted Subsidiaries, providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Equity Interests; provided that the maximum aggregate liability of all the Indebtedness shall at no time exceed the gross proceeds actually received by Royster-Clark and its Restricted Subsidiaries related to the disposition;

          (13) obligations in respect of performance and surety bonds and completion guarantees provided by Royster-Clark or any Restricted Subsidiary, other than the Special Purpose Restricted Subsidiaries, in the ordinary course of business;

          (14) the incurrence by Royster-Clark's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any Indebtedness ceases to be Non-Recourse Debt or the Subsidiary ceases to be an Unrestricted Subsidiary, the event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Royster-Clark;

          (15) the incurrence of Indebtedness, other than by the Special Purpose Restricted Subsidiaries, in connection with Receivables Transactions; and

          (16) the incurrence by Royster-Clark Group, Inc. of Indebtedness represented by (a) the non-cash pay subordinated notes issued to IMC Global, 399 Ventures and Management Investors to consummate the Transactions and (b) the 4 1/2% convertible subordinated note issued to 399 Ventures on March 31, 1999 to effect the acquisitions of AgriBusiness and Royster-Clark.

     Royster-Clark will not incur any Indebtedness including Permitted Debt that is contractually subordinated in right of payment to any other Indebtedness of Royster-Clark unless the Indebtedness is also contractually subordinated in right of payment to the first mortgage notes on substantially identical terms; provided, however, that no Indebtedness of Royster-Clark shall be found to be contractually subordinated in right of payment to any other Indebtedness of Royster-Clark solely by virtue of being unsecured.


     In the event that proposed Indebtedness satisfies more than one of the categories of Permitted Debt described above, or is permitted under the first paragraph of this covenant, Royster-Clark may classify the Indebtedness on the date of its incurrence, or reclassify all or a portion of the Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which first mortgage notes are first issued and authenticated under the


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indenture shall be found to have been incurred on this date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.


     The Special Purpose Restricted Subsidiaries will not incur any Indebtedness except for Permitted Debt specifically provided for in clauses (3) and (5) of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant.

  LIENS


     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing the Collateral or Indebtedness, Attributable Debt or trade payables on any asset now owned or later acquired, except Permitted Liens. However, in addition to creating Permitted Liens on its properties or assets, Royster-Clark and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets, including but not limited to any capital stock of its Subsidiaries, if the first mortgage notes are equally and proportionally secured.


  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to Royster-Clark or any of its Restricted Subsidiaries, or related to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Royster-Clark or any of its Restricted Subsidiaries;

          (2) make loans or advances to Royster-Clark or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Royster-Clark or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to Royster-Clark Group, Inc. and to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness and the Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the indenture, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, related to the dividend and other payment restrictions than those contained in the Existing Indebtedness, as in effect on the date of the indenture;

          (2) the indenture, the guarantees and the first mortgage notes;

          (3) applicable law;

          (4) any instrument governing Indebtedness or Capital Stock of an entity acquired by Royster-Clark or any of its Restricted Subsidiaries as in effect at the time of the acquisition, except to the extent the Indebtedness was incurred in or in contemplation of an acquisition of this type, which encumbrance or restriction is not applicable to any entity, or the properties or assets of any entity, other than the entity, or the property or assets of the entity, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices;

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          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary or all or substantially all of the assets of the Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to the Lien;

          (10) provisions related to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) permitted mortgage or construction financing that imposes restrictions on the property acquired or improved;

          (13) encumbrances or restrictions imposed by amendments to the contracts, agreements or obligations referred to in the foregoing clauses
     (1) through (12) if not materially more restrictive in the aggregate than the contract, agreement or obligation in question prior to its amendment;

          (14) protective liens filed in connection with sale-leaseback transactions permitted under "-- Sale and Leaseback Transactions;" and

          (15) Indebtedness permitted to be incurred according to clauses (11),
     (13) and (15) of the second paragraph of the covenant " -- Incurrence of Indebtedness and Issuance of Preferred Stock."

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     Royster-Clark Group and Royster-Clark may not, directly or indirectly: (1) consolidate or merge with or into another entity whether or not Royster-Clark Group or Royster-Clark is the surviving corporation or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Royster-Clark and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another individual or entity; unless in the case of each of Royster-Clark Group and Royster-Clark:

          (1) either: (a) Royster-Clark Group or Royster-Clark is the surviving corporation; or (b) the entity formed by or surviving any consolidation or merger, if other than Royster-Clark Group or Royster-Clark, or to which the sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the entity formed by or surviving any consolidation or merger, if other than Royster-Clark Group or Royster-Clark, or the individual or entity to which the sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Royster-Clark Group or Royster-Clark under the first mortgage notes, the indenture and the registration rights agreement according to agreements reasonably satisfactory to the trustee;

          (3) immediately after the transaction of this type no Default or Event of Default exists; and

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          (4) Royster-Clark Group or Royster-Clark or the entity formed by or surviving any consolidation or merger, if other than Royster-Clark Group or Royster-Clark, or to which the sale, assignment, transfer, conveyance or other disposition shall have been made:

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Royster-Clark Group or Royster-Clark immediately preceding the transaction; and

             (b) will, on the date of the transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness as specified by the Fixed Charge Coverage Ratio test provided in the first paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, Royster-Clark Group and Royster-Clark may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other individual or entity. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Royster-Clark Group, Royster-Clark and any of its Wholly Owned Subsidiaries and any of the guarantors.

  TRANSACTIONS WITH AFFILIATES

     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to Royster-Clark or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Royster-Clark or a Restricted Subsidiary with an unrelated individual or entity; and

          (2) Royster-Clark delivers to the trustee:

             (a) with respect to any Affiliate Transaction or series of interrelated or contractually related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors provided in an officers' certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of interrelated or contractually related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be found to be Affiliate Transactions and, therefore, the provisions of the prior paragraph do not apply:

          (1) any employment agreement, compensation or employee benefit arrangements, incentive arrangements and customary director fees including grants of stock, stock options or other Equity Interests entered into by Royster-Clark or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Royster-Clark or such Restricted Subsidiary;

          (2) transactions between or among Royster-Clark and/or its Restricted Subsidiaries;

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

          (3) transactions with an individual or entity that is an Affiliate of Royster-Clark Group or Royster-Clark solely because Royster-Clark Group or Royster-Clark owns an Equity Interest in the individual or entity;

          (4) payment of reasonable directors fees to individuals who are not otherwise Affiliates of Royster-Clark Group or Royster-Clark;

          (5) Restricted Payments that are permitted by the provisions of the indenture described above under the caption " -- Restricted Payments;" and

          (6) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultant of Royster-Clark or any of its Restricted Subsidiaries.

  ADDITIONAL SUBSIDIARY GUARANTEES

     If Royster-Clark or any of its Subsidiaries acquires or creates another Restricted Subsidiary after the date of the indenture, then that newly acquired or created Restricted Subsidiary must become a guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within 10 business days of the date on which it was acquired or created. In the event Royster-Clark or any of its Subsidiaries acquires or creates a Restricted Subsidiary which is organized under the laws of a jurisdiction other than the United States or a political subdivision of the United States, and if the issuance of a guarantee by a Restricted Subsidiary would result in the imposition of a tax or similar governmental charge, the foreign Restricted Subsidiary shall not be required to be a guarantor.

  SALE AND LEASEBACK TRANSACTIONS

     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Royster-Clark or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) Royster-Clark or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to the sale and leaseback transaction under the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and provided in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Royster-Clark applies the proceeds of the transaction in compliance with, the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales."

  LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED RESTRICTED SUBSIDIARIES

     Royster-Clark will not, and will not permit any of its Restricted Subsidiaries other than Royster-Clark Group to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Royster-Clark to any individual or entity other than Royster-Clark or a Wholly Owned Restricted Subsidiary of Royster-Clark, unless:

          (1) the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in the Wholly Owned Restricted Subsidiary; and the cash Net Proceeds from the transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales;" or

          (2) the transfer, conveyance, sale, lease or other disposition is of less than all the Capital Stock of the Wholly Owned Restricted Subsidiary, the formerly Wholly Owned Restricted Subsidiary has been duly designated as an Unrestricted Subsidiary and no longer constitutes a

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

     Restricted Subsidiary after the sale, Royster-Clark could have made an Investment in the retained shares of the formerly Wholly Owned Restricted Subsidiary at the time of the sale in accordance with the covenant described above under " -- Restricted Payments" and the cash Net Proceeds from the transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales."

     In addition, Royster-Clark will not permit any Wholly Owned Restricted Subsidiary of Royster-Clark to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any individual or entity other than to Royster-Clark or a Wholly Owned Restricted Subsidiary of Royster-Clark.

  BUSINESS ACTIVITIES

     Royster-Clark will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to Royster-Clark and its Restricted Subsidiaries taken as a whole.

  ADVANCES TO SUBSIDIARIES

     All advances to Royster-Clark Group and Subsidiaries of Royster-Clark made by Royster-Clark after the date of the indenture will be evidenced by intercompany notes in favor of Royster-Clark. These intercompany notes will be subordinated to the guarantees and the first mortgage notes.

  PAYMENTS FOR CONSENT


     Royster-Clark Group and Royster-Clark will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of first mortgage notes for or as an inducement to any consent, waiver or amendment of any of the provisions of the indenture or the first mortgage notes. This prohibition does not apply where the consideration is offered to be paid and is paid to all holders of the first mortgage notes that consent, waive or agree to amend in the time frame specified in the solicitation documents relating to the consent, waiver or agreement.


REPORTS

     Whether or not required by the Commission, so long as any first mortgage notes are outstanding, Royster-Clark will furnish to the holders of first mortgage notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Royster-Clark were required to file the Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Royster-Clark's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Royster-Clark were required to file the reports.

     In addition, following the completion of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, Royster-Clark will file a copy of all information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept the filing, and make the information available to securities analysts and prospective investors upon request. In addition, Royster-Clark and the guarantors have agreed that, for so long as any first mortgage notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered according to Rule 144A(d)(4) under the Securities Act.

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EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest, including Liquidated Damages, on the first mortgage notes;

          (2) default in payment when due of the principal of, or premium, if any, on the first mortgage notes;


          (3) failure by Royster-Clark or any of its Restricted Subsidiaries to comply with the provisions described under the captions " -- Repurchase at the Option of Holders -- Change of Control," " -- Repurchase at the Option of Holders -- Asset Sales," " -- Repurchase at the Option of Holders -- Sale of Nitrogen Facility," " -- Covenants -- Restricted Payments," " -- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or " -- Covenants -- Merger, Consolidation or Sale of Assets;"


          (4) failure by Royster-Clark or any of its Restricted Subsidiaries for 60 days after notice by the trustee or holders of at least 25% in principal amount of the first mortgage notes outstanding to comply with any of the other agreements in the indenture;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Royster-Clark or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Royster-Clark or any of its Restricted Subsidiaries, whether the Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on the Indebtedness prior to the expiration of the grace period provided in the Indebtedness on the date of the default;

             (b) results in the acceleration of the Indebtedness prior to its express maturity, and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (6) failure by Royster-Clark or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;


          (7) breach by Royster-Clark or any Restricted Subsidiary of any representation or warranty or agreement specified in the mortgage and security agreements, the repudiation by Royster-Clark or any Restricted Subsidiary of any obligations under the mortgage and security agreements or the unenforceability of the mortgage and security agreements against Royster-Clark or any Restricted Subsidiary for any reason;


          (8) except as permitted by the indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any individual or entity acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee; and

          (9) events of bankruptcy or insolvency related to Royster-Clark or any of its Restricted Subsidiaries.

     In the case of an Event of Default arising from events of bankruptcy or insolvency, related to Royster-Clark, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding first mortgage notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding first mortgage notes may declare all the first mortgage notes to be due and payable immediately.

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

     Holders of the first mortgage notes may not enforce the indenture or the first mortgage notes except as provided in the indenture. With some limitations, holders of a majority in principal amount of the then outstanding first mortgage notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the first mortgage notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, or Liquidated Damages, if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the first mortgage notes then outstanding by notice to the trustee may on behalf of the holders of all of the first mortgage notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest, or Liquidated Damages on, or the principal of, the first mortgage notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Royster-Clark with the intention of avoiding payment of the premium that Royster-Clark would have had to pay if Royster-Clark then had elected to redeem the first mortgage notes according to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the first mortgage notes. If an Event of Default occurs prior to April 1, 2004 by reason of any willful action or inaction taken or not taken by or on behalf of Royster-Clark with the intention of avoiding the prohibition on redemption of the first mortgage notes prior to April 1, 2004 then the following premium, which is expressed as a percentage of the principal amount of the first mortgage notes on the date of payment, shall also become immediately due and payable to the extent permitted by law upon the acceleration of the first mortgage notes:

YEAR                                                PERCENTAGE
----                                                ----------
1999..............................................   110.250%
2000..............................................   109.225%
2001..............................................   108.200%
2002..............................................   107.175%
2003..............................................   106.150%

     Royster-Clark is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Royster-Clark is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Royster-Clark or any guarantor, as such, shall have any liability for any obligations of Royster-Clark or the guarantors under the first mortgage notes, the indenture, the guarantees, or for any claim based on, in respect of, or by reason of, the obligations or their creation. Each holder of first mortgage notes by accepting a first mortgage note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the first mortgage notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Royster-Clark may, at its option and at any time, elect to have all of its obligations discharged related to the outstanding first mortgage notes and all obligations of the guarantors discharged related to their Subsidiary Guarantees except for:

        (1) the rights of holders of outstanding first mortgage notes to receive payments in respect of the principal of, or interest including Liquidated Damages, if any, on the first mortgage notes when the payments are due from the trust referred to below;

          (2) Royster-Clark's obligations related to the first mortgage notes concerning issuing temporary first mortgage notes, registration of first mortgage notes, mutilated, destroyed, lost

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

     or stolen first mortgage notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and Royster-Clark's obligations related to the trustee; and

          (4) the legal defeasance provisions of the indenture.

     In addition, Royster-Clark may, at its option and at any time, elect to have the obligations of Royster-Clark and the guarantors released to covenants that are described in the indenture and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default related to the first mortgage notes. In the event covenant defeasance occurs, some events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default related to the first mortgage notes.

     In order to exercise either legal defeasance or covenant defeasance:

          (1) Royster-Clark must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the first mortgage notes, cash in U.S. dollars, non-callable government securities, or a combination of the two, in the amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium including Liquidated Damages, if any, on the outstanding first mortgage notes on the stated maturity or on the applicable redemption date, as the case may be, and Royster-Clark must specify whether the first mortgage notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of legal defeasance, Royster-Clark shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

          o Royster-Clark has received from, or there has been published by, the Internal Revenue Service a ruling or

          o since the date of the indenture, there has been a change in the applicable federal income tax law,

    In either case the opinion of counsel shall confirm that, the holders of the outstanding first mortgage notes will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

          (3) in the case of covenant defeasance, Royster-Clark shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding first mortgage notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either:

          o on the date of the deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to the deposit; or

          o insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which Royster-Clark or any of its Subsidiaries is a party or by which Royster-Clark or any of its Subsidiaries is bound;

          (6) Royster-Clark must have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of Royster-Clark or any guarantor between the date

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

     of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of Royster-Clark under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) Royster-Clark must deliver to the trustee an officers' certificate stating that the deposit was not made by Royster-Clark with the intent of preferring the holders of first mortgage notes over the other creditors of Royster-Clark with the intent of defeating, hindering, delaying or defrauding creditors of Royster-Clark or others; and

          (8) Royster-Clark must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been met.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two paragraphs, the indenture or the first mortgage notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the first mortgage notes then outstanding, without limitation, consents obtained in the purchase of, or tender offer or exchange offer for, first mortgage notes, and any existing default or compliance with any provision of the indenture or the first mortgage notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding first mortgage notes including, without limitation, consents obtained in a purchase of, or tender offer or exchange offer for, first mortgage notes.

     Without the consent of each holder affected, an amendment or waiver may not relate to any first mortgage notes held by a non-consenting holder:

          (1) reduce the principal amount of first mortgage notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any first mortgage note or alter the provisions related to the redemption of the first mortgage notes other than provisions relating to the covenants described above under the caption " -- Repurchase at the Option of Holders," except the provisions under the subheading "Sale of Nitrogen Facility";

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or Liquidated Damages or premium, if any, on the first mortgage notes except a rescission of acceleration of the first mortgage notes by the holders of at least a majority in aggregate principal amount of the first mortgage notes and a waiver of the payment default that resulted from the acceleration;

          (5) make any first mortgage note payable in money other than that stated in the first mortgage notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of first mortgage notes to receive payments of principal of, or interest or Liquidated Damages or premium, if any, on the first mortgage notes;

          (7) waive a redemption payment with respect to any first mortgage note other than a payment required by one of the covenants described above under the caption " -- Repurchase at the Option of Holders";

          (8) release any guarantor from any of its obligations under its Subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     Without the consent of any holder of first mortgage notes, Royster-Clark, the guarantors and the trustee may amend or supplement the indenture or the first mortgage notes:

          (1) to cure any ambiguity, defect or inconsistency;

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          (2) to provide for uncertificated first mortgage notes in addition to or in place of certificated first mortgage notes;

          (3) to provide for the assumption of Royster-Clark's obligations to holders of first mortgage notes in the case of a merger or consolidation or sale of all or substantially all of Royster-Clark's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of first mortgage notes or that does not adversely affect the legal rights under the indenture of any holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.


     The collateral agent and Royster-Clark can amend the mortgage and security agreements or release any of the collateral from a Lien or the mortgage and security agreements, except in accordance with the provisions of these agreements only with the consent of holders of at least 75% in aggregate principal amount of the outstanding first mortgage notes.


CONCERNING THE TRUSTEE


     If the trustee becomes a creditor of Royster-Clark or any guarantor, the indenture may limit its right to obtain payment of claims, or to realize on property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.



     The holders of a majority in principal amount of the then outstanding first mortgage notes generally will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of first mortgage notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


BOOK-ENTRY, DELIVERY AND FORM

     The existing first mortgage notes were, and the exchange first mortgage notes will be, issued in the form of one or more global notes deposited with, or on behalf of, the trustee, as custodian for The Depository Trust Company in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for first mortgage notes in certificated form except in the limited circumstances described below. See " -- Exchange of Global Notes for Certificated First Mortgage Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of first mortgage notes in certificated form.

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DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear System and Cedel, S.A. are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and they may change them. Royster-Clark takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised Royster-Clark that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     DTC has also advised Royster-Clark that, according to procedures established by it:

          (1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes; and

          (2) ownership of these interests in the global notes will be shown on, and their transfer of ownership will be effected only through, records maintained by DTC with respect to the participants or by the participants and the indirect participants with respect to other owners of beneficial interest in the global notes.

     Investors in the global notes who are participants in DTC's system may hold their interests directly through DTC. Investors in the global notes who are not participants may hold their interests indirectly through organizations including Euroclear and Cedel which are participants in the system. Investors in the global notes may hold their interests directly through Euroclear or Cedel, if they are participants in these systems, or indirectly through organizations that are participants in these systems. Euroclear and Cedel will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a global note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of those systems. The laws of some states require that individuals or entities take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to these individuals or entities will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of an individual or entity having beneficial interests in a global note to pledge these interests to individuals or entities that do not participate in the DTC system, or otherwise take actions in respect of these interests, may be affected by the lack of a physical certificate evidencing these interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE FIRST MORTGAGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF FIRST MORTGAGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF THE NOTES UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its

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capacity as the registered holder under the indenture. Under the terms of the indenture, Royster-Clark and the trustee will treat the individuals or entities in whose names the first mortgage notes, including the global notes, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, neither Royster-Clark, the trustee nor any agent of Royster-Clark or the trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised Royster-Clark that its current practice, upon receipt of any payment in respect of securities such as the first mortgage notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of first mortgage notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or Royster-Clark. Neither Royster-Clark nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the first mortgage notes, and Royster-Clark and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the first mortgage notes described in the indenture, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository. However, the cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised Royster-Clark that it will take any action permitted to be taken by a holder of first mortgage notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the first mortgage notes as to which participant or participants has or have given the direction. However, if there is an Event of Default under the first mortgage notes, DTC reserves the right to exchange the global notes for legended first mortgage notes in certificated form, and to distribute the first mortgage notes to its participants.

     Although DTC, Euroclear and Cedel have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and may discontinue the

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procedures at any time. Neither Royster-Clark nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED FIRST MORTGAGE NOTES

     A global note is exchangeable for definitive first mortgage notes in registered certificated form if:

          (1) DTC (a) notifies Royster-Clark that it is unwilling or unable to continue as depository for the global notes and Royster-Clark fails to appoint a successor depository or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) Royster-Clark, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated first mortgage notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default with respect to the first mortgage notes.

     In addition, beneficial interests in a global note may be exchanged for certificated first mortgage notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated first mortgage notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures.

EXCHANGE OF CERTIFICATED FIRST MORTGAGE NOTES FOR GLOBAL NOTES

     Certificated first mortgage notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate in the form provided in the indenture to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such first mortgage notes.

SAME DAY SETTLEMENT AND PAYMENT

     Royster-Clark will make payments in respect of the first mortgage notes represented by the global notes including principal, premium, if any, and interest, including Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the global note holder. Royster-Clark will make all payments of principal, premium, if any, and interest, including Liquidated Damages, if any, related to certificated first mortgage notes by wire transfer of immediately available funds to the accounts specified by their holders or, if no account is specified, by mailing a check to each holder's registered address.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of DTC. DTC has advised Royster-Clark that cash received in Euroclear or Cedel as a result of sales of interests in a global note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

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REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these first mortgage notes. See " -- Additional Information."


     According to the registration rights agreement, Royster-Clark and the guarantors have agreed to file with the Commission the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange first mortgage notes. Upon the effectiveness of the exchange offer registration statement, Royster-Clark and the guarantors will offer to the holders of transfer restricted securities under the exchange offer, as defined below, who are able to make certain representations the opportunity to exchange their transfer restricted securities for exchange first mortgage notes.


     If:

          (1) Royster-Clark and the guarantors are not

             (a) required to file the exchange offer registration statement; or

             (b) permitted to complete the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or


          (2) any holder of transfer restricted securities notifies Royster-Clark prior to the 20th day following completion of the exchange offer that:


             (a) it is prohibited by law or Commission policy from participating in the exchange offer; or

             (b) it may not resell the exchange first mortgage notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales; or

             (c) it is a broker-dealer and owns existing first mortgage notes acquired directly from Royster-Clark or an affiliate of Royster-Clark,

Royster-Clark and the guarantors will file with the Commission a shelf registration statement to cover resales of the existing first mortgage note by their holders who satisfy conditions relating to the provision of information in the shelf registration statement.

     Royster-Clark and the guarantors have agreed to use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.


     For purposes of the preceding, transfer restricted securities means each first mortgage note until:


          (1) the date on which the existing first mortgage note has been exchanged by an individual or entity other than a broker-dealer for an exchange first mortgage note in the exchange offer;

          (2) following the exchange by a broker-dealer in the exchange offer of a first mortgage note for an exchange first mortgage note, the date on which the exchange first mortgage note is sold to a purchaser who receives from the broker-dealer on or prior to the date of the sale a copy of the prospectus contained in the exchange offer registration statement;

          (3) the date on which the existing first mortgage note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

          (4) the date on which the existing first mortgage note is distributed to the public according to Rule 144 under the Securities Act.

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     The registration rights agreement provides that:

          (1) Royster-Clark and the guarantors file an exchange offer registration statement with the Commission on or prior to 60 days after the closing of the offering;

          (2) Royster-Clark and the guarantors use their best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 150 days after the closing of the offering;

          (3) unless the exchange offer would not be permitted by applicable law or Commission policy, Royster-Clark and the guarantors

             (a) commence the exchange offer; and

             (b) use their best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the Commission, exchange first mortgage notes in exchange for all existing first mortgage notes previously tendered in the exchange offer; and

          (4) if obligated to file the shelf registration statement, Royster-Clark and the guarantors use their best efforts to file the shelf registration statement with the Commission on or prior to 60 days after the filing obligation arises and to cause the shelf registration to be declared effective by the Commission on or prior to 120 days after the obligation arises.

     If:

          (1) Royster-Clark and the guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for the filing; or


          (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for the effectiveness; or


          (3) Royster-Clark and the guarantors fail to consummate the exchange offer within 30 business days or longer, if required by federal securities laws, of the effectiveness target date with respect to the exchange offer registration statement; or


          (4) the shelf registration statement or the exchange offer registration statement is declared effective but afterwards ceases to be effective or usable in resales of transfer restricted securities during the periods specified in the registration rights agreement, then Royster-Clark and the guarantors will pay Liquidated Damages to each holder of first mortgage notes to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of first mortgage notes held by the holder.

     The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of first mortgage notes for each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of Liquidated Damages for all registration defaults of $.50 per week per $1,000 principal amount of first mortgage notes.

     All accrued Liquidated Damages will be paid by Royster-Clark and the guarantors on each damages payment date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated first mortgage notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no accounts have been specified.

     Following the cure of all registration defaults, the accrual of Liquidated Damages will cease.


     Holders of existing first mortgage notes will be required to make certain representations to Royster-Clark as described in the registration rights agreement in order to participate in the exchange offer and will be required to deliver information to be used with the shelf registration


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statement and to provide comments on the shelf registration statement within the time periods specified in the registration rights agreement in order to have their existing first mortgage notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages stated above. By acquiring transfer restricted securities, a holder may be found to have agreed to indemnify Royster-Clark and the guarantors against losses arising out of information furnished by the holder in writing for inclusion in any shelf registration statement. Holders of existing first mortgage notes may also be required to suspend their use of the prospectus included in the shelf registration statement upon receipt of written notice to that effect from Royster-Clark.



DEFINITIONS


     Some of the terms used in the indenture are defined below. Reference is made to the indenture for a full disclosure of all terms, as well as any other capitalized terms used in this prospectus for which no definition is provided.

     "399 Ventures" means 399 Venture Partners, Inc., an affiliate of Citicorp Venture Capital Ltd.

     "Acquired Debt" means, with respect to any specified individual or entity:


          (1) Indebtedness of any other individual or entity existing at the time the other individual or entity is merged with or into or became a Restricted Subsidiary of the specified individual or entity, whether or not the Indebtedness is incurred with, or in contemplation of, the other individual or entity merging with or into, or becoming a Restricted Subsidiary of, the specified individual or entity. However, Acquired Debt does not include indebtedness of the other individual or entity that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon completion, of the transaction by which the other person is merged with or into or became a Restricted Subsidiary of the individual or entity; and


          (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified individual or entity.

     "Affiliatee" of any specified individual or entity means any other individual or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the specified individual or entity. For purposes of this definition, "control," as used with respect to any individual or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the individual or entity, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a individual or entity shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:


          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and equipment in the ordinary course of business consistent with past practices and other than a Receivables Transaction; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Royster-Clark and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption " -- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; provided further, that:


             o the sale, conveyance or other disposition of all or substantially all of the assets constituting Royster-Clark's East Dubuque, Illinois nitrogen facility or of the Equity Interests of any subsidiary which directly or indirectly owns the facility or

             o the sale, conveyance or other disposition of all or substantially all of the assets constituting the East Dubuque facility together with all or substantially all of the

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               assets constituting Royster-Clark's Cincinnati, Ohio nitrogen facility or any Subsidiary or Subsidiaries which own directly or indirectly the facilities,


in each case in accordance with the mortgage and security agreements, shall be governed by the provisions of the indenture described under the caption " -- Repurchase at the Option of Holders -- Sale of Nitrogen Facilities" and not by the provisions of the Asset Sale covenant; and


          (2) the issuance of Equity Interests by any of Royster-Clark's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

The following items shall not be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among Royster-Clark and its Wholly Owned Subsidiaries,

          (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to Royster-Clark or to another Wholly Owned Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business including dispositions of assets that are obsolete or no longer useful in the business consistent with past practices;

          (5) the sale or other disposition of cash or Cash Equivalents; and


          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Covenants -- Restricted Payments."


     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to the term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" as that term is used in Section 13(d)(3) of the Exchange Act, the "person" shall be deemed to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other entity, the board or committee of the entity serving a similar function.

     "Borrowing Base" means, as of any date, an amount equal to:

          (1) 80% (or 85% during the months of September, October and November) of the face amount of net regular accounts receivable owned by Royster-Clark and its Restricted Subsidiaries determined in accordance with GAAP; plus

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

          (2) 70% (or 75% during the months of September, October and November) of the face amount of net crop/extended term receivables owned by Royster-Clark and its Subsidiaries determined by Royster-Clark in good faith and in accordance with past practice; plus

          (3) 65% (or 70% during the months of September, October and November) of the net book value of all inventory owned by Royster-Clark and its Restricted Subsidiaries determined in accordance with GAAP.

     "Capital Lease Obligation" means the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests whether general or limited; and

          (4) any other interest or participation that confers on an entity the right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any of its agencies or instrumentalities, provided that the full faith and credit of the United States is pledged in their support, having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) obligations issued or fully guaranteed by any state of the United States or any political subdivision or public instrumentality of any such state maturing within six months from the date of their acquisition and at the time of acquisition, having one of the two highest ratings obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Rating Services;

          (6) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets of Royster-Clark and its Subsidiaries taken as a whole to any "person" as that term is used in Section 13(d)(3) of the Exchange Act, other than Royster-

     Clark, any Wholly-Owned Restricted Subsidiary of Royster-Clark, a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of Royster-Clark;

          (3) the consummation of any transaction including, without limitation, any merger or consolidation, the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock and the stock convertible into Voting Stock of Royster-Clark, measured by voting power rather than number of shares;


          (4) during any period in which neither Royster-Clark nor Royster-Clark Group is a public reporting company under the Securities and Exchange Act of 1934, as amended, the consummation of the first transaction including, without limitation, any merger or consolidation, the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock and stock convertible into Voting Stock of Royster-Clark (measured by voting power rather than number of shares) than is at the time Beneficially Owned by Citicorp Venture Capital, Ltd., 399 Ventures and their Related Parties in the aggregate; or


          (5) the first day on which a majority of the members of the Board of Directors of Royster-Clark are not Continuing Directors.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to April 1, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the first mortgage notes.

     "Comparable Treasury Price" means, with respect to any date of redemption:

          (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as provided in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or

          (2) if the release (or any successor release) is not published or does not contain the prices on the given business day, the average of the Reference Treasury Dealer Quotations.

     "Consolidated Cash Flow" means, with respect to any specified entity for any period, the Consolidated Net Income of the entity for the period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by the entity or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent the losses were deducted in computing the Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of the entity and its Restricted Subsidiaries for the period, to the extent that the provision for taxes was deducted in computing the Consolidated Net Income; plus

          (3) consolidated interest expense of the entity and its Restricted Subsidiaries for the period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received as part of Hedging Obligations), to the extent that any of the expense was deducted in computing Consolidated Net Income; plus

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          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the entity and its Restricted Subsidiaries for the period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing the Consolidated Net Income; minus

          (5) non-cash items increasing Consolidated Net Income for the period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     The provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Royster-Clark shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Royster-Clark only to the extent that a corresponding amount would be permitted at the date of determination to be dividend to Royster-Clark by the Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction according to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified entity for any period, the aggregate of the Net Income of the entity and its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any entity that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified entity or a Wholly Owned Restricted Subsidiary of the entity;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any entity acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any specified entity as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of the entity and its consolidated Restricted Subsidiaries (not including Royster-Clark Group with respect to Royster-Clark) as of such date; plus

          (2) the respective amounts reported on the entity's balance sheet as of the date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless the dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the entity upon issuance of such preferred stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Royster-Clark who:

          (1) was a member of the Board of Directors on the date of the indenture; or

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          (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

     "Credit Agreement" means the credit agreement, to be dated as of April 22, 1999, by and among Royster-Clark, DLJ Capital Funding as manager and syndication agent and other parties, providing for up to $275.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the agreement, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against the receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.


     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, according to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the first mortgage notes mature. Any Capital Stock that would constitute Disqualified Stock solely because their holders have the right to require Royster-Clark to repurchase the Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of the Capital Stock provide that Royster-Clark may not repurchase or redeem any Capital Stock according to these provisions unless the repurchase or redemption complies with the covenant described above under the caption " -- Covenants -- Restricted Payments."


     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means up to $7.1 million in aggregate principal amount of Indebtedness of Royster-Clark and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified entity for any period, the sum, without duplication, of:

          (1) the consolidated interest expense (other than accretion of interest on the non-cash pay subordinated notes issued to IMC Global, 399 Ventures and Management Investors for purposes of calculating the Fixed Charges of Royster-Clark Group) of the entity and its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing consolidated interest expense for any entity other than Royster-Clark Group) for the period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received according to Hedging Obligations; plus

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          (2) the consolidated interest of the entity and its Restricted
     Subsidiaries (other than Royster-Clark Group for purposes of computing consolidated interest capitalized for any entity other than Royster-Clark Group) that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another entity that is guaranteed by the entity or one of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing the amount for any entity other than Royster-Clark Group) or secured by a Lien on assets of the Person or one of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing the amount for any entity other than Royster-Clark Group), whether or not the guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of the person or any of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing the amount for any person other than Royster-Clark Group), other than dividends on Equity Interests payable solely in Equity Interests of Royster-Clark (other than Disqualified Stock) or to Royster-Clark or a Restricted Subsidiary of Royster-Clark, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the entity expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified entity for any period, the ratio of the Consolidated Cash Flow of the entity for the period to the Fixed Charges of the entity for the period. In the event that the specified entity or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to the incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or the issuance, repurchase or redemption of preferred stock, and the use of the proceeds as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified entity or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to the reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for the reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the specified entity or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles provided in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in

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other statements by the other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

     "Hedging Obligations" means, with respect to any specified entity, the obligations of the entity under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect the entity against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified entity, any indebtedness of the entity, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified entity prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified entity (whether or not the Indebtedness is assumed by the specified entity) and, to the extent not otherwise included, the guarantee by the specified entity of any indebtedness of any other entity.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Issuer.


     "Investments" means; all investments by an entity in other entities (including Affiliates) in the forms of:



     o direct or indirect loans (including guarantees or other obligations),



     o advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or,



     o purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities.



     All items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP are also Investments. However, an acquisition of assets, Equity Interests or other securities by Royster-Clark or any of its Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of Royster-Clark or Royster-Clark Group shall not be found to be an Investment. If Royster-Clark or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that,


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after giving effect to the sale or disposition, the entity is no longer a
Restricted Subsidiary of Royster-Clark, Royster-Clark shall be found to have made an Investment on the date of the sale or disposition equal to the fair market value of the Equity Interests of the Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Covenants -- Restricted Payments." The acquisition by Royster-Clark or any Restricted Subsidiary of an entity that holds an Investment in a third entity shall be found to be an Investment by Royster-Clark or the Restricted Subsidiary in the third entity in an amount equal to the fair market value of the Investment held by the acquired entity in the third entity in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Covenants -- Restricted Payments."


     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in this nature, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Management Investors" means the officers and employees of Royster-Clark Group, Royster-Clark or any Subsidiary of Royster-Clark who hold Voting Stock of Royster-Clark Group or Royster-Clark.

     "Net Income" means, with respect to any specified entity, the net income
(loss) of the entity, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on the gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by the entity or any of its Subsidiaries or the extinguishment of any Indebtedness of the entity or any of its Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by Royster-Clark or any of its Restricted Subsidiaries in respect of any Asset Sale or sale of a Nitrogen Facility (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or sale of a Nitrogen Facility), net of the direct costs relating to an Asset Sale or sale of a Nitrogen Facility, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses, taxes paid or payable as a result of such a sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP.

     "Nitrogen Facility" means either (1) Royster-Clark's nitrogen manufacturing plant in East Dubuque, IL (the "East Dubuque Plant") or (2) the East Dubuque Plant and Royster-Clark's nitrogen production facility in Cincinnati, OH.

     "Non-Recourse Debt" means Indebtedness

          (1) as to which neither Royster-Clark nor any of its Restricted Subsidiaries

          o provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

          o is directly or indirectly liable (as a guarantor or otherwise), or

          o constitutes the lender;

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          (2) no default with respect to which (including any rights that the holders may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the first mortgage notes being offered) of Royster-Clark or any of its Restricted Subsidiaries to declare a default on the other Indebtedness or cause their payment to be accelerated or payable prior to its stated maturity; and

     o as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Royster-Clark of any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means the fertilizer, seed, crop protection and agronomic services businesses, and any of the businesses engaged in by Royster-Clark and its Restricted Subsidiaries on the date of the indenture and the other business activities that are incidental or related to the businesses described in this sentence.

     "Permitted Investments" means:

          (1) any Investment in Royster-Clark or in a Wholly Owned Subsidiary of Royster-Clark that is a guarantor;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by Royster-Clark or any Subsidiary of Royster-Clark in an entity, if as a result of the Investment:

             (a) the entity becomes a Wholly Owned Subsidiary of Royster-Clark and a guarantor; or

             (b) the entity is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Royster-Clark or a Wholly Owned Subsidiary of Royster-Clark that is a guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made according to and in compliance with the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of stock or assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Royster-Clark or Royster-Clark Group;

          (6) Hedging Obligations;

          (7) Investments in securities of trade creditors or customers received in settlement of obligations or according to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers;

          (8) investments existing on the date of the indenture;

          (9) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business and consistent with past practices; and

          (10) Investments consisting of intercompany loans or capital contributions from Royster-Clark and its Wholly-Owned Restricted Subsidiaries to Wholly-Owned Restricted Subsidiaries so long as the intercompany loans are subordinated to the first mortgage notes.

     "Permitted Liens" means:

          (1) Liens of Royster-Clark and any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the indenture to be incurred;

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          (2) Liens in favor of Royster-Clark or the Restricted Subsidiaries;

          (3) Liens on property of an entity existing at the time the entity is merged with or into or consolidated with or acquired by Royster-Clark or any Subsidiary of Royster-Clark; provided that the Liens were in existence prior to the contemplation of the merger or consolidation or acquisition and do not extend to any assets other than those of the entity merged into or consolidated with or acquired by Royster-Clark or the Subsidiary;

          (4) Liens on property existing at the time of acquisition by Royster-Clark or any Subsidiary of Royster-Clark, provided that the Liens were in existence prior to the contemplation of the acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens existing on the date of the indenture;

          (7) Liens to secure Senior Debt that was permitted by the indenture to be incurred provided the Liens are permitted by the Security Agreements;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made;

          (9) Liens incurred in the ordinary course of business of Royster-Clark or any Subsidiary of Royster-Clark with respect to obligations that do not exceed $10.0 million at any one time outstanding;

          (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries or are incurred in connection with a Receivables Transaction;

          (11) Liens on any property or asset acquired by Royster-Clark or any of its Restricted Subsidiaries in favor of the seller of the property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of the property or asset by Royster-Clark or the Restricted Subsidiary to secure the purchase price or other obligation of Royster-Clark or the Restricted Subsidiary to the seller of the property or asset or the construction or improvement cost of the property in an amount up to the total cost of the acquisition, construction or improvement of the property or asset; provided that in each case, the Lien does not extend to any other property or asset of Royster-Clark and its Restricted Subsidiaries;

          (12) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits;

          (13) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

          (14) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title that do not, in the aggregate, materially detract from the value of the property or the assets of Royster-Clark or impair the use of the property in the operation of the business of Royster-Clark or any of its Restricted Subsidiaries;

          (15) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by Royster-Clark or any of its Restricted Subsidiaries in the ordinary course of business;

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          (16) financing statements granted with respect to personal property leased by Royster-Clark and its Restricted Subsidiaries according to leases considered operating leases in accordance with GAAP, provided that the financing statements are granted solely in connection with the leases;

          (17) judgment Liens to the extent that the judgments do not cause or constitute a Default or an Event of Default;

          (18) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this indenture; provided that any Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced;

          (19) Liens in favor of the first mortgage notes created according to the terms of the Pledge Agreements; and

          (20) Liens to secure Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Royster-Clark or any Restricted Subsidiary to the extent the Indebtedness is permitted to be incurred by the covenant entitled " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only such assets; and

          (21) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted according to the foregoing clauses
     (1) through (20); provided that no extension or renewal Lien shall (A) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Royster-Clark or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Royster-Clark or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) except for Indebtedness used to extend, refinance, renew, replace, defease or refund the Credit Facilities, the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest and the amount of all customary expenses and premiums incurred in connection with a refinancing);

          (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the first mortgage notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the first mortgage notes on terms at least as favorable to the holders of first mortgage notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) the Indebtedness is incurred either by Royster-Clark or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means (i) 399 Ventures, Mr. Jenkins and the Management Investors and (ii) any Related Party of a person referred to in clause (i).

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     "Receivables" means, with respect to any individual or entity, all of the following property and interests in property of the individual or entity, whether now existing or existing in the future:

        (1) accounts,

          (2) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance,

          (3) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods,

          (4) all reserves and credit balances with respect to any such accounts receivable or account debtors,

          (5) all letters of credit, security, or guarantees for any of the foregoing,

          (6) all insurance policies or reports relating to any of the foregoing,

          (7) all proceeds of the foregoing and

          (8) all books and records relating to any of the foregoing.

     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and related activities; provided, however, that:

          (1) at no time shall Royster-Clark and its Subsidiaries have more than one Receivables Subsidiary and

          (2) all Indebtedness or other borrowings of such Unrestricted Subsidiary shall be Non-Recourse Debt.

     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or (ii) the sale or other disposition of Receivables to a Receivables Subsidiary followed by a financing transaction in connection with the sale or disposition of the Receivables (whether the financing transaction is effected by the Receivables Subsidiary or by a third party to whom the Receivables Subsidiary sells the Receivables or interest in them); provided that in each of the foregoing, Royster-Clark or its Subsidiaries receive cash of at least 60% of the aggregate principal amount of any Receivables financed in the transaction.

     "Reference Treasury Dealer" means, for the first mortgage notes, each of Donaldson, Lufkin & Jenrette Securities Corporation, or its successors; provided, however, that if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Royster-Clark shall substitute another Primary Treasury Dealer and a Primary Treasury Dealer selected by Royster-Clark.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date of redemption.

     "Related Party" means

          (1) with respect to each of Citicorp Venture Capital and 399 Ventures

             (a) any of its direct or indirect wholly owned subsidiaries and any officer, director or employee of Citicorp Venture Capital, 399 Ventures or any of their wholly owned subsidiaries;

             (b) any spouse, parent or lineal descendant of a parent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (1)(a) above;

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

             (c) any trust, corporation or partnership 80% of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (1)(a) or (b) above and

             (d) any charitable trust the grantor of which consists of one or more of the persons described in clause (1)(a), (b) or (c) above; and

          (2) with respect to each of Mr. Jenkins and the Management Investors,

             (a) any spouse or lineal descendant (including by adoption and stepchildren) of the person,

             (b) any trust, corporation or partnership 80% of the beneficiaries, stockholders or partners of which consists of Mr. Jenkins, or the Management Investors or any of the persons described in clause (2)(a) above or any combination of the above, and

             (c) any charitable trust the grantor of which consists of Mr. Jenkins, or the Management Investors or one or more of the persons described in clause (2)(a) or (b) above or any combination of the above.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the referent entity that is not an Unrestricted Subsidiary.

     "Senior Debt" means:

          (1) all Indebtedness of Royster-Clark or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect to Royster-Clark and any applicable Restricted Subsidiary;

          (2) any other Indebtedness of Royster-Clark or any Restricted Subsidiary permitted to be incurred under the terms of the Indenture, unless the instrument under which the Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the first mortgage notes or any guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by Royster-Clark;

          (2) any Indebtedness of Royster-Clark to any of its Restricted Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated according to the Act, as the Regulation is in effect on that date.

     "Special Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date of redemption, plus 0.75%.


     "Special Purpose Restricted Subsidiaries" means Royster-Clark Realty LLC and Royster-Clark AgriBusiness Realty LLC.


     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing the Indebtedness, and shall not include any contingent

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obligations to repay, redeem or repurchase any interest or principal prior to the date originally scheduled for payment.

     "Subsidiary" means, with respect to any specified entity:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned or controlled, directly or indirectly, by the entity or one or more of the other Subsidiaries of that entity (or a combination of the above); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is the entity or a Subsidiary of the entity or (b) the only general partners of which are the entity or one or more Subsidiaries of the entity (or any combination of the above).

     "Unrestricted Subsidiary" means any Subsidiary of Royster-Clark (other than the Special Purpose Restricted Subsidiaries) that is designated by the Board of Directors as an Unrestricted Subsidiary according to a Board Resolution, but only to the extent that the Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not a party to any agreement, contract, arrangement or understanding with Royster-Clark or any Restricted Subsidiary of Royster-Clark unless the terms of any agreement, contract, arrangement or understanding are no less favorable to Royster-Clark or the Restricted Subsidiary that those that might be obtained at the time from entities who are not Affiliates of Royster-Clark;

          (3) is an entity with respect to which neither Royster-Clark nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the entity's financial condition or to cause the entity to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Royster-Clark or any of its Restricted Subsidiaries; and

          (5) has at least one director on its board of directors that is not a director or executive officer of Royster-Clark or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Royster-Clark or any of its Restricted Subsidiaries.


     Any designation of a Subsidiary of Royster-Clark as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption " -- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall afterwards cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of the Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Royster-Clark as of the date and, if the Indebtedness is not permitted to be incurred as of the date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," Royster-Clark shall be in default of the covenant. The Board of Directors of Royster-Clark may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Royster-Clark of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation shall only be permitted if (1) the Indebtedness is permitted under the covenant described under the caption " -- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if the designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following the designation.


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     "Voting Stock" of any entity as of any date means the Capital Stock of the entity that is at the time entitled to vote in the election of the Board of Directors of the entity.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between the date and the making of the payment; by

          (2) the then outstanding principal amount of the Indebtedness.

     "Wholly Owned Subsidiary" of any specified entity means a Subsidiary of the entity all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the entity or by one or more Wholly Owned Subsidiaries of the entity but shall not in any event include Royster-Clark Group.

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                            FEDERAL TAX CONSEQUENCES


SCOPE OF DISCUSSION

     The following discussion summarizes the material United States federal income tax consequences of the exchange offer to a holder of existing first mortgage notes that is an individual citizen or resident of the United States or a United States corporation that purchased the existing first mortgage notes according to their original issue. This discussion is based on the Internal Revenue Code of 1986, as amended to date, existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the existing first mortgage notes, and the exchange first mortgage notes received in exchange for the existing first mortgage notes, that are held as "capital assets" within the meaning of Section 1221 of the Code. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to persons who purchase the existing first mortgage notes after their original issue, or to categories of holders that are subject to special rules, such as tax-exempt organizations, insurance companies, banks and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service regarding the federal income tax consequences of the exchange offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE EXISTING FIRST MORTGAGE NOTES FOR EXCHANGE FIRST MORTGAGE NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE EXISTING FIRST MORTGAGE NOTES FOR EXCHANGE FIRST MORTGAGE NOTES.

UNITED STATES HOLDERS

     If you are a "United States holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States holders," applies to you.

     Definition of United States Holder. You are a "United States holder" if you hold the first mortgage notes and you are:

     o a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code as described below;

     o a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

     o an estate, the income of which is subject to United States federal income tax regardless of its source; or

     o a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

     Substantial presence. You generally will meet the "substantial presence" test for a calendar year if:

     o you are present in the United States for at least 31 days of that year, and

     o the sum of all the days you are present in the United States for that year, 1/3 of all the days you are present in the United States the previous year, and 1/6 of all the days you are present in the United States the year before that, is at least 183.

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

     You generally will not meet the "substantial presence" test for a calendar year if you are present fewer than 183 days of that year in the United States and you can establish that you have a tax home in, a closer connection to, another country.

     If you are present in the United States by reason of diplomatic status, or under a student, teacher or trainee visa, you are subject to special rules.

     THE "SUBSTANTIAL PRESENCE" TEST IS A COMPLEX TEST THAT CANNOT BE COMPLETELY SUMMARIZED HERE, AND THAT MAY BE AFFECTED BY THE TREATY OBLIGATIONS OF THE UNITED STATES. PLEASE CONSULT YOUR TAX ADVISER TO DETERMINE HOW THE "SUBSTANTIAL PRESENCE" TEST APPLIES TO YOU.

     The Exchange Offer. The exchange of existing first mortgage notes according to the exchange offer should be treated as a continuation of the corresponding existing first mortgage notes because the terms of the exchange first mortgage notes are not materially different from the terms of the existing first mortgage notes. Accordingly, the exchange should not constitute a taxable event to U.S. holders, and therefore:

     o no gain or loss should be realized by U.S. holders upon receipt of an exchange first mortgage note;

     o the holding period of the exchange first mortgage note should include the holding period of the existing first mortgage note for which the exchange first mortgage note was exchanged; and

     o the adjusted tax basis of the exchange first mortgage note should be the same as the adjusted tax basis of the existing first mortgage note for which the exchange first mortgage note was exchanged immediately before the exchange.

     Stated Interest. Stated interest on a first mortgage note will be taxable to a U.S. holder as ordinary interest income at the time that the interest accrues or is received, in accordance with the U.S. holder's regular method of accounting for federal income tax purposes. The first mortgage notes are not considered to have been issued with original issue discount for federal income tax purposes.

     Sale, Exchange or Retirement of the First Mortgage Notes. A U.S. holder's tax basis in a first mortgage note generally will be its cost. A U.S. holder generally will recognize gain or loss on the sale, exchange or retirement of a first mortgage note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the first mortgage note. Gain or loss recognized on the sale, exchange or retirement of a first mortgage note will generally be capital gain or loss, and will be long-term capital gain or loss if the first mortgage note was held for more than one year. However, amounts of accrued interest received will be taxable as ordinary income.


     Backup Withholding A U.S. Holder of a first mortgage note may be subject to "backup withholding" at a 31% rate on payments of interest on a first mortgage note or the gross proceeds from the disposition of a first mortgage note.


     This withholding generally applies if the U.S. holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain circumstances. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the U.S. holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

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

NON-UNITED STATES HOLDERS

     Definition of Non-United States Holder. A "non-United States holder" is any person other than a United States Holder. Please note that if you are subject to United States federal income tax on a net basis on income or gain with respect to a first mortgage note because the income or gain is effectively connected with the conduct of a United States trade or business, this disclosure does not cover the United States federal tax rules that apply to you.

  Interest.

     Portfolio Interest Exemption. You will generally not have to pay United States federal income tax on interest paid on the first mortgage notes because of the "portfolio interest exemption" if either:

     o you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury; or

     o a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the first mortgage note on your behalf, certifies to us or our agent under penalties of perjury that it has received IRS Form W-8 (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

     You will not, however, qualify for the portfolio interest exemption described above if:

     o you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

     o you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

     o you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

     Withholding Tax if the Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments made on the first mortgage notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current regulations, on Form 1001. Successor forms will require additional information, as discussed below under the heading "Non-United States Holders -- New Withholding Regulations."

     Reporting. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

     Sale or Other Disposition of the First Mortgage Notes. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a first mortgage note. You may, however, be subject to tax on the gain if:

     o you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition, in which case you may have to pay a United States federal income tax of 30% (or a reduced treaty rate) on the gain, and you may also be subject to withholding tax; or


     o you are an individual who is a former citizen or resident of the United States, your loss of citizenship or residency occurred within the last ten years (and, if you are a former resident, on or after February 6, 1995), and it had as one of its principal purposes the avoidance of United States tax, in which case you may be taxed on the net gain derived from the sale


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


       under the graduated United States federal income tax rates that are applicable to United States citizens and resident aliens, and you may be subject to withholding.


     United States Federal Estate Taxes. If you qualify for the portfolio interest exemption under the rules described above when you die, the first mortgage notes will not be included in your estate for United States federal estate tax purposes.

  Backup Withholding and Information Reporting.

     Payments From United States Office. If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 31% and information reporting.

     With respect to interest payments made on the first mortgage notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8 or substitute form, that you are not a United States person in the manner described above under the heading "Non-United States Holders -- Interest."

     Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a first mortgage note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8 or a substitute form, a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a first mortgage note, as described above under the heading "Non-United States Holders -- Sale or Other Disposition of First Mortgage Notes," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.


     Payments From Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a first mortgage note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that the payee is a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that is a United States person or a controlled foreign corporation for United States federal income tax purposes, or that derives 50% or more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a non-United States holder and other conditions are met.


     Refunds. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     New Withholding Regulations. New regulations relating to withholding tax on income paid to foreign persons will generally be effective for payments made after December 31, 2000. The new withholding regulations modify and, in general, unify the way in which you establish your status as a non-United States "beneficial owner" eligible for withholding exemptions including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding. For example, the new regulations will require new forms, which you will generally have to provide earlier than you would have had to provide replacements for expiring existing forms.

     The new withholding regulations clarify withholding agents' reliance standards. They also require additional certifications for claiming treaty benefits. The new withholding regulations also provide somewhat different procedures for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions on behalf of non-United States

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

beneficial owners for which or for whom they receive payments. The new withholding regulations also amend the foreign broker office definition as it applies to partnerships.

     When you purchase the first mortgage notes, you will be required to submit certification that complies with the Treasury Regulations now in effect in order to obtain an available exemption from or reduction in withholding tax. The new withholding regulations provide that certifications satisfying the requirements of the new withholding regulations will be deemed to satisfy the requirement of the Treasury Regulations now in effect. In any case, you must provide certifications that comply with the provisions of the new withholding regulations, where required, not later than December 31, 2000, if you remain as a holder of the first mortgage notes on such date, unless you receive payments on the first mortgage notes through a qualified intermediary as defined in new withholding regulations that has provided a proper certification on your behalf. If you are a non-United States holder claiming benefit under an income tax treaty and not relying on the portfolio interest exemption, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the new withholding regulations' certification requirements.

     THE NEW WITHHOLDING REGULATIONS ARE COMPLEX AND THIS SUMMARY DOES NOT COMPLETELY DESCRIBE THEM. PLEASE CONSULT YOUR TAX ADVISOR TO DETERMINE HOW THE NEW WITHHOLDING REGULATIONS WILL AFFECT YOUR PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION


     Based on existing interpretations of the Securities Act by the SEC's staff stated in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange first mortgage notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holders, other than holders who are broker-dealers, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of existing first mortgage notes who is an affiliate of us or who intends to participate in the exchange offer for the purpose of distributing the exchange first mortgage notes, or any broker-dealer who purchased the existing first mortgage notes from us to resell under Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the SEC's staff stated in the above-mentioned no-action letters, (2) will not be entitled to tender its existing first mortgage notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in any sale or transfer of the existing first mortgage notes, unless such sale of transfer is made pursuant to an exemption from the requirements of the Securities Act. We do not intend to seek our own no-action letter, and there can be no assurance that the SEC's staff would make a similar determination related to the exchange first mortgage notes as it has in no-action letters to third parties.


     Each holder of the existing first mortgage notes, other than some specified holders, who wishes to exchange the existing first mortgage notes for exchange first mortgage notes in the exchange offer is required to represent that:

     o it is not an affiliate of us;

     o the exchange first mortgage notes to be received by it was acquired in the ordinary course of its business;

     o at the time of the exchange offer, it has no arrangement with any person to participate in the "distribution," within the meaning of the Securities Act, of the exchange first mortgage notes; and

     o if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a "distribution," within the meaning of the Securities Act, of the exchange first mortgage notes.

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


     In addition, in resales of exchange first mortgage notes, any broker-dealer who acquired the existing first mortgage notes for its own account as a result of market-making or other trading activities, referred to in this section as a "participating broker-dealer," must deliver a prospectus meeting the requirements of the Securities Act. Based on the position the SEC has taken to date, we believe that participating broker-dealers may fulfill their prospectus delivery requirements related to the exchange first mortgage notes. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus in the resale of the exchange first mortgage notes for a period of 210 days after the effective date of this prospectus.



     Each broker-dealer that receives exchange first mortgage notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in any resale of the exchange first mortgage notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange first mortgage notes received in exchange for existing first mortgage notes where the existing first mortgage notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.


     We will not receive any proceeds from any sale of exchange first mortgage notes by broker-dealers. Exchange first mortgage notes received by broker-dealers for their own account according to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange first mortgage notes or a combination of methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. A resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from broker-dealer or the purchasers of exchange first mortgage notes. Any broker-dealer that resells exchange first mortgage notes that were received by it for its own account according to the exchange offer and any broker or dealer that participates in a distribution of the exchange first mortgage notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on the resale of exchange first mortgage notes and any commission or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. Each letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that, for a period of 210 days after the effective date of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with a resale.

     We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the first mortgage notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Legal matters with respect to the exchange first mortgage notes offered in this prospectus will be passed upon for us by Dechert Price & Rhoads, Philadelphia, Pennsylvania.


                                    EXPERTS

     Our financial statements as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included in this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which report is included elsewhere in this propectus, and upon the authority of the firm as experts in accounting and auditing.

     In addition, the combined financial statements of AgriBusiness as of December 31, 1997 and 1998 and for each of the years in the three year period ended December 31, 1998, have been included in this prospectus and the registration statement in reliance upon the report of Ernst & Young LLP, independent certified public accountants, which report is included elsewhere in this prospectus, and upon the authority of the firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS


     All statements regarding our and our subsidiaries' expected financial position, business and financing plans are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to have been correct. These forward-looking statements are subject to risks, uncertainties, and assumptions about us, including, among other things, those relating to:


     o conditions in and policies affecting the agriculture industry;

     o weather;

     o our high degree of leverage;

     o our anticipated growth strategies, including future acquisitions;

     o anticipated trends and conditions in our business, including trends in the market;

     o our ability to integrate acquired entities and achieve synergies;

     o our ability to continue to control costs and maintain quality; and

     o our ability to compete.

     Our actual results may differ materially from those indicated by our current plans as a result of these factors and other factors referenced in this prospectus. Some of these factors are discussed in more detail elsewhere in this prospectus including, without limitation, under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                             ADDITIONAL INFORMATION

     We have filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, covering the first mortgage notes to be issued in the exchange offer (File No. 333-81235). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. For further information with respect to our company and the notes to be issued in the exchange offer, please reference the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.


     According to the indenture, we have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the existing first mortgage notes or exchange first mortgage notes remain outstanding, we will furnish to the holders of the first mortgage notes and file with the Commission:



     o all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file the forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report by our certified independent accountants; and



     o all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file those reports.


     In addition, whether or not required by the rules and regulations of the Commission, we will also agree to file a copy of the information and reports with the Commission for public availability (unless the Commission will not accept the filing) and make the information available to securities analysts and prospective investors upon request. In addition, for so long as any of the first mortgage notes remain outstanding, we have agreed to make available to any prospective purchaser of the first mortgage notes or beneficial owner of the first mortgage notes in connection with any sale of the notes, the information required by Rule 144A(d)(4) under the Securities Act. The request should be directed to us at 10 Rockefeller Plaza, Suite 1120, New York, New York 10020.

                         INDEX TO FINANCIAL STATEMENTS

                                                                   PAGE
                                                                   ----
(1)  Royster-Clark, Inc.
     Unaudited Condensed Consolidated Financial Statements:
       Balance Sheet of Royster-Clark, Inc. as of June 30, 1999...........   F-2
       Statements of Income of Royster-Clark, Inc. for the three
         months ended June 30, 1999 and Old Royster-Clark for the
         three months ended March 31, 1999 and six months ended
         June 30, 1998....................................................   F-3
       Statements of Cash Flows of Royster-Clark, Inc. for the
         three months ended June 30, 1999 and Old Royster-Clark
         for the three months ended March 31, 1999 and six months
         ended June 30, 1998..............................................   F-4
       Notes to Financial Statements of Royster-Clark, Inc................   F-6
     Unaudited Pro Forma Condensed Consolidated Financial Statements:
       Unaudited Pro Forma Condensed Consolidated Financial
         Statements.......................................................  F-16
       Unaudited Pro Forma Condensed Consolidated Statement of
         Operations for the year ended December 31, 1998..................  F-17
       Unaudited Pro Forma Condensed Consolidated Statement of
         Operations for the six months ended June 30, 1999................  F-18
       Notes to Unaudited Pro Forma Condensed Consolidated
         Financial Statements.............................................  F-19

(2)  Old Royster-Clark
     Report of KPMG LLP, independent auditors.............................  F-26
     Balance Sheets of Old Royster-Clark, Inc. as of December 31,
       1997 and 1998......................................................  F-27
     Statements of Income of Old Royster-Clark, Inc. for the
       years ended December 31, 1996, 1997 and 1998.......................  F-28
     Statements of Stockholders' Equity of Old Royster-Clark,
       Inc. for the years ended December 31, 1996, 1997 and 1998..........  F-29
     Statements of Cash Flows of Old Royster-Clark, Inc. for the
       years ended December 31, 1996, 1997 and 1998.......................  F-30
     Notes to Financial Statements of Old Royster-Clark, Inc..............  F-32

(3)  AgriBusiness
     Report of Ernst & Young LLP, independent auditors....................  F-45
     Combined Balance Sheets of AgriBusiness as of December 31,
       1997 and 1998......................................................  F-46
     Combined Statements of Earnings of AgriBusiness for the
       years ended December 31, 1996, 1997 and 1998.......................  F-47
     Combined Statements of Cash Flows of AgriBusiness for the
       years ended December 31, 1996, 1997 and 1998.......................  F-48
     Notes to Combined Financial Statements of AgriBusiness...............  F-49
     Unaudited Combined Balance Sheet as of March 31, 1999................  F-63
     Unaudited Combined Statements of Loss of AgriBusiness for
       the three months ended March 31, 1998 and 1999.....................  F-64
     Unaudited Combined Statements of Cash Flows of AgriBusiness
       for the three months ended March 31, 1998 and 1999.................  F-65
     Notes to the Unaudited Combined Financial Statements of
       AgriBusiness.......................................................  F-66

                              ROYSTER-CLARK, INC.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                 JUNE 30, 1999

                           ASSETS
Current assets:
  Cash......................................................  $    422
  Trade accounts receivable, net of allowance for doubtful
     accounts of $6,728.....................................   200,220
  Inventories...............................................   137,580
  Prepaid expenses..........................................     2,979
  Deferred tax assets.......................................     4,116
                                                              --------
     Total current assets...................................   345,317
                                                              --------
Property, plant and equipment, net of accumulated
  depreciation and amortization of $4,288...................   175,841
Goodwill, net of accumulated amortization of $281...........    16,577
Deferred tax assets.........................................     4,452
Deferred financing costs, net of accumulated amortization of
  $499......................................................    15,607
Other assets, net...........................................     2,669
                                                              --------
                                                               560,463
                                                              ========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of long-term debt....................     2,580
  Customer deposits.........................................    22,508
  Accounts payable..........................................    75,864
  Accrued expenses..........................................    34,380
  Income taxes payable......................................       494
                                                              --------
     Total current liabilities..............................   135,826
Senior secured credit facility..............................    98,848
10 1/4% First Mortgage Notes due 2009.......................   200,000
Long-term debt, excluding current installments..............     4,672
Other long-term liabilities.................................     3,790
                                                              --------
     Total liabilities......................................   443,136
                                                              --------
Stockholder's equity:
  Common stock, no par value. Authorized 350,000 shares; 1
     share issued and outstanding...........................        --
  Additional paid-in capital................................    88,599
  Retained earnings.........................................    28,728
                                                              --------
     Total stockholder's equity.............................   117,327
                                                              --------
Commitments and contingencies...............................
                                                              --------
                                                              $560,463
                                                              ========

See accompanying notes to unaudited condensed consolidated financial statements.

                              ROYSTER-CLARK, INC.

             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                              |
                                             OLD ROYSTER-CLARK (NOTE 1)       |.ROYSTER-CLARK, INC.
                                        ------------------------------------- | ------------------
                                        SIX MONTHS ENDED   THREE MONTHS ENDED | THREE MONTHS ENDED
                                         JUNE 30, 1998       MARCH 31, 1999   |   JUNE 30, 1999
                                        ----------------   ------------------ | ------------------

Net sales.............................      $168,236            $53,487       |      $492,608

Cost of sales.........................       145,295             44,042       |       396,593
                                            --------            -------              --------

  Gross profit........................        22,941              9,445       |        96,015

Selling, general and administrative                                           |
expenses..............................         9,869              7,221       |        40,796
                                            --------            -------              --------

  Operating income....................        13,072              2,224       |        55,219
                                            --------            -------              --------

Interest expense......................         2,796              1,607       |         7,877
                                            --------            -------              --------

  Income before income taxes..........        10,276                617       |        47,342

Income tax expense....................         4,156                251       |        18,614
                                            --------            -------              --------

  Net income..........................      $  6,120            $   366       |      $ 28,728
                                            ========            =======              ========

See accompanying notes to unaudited condensed consolidated financial statements.

                              ROYSTER-CLARK, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                            OLD ROYSTER-CLARK (NOTE 1)    | ROYSTER-CLARK, INC.
                                                          ------------------------------  | -------------------
                                                           SIX MONTHS      THREE MONTHS   |    THREE MONTHS
                                                              ENDED           ENDED       |        ENDED
                                                          JUNE 30, 1998   MARCH 31, 1999  |    JUNE 30, 1999
                                                          -------------   --------------  | -------------------
Cash flows from operating activities:                                                     |
  Net income............................................    $   6,120        $    366     |      $  28,728
  Adjustments to reconcile net income to net cash                                         |
    provided by (used in) operating activities:                                           |
      Provision for doubtful accounts...................           --              94     |          1,049
      Depreciation and amortization.....................        1,215             718     |          5,862
      Gain on sale of fixed assets......................          (35)             (6)    |             --
      Loss on disposal of equity method investment......           --              --     |            324
      Deferred income tax expense (benefit).............        1,528            (191)    |         18,252
      Changes in operating assets and liabilities                                         |
         increasing (decreasing) cash flows from                                          |
         operating activities:                                                            |
           Trade accounts receivable....................      (48,412)        (13,445)    |        (81,934)
           Other receivables............................       (6,254)           (530)    |             --
           Inventories..................................        3,911         (36,626)    |        166,971
           Prepaid expenses.............................        1,062          (2,236)    |          1,457
           Income taxes receivable......................           --             307     |             --
           Other assets.................................           45            (159)    |            288
           Accounts payable.............................       18,736          20,346     |        (52,666)
           Accrued expenses.............................        3,545           1,496     |          5,173
           Income taxes payable.........................        1,002             126     |            494
           Other long-term liabilities..................         (280)             --     |             (2)
                                                            ---------        --------     |      ---------
             Total adjustments..........................    $ (23,937)       $(30,106)    |      $  65,268
                                                            ---------        --------     |      ---------
             Net cash provided by (used in) operating                                     |
               activities...............................    $ (17,817)       $(29,740)    |      $  93,996
                                                            ---------        --------     |      ---------
Cash flows from investing activities:                                                     |
  Proceeds from sale of property, plant and equipment...    $     113        $      8     |      $     538
  Purchases of property, plant and equipment............       (1,359)           (964)    |         (4,292)
  Acquisition of AgriBusiness (note 4)..................           --              --     |       (255,507)
                                                            ---------        --------     |      ---------
             Net cash used in investing activities......    $  (1,246)       $   (956)    |      $(259,261)
                                                            ---------        --------     |      ---------
Cash flows from financing activities:                                                     |
  Payments on senior secured credit facility............    $(124,646)       $(64,725)    |      $(203,244)
  Borrowings on senior secured credit facility..........      157,051          97,089     |        296,734
  Proceeds from issuance of First Mortgage Notes........           --              --     |        200,000
  Capital contribution by RCG (note 4)..................           --              --     |         22,918
  Long-term debt of Old Royster-Clark refinanced (note                                    |
    4)..................................................           --              --     |        (67,750)
  Principal payments on long-term debt..................         (768)           (437)    |            (25)
  Net decrease in customer deposits.....................      (12,081)         (1,036)    |        (73,846)
  Payment of deferred financing costs...................           --              --     |         (9,182)
  Dividend payments.....................................         (495)           (195)    |             --
  Stock options exercised...............................            2              --     |             --
                                                            ---------        --------     |      ---------
             Net cash provided by financing                                               |
               activities...............................    $  19,063        $ 30,696     |      $ 165,605
                                                            ---------        --------     |      ---------
  Net increase in cash..................................           --              --     |            340
  Cash at beginning of period...........................           29              42     |             82
                                                            ---------        --------     |      ---------
  Cash at end of period.................................    $      29        $     42     |      $     422
                                                            =========        ========     |      =========
Supplemental disclosure of cash flow information:                                         |
  Cash paid during the year for interest................    $   1,480        $  1,463     |      $   2,707
                                                            =========        ========     |      =========
  Cash paid during the year for income taxes............    $   1,245        $     11     |      $      --
                                                            =========        ========     |      =========

                                                                     (continued)

See accompanying notes to unaudited condensed consolidated financial statements.

                              ROYSTER-CLARK, INC.

                             (DOLLARS IN THOUSANDS)

Supplemental disclosure of noncash investing and financing activities:

     In connection with the acquisition of AgriBusiness, $10,000 of the purchase price paid was financed by an equity contribution to the Company by Royster-Clark Group. Also, $188,495 of liabilities were assumed in the transaction.

     As discussed in note 3, in connection with the acquisition of Old Royster-Clark by Royster-Clark Group, $189,958 of liabilities were assumed in the transaction.







See accompanying notes to unaudited condensed consolidated financial statements.

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1) BASIS OF PRESENTATION

     As discussed further in notes 3 and 4, effective April 1, 1999, Royster-Clark Group (herein referred to as RCG) a newly formed entity capitalized with approximately $59,000 in cash, acquired all of the then outstanding stock of Royster-Clark, Inc. (herein referred to as Old Royster-Clark). As a result, the accompanying unaudited condensed consolidated financial statements of Royster-Clark, Inc. and subsidiaries (the Company) as of and for the three months ended June 30, 1999 reflect the acquisition of the Company by RCG as of April 1, 1999.

     These financial statements also reflect the Company's acquisitions of IMC AgriBusiness, Inc. and subsidiaries (now a wholly owned subsidiary known as Royster-Clark AgriBusiness, Inc.), Hutson's AG Service, Inc. and subsidiaries (now a wholly owned subsidiary known as Royster-Clark Hutson, Inc.) and IMC Nitrogen Company and subsidiaries (now a wholly owned subsidiary known as Royster-Clark Nitrogen, Inc.) (collectively referred to as "AgriBusiness") from IMC Global, Inc. which was consummated on April 22, 1999 with an effective date of April 1, 1999. All material intercompany transactions and balances have been eliminated.

     The accompanying unaudited condensed consolidated financial statements for the six months ended June 30, 1998 and the three months ended March 31, 1999 represent the results of operations and cash flows of the Company's predecessor, Old Royster-Clark, and are not presented on a basis comparable with the financial statements of the Company.

     In the opinion of management, the unaudited condensed consolidated financial statements of the Company and Old Royster-Clark are prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and pursuant to the requirements for interim financial reporting included in Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of financial statements for the interim period have been included. The Company's business is highly seasonal and therefore the results of operations for the three months ended June 30, 1999 are not indicative of results that ultimately may be achieved for the nine months ending December 31, 1999 or for any future period

(2) DESCRIPTION OF BUSINESS

     The Company is a retail and wholesale distributor of mixed fertilizer, seed, crop protection products and agronomic services to farmers, primarily in the East, South and Midwest. The Company's operations consist of retail farm centers, granulation, blending and seed processing plants, and an integrated network of storage and distribution terminals and warehouses. In addition, the Company operates two nitrogen manufacturing plants that supply the retail and wholesale distribution businesses with nitrogen fertilizer products.

(3) CAPITALIZATION OF RCG

     RCG was formed for the purpose of acquiring all of the outstanding stock of the Company and to enable the Company to purchase AgriBusiness. RCG is a holding company with no operations independent of those of the Company. Although the Company is not legally liable for the obligations of RCG, the ability of RCG to meet its obligations is dependent on the Company's ability to pay dividends to RCG, in an amount sufficient to service these obligations, including dividend payments on RCG's preferred stock, and principal and interest payments on its junior subordinated notes. The following paragraphs summarize the terms of RCG's outstanding securities.

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(3) CAPITALIZATION OF RCG -- (CONTINUED)

     RCG has issued $20,000 of junior subordinated notes, $10,000 of which were issued to IMC Global, Inc. in conjunction with the acquisition of AgriBusiness. The notes bear interest at an annual rate of 12%. Through maturity, RCG may elect to pay interest due in the form of additional junior subordinated notes. The notes, including additional notes issued in lieu of interest, are due April 2010. Of these notes, $10,000, which represents the notes issued to IMC Global, are exchangeable after three years for Royster-Clark, Inc. 10 1/4% First Mortgage Notes due 2009 (herein referred to as the First Mortgage Notes), subject to compliance with the terms of the debt obligations of the Company. The terms of the indenture and the other debt obligations of the Company currently prohibit such exchange and are expected to prohibit this exchange for the foreseeable future.


     RCG has also issued 60,714 shares of 12% Series A Senior Cumulative Compounding Preferred Stock (the "Senior Preferred Stock"), 13,264 shares of which were issued to former stockholders of Old Royster-Clark in conjunction with the acquisition of Old Royster-Clark, with a $0.01 per share par value and a liquidation value of $1,000 per share. Dividends are payable annually at the rate of $120 per share per annum when, as and if declared by the Board of Directors. Additional dividends accrue on unpaid dividends. In the event that RCG shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of RCG shall have been paid in full, the holders of the Senior Preferred Stock shall be entitled to receive an amount equal to $1,000 in cash per share plus an amount equal to full cumulative dividends accrued and unpaid before any proceeds are paid to the holders of the Series B Junior Preferred Stock (the "Junior Preferred Stock") or the RCG common stock.


     RCG has issued 7,487 shares of Junior Preferred Stock, all of which were issued to former stockholders of Old Royster-Clark in conjunction with the acquisition of Old Royster-Clark, with a $0.01 per share par value and a liquidation value of $1,000 per share. The holders of the Junior Preferred Stock shall not be entitled to receive any dividends until 2004. Thereafter, the holders of the Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rate of $120 per share. Dividends, when entitled, shall be cumulative. In the event that RCG shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of RCG shall have been paid in full and the holders of any Senior Preferred Stock have been paid, the holders of the Junior Preferred Stock shall be entitled to receive an amount equal to $1,000 in cash per share plus an amount equal to cumulative dividends accrued and unpaid before any proceeds are paid to the holders of the RCG common stock.


     RCG has issued 1,960,026 shares of no par common stock, 368,426 of shares which were issued to former stockholders of Old Royster-Clark in conjunction with the acquisition of Old Royster-Clark. The common stock was issued in two series, Class A and Class B, with 2,000,000 shares of each class authorized. The rights and privileges are identical between the two classes except with regards to voting rights. The holders of Class A common stock have the general right to vote for all purposes while the holders of Class B common stock have no voting rights.


(4) ACQUISITIONS

     The following paragraphs describe the acquisition of Old Royster-Clark by RCG and the acquisition of AgriBusiness by the Company, both transactions having an effective date of April 1, 1999.

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(4) ACQUISITIONS -- (CONTINUED)

     (A) ACQUISITION OF ROYSTER-CLARK, INC. BY RCG


     RCG acquired all of the outstanding stock and stock options of Old Royster-Clark for $55,681, including $1,300 in direct costs of the acquisition, consisting of $34,825 in cash, 13,264 shares of Senior Preferred Stock valued at $13,264, 7,487 shares of Junior Preferred Stock valued at $4,535, 368,426 shares of Common Stock valued at $368 and 7,284 options to purchase additional RCG securities valued at $1,389. Each option entitles the holder to purchase 5.5 shares of Common Stock, 2.0 shares of Senior Preferred Stock and 1.1 shares of Junior Preferred Stock. The acquisition was accounted for as a purchase. As a result, the assets and liabilities were adjusted to their fair values, with the excess purchase price over the fair value assigned to goodwill. Goodwill of $16,941 is being amortized over 15 years under the straight-line method.


     The following summarizes the preliminary allocation of the purchase price.

Assets purchased:
  Cash..........................................       $     42
  Receivables, net..............................         40,011
  Inventories...................................         91,831
  Prepaid expenses..............................          3,987
  Deferred income taxes.........................            440
  Property and equipment........................         56,241
  Goodwill......................................         16,941
  Other assets..................................            598
                                                       --------
     Total assets purchased.....................        210,091
                                                       --------
Liabilities assumed:
  Customer deposits.............................         23,326
  Accounts payable..............................         44,486
  Accrued expenses..............................          5,379
  Long-term debt................................         67,926
  Deferred income taxes.........................         13,000
  Other liabilities.............................            293
                                                       --------
     Total liabilities assumed..................        154,410
                                                       --------
     Purchase price.............................       $ 55,681
                                                       ========

     Subsequent to the acquisition, RCG contributed $22,918 in cash to the Company, which, along with the borrowings under the newly established senior secured credit facility described below, was used to refinance $67,750 of Old Royster-Clark's long-term debt.


     The allocation of the purchase price will be finalized during the third and fourth quarter of 1999 upon completion of restructuring decisions and asset valuations. An adjustment to depreciation expense recognized to date may be necessary depending on the final allocation to depreciable assets. Management is of the opinion that such an adjustment, if any, will not be material.


     (B) ACQUISITION OF AGRIBUSINESS

     Royster-Clark, Inc. acquired AgriBusiness through the acquisition of all of the outstanding common stock of its component entities for $265,507 in cash, including $3,200 in direct costs of the acquisition. The acquisition was financed with proceeds from the senior secured credit facility (note 5), the issuance of $200,000 in mortgage notes (note 6) and $10,000 contributed to the

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(4) ACQUISITIONS -- (CONTINUED)

Company by RCG, representing the proceeds associated with the $10,000 in RCG Junior Subordinated Notes issued to IMC Global. The acquisition has been accounted for as a purchase, and as a result all of the assets and liabilities have been adjusted to their fair values. Because the fair values of the assets purchased and the liabilities assumed exceed the purchase price, the fair values of property and equipment have been reduced. The following summarizes the preliminary allocation of the purchase price.

Assets purchased:
  Cash..........................................       $     40
  Receivables, net..............................         79,324
  Inventories...................................        212,720
  Prepaid expenses..............................            449
  Property and equipment........................        120,798
  Deferred income taxes.........................         39,380
  Other assets..................................          2,754
                                                       --------
     Total assets purchased.....................        455,465
                                                       ========
Liabilities assumed:
  Accounts payable..............................         84,044
  Customer deposits.............................         73,028
  Accrued expenses..............................         22,286
  Long-term debt................................          7,100
  Other liabilities.............................          3,500
                                                       --------
     Total liabilities assumed..................        189,958
                                                       --------
     Purchase price paid........................       $265,507
                                                       ========


     The allocation of the purchase price will be finalized during the third and fourth quarter of 1999 upon completion of restructuring decisions and asset valuations. An adjustment to depreciation expense recognized to date may be necessary depending on the final allocation to depreciable assets. Management is of the opinion that such an adjustment, if any, will not be material.



     In addition, the Company and IMC Global, Inc. are in negotiations over potential adjustments to the purchase price paid for AgriBusiness related to the amount of working capital acquired.


     (C) RESTRUCTURING LIABILITIES


     In connection with the acquisition of Old Royster-Clark and AgriBusiness, the Company recorded accruals of $13,159 for future costs to be incurred related to the closure of certain facilities, severance and termination benefits, and relocation costs of employees. These costs represent management's estimates of the ultimate obligations associated with executing its plans for the combined entity. In accordance with management's plans, the sites to be closed (due to duplicative locations) and the individuals to be terminated have all been specifically identified. The closing of all facilities is expected to be complete by December 1999. The plans to terminate 89 employees were announced in the second quarter of 1999. The positions to be eliminated include redundant positions in the information technology department, human resources, administrative jobs, sales, and management. These employees have termination dates ranging from April 1999 through December 1999. As of June 30, 1999, 63 of the 89 employees have been terminated.

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(4) ACQUISITIONS -- (CONTINUED)

     The following table shows the merger-related accruals and the remaining liability as of June 30, 1999.

                                                              COSTS INCURRED
                                                                 APRIL 1
                                                                 THROUGH
                                            BALANCE AS OF        JUNE 30,      BALANCE AS OF
                                            APRIL 1, 1999          1999        JUNE 30, 1999
                                          -----------------   --------------   -------------
Costs to exit certain facilities........        4,808               229             4,579
Severance and termination related
  accruals..............................        7,167               364             6,803
Relocation costs........................        1,184                --             1,184
                                               ------              ----           -------
Total merger-related costs..............       13,159               593            12,566
                                               ======              ====           =======


(D) PRO FORMA RESULTS OF OPERATIONS


     The following unaudited pro forma consolidated income statement information combines the consolidated historical results of the Company with the historical results of IMC AgriBusiness for the fiscal year ended December 31, 1998, and the six months ended June 30, 1999 as if the transaction was consummated on January 1, 1998.


                                                    YEAR ENDED       SIX MONTHS ENDED
                                                 DECEMBER 31, 1998    JUNE 30, 1999
                                                 -----------------   ----------------
Net sales......................................     $1,019,827           $673,695
Net income.....................................     $    9,875           $ 17,758


     The unaudited pro forma information reflects adjustments made to the historical statements of operations of the Company and of IMC AgriBusiness for:

         i. The impact on depreciation and amortization of adjusting to the fair values of property, plant and equipment, goodwill and other intangibles, including amortization of the deferred financing costs incurred in the establishment of the senior secured credit facility and the issuance of the First Mortgage Notes,

         ii. The impact on the results of operations of IMC AgriBusiness related to the transfer of wholesale purchasers of fertilizer materials from IMC AgriBusiness to IMC Global, Inc. in the third quarter of 1998,

         iii. The impact on interest expense to reflect the refinancing of the Company's existing long-term debt, and borrowings on the senior secured credit facility and issuance of the mortgage notes in conjunction with the acquisition of AgriBusiness,


         iv. Pro forma adjustments to other cost of sales and other selling, general and administrative expenses represent the elimination of certain historical costs and expenses. These adjustments, summarized in the tables below, for the year ended December 31, 1998 and three months ended March 31, 1999, respectively, include payroll costs and benefits associated with the elimination of 89 positions; elimination of costs associated with the former practice of ourscourcing human resource functions for seasonal labor; and the elimination of incremental employee benefit and insurance costs as compared to the cost of coverage after integration into the Company's programs, including the elimination of the administrative allocation from IMC Global and the rollback to 1997 benefit levels as provided in the

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(4) ACQUISITIONS -- (CONTINUED)

     purchase agreement. The effect has been allocated between cost of sales and selling, general and administrative expenses.



     Summary pro forma adjustments to other cost of sales and other selling, general and administrative expenses:



DECEMBER 31, 1998:

Other cost of sales:
  Elimination of costs associated with the closing of a
     production plant.......................................  $1,446
  Elimination of costs of oursourcing human resource
     functions for seasonal labor...........................     267
  Elimination of incremental employee benefit and insurance
     costs..................................................   1,411
                                                              ------
     Total pro forma adjustments to other cost of sales.....  $3,124
                                                              ======

Other selling, general and administrative expenses:
  Elimination of costs associated with 89 eliminated
     positions..............................................  $6,516
  Elimination of costs of outsourcing human resource
     functions for seasonal labor...........................     533
  Elimination of incremental employee benefit and insurance
     costs..................................................   2,823
                                                              ------
     Total pro forma adjustments to other selling, general
       and administrative expenses..........................  $9,872
                                                              ======

MARCH 31, 1999:

Other cost of sales:
  Elimination of costs associated with the closing of a
     production plant.......................................  $  404
  Elimination of incremental employee benefit and insurance
     costs..................................................     170
                                                              ------
     Total pro forma adjustments to other costs of sales....  $  574
                                                              ======

Other selling, general and administrative expenses:
  Elimination of costs associated with 89 eliminated
     positions..............................................  $1,200
  Elimination of incremental employee benefit and insurance
     costs..................................................     339
                                                              ------
     Total pro forma adjustments to other selling, general
       and administrative expenses..........................  $1,539
                                                              ======

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(4) ACQUISITIONS -- (CONTINUED)

     Additionally, in connection with AgriBusiness, management identified six AgriBusiness locations for closure. Pro forma adjustments to sales, costs of sales, and other expenses are also required to eliminate the operating results for these locations at December 31, 1998. These adjustments can be summarized as follows:



                                                                                        INCOME
                                                                          SELLING,      (LOSS)
                                                                        GENERAL AND     BEFORE
                                                     NET     COST OF   ADMINISTRATIVE   INCOME
                                                    SALES     SALES       EXPENSES      TAXES
                                                    ------   -------   --------------   ------
Closed location...................................  $7,544   $6,399        $1,579       $(434)
                                                    ======   ======        ======       =====


          v. The impact on income tax expense, which represents the tax effect of the pro forma adjustments described above, calculated to yield an estimated composite tax rate of 39%.

(5) SENIOR SECURED CREDIT FACILITY

     In connection with the acquisitions, the Company established a senior secured credit facility that allows it to borrow up to $275,000, subject to certain borrowing base limitations. The senior secured credit facility expires in five years and bears interest at LIBOR plus 2.75%. The senior secured credit facility is secured by (1) a lien on all accounts receivable, inventory, general intangibles and all other assets of the Company and its subsidiaries (except for the collateral securing the mortgage notes, as discussed below), (2) all of the common stock of the Company, and (3) all of the common stock of the Company's subsidiaries, except for the equity interests of certain subsidiaries pledged to secure the mortgage notes.

     The senior secured credit facility is subject to certain covenants, including limitations on additional indebtedness, limitations on liens, limitations on capital expenditures and maintenance of certain required financial ratios. The senior secured credit facility also restricts the payment of dividends by the Company to RCG. Dividends are restricted to (1) amounts necessary to enable RCG to pay overhead expenses in an amount not to exceed $2,000; (2) amounts necessary to enable RCG to pay income and other taxes; and
(3) $1,000 over the life of the agreement for the purpose of repurchasing, redeeming or otherwise acquiring and retiring any capital stock, stock warrants, stock options or other rights to acquire capital stock of RCG. Dividends made under the third provision are further restricted in that such dividends may not be made if a default has occurred (or would occur if the dividend payment were made), or such dividend payments would result in noncompliance with any financial covenants.

     In connection with the establishment of the senior secured credit facility, the Company incurred approximately $6,900 of deferred financing costs, which are being amortized on a straight-line basis over the life of the senior secured credit facility.

(6) ROYSTER-CLARK, INC. 10 1/4% FIRST MORTGAGE NOTES DUE 2009

     As discussed in note 4, the Company issued $200,000 of 10 1/4% First Mortgage Notes due April 2009 (herein referred to as the First Mortgage Notes) on April 22, 1999 to partially finance the acquisition of AgriBusiness. The First Mortgage Notes mature in ten years and bear interest at 10.25% payable semi-annually in arrears. The First Mortgage Notes are secured by 17 principal

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(6) ROYSTER-CLARK, INC. 10 1/4% FIRST MORTGAGE NOTES DUE 2009 -- (CONTINUED)

properties, related fixtures and equipment and other related assets, and a pledge of equity of certain subsidiaries. RCG and all of the Company's subsidiaries also unconditionally guarantee the First Mortgage Notes. The First Mortgage Notes are not redeemable prior to April 1, 2004 except in the case of a change of control or a public offering in the first three years after the issue date. Thereafter, the mortgage notes are redeemable in whole or in part, at the Company's option, at a 5.125% premium, declining ratably to par on April 1, 2007, plus accrued and unpaid interest, if any, to the date of redemption.

     The mortgage notes are subject to certain covenants, including restrictions on dividend payments and retirement of equity interests, incurrence of new indebtedness or preferred stock, and certain transactions with affiliates. Dividends may not be made if a default has occurred (or would occur if the dividend payment were made), or such dividend payments would result in noncompliance with any financial covenants. Dividend payments are further restricted in amount to at most 50% of consolidated net income of the Company from the date of origination of the mortgage notes to the end of the most recently completed fiscal quarter.

     In connection with the issuance of the mortgage notes, the Company incurred approximately $9,200 of deferred financing costs, which are being amortized using the interest method over the term of the mortgage notes.

(7) INVENTORY

     Inventories at June 30, 1999 consisted of:

Chemicals.........................................  $ 65,514
Fertilizers.......................................    14,601
Fertilizer Materials..............................    32,805
Seeds.............................................    12,867
Sundry............................................    11,793
                                                    --------
                                                    $137,580
                                                    ========

(8) 1999 RESTRICTED STOCK PURCHASE AND OPTION PLAN

     Upon the acquisition of the Company by RCG, RCG created the 1999 Restricted Stock Purchase and Option Plan (the 1999 Stock Option Plan). Under the terms of the 1999 Stock Option Plan, 200,000 shares of RCG common stock have been reserved for issuance in the form of restricted share grants to current and future employees of the Company. Shares issued under the 1999 Stock Option Plan are subject to certain restrictions on transfer of shares. In addition, 39,974 shares of Common Stock, 1,479 shares of Senior Preferred Stock and 832 shares of Junior Preferred Stock have been reserved for issuance pursuant to the exercise of stock options rolled over from the 1992 Stock Option Plan (herein referred to as the 1992 Plan) previously maintained by Old Royster-Clark. All options granted under the 1992 Plan were either cashed out at the merger consideration of $285 per share less the exercise price under the 1992 Plan or exchanged for an option to purchase 5.5 shares of Common Stock, 2.0 shares of Senior Preferred Stock and 1.1 shares of Junior Preferred Stock at the same exercise price as under the 1992 Plan.

     At June 30, 1999, there are 7,284 options vested and outstanding under the 1999 Stock Option Plan, representing the options issued under the Old Royster-Clark 1992 Plan exchanged as described above. No options were issued, vested or exercised during the three months ended June 30, 1999.

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(9) ENVIRONMENTAL MATTERS

     The Company is subject to a wide variety of federal, state and local environmental laws and regulations. The Company has been identified as a potentially responsible party concerning the release of certain hazardous substances at five locations. While the current law potentially imposes joint and several liability upon each party named as a potentially responsible party, the Company's contribution to clean up these sites is expected to be limited, given the number of other companies which have also been named as potentially responsible parties and the nature and amount of cleanup involved. A number of the Company's facilities have been evaluated as having excess nitrates, phosphorous and pesticides in the surrounding soil or groundwater. In addition, several underground storage tanks have been removed or closed at some facilities and these sites have been evaluated for possible contamination. In total, cleanup of hazardous or potentially hazardous substances has been planned or is being performed at approximately 40 sites.

     In connection with the acquisitions of AgriBusiness and old Royster Clark, the Company obtained indemnities for certain claims related to environmental matters that existed or arose prior to the acquisitions. The indemnities related to AgriBusiness are subject to a $4,500 deductible, an overall cap of $5,000 on all indemnities, and certain time limitations. The indemnities related to Old Royster-Clark are subject to a deductible of $2,000, certain time limitations and an overall cap of $5,000 on all indemnities. In addition, Old Royster-Clark had obtained indemnities from Lebanon Chemical Corporation (LCC) for certain claims related to environmental matters that existed at sites acquired from LCC in December 1998.

     Recorded environmental liabilities at June 30, 1999 for the estimated cost of cleanup efforts of identified contamination or site characterization totaled $2,831, and are included in other long-term liabilities in the accompanying balance sheet. Actual cash expenditures during the three months ended June 30, 1999 were $4. These liabilities do not take into account any claims for recoveries from insurance or third parties and are not discounted. Actual costs to be incurred at identified sites in future periods may vary from these estimates, given inherent uncertainty in evaluating environmental exposures. While the Company's potential exposure cannot be estimated, in the opinion of management the final disposition of such matters will not have a material adverse effect on the financial position or results of operations of the Company.

(10) COMMITMENTS AND CONTINGENCIES

     (A) SUPPLY AGREEMENT

     In conjunction with the acquisition of AgriBusiness, the Company has entered into a ten-year supply agreement with IMC Kalium Ltd. (Kalium) and IMC-Agrico Company (Agrico), both of which are subsidiaries of IMC Global, Inc. Under the terms of the supply agreement, the Company is required to purchase (and Agrico and Kalium are required to supply) certain products from Kalium or Agrico in an amount equal to its estimated normal business requirements. The purchase prices of the products covered by the agreement are determined and fixed annually and approximate market prices. The agreement automatically renews for subsequent periods of 5 years unless otherwise canceled by either party. In addition, the agreement specifies remedies available to the parties in the event of noncompliance, which include compensatory damages in the event of a failure to purchase (or supply) the required quantities of the covered products.

     (B) PURCHASE COMMITMENT

     Under the terms of the acquisition agreement with LCC, the Company is required to purchase specified quantities of ammoniated fertilizer products from LCC at prices approximating market rates through 2001.

                              ROYSTER-CLARK, INC.

                          NOTES TO UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(10) COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     (C) LEGAL AND REGULATORY MATTERS

     From time to time, the Company has had claims asserted against it by regulatory agencies or private parties for environmental matters and has incurred obligations for investigation or remedial actions with respect to certain of such matters. In addition, the Company is subject to various claims and legal matters that have arisen in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company's management that any such claims asserted or obligations incurred to date will not result in a material adverse effect on the results of operations or financial position of the Company.

                              ROYSTER-CLARK, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated statements of operations have been prepared as if the acquisitions of Old Royster-Clark and AgriBusiness occurred as of January 1, 1998 for the year ended December 31, 1998 and six months ended June 30, 1999. The pro forma condensed consolidated statements of operations do not purport to represent our results of operations if such transactions had occurred on such dates or to project results of operations for any future period.

     The pro forma condensed consolidated statements of operations and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto of Royster-Clark, Inc., Old Royster-Clark and AgriBusiness included elsewhere in this prospectus.

                                 ROYSTER-CLARK, INC.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                               ACQUISITION OF     ACQUISITION OF   ROYSTER-CLARK, INC.
                                              OLD ROYSTER-CLARK    AGRIBUSINESS         PRO FORMA
                                              -----------------   --------------   -------------------
                                                  (NOTE 2)           (NOTE 3)
Net sales...................................      $286,351           $733,476          $1,019,827
Depreciation and amortization...............         1,760              7,683               9,443
Other cost of sales.........................       238,859            593,309             832,168
                                                  --------           --------          ----------
  Gross profit..............................        45,732            132,484             178,216
Depreciation and amortization...............         7,113              6,942              14,055
Other selling, general and administrative
  expenses..................................        31,323             80,250             111,573
                                                  --------           --------          ----------
  Operating income..........................         7,296             45,292              52,588
Interest expense............................         5,217             29,274              34,491
Other expense, net..........................            --              1,857               1,857
                                                  --------           --------          ----------
  Income before income taxes................         2,079             14,161              16,240
Income tax expense..........................           842              5,523               6,365
                                                  --------           --------          ----------
  Net income................................      $  1,237           $  8,638          $    9,875
                                                  ========           ========          ==========

                              ROYSTER-CLARK, INC.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                           PRO FORMA THREE MONTHS
                                  ROYSTER-CLARK, INC.       ENDED MARCH 31, 1999       ROYSTER-CLARK, INC.
                                      HISTORICAL        ----------------------------        PRO FORMA
                                  THREE MONTHS ENDED         OLD                        SIX MONTHS ENDED
                                     JUNE 30, 1999      ROYSTER-CLARK   AGRIBUSINESS      JUNE 30, 1999
                                  -------------------   -------------   ------------   -------------------
                                       (NOTE 1)           (NOTE 2)        (NOTE 3)
Net sales.......................       $492,608            $53,487        $127,600          $673,695
Depreciation and amortization...          2,466                440           1,896             4,802
Other cost of sales.............        394,127             43,839         112,286           550,252
                                       --------            -------        --------          --------
  Gross profit..................         96,015              9,208          13,418           118,641
Depreciation and amortization...          3,396              1,796           1,798             6,990
Other selling, general and
  administrative expenses.......         37,400              6,706          22,101            66,207
                                       --------            -------        --------          --------
  Operating income (loss).......         55,219                706         (10,481)           45,444
Interest expense................          7,877              1,082           7,025            15,984
Other expense, net..............             --                 --             100               100
                                       --------            -------        --------          --------
  Income (loss) before income
     taxes......................         47,342               (376)        (17,606)           29,360
Income tax (expense) benefit....        (18,614)               146           6,866           (11,602)
                                       --------            -------        --------          --------
  Net income (loss).............       $ 28,728            $  (230)       $(10,740)         $ 17,758
                                       ========            =======        ========          ========

                              ROYSTER-CLARK, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

(1) ROYSTER-CLARK, INC. HISTORICAL

     The amounts presented under the heading "Royster-Clark, Inc. Historical" are taken from the Royster-Clark, Inc., historical statement of operations for the three months ended June 30, 1999, included elsewhere in this prospectus. Certain detail has been provided to enhance the pro forma information.

     Effective April 1, 1999, Royster-Clark Group (herein referred to as RCG) a newly formed entity capitalized with approximately $59,000 in cash, acquired all of the then outstanding stock of Royster-Clark, Inc. (herein referred to as Old Royster-Clark). As a result, the unaudited condensed consolidated statements of operations of Royster-Clark, Inc. and subsidiaries (the Company) for the three months ended June 30, 1999 reflect the acquisition of the Company by RCG as of April 1, 1999. The unaudited condensed consolidated statement of operations for the three months ended June 30, 1999 also reflects the Company's acquisitions of IMC Agribusiness, Inc. and subsidiaries (now a wholly owned subsidiary known as Royster-Clark AgriBusiness, Inc.), Hutson's AG Service, Inc. and subsidiaries (now a wholly owned subsidiary known as Royster-Clark Hutson, Inc.) and IMC Nitrogen Company and subsidiaries (now a wholly owned subsidiary known as Royster-Clark Nitrogen, Inc.) (collectively referred to as "AgriBusiness") from IMC Global, Inc. which was consummated on April 22, 1999 with an effective date of April 1, 1999.

(2) OLD ROYSTER-CLARK

     Pro forma adjustments relating to the acquisition of Old Royster-Clark are as follows:

     For the Year Ended December 31, 1998:

                                                 HISTORICAL
                                        ----------------------------                          OLD
                                             OLD        CONSUMMATED     PRO FORMA        ROYSTER-CLARK
                                        ROYSTER-CLARK   TRANSACTIONS   ADJUSTMENTS         PRO FORMA
                                        -------------   ------------   -----------       -------------
                                             (A)            (B)            (C)
Net sales.............................    $218,672        $67,679        $    --           $286,351
Depreciation and amortization.........         729             61            970 (i)          1,760
Other cost of sales...................     184,917         53,942             --            238,859
                                          --------        -------        -------           --------
  Gross profit........................      33,026         13,676           (970)            45,732
Depreciation and amortization.........       1,949            779          4,385 (i)          7,113
Other selling, general and
  administrative expenses.............      22,533         11,067         (2,277)(ii)        31,323
                                          --------        -------        -------           --------
  Operating income....................       8,544          1,830         (3,078)             7,296
Interest expense......................       5,489          1,924         (2,196)(iii)        5,217
                                          --------        -------        -------           --------
  Income (loss) before income taxes...       3,055            (94)          (882)             2,079
Income tax expense (benefit)..........       1,223            (37)          (344)(iv)           842
                                          --------        -------        -------           --------
  Net income (loss)...................    $  1,832        $   (57)       $  (538)          $  1,237
                                          ========        =======        =======           ========

                              ROYSTER-CLARK, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) OLD ROYSTER-CLARK -- (CONTINUED)

     For the Three Months Ended March 31, 1999:

                                                        OLD                               OLD
                                                   ROYSTER-CLARK    PRO FORMA        ROYSTER-CLARK
                                                    HISTORICAL     ADJUSTMENTS         PRO FORMA
                                                   -------------   -----------       -------------
                                                        (A)            (C)
Net sales........................................     $53,487        $     --           $53,487
Depreciation and amortization....................         203             237 (i)           440
Other cost of sales..............................      43,839              --            43,839
                                                      -------        --------           -------
  Gross profit...................................       9,445            (237)            9,208
Depreciation and amortization....................         515           1,281 (i)         1,796
Other selling, general and administrative
  expenses.......................................       6,706              -- (ii)        6,706
                                                      -------        --------           -------
  Operating income...............................       2,224          (1,518)              706
Interest expense.................................       1,607            (525)(iii)       1,082
                                                      -------        --------           -------
  Income (loss) before income taxes..............         617            (993)             (376)
Income tax expense (benefit).....................         251            (397)(iv)         (146)
                                                      -------        --------           -------
  Net income (loss)..............................     $   366            (596)             (230)
                                                      =======        ========           =======

     (A) OLD ROYSTER-CLARK HISTORICAL

     The amounts presented under the heading "Old Royster-Clark Historical" are taken from the Old Royster-Clark historical statement of income for the year ended December 31, 1998 and the three months ended March 31, 1999, included elsewhere in this prospectus. Certain detail has been provided to enhance the pro forma information.

     (B) CONSUMMATED TRANSACTIONS HISTORICAL

     During 1998, Old Royster-Clark acquired certain assets from Lebanon Chemical Corporation ("Lebanon") and Dixie Guano, Inc. ("Dixie") in two separate transactions. The assets purchased are engaged in the business of operating wholesale and retail fertilizer outlets, primarily in Maryland, Delaware, Virginia and North Carolina. These transactions were accounted for as purchases. As a result, the results of operations for Lebanon and Dixie have been included from the date of acquisition. The historical components of net sales, cost of sales, operating and other expenses and net earnings (loss) from January 1, 1998 through the date of acquisition have been reflected under the column "Consummated Transactions" in the accompanying December 31, 1998 Unaudited Pro Forma Condensed Consolidated Statement of Operations as follows:

                                                                          OPERATING
                                                                          AND OTHER       NET
                                          DATE       NET       COST       EXPENSES,     EARNINGS
                                        ACQUIRED    SALES    OF SALES        NET         (LOSS)
                                        --------   -------   --------   -------------   --------
Dixie.................................   7/16/98   $ 3,188   $ 2,820       $   330        $ 23
Lebanon...............................  12/14/98    64,491    51,183        13,440         (80)
                                                   -------   -------       -------        ----
                                                   $67,679   $54,003       $13,770        $(57)
                                                   =======   =======       =======        ====

     (C) PRO FORMA ADJUSTMENTS

     The following summarizes the pro forma adjustments made to the Old Royster-Clark historical statement of operations.

                              ROYSTER-CLARK, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) OLD ROYSTER-CLARK -- (CONTINUED)

     (i) The impact on depreciation and amortization of adjusting to the fair values of property and equipment, goodwill and other intangibles on the Lebanon and Dixie acquisitions as well as the acquisition of Old Royster-Clark have been included in the pro forma adjustments as reflected below. The effect has been allocated between cost of sales and selling, general and administrative expenses. In addition, amortization of the $6,900 of deferred financing costs incurred in the establishment of the senior secured credit facility has been reflected for the year ended December 31, 1998 and three months ended March 31, 1999.

     Summary of adjustments to depreciation:

                                                    DECEMBER 31, 1998            MARCH 31, 1999
                                                -------------------------   -------------------------
                                                              SELLING,                    SELLING,
                                                  COST       GENERAL &        COST       GENERAL &
                                                OF SALES   ADMINISTRATIVE   OF SALES   ADMINISTRATIVE
                                                --------   --------------   --------   --------------
Elimination of amortization of old goodwill
  and deferred financing costs................    $ --         $ (407)        $ --         $  (56)
Amortization of new goodwill using a 15 year
  life........................................      --          1,129           --            282
Amortization of new deferred financing costs
  of $6,900 over 5 year life..................      --          1,380           --            345
Adjustment to depreciation based on write-up
  of property, plant & equipment during
  purchase accounting.........................     970          2,283          237            710
                                                  ----         ------         ----         ------
                                                  $970         $4,385         $237         $1,281
                                                  ====         ======         ====         ======

     (ii) The pro forma adjustment for the year ended December 31, 1998 to other selling, general and administrative expenses represents the elimination of certain historical costs and expenses subsequent to the acquisitions of Lebanon and Dixie. These adjustments, summarized in the table below, include the elimination of costs associated with the Lebanon corporate headquarters and one regional office which were closed subsequent to the acquisition; the elimination of incremental employee benefit and insurance costs as compared to the cost of coverage after integration into the Old Royster-Clark programs; the elimination of costs associated with the implementation of Old Royster-Clark's point of sale system in the Lebanon facilities resulting in the elimination of dedicated data lines utilized by the Lebanon point of sale system; and the elimination of certain other costs directly attributable to the acquisitions.

     Summary pro forma adjustments to other selling, general and administrative expenses


Elimination of costs associated with Lebanon headquarters
  and one regional office...................................      $1,282
Elimination of incremental employee benefit and insurance
  costs.....................................................         815
Elimination of costs associated with implementation of point
  of sale system............................................         180
                                                                  ------
Total pro forma adjustments to other selling, general and
  administrative expenses...................................      $2,277
                                                                  ======


     There are no pro forma adjustments to other selling, general and administrative expenses for the three months ended March 31, 1999.

     (iii) The pro forma adjustments to interest expense for the year ended December 31, 1998 and three months ended March 31, 1999, reflects the refinancing of the existing Old Royster-Clark long-term debt using the cash contributed from RCG and the proceeds from the Senior Secured Credit Facility, as summarized below.

                              ROYSTER-CLARK, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) OLD ROYSTER-CLARK -- (CONTINUED)

     Summary of adjustments to interest:

                                                          DECEMBER 31,   MARCH 31,
                                                              1998         1999
                                                          ------------   ---------
Interest eliminated related to the refinancing of:
  Term loan.............................................    $  (454)       $(319)
  Old revolving loan....................................     (3,964)        (841)
  Other notes payable...................................       (154)         (30)

Interest provided on senior secured credit facility at
  7.75%.................................................      2,376          665
                                                            -------        -----
                                                            $ 2,196        $ 525
                                                            =======        =====

     (iv) The pro forma adjustments to income tax expense for the year ended December 31, 1998 and the three months ended March 31, 1999, represent the tax effect of the pro forma adjustments described above calculated at an estimated composite tax rate of 39%.

(3) ACQUISITION OF AGRIBUSINESS

     Pro forma adjustments relating to the acquisition of Agribusiness are as follows:

     For the Year Ended December 31, 1998:

                                                                       PRO FORMA
                                                              ----------------------------
                                                              ELIMINIATED
                                                              DIVISIONS &
                                            AGRIBUSINESS        CLOSED            OTHER          AGRIBUSINESS
                                             HISTORICAL        LOCATIONS       ADJUSTMENTS        PRO FORMA
                                            ------------      -----------      -----------       ------------
                                                (A)               (B)              (C)
Net sales.............................        $786,967         $(53,491)         $    --           $733,476
Depreciation and amortization.........          11,900               --           (4,217)(i)          7,683
Other cost of sales...................         647,256          (50,823)          (3,124)(iii)      593,309
                                              --------         --------          -------           --------
  Gross profit........................         127,811           (2,668)           7,341            132,484
Depreciation and amortization.........          11,400               --           (4,458)(i)          6,942
Other selling, general and
  administrative expenses.............          91,901           (1,779)          (9,872)(iii)       80,250
                                              --------         --------          -------           --------
  Operating income....................          24,510             (889)          21,671             45,292
Interest expense......................          13,217               --           16,057 (iv)        29,274
Other expense, net....................           1,857               --               --              1,857
                                              --------         --------          -------           --------
  Income before income taxes..........           9,436             (889)           5,614             14,161
Income tax expense (benefit)..........           4,100             (347)           1,770(v)           5,523
                                              --------         --------          -------           --------
  Net income..........................        $  5,336         $   (542)         $ 3,844           $  8,638
                                              ========         ========          =======           ========

                              ROYSTER-CLARK, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3) ACQUISITION OF AGRIBUSINESS -- (CONTINUED)

     For the Three Months Ended March 31, 1999:

                                                      AGRIBUSINESS       PRO FORMA        AGRIBUSINESS
                                                       HISTORICAL       ADJUSTMENTS        PRO FORMA
                                                      ------------      -----------       ------------
                                                          (A)               (C)
Net sales.......................................        $127,600          $    --           $127,600
Depreciation and amortization...................           1,940              (44)(i)          1,896
Other cost of sales.............................         112,860             (574)(iii)      112,286
                                                        --------          -------           --------
  Gross profit..................................          12,800              618             13,418
Depreciation and amortization...................           4,160           (2,362)(i)          1,798
Other selling, general and administrative
  expenses......................................          23,640           (1,539)(iii)       22,101
                                                        --------          -------           --------
  Operating income (loss).......................         (15,000)           4,519            (10,481)
Interest expense................................           3,000            4,025 (iv)         7,025
Other expense, net..............................             100               --                100
                                                        --------          -------           --------
  Income (loss) before income taxes.............         (18,100)             494            (17,606)
Income tax expense (benefit)....................          (7,500)             634 (v)         (6,866)
                                                        --------          -------           --------
  Net income (loss).............................        $(10,600)         $  (140)          $(10,740)
                                                        ========          =======           ========

     (A) AGRIBUSINESS HISTORICAL

     The amounts presented under the heading "Agribusiness Historical" are taken from the Agribusiness historical combined statement of income (loss) for the year ended December 31, 1998 and the three months ended March 31, 1999, included elsewhere in this prospectus. Certain detail has been provided to enhance the pro forma information.

     (B) ELIMINATED DIVISIONS AND CLOSED LOCATIONS

     Wholesale purchasers of fertilizer materials were transferred from Agribusiness to IMC Global beginning in the third quarter of 1998, and as a result, they do not represent a component of the acquired entity. Pro forma adjustments for the year ended December 31, 1998 to sales, cost of sales, and other expenses are required to eliminate the operating results for this portion of the business. In addition, in connection with the acquisition of Agribusiness, management identified six Agribusiness locations for closure. Pro forma adjustments to sales, cost of sales, and other expenses are also required to eliminate the operating results for these locations. These adjustments can be summarized as follows:

                                                                                     INCOME
                                                                    SELLING,         (LOSS)
                                                                  GENERAL AND        BEFORE
                                               NET     COST OF   ADMINISTRATIVE      INCOME
                                              SALES     SALES       EXPENSES          TAXES
                                             -------   -------   --------------   -------------
Wholesale business.........................  $45,947   $44,424       $  200          $1,323
Closed locations...........................    7,544     6,399        1,579            (434)
                                             -------   -------       ------          ------
                                             $53,491   $50,823       $1,779          $  889
                                             =======   =======       ======          ======

     (C) OTHER ADJUSTMENTS

     The following summarizes the pro forma adjustments made to the Agribusiness Historical statement of operations.

                              ROYSTER-CLARK, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3) ACQUISITION OF AGRIBUSINESS -- (CONTINUED)

     (i) The impact on depreciation and amortization of adjusting to the post acquisition carrying values of property and equipment and goodwill has been included in the pro forma adjustments. In addition, amortization has been provided on the deferred financing costs incurred in conjunction with the issuance of the First Mortgage Notes. The combined effect for the year ended December 31, 1998 and the three months ended March 31, 1999 has been allocated to cost of sales and selling, general and administrative expenses.

     Summary of adjustments to depreciation:

                                                DECEMBER 31, 1998(I)         MARCH 31, 1999(II)
                                              -------------------------   -------------------------
                                                            SELLING,                    SELLING,
                                                COST       GENERAL &        COST       GENERAL &
                                              OF SALES   ADMINISTRATIVE   OF SALES   ADMINISTRATIVE
                                              --------   --------------   --------   --------------
Elimination of amortization of old
  goodwill..................................  $    --       $(1,420)      $    --       $  (355)
Amortization of new deferred financing costs
  of $9,182 on the interest method over 10
  years.....................................       --           541            --           132
Depreciation adjustment related to the plans
  to close one production plant (see (ii)
  below)....................................     (170)           --           (44)           --
Adjustment to depreciation based on
  reduction of property and equipment in
  purchase accounting.......................   (4,047)       (3,579)           --        (2,139)
                                              -------       -------       -------       -------
                                              $(4,217)       (4,458)          (44)       (2,362)
                                              =======       =======       =======       =======

     (ii) In connection with the acquisition, the Company plans to close one of two production plants located in close proximity to each other. Pro forma adjustments of $170 and $44 to depreciation and $1,446 and $404 to other cost of sales have been provided to reflect the estimated cost reductions for the year ended December 31, 1998 and three months ended March 31, 1999, respectively.

     (iii) The remaining pro forma adjustments to other cost of sales and other selling, general and administrative expenses represent the elimination of certain historical costs and expenses. These adjustments, summarized in the table below, for the year ended December 31, 1998 and three months ended March 31, 1999, respectively, include payroll cost and benefits associated with the elimination of 89 positions; elimination of costs associated with the former practice of outsourcing human resource functions for seasonal labor; and the elimination of incremental employee benefit and insurance costs as compared to the cost of coverage after integration into the Company's programs, including the elimination of the administrative allocation from IMC Global and the rollback to 1997 benefit levels as provided in the purchase agreement. The effect has been allocated between cost of sales and selling, general and administrative expenses.

                              ROYSTER-CLARK, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3) ACQUISITION OF AGRIBUSINESS -- (CONTINUED)

     Summary pro forma adjustments to other cost of sales and other selling, general and administrative expenses:

     December 31, 1998:

Other cost of sales:
  Elimination of costs associated with the closing of a
     production plant (see (ii) above)......................  $1,446
  Elimination of costs of outsourcing human resource
     functions for seasonal labor...........................     267
  Elimination of incremental employee benefit and insurance
     costs..................................................   1,411
                                                              ------
     Total pro forma adjustments to other cost of sales.....  $3,124
                                                              ======

Other selling, general and administrative expenses:
  Elimination of costs associated with 89 eliminated
     positions..............................................  $6,516
  Elimination of costs of outsourcing human resource
     functions for seasonal labor...........................     533
  Elimination of incremental employee benefit and insurance
     costs..................................................   2,823
                                                              ======
     Total pro forma adjustments to other selling, general
       and administrative expenses..........................  $9,872
                                                              ======

     March 31, 1999:

Other cost of sales:
  Elimination of costs associated with the closing of a
     production plant (see (ii) above)......................  $  404
  Elimination of incremental employee benefit and insurance
     costs..................................................     170
                                                              ------
     Total pro forma adjustments to other cost of sales.....  $  574
                                                              ======
Other selling, general and administrative expenses:
  Elimination of costs associated with 89 eliminated
     positions..............................................  $1,200
  Elimination of incremental employee benefit and insurance
     costs..................................................     339
                                                              ======
     Total pro forma adjustments to other selling, general
       and administrative expenses..........................  $1,539
                                                              ======

     (iv) The pro forma adjustments to interest expense for the year ended December 31, 1998 and three months ended March 31, 1999, reflect the incremental interest expense on the First Mortgage Notes and the Credit Facility.

     Summary of adjustments to interest:

                                                              DECEMBER 31,   MARCH 31,
                                                                  1998         1999
                                                              ------------   ---------
Interest avoided on intercompany loans from IMC Global......    $(12,119)      (2,606)
Interest on mortgage notes..................................      20,500        5,125
Interest on new revolver....................................       7,676        1,506
                                                                --------      -------
                                                                $ 16,057      $ 4,025
                                                                ========      =======

     (v) The pro forma adjustment to income tax expense (benefit) for the year ended December 31, 1998 and three months ended March 31, 1999, represents the tax effect of the pro forma adjustments described above, calculated at a rate to yield an estimated composite tax rate of 39%.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Royster-Clark, Inc.:

We have audited the accompanying balance sheets of Royster-Clark, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royster-Clark, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

February 10, 1999
Norfolk, Virginia

                              ROYSTER-CLARK, INC.
                                 BALANCE SHEETS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                               AS OF DECEMBER 31,
                                                              ---------------------
                                                               1997          1998
                                                              -------      --------
                           ASSETS
Current Assets:
  Cash......................................................  $    29      $     42
  Trade accounts receivable, net of allowance for doubtful
    accounts of $1,800 in 1997 and $1,800 in 1998 (note
    5)......................................................   15,862        23,569
  Other receivables (note 13)...............................    1,934         2,561
  Inventories (notes 2, 4 and 6)............................   45,512        55,205
  Prepaid expenses..........................................    2,577         2,720
  Income taxes receivable (note 8)..........................       --           307
  Deferred tax asset (note 8)...............................      749           269
                                                              -------      --------
    Total current assets....................................   66,663        84,673
                                                              -------      --------
Property, plant and equipment, net (notes 2, 5 and 6).......   22,601        29,106
Goodwill, net of accumulated amortization of $959 and $1,132
  at December 31, 1997 and 1998, respectively...............    6,004         5,931
Other assets, net (notes 2 and 6)...........................      797           687
                                                              -------      --------
                                                              $96,065      $120,397
                                                              =======      ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current installments of long-term debt (note 6)...........  $ 2,034      $  2,182
  Customer deposits (note 14)...............................   20,307        24,362
  Accounts payable (note 13)................................   15,280        24,140
  Accrued expenses (notes 11, 12 and 15)....................    2,405         3,263
  Income taxes payable (note 8).............................      384            --
                                                              -------      --------
    Total current liabilities...............................   40,410        53,947
Long-term debt, excluding current installments (note 6).....   23,025        33,817
Deferred income taxes (note 8)..............................    3,433         3,323
Other long-term liabilities.................................      591           293
                                                              -------      --------
    Total liabilities.......................................  $67,459      $ 91,380
                                                              -------      --------
Cumulative mandatorily redeemable convertible preferred
  stock, Series B $0.01 par value, (liquidation value $1,000 per share). Authorized 500,000 shares, 12,000 shares
  issued and outstanding at December 31, 1997 and 1998,
  (note 11).................................................  $12,000      $ 12,000
Common stock subject to ESOP put option (note 12)...........    1,861         1,864
Stockholders' equity (notes 11 and 12):
  Common stock, $0.01 par value. Authorized 1,000,000
    shares; 120,487 shares issued and 118,167 outstanding
    and 120,497 shares issued and 116,975 outstanding at
    December 31, 1997 and 1998, respectively................        1             1
  Additional paid-in capital................................   10,218        10,220
  Retained earnings.........................................    6,732         7,364
  Common stock subject to put option (11,280 shares at $165
    per share in 1997 and 10,078 shares at $185 per share in
    1998)...................................................   (1,861)       (1,864)
                                                              -------      --------
                                                               15,090        15,721
  Less treasury stock, 2,320 and 3,522 common shares at
    December 31, 1997 and 1998, respectively, at cost.......     (345)         (568)
                                                              -------      --------
  Total stockholders' equity................................   14,745        15,153
                                                              -------      --------
Commitments, contingencies and subsequent event (notes 9,
  10, 11, 12, 15 and 16)....................................
                                                              -------      --------
                                                              $96,065      $120,397
                                                              =======      ========

                See accompanying notes to financial statements.

                              ROYSTER-CLARK, INC.
                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                            YEAR ENDED DECEMBER 31,
                                                      ------------------------------------
                                                        1996          1997          1998
                                                      --------      --------      --------
Net sales...........................................  $222,933      $227,613      $218,672
Cost of sales (note 13).............................   189,653       192,617       185,646
                                                      --------      --------      --------
  Gross profit......................................    33,280        34,996        33,026
Selling, general and administrative expenses........    21,836        23,215        24,482
                                                      --------      --------      --------
  Operating income..................................    11,444        11,781         8,544
                                                      --------      --------      --------
Interest expense (note 14)..........................     5,004         4,672         5,489
                                                      --------      --------      --------
  Income before income taxes........................     6,440         7,109         3,055
Income tax expense (note 8).........................     2,626         2,778         1,223
                                                      ========      ========      ========
  Net income........................................  $  3,814      $  4,331      $  1,832
                                                      ========      ========      ========

                See accompanying notes to financial statements.

                              ROYSTER-CLARK, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                            COMMON STOCK                               COMMON
                                               ISSUED        ADDITIONAL                STOCK      TREASURY STOCK        TOTAL
                                          ----------------    PAID-IN     RETAINED   SUBJECT TO   ---------------   STOCKHOLDERS'
                                          SHARES    AMOUNT    CAPITAL     EARNINGS   PUT OPTION   SHARES   AMOUNT      EQUITY
                                          -------   ------   ----------   --------   ----------   ------   ------   -------------
Balance at December 31, 1995............  117,170    $ 1      $ 7,815      $  987     $(1,647)      (528)  $ (82)      $ 7,074
Net income..............................       --     --           --       3,814          --         --      --         3,814
Dividends declared Series B preferred
  stock, $100 per share from January 1,
  1996 to December 31, 1996.............       --     --           --      (1,200)         --         --      --        (1,200)
Exercise of stock options (note 12).....      123     --           16          --          --         --      --            16
Change in common stock subject to put
  option................................       --     --           --          --         (68)        --      --           (68)
Treasury stock -- Purchase of terminated
  employee shares in the Employee Stock
  Ownership Plan........................       --     --           --          --          --       (825)   (104)         (104)
Purchase of Series A preferred stock....       --     --        1,973          --          --         --      --         1,973
                                          -------    ---      -------      ------     -------     ------   -----       -------
Balance at December 31, 1996............  117,293      1        9,804       3,601      (1,715)    (1,353)   (186)       11,505
Net income..............................       --     --           --       4,331          --         --      --         4,331
Dividends declared -- Series B preferred
  stock, $100 per share from January 1,
  1997 to December 31, 1997.............       --     --           --      (1,200)         --         --      --        (1,200)
Exercise of stock options (note 12).....    3,194     --          414          --          --         --      --           414
Change in common stock subject to put
  option................................       --     --           --          --        (146)        --      --          (146)
Treasury stock -- Purchase of terminated
  employee shares in the Employee Stock
  Ownership Plan........................       --     --           --          --          --       (967)   (159)         (159)
                                          -------    ---      -------      ------     -------     ------   -----       -------
Balance at December 31, 1997............  120,487      1       10,218       6,732      (1,861)    (2,320)   (345)       14,745
Net income..............................       --     --           --       1,832          --         --      --         1,832
Dividends declared -- Series B preferred
  stock, $100 per share from January 1,
  1998 to December 31, 1998.............       --     --           --      (1,200)         --         --      --        (1,200)
Exercise of stock options (note 12).....       10     --            2          --          --         --      --             2
Change in common stock subject to put
  option................................       --     --           --          --          (3)        --      --            (3)
Treasury stock -- Purchase of terminated
  employee shares in the Employee Stock
  Ownership Plan........................       --     --           --          --          --     (1,202)   (223)         (223)
                                          -------    ---      -------      ------     -------     ------   -----       -------
Balance at December 31, 1998............  120,497    $ 1      $10,220      $7,364     $(1,864)    (3,522)  $(568)      $15,153
                                          =======    ===      =======      ======     =======     ======   =====       =======

                              ROYSTER-CLARK, INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                      YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------
                                                                1996            1997            1998
                                                              ---------       ---------       ---------
Cash flows from operating activities:
  Net income................................................  $   3,814       $   4,331       $   1,832
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
  Provision for doubtful accounts...........................      1,509             688             451
  Depreciation and amortization.............................      2,171           2,305           2,678
  Gain on sale of fixed assets..............................        (59)           (132)            (25)
  Change in deferred income taxes...........................        254            (531)            370
Changes in operating assets and liabilities increasing
  (decreasing) cash:
    Trade accounts receivable...............................      2,368          (3,698)          3,916
    Other receivables.......................................     (3,082)          1,065            (627)
    Inventories.............................................      1,760          (7,770)         (3,401)
    Prepaid expenses........................................        (94)             (1)            (33)
    Income taxes receivable.................................         --              --            (307)
    Other assets............................................       (256)           (567)             49
    Accounts payable........................................      3,406          (1,500)          8,860
    Accrued expenses........................................         --            (286)             76
    Income taxes payable....................................        545            (743)           (384)
    Other long-term liabilities.............................         (3)            258            (298)
                                                              ---------       ---------       ---------
      Total adjustments.....................................  $   8,519       $ (10,912)      $  11,325
                                                              ---------       ---------       ---------
      Net cash provided by (used in) operating activities...  $  12,333       $  (6,581)      $  13,157
                                                              ---------       ---------       ---------
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment.......  $     323       $     773       $     130
  Purchases of property, plant and equipment................     (1,442)         (2,029)         (2,145)
  Acquisitions (notes 2 and 3)..............................         --            (810)        (24,517)
                                                              ---------       ---------       ---------
      Net cash used in investing activities.................  $  (1,119)      $  (2,066)      $ (26,532)
                                                              ---------       ---------       ---------
Cash flows from financing activities:
  Payments on revolving note payable to bank................  $(258,145)      $(239,309)      $(247,243)
  Borrowings on revolving note payable to bank..............    245,697         249,876         248,600
  Principal payments on long-term debt......................     (1,748)         (2,187)         (2,042)
  Proceeds from long-term debt..............................         --              --          11,625
  Net increase in customer deposits.........................      4,396           1,235           4,055
  Debt issuance costs.......................................         --              --            (291)
  Purchase of preferred stock...............................       (125)             --              --
  Dividend payments.........................................     (1,200)         (1,223)         (1,095)
  Stock options exercised...................................         16             414               2
  Payments to acquire treasury stock........................       (104)           (159)           (223)
                                                              ---------       ---------       ---------
      Net cash provided by (used in) financing activities...  $ (11,213)      $   8,647       $  13,388
                                                              ---------       ---------       ---------
Net increase in cash........................................          1              --              13
Cash at beginning of year...................................         28              29              29
                                                              ---------       ---------       ---------
Cash at end of year.........................................  $      29       $      29       $      42
                                                              =========       =========       =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $   5,068       $   4,625       $   5,546
                                                              =========       =========       =========
  Cash paid during the year for income taxes................  $   2,011       $   4,035       $   1,544
                                                              =========       =========       =========

                See accompanying notes to financial statements.

                              ROYSTER-CLARK, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                             (DOLLARS IN THOUSANDS)

Supplemental disclosure of noncash investing and financing activities:

     On June 27, 1996, the Company purchased all of its Series A cumulative redeemable preferred stock of $2,250 by paying $125 in cash and writing off a $152 nontrade receivable from the Series A cumulative redeemable preferred stockholder.

     As discussed in note 3 to the financial statements, in 1997 the Company purchased certain assets of Weaver Fertilizer Company (Weaver). Part of the purchase price was settled with a note payable to Weaver of $1,890.

     As discussed in note 2 to the financial statements, in 1998 the Company completed an acquisition of the division of Lebanon Chemical Corporation known as Lebanon Agricorp. In conjunction with this transaction, the Company assumed accrued liabilities of $677.

                See accompanying notes to financial statements.

                              ROYSTER-CLARK, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) BUSINESS

     Royster-Clark (the "Company") sells fertilizer materials, mixed fertilizers, crop protection chemicals, seeds and other farm supplies to farmers, dealers and fertilizer blenders and distributors through retail farm service centers, wholesale distribution facilities and independent commission agents.

     (B) CONCENTRATION OF CREDIT RISK

     The Company's primary area of operations includes North Carolina, South Carolina, Virginia, and Wisconsin. Approximately 80 percent of the Company's sales are made between March and July. No single customer or group of affiliated customers accounted for more than 10 percent of the Company's net sales.

     (C) TRADE ACCOUNTS RECEIVABLE

     The Company provides allowances for doubtful accounts receivable equal to estimated collection losses. The estimated collection losses are based on actual collection experience and on management's opinion of the current status of existing receivables.

     (D) OTHER RECEIVABLES


     Other receivables primarily include vendor rebates on chemical and seed products under programs with suppliers. Vendor rebates are accrued at the time of sale of the related product. Vendor rebates earned are recorded in cost of goods sold in the accompanying statements of income.


     (E) INVENTORIES

     Inventories are stated at the lower of cost or market, with cost being determined by the weighted-average actual method, in which a first-in, first-out flow is assumed. Costs directly associated with warehousing and distribution are capitalized into crop protection and seed inventories. Total warehousing and distribution costs capitalized into inventories amounted to $515 and $680 at December 31, 1997 and 1998, respectively.

     (F) DERIVATIVES

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on earnings or the financial position of the Company.

     (G) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. All assets are depreciated using the straight-line method using the following criteria, which is the estimated useful life of the asset:

                                                  YEARS OF LIFE   YEARS OF LIFE
                                                     IF NEW          IF USED
                                                  -------------   -------------
Building and land improvements..................         40             25
Machinery and equipment.........................      10-20           7-15
Furniture, fixtures and office equipment........        5-7            5-7

                              ROYSTER-CLARK, INC.

                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     (H) GOODWILL AND OTHER ASSETS

     Goodwill represents the excess purchase price over the estimated fair value at the date of acquisition of the net assets acquired and is being amortized using the straight-line method over a period of 40 years. It is the Company's policy to evaluate, on an annual basis, the amortization periods and analyze the propriety of maintaining the number of remaining periods and adjust any useful lives accordingly.

     Other assets are comprised of debt issuance costs and intangibles related to the acquisitions discussed in notes 2 and 3. The debt issuance costs are being amortized over the term of the debt facility. The intangibles are being amortized on a straight-line basis over their estimated useful lives, which range from 1 to 5 years.

     (I) INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes. Deferred income tax assets and liabilities are recognized for the estimated future tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (J) STOCK-BASED EMPLOYEE COMPENSATION

     SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and provide the pro forma disclosure provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     (K) IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews long-lived assets and certain identifiable intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required. Assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

     (L) ACCRUED ENVIRONMENTAL COSTS

     The Company's activities include the manufacture and blending of crop nutrients and the sale of pesticide products. These operations are subject to extensive federal, state, and local environmental regulations, including laws related to air and water quality, management of hazardous and solid wastes and management and handling of raw materials and crop protection products. Expenditures that relate to an existing condition caused by past operations of the Company or prior owners, and which do not contribute to current or future revenue generation, are charged to operations.

     In 1997, the Company adopted Statement of Position (SOP 96-1), Environmental Remediation Liabilities, promulgated by the American Institute of Certified Public Accountants, which provides

                              ROYSTER-CLARK, INC.

                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) guidance for the accrual of environmental remediation costs. Adoption of this statement did not have a material effect on the Company's financial statements. There were no accrued environmental costs at December 31, 1997.

     In December 1998, the Company recorded an accrual of $335 for environmental costs related to required remediation and monitoring of groundwater contamination at certain sites acquired in 1998 (note 2).

     (M) REVENUE RECOGNITION

     Sales revenue is recognized when the product is shipped to the customer or a service is performed.

     (N) USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reported period, and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

     (O) RECLASSIFICATIONS

     Certain reclassifications have been made to the financial statements as of December 31, 1997 and for the years ended December 31, 1997 and 1996 in order to conform with the financial statement presentation as of and for the year ended December 31, 1998.

(2) LEBANON AND DIXIE ACQUISITIONS

     On December 14, 1998, the Company acquired substantially all of the property, plant and equipment, inventories and accounts receivable of the division of Lebanon Chemical Corporation known as Lebanon Agricorp ("Lebanon"), which owned and operated fertilizer retail and wholesale outlets as well as distribution and storage facilities primarily in Maryland, Virginia, Delaware, and North Carolina. The acquisition was accounted for by the purchase method of accounting and the accompanying financial statements include the operating results of Lebanon from the date of acquisition. The acquisition cost for the purchase was allocated on the basis of the estimated fair value of assets acquired and liabilities assumed, as well as certain intangible assets of $341 which are being amortized over their estimated useful lives, ranging from five to fifteen years. In conjunction with the acquisition, debt issuance costs of $141 were incurred.

     The acquisition can be summarized as follows:

                                                                   AMOUNT
                                                                  -------
     Accounts receivable........................................  $11,055
     Inventories................................................    5,806
     Property, plant, and equipment.............................    5,484
     Noncompete agreement.......................................      100
     Goodwill...................................................      100
     Liabilities assumed........................................     (677)
                                                                  -------
       Costs of acquisition.....................................  $21,868
                                                                  =======

                              ROYSTER-CLARK, INC.

                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2) LEBANON AND DIXIE ACQUISITIONS -- (CONTINUED)
     The purchase price paid for accounts receivable was 75 percent of the face value. Any collections in excess of this amount and/or accounts uncollected by April 1, 1999 will revert to Lebanon. In addition, the acquisition agreement contains certain purchase commitments (note 14).

     On July 16, 1998, the Company acquired certain assets from Dixie Guano, Inc. ("Dixie"), which owned and operated two retail outlets in southern Virginia. The acquisition price paid was $2,543. The acquisition was accounted for by the purchase method of accounting, and the accompanying financial statements include the operating results of Dixie from the date of acquisition. Assets purchased included accounts receivable, inventory, property, plant, and equipment. In addition, a portion of the purchase price was allocated to intangible assets including a noncompete agreement. The noncompete agreement is being amortized over the period of the agreement.

     The following unaudited pro forma consolidated income statement information combines the consolidated historical results of the Company with the historical results of Lebanon and Dixie for the years ended December 31, 1997 and 1998, as if each transaction was consummated on January 1, 1997.

     This unaudited pro forma information does not purport to be indicative of the results that would have occurred had the transactions taken place at the beginning of the periods presented or of future results.

                                                      PRO FORMA (UNAUDITED)
                                                     YEAR ENDED DECEMBER 31,
                                                     -----------------------
                                                       1997           1998
                                                     --------       --------
Net sales..........................................  $296,374       $286,280
                                                     --------       --------
Net income.........................................  $  4,982       $  2,141
                                                     ========       ========

     The unaudited pro forma information reflects adjustments related to the elimination of duplicative operating costs associated with Lebanon's corporate headquarters and one regional office; reduction of employee benefit and insurance costs of Lebanon and Dixie as compared to the cost of coverage after integration into the Royster-Clark programs; the elimination of costs associated with the implementation of Royster-Clark's point-of-sale system in the Lebanon distribution facilities resulting in the elimination of dedicated data lines utilized by the Lebanon point-of-sale system; reduction in depreciation expense to reflect the writedown of assets acquired from Lebanon; interest expense related to acquisition debt; and income taxes on the pro forma adjustments at an assumed effective rate of 39 percent.

(3) OTHER ACQUISITIONS

     In September 1997, the Company purchased certain assets of Weaver, a manufacturing and retail fertilizer outlet in southeastern Virginia, for $3,218, including a cash payment of $1,328 and a note payable to Weaver of $1,890. The acquisition was accounted for by the purchase method of accounting. Assets purchased included inventory and property, plant, and equipment. In addition, a portion of the purchase price was allocated to intangible assets including a noncompete agreement. The noncompete agreement is being amortized over the period of the agreement.

     Effective January 1, 1998, the Company purchased certain assets of Harmony, Inc., a retail fertilizer outlet in North Carolina, for $106. The acquisition was accounted for by the purchase method of accounting, and the accompanying financial statements include the operating results from

                              ROYSTER-CLARK, INC.

                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(3) OTHER ACQUISITIONS -- (CONTINUED)
the date of acquisition. Sales and net income during 1998 were $1,376 and $62, respectively. Assets purchased included inventory and equipment.

(4) INVENTORIES

     Inventories at December 31, 1997 and 1998, consist of the following:

                                                             1997      1998
                                                            -------   -------
Crop protection chemicals.................................  $18,500   $31,084
Fertilizers...............................................    6,849     7,621
Raw materials.............................................   16,199    11,490
Seeds.....................................................    1,448     2,198
Sundries and other........................................    2,516     2,812
                                                            -------   -------
                                                            $45,512   $55,205
                                                            =======   =======

(5) PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment at December 31, 1997 and 1998 consist of the following:

                                                             1997      1998
                                                            -------   -------
Land......................................................  $ 4,884   $ 6,742
Buildings.................................................   10,459    13,935
Machinery and equipment...................................   15,729    18,723
Construction-in-progress..................................      646       761
                                                            -------   -------
                                                             31,718    40,161
Less accumulated depreciation.............................    9,117    11,055
                                                            -------   -------
  Net property, plant, and equipment......................  $22,601   $29,106
                                                            =======   =======

     Included in land and buildings above, are assets held for sale which are carried at their estimated net realizable value, less estimated costs to sell. The carrying value of these assets was $230 and $810 at December 31, 1997 and 1998, respectively.

                              ROYSTER-CLARK, INC.

                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(6) LONG-TERM DEBT

     Long-term debt at December 31, 1997 and 1998, consists of the following:

                                                             1997      1998
                                                            -------   -------
Bank revolving loan which provides for borrowings up to
  $90,000 bearing interest due monthly at prime plus 0.25%
  (8.0%), due November 30, 2000. The loan is secured by
  accounts receivable, inventories, equipment, general
  intangibles, real estate, and other property............  $17,873   $19,220

Bank term loan bearing interest due monthly at prime plus
  0.75% (8.5%). Principal payments of $125 are due monthly
  with maturity on December 31, 2008. The note is secured
  by accounts receivable, inventories, equipment, general
  intangibles, real estate, and other property............    4,732    15,000

Mortgage note payable, variable interest rate adjusted
  annually based on the weekly average yield of U.S.
  Treasury securities of one year maturity plus 3.5%
  (8.75%), capped at 15%. Principal and interest payments,
  currently $4, are due monthly with a maturity on
  November 1, 2003........................................      230       199

Note payable, bearing interest at prime rate (7.75%) due
  quarterly. Annual principal payments of $540, with $810
  payable at maturity on September 30, 2000...............    1,890     1,350

Other.....................................................      334       230
                                                            -------   -------

  Total long-term debt....................................   25,059    35,999

Less current installments.................................    2,034     2,182
                                                            -------   -------

Long-term debt, excluding current installments............  $23,025   $33,817
                                                            =======   =======

     The prime interest rate at December 31, 1997 and 1998 was 8.50 percent and
7.75 percent, respectively.

                              ROYSTER-CLARK, INC.

                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(6) LONG-TERM DEBT -- (CONTINUED)

     Aggregate annual principal payments due under the terms of the long-term debt for the five fiscal years subsequent to December 31, 1998 and thereafter are as follows:

                                                              OTHER
                                                REVOLVING   LONG-TERM
                                                  LOAN        DEBT       TOTAL
                                                ---------   ---------   -------
1999..........................................   $    --     $ 2,182    $ 2,182
2000..........................................    19,220       2,390     21,610
2001..........................................        --       1,588      1,588
2002..........................................        --       1,549      1,549
2003..........................................        --       1,541      1,541
Thereafter....................................        --       7,529      7,529
                                                 -------     -------    -------
  Total.......................................   $19,220     $16,779    $35,999
                                                 =======     =======    =======

     The bank term and revolving loan agreements contain restrictions related to maintenance of minimum financial ratios, net worth, capital expenditures, incurrence of debt, disposal of assets, and payment of dividends.

(7) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of the Company's financial instruments at December 31, 1997 and 1998. FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

     Cash, trade accounts receivables, other receivables, customer deposits, accounts payable, accrued expenses: The carrying amounts approximate fair value because of the short maturity of those instruments.

     Long-term debt: The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers. Based on this criteria, the carrying amounts approximate fair value.

                              ROYSTER-CLARK, INC.

                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(8) INCOME TAXES

     Components of income tax expense (benefit) for the years ended December 31, 1996, 1997 and 1998, include:

                                                                           CURRENT    DEFERRED    TOTAL
                                                                           -------    --------    ------
December 31, 1996:
  Federal...............................................................   $ 1,564     $  576     $2,140
  State.................................................................       355        131        486
                                                                           -------     ------     ------
                                                                           $ 1,919     $  707     $2,626
                                                                           =======     ======     ======

December 31, 1997:
  Federal...............................................................   $ 2,668     $ (429)    $2,239
  State.................................................................       641       (102)       539
                                                                           -------     ------     ------
                                                                           $ 3,309     $ (531)    $2,778
                                                                           =======     ======     ======

December 31, 1998:
  Federal...............................................................   $   697     $  299     $  996
  State.................................................................       156         71        227
                                                                           -------     ------     ------
                                                                           $   853     $  370     $1,223
                                                                           =======     ======     ======

     The effective income tax rate for 1996, 1997 and 1998 of 40.8 percent, 39.1 percent and 40 percent, respectively, differs from the "expected" federal statutory income tax rate of 34 percent due to the following:

                                                                            1996      1997      1998
                                                                           ------    ------    ------
Expected income tax expense.............................................   $2,190    $2,417    $1,039
Nondeductible expenses, including goodwill, meals and entertainment.....       90        72        71
State taxes, net of federal benefit.....................................      321       356       113
Other...................................................................       26       (67)       --
                                                                           ------    ------    ------
Income tax expense......................................................   $2,626    $2,778    $1,223
                                                                           ======    ======    ======

     The tax effects of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities that give rise to significant portions of deferred taxes at December 31, 1997 and 1998, relate to the following:

                                                                                  1997         1998
                                                                                 -------      -------
Deferred tax assets:
  Trade accounts receivable, due to allowance for doubtful accounts and
     discounts................................................................   $   755      $   702
  Accrued expenses, due to accrued vacation and certain other accruals for
     financial statement purposes.............................................       557          352
  Other long-term liabilities.................................................       150          114
                                                                                 -------      -------
                                                                                 $ 1,462      $ 1,168
                                                                                 =======      =======

                              ROYSTER-CLARK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(8) INCOME TAXES -- (CONTINUED)

                                                                                  1997         1998
Deferred tax liabilities:                                                        -------      -------
  Other receivables, due to accrual for financial statement purposes for
     product rebates..........................................................   $  (563)     $  (710)
  Property, plant, and equipment..............................................    (2,724)      (2,707)
  Other assets................................................................      (859)        (805)
                                                                                 -------      -------
                                                                                  (4,146)      (4,222)
                                                                                 -------      -------
     Net deferred tax liabilities.............................................   $(2,684)     $(3,054)
                                                                                 =======      =======

     Net deferred taxes are included in the balance sheets in the following captions:

                                                                                  1997         1998
                                                                                 -------      -------
Deferred income tax asset -- current..........................................   $   749      $   269
Deferred income tax liability -- long-term....................................    (3,433)      (3,323)
                                                                                 -------      -------
                                                                                 $(2,684)     $(3,054)
                                                                                 =======      =======

     It is management's belief that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

(9) OPERATING LEASES

     Future minimum lease payments under noncancelable operating leases as of December 31, 1998 are as follows:

    YEAR ENDING                                                    AMOUNT
    -----------                                                    ------
    1999........................................................   $3,651
    2000........................................................    2,440
    2001........................................................    1,428
    2002........................................................      795
    2003........................................................      351
                                                                   ------
         Total minimum lease payments...........................   $8,665

     Rental expense for all operating leases was approximately $2,085, $2,341 and $2,999 for the years ended December 31, 1996, 1997 and 1998, respectively.

(10) STOCKHOLDERS' EQUITY

     (A) DIVIDENDS

     The Company's ability to pay cash dividends is dependent on, but not limited to, the following factors: the Company's financial condition, its cash requirements, and restrictions on the payment of dividends in accordance with the Company's long-term debt agreements and preferred stock. Such restrictions state that the payment of dividends must not (i) cause any event of default or non-compliance with any existing credit facility arrangements or (ii) cause borrowings to exceed maximum availability.

     (B) VOTING RIGHTS

     Each share of common stock entitles the holder to one vote in the election of directors and all other matters submitted to a vote of the stockholders of the Company.

                              ROYSTER-CLARK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(11) CUMULATIVE REDEEMABLE PREFERRED STOCK

     (A) CUMULATIVE REDEEMABLE PREFERRED SERIES B STOCK

     DIVIDENDS

     Dividends on the Series B preferred stock, subject to certain restrictions under the Company's long-term debt agreements, shall be declared and paid in cash quarterly. Cumulative dividends, whether declared or not, accumulate at an annual rate of $100 per share.

     During the years ended December 31, 1996, 1997 and 1998, $1,200 in dividends were declared on the Series B preferred stock. At December 31, 1997 and 1998, there were no dividends in arrears on the Series B preferred stock, as unpaid declared dividends of $172 and $300 at December 31, 1997 and 1998, respectively, are included in accrued expenses in the accompanying balance sheets.

     Interest on unpaid Series B preferred stock dividends compounds at 10 percent per annum. At December 31, 1997 and 1998, there was no accrued interest related to the Series B preferred stock.

     VOTING RIGHTS

     Holders of preferred stock have no voting rights except those to which they are entitled under mandatory provisions of the laws of the State of Delaware.

     LIQUIDATION

     In the event of any liquidation of the Company, holders of the Series B preferred stock will be entitled to receive a full liquidation preference of $1,000 per share, together with any accrued and unpaid dividends, before the distribution of any assets to the holders of common stock.

     OPTIONAL REDEMPTION

     Subject to certain long-term debt agreement restrictions, the Series B preferred stock may be redeemed, at the option of the Company and at any time after February 15, 2000, in whole or in part, at the redemption price of $1,000 per share plus all accrued and unpaid dividends as compounded through the redemption date.

     MANDATORY REDEMPTION

     Subject to certain long-term debt agreement restrictions, any holder of Series B preferred stock may require the Company to redeem all or any portion of such holders Series B preferred stock at any time after February 15, 2000, in whole or part, at the redemption price of $1,000 per share plus all accrued and unpaid dividends through the date of redemption.

     CONVERSION

     The Series B preferred stock outstanding at December 31, 1998 is convertible into voting common stock at the conversion price of $180 per share.

     (B) CUMULATIVE REDEEMABLE PREFERRED SERIES A STOCK

     On June 27, 1996, the Company purchased all of its Series A cumulative redeemable preferred stock of $2,250 by paying $125 in cash and writing off a $152 nontrade receivable from the Series A cumulative redeemable preferred stockholder.

                              ROYSTER-CLARK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(12) EMPLOYEE BENEFIT PLANS

     (A) EMPLOYEE SAVINGS AND INVESTMENT PLAN

     The Company maintains a defined contribution Employee Savings and Investment Plan (ESIP) covering substantially all full-time employees of the Company. Participants are allowed to contribute to the ESIP up to 18 percent of their salary on a pre-tax basis, up to the maximum allowed under Internal Revenue Service regulations. The Company makes contributions to the ESIP at the discretion of the Board of Directors. The Company made contributions of $97, $206 and $208 to the ESIP during the years ended December 31, 1996, 1997 and 1998, respectively.

     (B) PROFIT SHARING PLAN

     The Company maintains a Profit Sharing Plan (PSP) covering all full-time employees of the Company. An employee is eligible to participate if they are employed on a full-time basis as of the beginning of the fiscal year or if they are employed prior to the beginning of the third quarter of the fiscal year. Profit sharing is calculated as of the end of each fiscal year. The amount available for profit sharing, if any, for each fiscal year is determined by a committee of the Board of Directors in accordance with the provisions of the PSP. The Company made contributions of $968, $1,271 and $851 during the years ended December 31, 1996, 1997 and 1998, respectively.

     (C) EMPLOYEE STOCK OWNERSHIP PLAN

     The Company maintains a noncontributory employee stock ownership plan
(ESOP) for substantially all full-time employees. An employee is eligible to participate upon completion of one hour of service on or before March 31, 1992 or upon completion of one year of service. Contributions are determined at the discretion of the Board of Directors. There were no contributions made during the years ended December 31, 1996, 1997 and 1998.

     The ESOP contains a put option which allows a withdrawing participant to require the Company to purchase his or her shares if the shares are not readily tradeable on an established market. Since there was no established market at December 31, 1997 and 1998, 11,280 and 10,078 common shares, respectively, were valued at their estimated fair value based on the most recent available independent valuation. Consequently, at December 31, 1997 and 1998, $1,861 and $1,864, respectively, has been classified outside of stockholders' equity.

     (D) 1992 STOCK OPTION PLAN

     The Company maintains a 1992 Stock Option Plan (SOP) for eligible key employees and directors of the Company. Under the SOP, the Company may grant either nonqualified options (NO) or incentive stock options (ISO) to purchase shares of common stock. The option exercise price per share for NOs and ISOs is determined by the Executive Committee of the Board of Directors and, in the case of ISOs, may not be less than 100 percent of the fair market value on the date the ISO is granted. In the case of an ISO granted to a stockholder who owns stock having more than 10 percent of the combined voting power of all classes of stock of the Company, the option exercise price per share may not be less than 110 percent of the fair market value on the date the ISO is granted. The Executive Committee also determines the exercise period for any options granted.

     The Company is authorized to grant options for up to 20,000 common shares. All options vest over three-year periods and expire ten years after the grant date.

     The following grants have been made under the SOP:

            GRANT DATE        NUMBER OF OPTIONS     EXERCISE PRICE
         -----------------    -----------------     --------------
         March 15, 1995             5,278                $105
         October 1, 1996            4,000                $126
         October 1, 1997            6,000                $165

                              ROYSTER-CLARK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(12) EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     Stock option activity during the years indicated is as follows:

                                                                       NUMBER OF      WEIGHTED-AVERAGE
                                                                        SHARES         EXERCISE PRICE
                                                                       ---------      ----------------
Balance at December 31, 1995......................................        5,218           $ 105.00
  Granted.........................................................        4,000             126.00
  Exercised.......................................................          123             105.00
  Forfeited.......................................................           --                 --
                                                                        -------           --------
Balance at December 31, 1996......................................        9,095             114.35
  Granted.........................................................        6,000             165.00
  Exercised.......................................................        3,194             110.70
  Forfeited.......................................................           --                 --
                                                                        -------           --------
Balance at December 31, 1997......................................       11,901             140.78
  Granted.........................................................           --                 --
  Exercised.......................................................           10             105.00
  Forfeited.......................................................           --                 --
                                                                        =======           ========
Balance at December 31, 1998......................................       11,891           $ 140.81
                                                                        =======           ========

     At December 31, 1996, 1997 and 1998, vested and exercisable options outstanding were 5,462, 4,985 and 7,600, respectively, at a weighted-average exercise price of $109.33, $121.63 and $132.07, respectively.

     The following table summarizes information about stock options outstanding at December 31, 1998:

                             OPTIONS OUTSTANDING
                        ------------------------------
                                         WEIGHTED-AVG.        WEIGHTED-AVG.
     RANGE OF             NUMBER           EXERCISE             REMAINING
      PRICES            OUTSTANDING          PRICE          CONTRACTUAL LIFE
-------------------     -----------      -------------      -----------------
$105.00 to $126.00         5,891            $116.17             7.0 years
      $165.00              6,000            $165.00             8.8 years

     The Company applies APB Opinion No. 25 in accounting for its stock options. Pro forma information regarding net income per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of the stock options under SFAS No. 123 was determined by using the minimum value method using the following assumptions:

Risk-free interest rate..............................................   5-6%
Weighted-average expected life.......................................   10 years

     The weighted average grant-date fair value of options granted during 1996 and 1997 was $76.00 and $81.00, respectively.

     For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. Had the Company determined compensation cost based on the fair value for its stock options under SFAS No. 123, the Company's net income for 1996, 1997 and 1998 would have been decreased to the pro forma amounts indicated below:

                                                                 1996      1997      1998
                                                                ------    ------    ------
As reported..................................................   $3,814    $4,331    $1,832
                                                                ======    ======    ======
Pro forma....................................................   $3,706    $4,265    $1,713
                                                                ======    ======    ======

                              ROYSTER-CLARK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(13) RELATED PARTY TRANSACTIONS

     During the years ended December 31, 1996, 1997 and 1998, the Company purchased, under normal terms, approximately $3,208, $3,540 and $3,620 of product from a supplier who is a stockholder in the Company. At December 31, 1997 and 1998, the Company had accounts payable to this supplier of approximately $23 and $43, respectively.

     At December 31, 1997, there was $21 due from officers or employees, which was included in other receivables in the accompanying balance sheet. There were no amounts due from officers or employees at December 31, 1998.

(14) CUSTOMER DEPOSITS

     The Company accepts customer deposits as interest-bearing deposits. Customer deposits are refundable upon demand in either cash or product. Interest rates paid on customer accounts vary based on economic conditions and are posted at the locations where the Company accepts customer deposits. The interest rate accruing on customer deposits for each of the three years ended December 31, 1996, 1997 and 1998 was approximately 9 percent. In December 1998, the rate was changed to 8.5%. Interest expense on customer deposits totaled approximately $547, $764 and $920 for the years ended December 31, 1996, 1997 and 1998, respectively.

     Certain customer deposits are from officers or employees of the Company. At December 31, 1997 and 1998, these deposits from related parties totaled $2,179 and $1,366, respectively.

(15) COMMITMENTS AND CONTINGENCIES

     Under the terms of the Lebanon Purchase & Sale Agreement (note 2), the Company is required to purchase ammoniated fertilizer products from Lebanon at prices approximating market rates ranging from $145 to $155 per ton in the following quantities:

      YEAR ENDING                                          TONS
      -----------                                         ------
      1999.............................................   20,000
      2000.............................................   15,000
      2001.............................................    9,000
                                                          ------
      Total minimum purchases..........................   44,000
                                                          ======

     From time to time, the Company has had claims asserted against it by regulatory agencies or private parties for environmental matters and has incurred obligations for investigation or remedial actions with respect to certain of such matters. In addition, the Company is subject to various claims and legal matters which have arisen in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company's management that any such claims asserted or obligations incurred to date will not result in a material adverse effect upon the results of operations or financial position of the Company.

(16) SUBSEQUENT EVENTS

     On January 21, 1999, the Company and Citicorp Venture Capital Ltd. ("CVC" or the "Sponsor") signed a definitive purchase agreement to acquire (the "Acquisition") IMC Agribusiness, Inc., Hutson's Ag Service, Inc. and IMC Nitrogen Company (collectively, "AgriBusiness") from IMC Global Inc. (the "Seller").

     The Company intends to acquire AgriBusiness for approximately $300,000. AgriBusiness had net sales and net income of $787,000 and $5,300 during the year ended December 31, 1998, respectively.

     Plans call for the Acquisition to be completed by way of merger between Royster-Clark and AgriBusiness and a cash equity infusion by CVC.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
IMC Global Inc.

     We have audited the accompanying combined balance sheets of IMC AgriBusiness (a Business Unit of IMC Global Inc.) as of December 31, 1998 and 1997, and the related combined statements of earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of IMC AgriBusiness at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

January 18, 1999
St. Louis, Missouri

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,
                                                              ---------------
                                                               1997     1998
                                                              ------   ------
                                                               (IN MILLIONS)
                           ASSETS
Current assets:
  Cash......................................................  $  5.4   $  6.1
  Accounts receivable, net of allowance for doubtful
     accounts
     of $4.3 in 1997 and $3.7 in 1998.......................    76.2     63.7
  Inventories...............................................   174.1    157.1
  Other current assets......................................      .8       .5
                                                              ------   ------
        Total current assets................................   256.5    227.4
                                                              ------   ------
Property, plant, and equipment, net.........................   150.5    157.8
Goodwill, net of accumulated amortization of
  $4.6 in 1997 and $6.0 in 1998.............................    51.9     51.5
Other assets................................................     5.4      3.6
                                                              ------   ------
                                                              $464.3   $440.3
                                                              ======   ======

           LIABILITIES AND IMC GLOBAL INVESTMENT
Current Liabilities:
  Accounts payable..........................................  $ 45.8   $ 47.1
  Payable to affiliates.....................................    21.8     24.7
  Accrued liabilities.......................................    12.5     11.3
  Current maturities of long-term debt......................    10.5      2.5
                                                              ------   ------
        Total current liabilities...........................    90.6     85.6
Long-term debt, less current maturities.....................     4.6      4.6
Deferred income taxes.......................................    26.1     28.8
Other noncurrent liabilities................................     4.6      3.5
                                                              ------   ------
        Total liabilities...................................   125.9    122.5
IMC Global investment.......................................   338.4    317.8
                                                              ------   ------
                                                              $464.3   $440.3
                                                              ======   ======

                            See accompanying notes.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

                        COMBINED STATEMENTS OF EARNINGS

                                                       YEARS ENDED DECEMBER 31,
                                                       ------------------------
                                                        1996     1997     1998
                                                       ------   ------   ------
                                                            (IN MILLIONS)
Net sales............................................  $797.8   $872.6   $787.0
Cost of goods sold...................................   643.9    708.9    659.2
                                                       ------   ------   ------
Gross margin.........................................   153.9    163.7    127.8
Selling, general, and administrative expenses........   105.1    120.1    103.3
Merger and restructuring charge......................    13.3       --       --
                                                       ------   ------   ------
Operating earnings...................................    35.5     43.6     24.5
Other expense (income):
  Interest expense...................................    13.1     13.3     13.2
  Other, net.........................................    (0.2)    (0.7)     1.9
                                                       ------   ------   ------
Earnings before taxes................................    22.6     31.0      9.4
Provision for income taxes...........................     9.8     12.2      4.1
                                                       ------   ------   ------
Net earnings.........................................  $ 12.8   $ 18.8   $  5.3
                                                       ======   ======   ======

                            See accompanying notes.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1996     1997     1998
                                                              ------   ------   ------
                                                                   (IN MILLIONS)
Operating activities
  Net Earnings..............................................  $12.8    $18.8    $ 5.3
  Adjustments to reconcile net earnings to
     net cash provided by operating activities:
     Depreciation...........................................   15.3     18.7     21.6
     Amortization...........................................    2.1      2.1      1.7
     Restructuring charge...................................   13.3       --       --
     Deferred income taxes..................................   (4.8)     3.3      2.7
     Other..................................................     --      0.2      1.4
     Changes in operating assets and liabilities:
        Accounts receivable.................................    9.5     23.6     12.5
        Inventories.........................................    8.9     19.9     17.1
        Other current assets................................   (1.1)    (2.1)     0.3
        Accounts payable....................................  (19.6)   (44.6)     1.3
        Payable to affiliates...............................   12.7      5.2      2.9
        Accrued liabilities.................................   (5.5)    (2.6)    (1.1)
                                                              -----    -----    -----
           Net cash provided by operating activities........   43.6     42.5     65.7
                                                              -----    -----    -----
Investing activities
  Purchases of property, plant, and equipment, net..........  (23.0)   (27.8)   (30.1)
  Acquisitions, net of cash acquired........................  (22.9)   (50.8)    (1.0)
                                                              -----    -----    -----
           Net cash used in investing activities............  (45.9)   (78.6)   (31.1)
                                                              -----    -----    -----
Financing activities
  Proceeds from long-term borrowings and notes..............    0.5      5.2       --
  Principal payments on long-term borrowings and notes......   (2.5)    (0.2)    (8.0)
  Net advances from (to) IMC Global.........................    0.9     33.7    (25.9)
                                                              -----    -----    -----
           Net cash provided by (used in) financing
             activities.....................................   (1.1)    38.7    (33.9)
                                                              -----    -----    -----
Increase (decrease) in cash.................................   (3.4)     2.6      0.7
Cash at beginning of year...................................    6.2      2.8      5.4
                                                              -----    -----    -----
Cash at end of year.........................................  $ 2.8    $ 5.4    $ 6.1
                                                              =====    =====    =====

                            See accompanying notes.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF COMPANY AND BASIS OF PRESENTATION

     IMC AgriBusiness (the "Company") is a leading supplier of crop production inputs and services to farmers and retail dealers primarily in the midwestern and southeastern United States. The Company is a business unit of IMC Global Inc. (Global) and was formed on July 1, 1996 in connection with the merger of Global and The Vigoro Corporation (TVC) (Vigoro Merger), which was accounted for as a pooling of interests. Accordingly, the Company's financial statements prior to the merger are restated on a combined basis to reflect the Vigoro Merger.

     The combined financial statements of the Company reflect the assets, liabilities, sales, and expenses of the following legal entities: (i) IMC AgriBusiness, except for IMC Vigoro, the consumer products business unit of Global, (ii) IMC Nitrogen, Inc., and (iii) Hutson's Ag Services, Inc. All significant intercompany accounts and transactions between these legal entities have been eliminated. The Company is not a legal entity, and therefore, the combined financial statements do not reflect shareholder's equity. The Global investment represents Global's net investment in the Company and includes intercompany loans due to Global.

     Excluded from the accompanying combined financial statements are certain real estate investments and FAP, Inc. (a wholly owned subsidiary of TVC), which consists of a purchased ammonia plant that has not been placed into service. The net book value of these excluded assets approximated $7.3 million at December 31, 1998. The accompanying combined financial statements have been prepared in connection with Global's plans to divest the Company. These assets are not included in the assets to be divested.

     Certain amounts in the combined financial statements for periods prior to December 31, 1998 have been reclassified to conform to the current presentation.

     CHANGE IN FISCAL YEAR

     Effective with the year ended December 31, 1997, the Company changed from a June 30 fiscal year-end in order to permit more effective business planning, including annual budgeting, government reporting, and audit functions, as well as to align statistical and financial reporting with competitors. Accordingly, the financial statements for 1997 and 1996 have been restated to include 12 months of operations for the years ended December 31, 1997 and 1996. A 12 month presentation is necessary to fully reflect the seasonality of the Company's business.

     USE OF ESTIMATES

     Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CASH

     The Company's cash is centralized with Global, and the Company transmits substantially all available cash to Global on a daily basis. Cash on the balance sheets represents funds which are deposited in the Company's accounts but are not available to transmit to Global.

     CONCENTRATION OF CREDIT RISK

     The Company sells its products and services to farmers or retail dealers primarily in the midwestern and southeastern United States. No single customer or group of affiliated customers accounted for more than 10 percent of the Company's net sales.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     INVENTORIES

     Inventories are valued at the lower of cost or market (net realizable value). Cost for substantially all of the Company's inventories is calculated on a FIFO (first-in, first-out) or average cost basis.

     PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are carried at cost. Expenditures for major replacements and improvements are capitalized, except for turnarounds. Turnarounds are large-scale maintenance projects that are performed regularly, usually every 18 to 24 months. Expenditures for turnarounds are deferred when incurred and amortized into cost of goods sold on a straight-line basis, generally over an 18-month period. The deferred portion of the turnaround expenditures is classified in other assets.

     Depreciation is computed on a straight-line basis over the estimated useful life of the asset as follows: buildings, 10 to 20 years; machinery and equipment, 3 to 10 years.

     In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement requires the recognition of an impairment loss on a long-lived asset held for use when events and circumstances indicate that the estimate of undiscounted future cash flows expected to be generated by the asset are less than its carrying amount. Adoption of this statement did not have a material effect on the Company's financial statements.

     REVENUE RECOGNITION

     Sales revenue is recognized when the product is shipped to the customer or a service is performed. Shipments to independent warehouses are recorded in inventory and recognized as sales revenue when the product is shipped to a customer.

     GOODWILL

     Goodwill represents the excess of cost over fair value of net assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight-line basis over the estimated period to be benefited from the transaction or 40 years. In determining the appropriate amortization period for the individual transactions, the Company considered the effects of obsolescence, demand, competition, technology and other economic factors and determined that the goodwill resulting from the significant acquisitions have an indeterminable life and therefore 40 years was utilized.

     The Company periodically evaluates the realizability of goodwill based on projected undiscounted cash flows and operating income of each acquired business having material goodwill balances. No write-down was recorded as a result of such reviews in fiscal 1996, 1997, or 1998.

     STOCK-BASED COMPENSATION PLANS

     Officers and key managers of the Company participate in various stock option plans sponsored by Global. Under these plans, employees may be granted non-qualified stock options. The Company has elected to continue to account for these stock-based compensation plans under the provisions of Accounting Principles Board Opinion No. 25 (APB No. 25). Accordingly, no compensation cost has been charged to earnings for options granted, as the option price equals the market price on the date of grant for all options.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     ACCRUED ENVIRONMENTAL COSTS

     The Company's activities include the manufacturing and blending of crop nutrients and the blending of crop nutrients with pesticide products. These operations are subject to extensive federal, state, provincial, and local environmental regulations, including laws related to air and water quality, management of hazardous and solid wastes, and management and handling of raw materials and products. Expenditures that relate to an existing condition caused by past operations of the Company or prior landowners and that do not contribute to current or future revenue generation are charged to operations.

     Liabilities are recorded for identified sites when (i) litigation has commenced or (ii) a claim or assessment has been asserted or is probable and the likelihood of an unfavorable outcome is probable.

     In 1997, the Company adopted Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities," promulgated by the American Institute of Certified Public Accountants, which provides guidance for the accrual of environmental remediation costs. Adoption of this statement did not have a material effect on the Company's financial statements.

     DERIVATIVES

     The Company is exposed to fluctuations in the purchase price of certain grain products, primarily soybeans, corn, and wheat, and certain fertilizer products. The Company periodically enters into futures contracts in order to minimize these risks, but not for speculative purposes. The Company held no material futures contracts at December 31, 1997 or 1998.

     ADOPTION OF NEW ACCOUNTING STANDARD

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which establishes new rules for the reporting and display of comprehensive income and its components. This statement, which became effective and was adopted by the Company in 1998, requires prior year financial statements to be reclassified to conform to its requirements. However, the adoption of this statement had no impact on the Company's financial statements because of the lack of items within the definition comprehensive income other than net income, as presented.

     PENDING ADOPTION OF NEW ACCOUNTING STANDARD

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new statement will have a significant effect on earnings or the financial position of the Company.

2. TRANSACTIONS WITH IMC GLOBAL INC. AND AFFILIATES

     Global provides certain administrative functions to the Company, including audit, income tax planning and compliance, employee benefit plan design and compliance, environmental health and safety consulting, and property and casualty insurance administration. These services are provided to the Company without charge, and therefore, the cost of such services is not included in the accompanying combined financial statements. Management of the Company believes that the total incremental cost of these services is not significant.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. TRANSACTIONS WITH IMC GLOBAL INC. AND AFFILIATES -- (CONTINUED)

     The Company purchases substantially all of its phosphate and potash fertilizers from affiliates of Global at market-based prices, and these purchases totaled $190 million, $219 million, and $216 million in 1996, 1997, and 1998, respectively.

     Borrowing needs for working capital and other corporate purposes of the Company are funded by Global. Intercompany loans and balances with Global and affiliates totaled $222.6 million and $194.2 million at December 31, 1997 and 1998, respectively, and are included in the Global investment. Interest expense on the intercompany loans and balances is at a variable borrowing rate (weighted average rate of 5.8 percent for 1998) and totaled $11.3 million, $11.5 million, and $11.8 million in 1996, 1997, and 1998, respectively. Cash payments to Global for interest were $11.7 million, $11.4 million, and $12.6 million in 1996, 1997, and 1998, respectively.

     Changes in the Global investment were as follows (in millions):


                                                         LONG-TERM            DAILY
                                                   ---------------------   SHORT-TERM,     NET
                                          TOTAL    ADVANCES   REPAYMENTS       NET       EARNINGS
                                          ------   --------   ----------   -----------   --------
Balance at December 31, 1995............  $272.2   $124.7      $   --        $147.5       $  --
  Net earnings..........................    12.8       --          --            --        12.8
  Net advances from Global..............     0.9     42.5          --         (41.6)         --
                                          ------   ------      ------        ------       -----

Balance at December 31, 1996............   285.9    167.2          --         105.9        12.8
  Net earnings..........................    18.8       --          --            --        18.8
  Net advances from Global..............    33.7     36.9          --          (3.2)         --
                                          ------   ------      ------        ------       -----

Balance at December 31, 1997............   338.4    204.1          --         102.7        31.6
  Net earnings..........................     5.3       --          --            --         5.3
  Net repayments to Global..............   (25.9)      --       (48.3)         22.4          --
                                          ------   ------      ------        ------       -----

Balance at December 31, 1998............  $317.8   $204.1      $(48.3)       $125.1       $36.9
                                          ======   ======      ======        ======       =====


     The weighted average interest rate on intercompany loans for 1996, 1997 and 1998 was 5.81%, 4.88% and 4.92%, respectively.

3. INVENTORIES

     Inventories as of December 31 were as follows:

                                                         1997        1998
                                                        ------      ------
                                                          (IN MILLIONS)
Products..........................................      $166.3      $150.3
Operating materials and supplies..................         7.8         6.8
                                                        ------      ------
                                                        $174.1      $157.1
                                                        ======      ======

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. PROPERTY, PLANT, AND EQUIPMENT

     The Company's investment in property, plant, and equipment as of December 31 is summarized as follows:

                                                         1997        1998
                                                        ------      ------
                                                          (IN MILLIONS)
Land..............................................      $ 21.9      $ 22.6
Buildings and improvements........................        47.9        49.7
Machinery and equipment...........................       158.2       187.3
Construction in process...........................        10.6         2.8
                                                        ------      ------
                                                         238.6       262.4
Less accumulated depreciation.....................       (88.1)     (104.6)
                                                        ------      ------
                                                        $150.5      $157.8
                                                        ======      ======

5. OTHER ASSETS

     Other assets as of December 31 were as follows:

                                                            1997      1998
                                                            ----      ----
                                                            (IN MILLIONS)
Investments in joint ventures.........................      $2.4      $2.1
Deferred turnarounds..................................       1.1       0.5
Notes receivable......................................       1.1       0.6
Other.................................................       0.8       0.4
                                                            ----      ----
                                                            $5.4      $3.6
                                                            ====      ====

6. ACCOUNTS PAYABLE

     Accounts payable as of December 31 were as follows:

                                                          1997       1998
                                                          -----      -----
                                                           (IN MILLIONS)
Trade accounts payable..............................      $21.7      $27.1
Customer prepayments................................       11.9       11.4
Outstanding bank drafts.............................       12.2        8.6
                                                          -----      -----
                                                          $45.8      $47.1
                                                          =====      =====

7. MERGER AND RESTRUCTURING CHARGE

     In connection with the Vigoro Merger, Global adopted a plan to restructure its business operations into a decentralized organizational structure with stand-alone business units. The Company recorded accruals of $13.3 million in 1996 for future costs to be incurred related to the closure of certain facilities, severance and termination benefit costs of employees, and environmental liabilities. These costs represent management's estimate of the ultimate obligations associated with executing its plans for the combined entity. These plans, including plans to terminate certain employees, were announced immediately following the merger. The communications specifically identified the planned facility closings and the number of employees to be terminated and their job classifications. The anticipated completion date can not be determined at this time due to the nature of the environmental matters involved.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7. MERGER AND RESTRUCTURING CHARGE -- (CONTINUED)

     The following table shows the merger-related accruals and the remaining liability as of December 31, 1998.


                                                     SEVERANCE AND
                                                      TERMINATION
                                                        RELATED      IMPAIRED
                                     RESTRUCTURING     ACCRUALS       ASSETS    ENVIRONMENTAL   TOTAL
                                     -------------   -------------   --------   -------------   -----
Original charge....................      $4.8            $0.4          $3.1         $5.0        $13.3
  Addition due to transfer from IMC
     Global........................        --              --            --          1.5          1.5
  Change in estimate...............      (0.7)            0.1           0.8           --          0.2
  Cash (paid)......................      (0.2)           (0.5)           --         (0.3)        (1.0)
  Costs charged....................      (0.7)             --          (3.9)          --         (4.6)
                                         ----            ----          ----         ----        -----
     Balance at 12/31/96...........       3.2              --            --          6.2          9.4
  Addition due to Farmarket
     acquisitions..................        --              --            --          0.7          0.7
  Change in estimate...............      (1.1)            0.1            --         (2.0)        (3.0)
  Cash (paid)/received.............       0.3            (0.1)           --         (0.3)        (0.1)
  Costs charged....................      (0.7)             --            --           --         (0.7)
                                         ----            ----          ----         ----        -----
     Balance at 12/31/97...........       1.7              --            --          4.6          6.3
  Addition due to acquisitions.....        --              --            --           --           --
  Change in estimate...............      (0.5)             --            --         (0.7)        (1.2)
  Cash paid........................      (0.1)             --            --         (0.4)        (0.5)
  Costs charged....................      (0.5)             --            --           --         (0.5)
                                         ----            ----          ----         ----        -----
     Balance at 12/31/98...........      $0.6            $ --          $ --         $3.5        $ 4.1
                                         ====            ====          ====         ====        =====


8. OTHER EXPENSE (INCOME)

     Other expense (income) consisted of the following:

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                   1996       1997       1998
                                                   -----      -----      -----
                                                          (IN MILLIONS)
Loss on sale of seed-processing facility.....      $  --      $  --      $ 1.3
Divestiture expenses.........................         --         --        0.3
Interest income..............................       (0.3)      (0.3)      (0.3)
Other, net...................................        0.1       (0.4)       0.4
                                                   -----      -----      -----
                                                   $(0.2)     $(0.7)     $ 1.9
                                                   =====      =====      =====

9. BUSINESS ACQUISITIONS

     In January 1996, the Company acquired several retail distribution units from Agri Supply Company, Inc. for 267,000 shares of TVC common stock with a market value of approximately $15.0 million and $3.5 million in cash. Goodwill of $10.0 million was recorded from this purchase.


     Effective May 1, 1997, the Company acquired Hutson's Ag Services, Inc., a retail distribution company, and Hutson Company, Inc., a storage terminal company, for approximately $28.0 million in cash, a $5.0 million note, and 208,364 shares of Global's common stock with a market value of approximately $6.8 million. Goodwill of $16.0 million was recorded related to this transaction.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9. BUSINESS ACQUISITIONS -- (CONTINUED)

Also during 1997, the Company acquired several additional retail distribution units for approximately $11.0 million in cash and recorded goodwill from these purchases of $5.0 million.

     During 1998, the Company acquired one retail distribution unit for approximately $1.0 million in cash. Goodwill of $0.4 million was recorded from this purchase.

     All of these acquisitions were accounted for under the purchase method of accounting, and accordingly, results of operations for the acquired businesses have been included in the Company's statements of earnings since the respective dates of acquisition.

10. LONG-TERM DEBT

     Long-term debt at December 31 consisted of the following:

                                                           1997       1998
                                                           -----      ----
                                                            (IN MILLIONS)
Note payable.........................................      $ 5.0      $5.0
Industrial development and revenue bonds.............       10.1       2.1
                                                           -----      ----
                                                            15.1       7.1
Less current maturities..............................       10.5       2.5
                                                           -----      ----
                                                           $ 4.6      $4.6
                                                           =====      ====

     In connection with the Company's purchase of Hutson Company, Inc. in 1997, the Company entered into a $5.0 million note payable, due in June 2002, bearing interest at an annual rate of 7.25 percent. The note payable contains provisions which allow the holder to demand payment in full if a change in the Company's ownership occurs or demand payment for 50 percent of the note's balance if the individual federal long-term capital gains tax rate is reduced below 28 percent. Because the capital gains tax rate has been reduced below 28 percent, $2.5 million of the note payable has been classified as a current liability in the accompanying combined balance sheet.

     Interest on the industrial revenue bond is variable and based on short-term rates for tax-exempt securities (3.9 percent at December 31, 1998). The bond is secured by a letter of credit that is renewed annually by the Company. There were no amounts outstanding under the letter of credit at December 31, 1997 or 1998, respectively.

     As of December 31, 1998, the estimated fair value of the Company's long-term debt approximates its carrying value. The fair value was calculated in accordance with the requirements of SFAS No. 107, "Disclosures of Fair Value of Financial Instruments," and was estimated by discounting the future cash flows using rates currently available to the Company for debt instruments with similar terms and remaining maturities.

     Maturities for the next four years are as follows (in millions):

          1999..................................................  $2.5
          2000..................................................    --
          2001..................................................    --
          2002..................................................   4.6
                                                                  ----
                                                                  $7.1
                                                                  ====

     Interest paid on third-party debt totalled $1.9 million, $2.3 million, and $2.0 million in 1996, 1997, and 1998, respectively. These amounts include $1.0 million, $1.2 million and $0.8 million for

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. LONG-TERM DEBT -- (CONTINUED)

the years ended December 31, 1996, 1997 and 1998, respectively, of interest paid on customer deposits. Interest accrued on customer deposits at 10%, 8.5% and 8.0% for the years ended December 31, 1996, 1997 and 1998.

11. RETIREMENT PLANS

     The majority of the Company's employees participate in defined contribution pension and savings plans (Plans) sponsored by Global, whereby participants are permitted to defer a portion of their compensation. The Company's contributions to the Plans are based on a percentage of wages earned by the eligible employees or by matching a percentage of employee contributions. The majority of employees not covered by the Plans are included in plans under collective bargaining agreements or a defined benefit pension plan sponsored by Global. The Company contributions are based on the applicable provisions of each plan. Total pension and savings expense was $3.9 million, $3.5 million, and $4.6 million in 1996, 1997, and 1998, respectively.

12. POSTEMPLOYMENT AND POSTRETIREMENT BENEFIT PLANS

     Through plans sponsored by Global, workers' compensation and disability are provided to certain former or inactive employees after employment but before retirement. The Company's expense related to funding these benefits was not significant.

     Effective January 1, 1998, substantially all employees were offered certain postretirement health benefits under Global's postretirement plan based on years of service. The Company's expense related to funding these benefits was not significant.

13. INCOME TAXES

     The Company is included in the consolidated income tax return filed by Global. However, the income tax provision and deferred tax accounts appearing in the accompanying combined financial statements reflect the results of the Company as a separate entity on a stand-alone basis.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

13. INCOME TAXES -- (CONTINUED)

     The following is a summary of the provision for income taxes and deferred income taxes, a reconciliation of the U.S. statutory income tax rate to the effective income tax rate, and the components of deferred tax assets and liabilities.

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                   1996       1997       1998
                                                   -----      -----      -----
                                                       (IN MILLIONS EXCEPT
                                                          PERCENTAGES)
Provision for income taxes:
  Current -- federal.............................  $13.3      $ 8.1      $ 1.1
  Current -- state...............................    1.3        0.8        0.3
  Deferred -- federal............................   (4.3)       3.0        2.5
  Deferred -- state..............................   (0.5)       0.3        0.2
                                                   -----      -----      -----
                                                   $ 9.8      $12.2      $ 4.1
                                                   =====      =====      =====

Effective income tax rate reconciliation:
  Federal tax at U.S. statutory income tax
     rate........................................  $ 7.9      $10.9      $ 3.3
Increase (decrease) resulting from:
  State income taxes, net of federal tax
     benefit.....................................    0.8        1.0        0.3
  Amortization of goodwill.......................    0.5        0.4        0.5
  Other..........................................    0.6       (0.1)        --
                                                   -----      -----      -----
                                                   $ 9.8      $12.2      $ 4.1
                                                   =====      =====      =====

Effective income tax rate........................   43.0%      39.4%      44.1%
                                                   =====      =====      =====

                                                             DECEMBER 31,
                                                           ----------------
                                                           1997       1998
                                                           -----      -----
                                                            (IN MILLIONS)
Components of deferred tax assets and liabilities:
  Deferred tax assets
     Allowance for doubtful accounts.....................  $ 2.0      $ 1.4
     Other noncurrent liabilities........................    2.4        1.3
     Other...............................................    1.0        1.0
                                                           -----      -----
        Total deferred tax assets........................    5.4        3.7
  Deferred tax liabilities:
     Property, plant and equipment.......................   30.9       31.9
     Other...............................................    0.6        0.6
                                                           -----      -----
        Total deferred tax liabilities...................   31.5       32.5
                                                           -----      -----
Net deferred tax liability...............................  $26.1      $28.8
                                                           =====      =====

     Deferred income taxes reflect the net tax effects of temporary differences between the amounts of assets and liabilities for accounting purposes and the amounts used for income tax purposes.

     Income taxes paid net of refunds received were $2.4 million, $3.1 million, and $0.2 million for 1996, 1997, and 1998, respectively. Global files a consolidated tax return for federal income tax purposes. As such, included in income taxes paid were amounts paid to Global of $1.1 million in 1997. No tax payments, net of refunds, were made to Global in 1998 or 1996.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

14. LONG-TERM INCENTIVE PLAN

     Certain officers of the Company participate in a long-term incentive plan sponsored by Global and established in 1997. Under the plan, officers may be awarded stock or cash upon achievement of specified objectives over a three-year period beginning July 1, 1996. Final payouts are made at the discretion of the Compensation Committee of Global's Board of Directors, whose members are not participants in the Plan. Approximately $1.5 million was expensed in 1997 for performance awards earned for the relevant period under the plan. No expense was recorded under the plan in 1998 or 1996.


15. STOCK-BASED COMPENSATION PLANS


     The Company participates in various stock option plans (Stock Plans) sponsored by Global under which Global may grant non-qualified stock options, stock appreciation rights (SARs) and restricted stock awards to officers and key managers of the Company, accounted for under APB Opinion No. 25, "Accounting for Stock Issued to Employees."

     Under the terms of the Stock Plans, the option price per share may not be less than 100 percent of the fair market value on the date of the grant. Stock options and SARs granted under the Stock Plans extend for ten years and generally become exercisable either 50 percent one year after the date of the grant, and 100 percent two years after the date of the grant, or in one-third increments: one-third one year after the date of the grant, two thirds two years after the date of the grant, and 100 percent three years after the date of the grant.

     The following tables summarize the stock option activity relating to the
Company:

                                                     1998                 1997                 1996
                                              ------------------   ------------------   ------------------
                                                        WEIGHTED             WEIGHTED             WEIGHTED
                                                        AVERAGE              AVERAGE              AVERAGE
                                                        EXERCISE             EXERCISE             EXERCISE
                                              SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                                              -------   --------   -------   --------   -------   --------
Outstanding at January 1....................  200,966    $33.47    359,158    $30.62    304,573    $20.99
Granted.....................................       --        --    163,150     39.94    102,000     40.88
Exercised...................................    2,441     25.38     18,433     15.57     38,722     16.11
Canceled....................................    1,339     38.20      2,468     30.07      8,693     32.41
                                              -------    ------    -------    ------    -------    ------
Outstanding at December 31..................  197,186     33.39    501,407     33.47    359,158     30.62
                                              =======    ======    =======    ======    =======    ======
Exercisable at December 31..................  197,186    $33.39    501,407    $33.47    359,158    $30.62
                                              =======    ======    =======    ======    =======    ======



                                                         OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                               ----------------------------------------   ---------------------
                                                                WEIGHTED       WEIGHTED                WEIGHTED
                                                                AVERAGE        AVERAGE                 AVERAGE
                                                 NUMBER        REMAINING       EXERCISE     NUMBER     EXERCISE
RANGE OF EXERCISE PRICES                       OF OPTIONS   CONTRACTUAL LIFE    PRICE     OF OPTIONS    PRICE
------------------------                       ----------   ----------------   --------   ----------   --------
$10.17 to 16.50..............................    15,659            3           $16.50       15,659     $16.50
$16.51 to 24.16..............................   105,144            3            22.58      105,144      22.58
$24.17 to 37.13..............................    88,228            3            32.24       88,258      32.24
$37.14 to 40.88..............................   276,532            3            38.82      142,734      39.23
                                                -------            --          ------      -------     ------
$10.17 to 40.88..............................   485,593            3           $33.39      351,795     $31.49
                                                =======            ==          ======      =======     ======



     All options will continue to vest in accordance with their original vesting schedule and will remain exercisable for the three-year period following the date of acquisition of IMC AgriBusiness by Royster-Clark, Inc. (note 20), until April 22, 2002. Individuals who terminate employment will

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

15. STOCK-BASED COMPENSATION PLANS -- (CONTINUED)

have 90 days following such termination to exercise vested options and any unvested options will be cancelled automatically.



     If the Company's stock option plans' compensation cost had been determined based on the fair value at the grant date for awards beginning in 1995, consistent with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings would have been reduced to the following pro forma amounts:



                                                     1998      1997      1996
                                                     ----      ----      ----
Net earnings:
  As reported..................................      $5.3     $18.8     $12.8
  Pro forma....................................      $5.1     $18.3     $12.5



     For the pro forma disclosures, the estimated fair value of the options is amortized to expense over their expected six-year life. These pro forma amounts are not indicative of anticipated future disclosures because SFAS No. 123 does not apply to grants before 1995.



     There were no options granted in 1998. Weighted average fair values of options at grant date during 1997, and 1996 were $6.29 and $6.14, respectively. The fair value of these options was estimated at the date of grant using the Black Scholes option-pricing model using the following weighted-average assumptions:



                                           1998          1997          1996
                                          -------       -------       -------
Expected dividend yield............          0.90%         0.85%         0.85%
Expected stock price volatility....          29.1%         25.0%         26.0%
Risk free interest rate............           4.7%          5.8%          6.3%
Expected life of options...........       6 years       6 years       6 years



     Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not provide a reliable single measure of the value of the employee stock options.



16. COMMITMENTS


     The Company purchases natural gas under fixed-price contracts which range from three to ten years. Natural gas purchases related to these long-term purchase commitments were $15.2 million, $12.6 million, and $13.6 million in 1996, 1997, and 1998, respectively.

     The Company leases office facilities, rail cars, and various types of equipment under operating leases whose terms range from 3 to 15 years. Rental expense was $8.4 million, $11.1 million, and $12.8 million in 1996, 1997, and 1998, respectively.

     Summarized below is a schedule of future minimum long-term purchase commitments and minimum lease payments under noncancelable operating leases as of December 31, 1998:

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

16. COMMITMENTS -- (CONTINUED)

                                                              OPERATING
                                                PURCHASE        LEAST
                                               COMMITMENTS   COMMITMENTS
                                               -----------   -----------
                                                     (IN MILLIONS)
1999.........................................     $20.6         $ 7.3
2000.........................................      15.7           6.3
2001.........................................       7.4           5.1
2002.........................................       3.9           3.6
2003.........................................       1.7           2.6
Subsequent years.............................       3.7           3.2
                                                  -----         -----
                                                  $53.0         $28.1
                                                  =====         =====


17. CONTINGENCIES


     The historical use and handling of regulated chemical substances and crop nutrient products in the normal course of the Company's business have resulted in soil with elevated levels of crop nutrients and agricultural chemicals in soil at facilities presently or previously owned or operated by the Company. The Company also has purchased facilities that were identified with soil with elevated levels of crop nutrients and agricultural chemicals by previous owners through their use and handling of regulated chemical substances. Spills or other unintended releases of regulated substances have occurred in the past and potentially could occur in the future, possibly requiring the Company to undertake or fund cleanup efforts. At some locations, the Company has agreed, pursuant to consent orders with the appropriate governmental agencies, to undertake certain investigations (which currently are in progress) to determine whether remedial action may be required to address elevated levels of crop nutrient and agricultural chemicals.



     The Company believes that, pursuant to several indemnification agreements, it is entitled to at least partial, and in many instances, complete indemnification for a portion of the costs that may be expended by the Company to remedy environmental issues at certain facilities. These agreements address issues that resulted from activities occurring prior to the Company's acquisition of facilities or businesses from certain other public or private entities. The Company has received and

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

17. CONTINGENCIES -- (CONTINUED)

anticipates receiving amounts pursuant to the indemnification agreements for certain of its expenses incurred to date and to be incurred in the future.



     Recorded environmental liabilities at December 31, 1997 and 1998, for the estimated cost of cleanup efforts of identified soil with elevated levels of crop nutrient and agricultural chemicals were $4.6 million and $3.5 million, respectively. It is difficult to project future environmental expenditures and their timing of payments for numerous reasons. The difficulty in assessment includes interpretations of governmental regulations, the lack of conclusive data, the different possibilities in remedial solutions and the length of remediation and monitoring activities. The above mentioned difficulties in assessment are not entirely due to Company deficiencies, however, are predominantly driven by federal and state governmental agency requests and/or orders and in certain cases inaction. Further, while the Company may eventually be entitled to receive significant reimbursement of amounts expended from the Company's insurance carriers; no amounts have been assumed in determining the accruals at December 31, 1997 or 1998. While the Company's potential exposure cannot be estimated, it is the opinion of management that, based on its review and other factors, including its experience to date, the existence of other financially viable responsible parties, and the anticipated nature and scope of the clean-up efforts, such matters will not have a material adverse effect on the financial position or results of operation of the company.


     The Company is subject to various claims arising out of the conduct of its business, including environmental matters. While the ultimate resolution of these claims against the Company cannot be predicted with certainty, management of the Company believes that the resolution of these matters will not have a material adverse effect on its combined financial condition or results of operations.


18. OPERATING SEGMENTS


     The Company's reportable segments are strategic business segments that operate through distinct distribution networks and in some cases different geographic areas. They are managed separately because each business requires different marketing and operational strategies.

     The Company has three reportable segments: Retail, Rainbow, and IMC Nitrogen. The Company's Retail segment supplies crop production inputs and services to farmers primarily in the midwestern and southeastern United States through its retail farm centers (Farmarkets). The Company's Rainbow segment is primarily a producer and wholesaler of premium granulated fertilizers in the southeastern United States. IMC Nitrogen is a producer and wholesale marketer of fertilizers in the eastern cornbelt and operates a fully integrated nitrogen plant.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. There are no significant intersegment sales. The Company evaluates performance based on operating earnings of the respective business segment. Segment information for the years 1996, 1997, and 1998 was as follows (in millions):

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

18. OPERATING SEGMENTS -- (CONTINUED)

                                                                    IMC
                                               RETAIL   RAINBOW   NITROGEN   OTHER(1)   TOTAL
                                               ------   -------   --------   --------   ------
                                                                    1996
Net sales....................................  $361.7   $298.0     $138.1     $   --    $797.8
Gross margins................................    75.8     38.7       39.4         --     153.9
Operating earnings...........................     3.2     16.4       29.2      (13.3)     35.5
Depreciation and amortization................    13.5      1.0        2.9         --      17.4
Total assets.................................   222.9     82.0      108.8        3.4     417.1
Capital expenditures.........................    14.4      0.7        7.9         --      23.0

                                                                    1997
Net sales....................................  $439.7   $275.6     $157.3     $   --    $872.6
Gross margins................................    97.8     32.9       33.0         --     163.7
Operating earnings...........................    10.9      9.9       22.8         --      43.6
Depreciation and amortization................    14.3      1.7        4.8         --      20.8
Total assets.................................   286.4     79.0       94.6        4.3     464.3
Capital expenditures.........................    14.7      3.2        9.9         --      27.8

                                                                    1998
Net sales....................................  $410.1   $243.3     $133.6     $   --    $787.0
Gross margins................................    85.9     26.1       15.8         --     127.8
Operating earnings...........................     7.1      9.4        8.0         --      24.5
Depreciation and amortization................    15.7      1.9        5.7         --      23.3
Total assets.................................   264.9     71.1      100.5        3.8     440.3
Capital expenditures.........................     9.1      2.5       18.5         --      30.1

------------------
(1) Includes miscellaneous assets not associated with a reportable segment and in 1996 certain merger and restructuring charges.


19. QUARTERLY FINANCIAL DATA (UNAUDITED) (IN MILLIONS)

                                                          1997
                                --------------------------------------------------------
                                MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    YEAR
                                --------   -------   ------------   -----------   ------
Net sales.....................   $139.9    $489.8       $ 98.8        $144.1      $872.6
Operating earnings (loss).....     (4.9)     66.8        (14.8)         (3.5)       43.6
Net earnings (loss)...........     (4.7)     38.2        (10.6)         (4.1)       18.8


                                                          1998
                                --------------------------------------------------------
                                MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    YEAR
                                --------   -------   ------------   -----------   ------
Net sales.....................   $140.2    $428.5       $ 97.2        $121.1      $787.0
Operating earnings (loss).....     (7.6)     51.1        (13.8)         (5.2)       24.5
Net earnings (loss)...........     (5.8)     26.7         (9.5)         (6.1)        5.3


20. SUBSEQUENT EVENT (UNAUDITED)


     On January 21, 1999, Global signed a definitive agreement to sell the Company. The assets and liabilities on the accompanying balance sheet are reflected at historical cost and do not reflect any adjustments in connection with this transaction. This transaction is expected to close in the first quarter of 1999.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)
                        UNAUDITED COMBINED BALANCE SHEET

                                                                MARCH 31,
                                                                  1999
                                                              -------------
                                                              (IN MILLIONS)
                           ASSETS
Current Assets:
  Cash......................................................     $   --
  Accounts receivables, net of allowance for doubtful
     accounts of $4.1.......................................       79.3
  Inventories...............................................      214.8
  Other current assets......................................        0.7
                                                                 ------
        Total current assets................................      294.8
Property, plant and equipment, net..........................      157.8
Goodwill, net of accumulated amortization of $6.4...........       51.3
Other assets................................................        3.3
                                                                 ------
                                                                 $507.2
                                                                 ======
           LIABILITIES AND IMC GLOBAL INVESTMENT
Current Liabilities:
  Accounts payable..........................................     $138.5
  Payable to affiliates.....................................       19.1
  Accrued liabilities.......................................        6.6
  Current maturities of long-term debt......................        2.5
                                                                 ------
        Total current liabilities...........................      166.7
Long-term debt, less current maturities.....................        4.6
Deferred income taxes.......................................       29.6
Other noncurrent liabilities................................        3.2
                                                                 ------
        Total liabilities...................................      204.1
IMC Global Investment.......................................      303.1
                                                                 ------
                                                                 $507.2
                                                                 ======

                            See accompanying notes.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)
                     UNAUDITED COMBINED STATEMENTS OF LOSS

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                               1998         1999
                                                              ------       ------
                                                                 (IN MILLIONS)
Net sales...................................................  $140.3       $127.6
Cost of goods sold..........................................   121.5        114.8
                                                              ------       ------
Gross margin................................................    18.8         12.8
Selling, general and administrative expenses................    26.3         27.8
                                                              ------       ------
Operating loss..............................................    (7.5)       (15.0)
Other expense (income):
  Interest expense..........................................     2.9          3.0
  Other, net................................................    (0.3)         0.1
                                                              ------       ------
                                                                 2.6          3.1
                                                              ------       ------
Loss before taxes...........................................   (10.1)       (18.1)
Benefit from income taxes...................................    (4.8)        (7.5)
                                                              ======       ======
Net loss....................................................  $ (5.3)      $(10.6)
                                                              ======       ======

                            See accompanying notes.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)
                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                               1998         1999
                                                              ------       ------
                                                                 (IN MILLIONS)
Operating activities:
  Net loss..................................................  $ (5.3)      $(10.6)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation...........................................     5.2          5.7
     Amortization...........................................     0.4          0.4
     Deferred income taxes..................................     0.1          0.8
     Other..................................................     0.7         (0.2)
     Changes in operating assets and liabilities:
        Accounts receivables................................   (12.8)       (15.6)
        Inventories.........................................   (85.1)       (57.7)
        Other current assets................................    (0.2)        (0.2)
        Accounts payable....................................   103.7         91.4
        Payables to affiliates..............................    (1.6)        (5.6)
        Accrued liabilities.................................    (1.3)        (4.7)
                                                              ------       ------
           Net cash provided by operating activities........  $  3.8       $  3.7
                                                              ------       ------
Investing activities:
  Purchases of property, plant and equipment, net...........    (6.4)        (5.7)
  Acquisitions, net of cash acquired........................    (1.0)          --
                                                              ------       ------
           Net cash used in investing activities............    (7.4)        (5.7)
                                                              ------       ------
Financing activities:
  Principal payments on long-term borrowings................    (3.7)          --
  Net advances from (to) IMC Global.........................     3.9         (4.1)
                                                              ------       ------
           Net cash provided by (used in) financing
            activities......................................     0.2         (4.1)
                                                              ------       ------
Decrease in cash............................................    (3.4)        (6.1)
Cash -- beginning of period.................................     5.4          6.1
                                                              ------       ------
Cash -- end of period.......................................  $  2.0       $   --
                                                              ======       ======

                            See accompanying notes.

                                IMC AGRIBUSINESS
                      (A BUSINESS UNIT OF IMC GLOBAL INC.)
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 1999
                                ($ IN MILLIONS)

(1) BASIS OF PRESENTATION

     The unaudited interim condensed combined financial statements of IMC AgriBusiness (a business unit of IMC Global Inc.) do not include all disclosures normally provided in annual financial statements. These financial statements should be read in conjunction with the Company's audited combined financial statements for the year ended December 31, 1998. In the opinion of management, all adjustments considered necessary for a fair presentation of the unaudited interim combined financial statements have been included therein and are of a normal recurring nature. Certain 1998 amounts have been reclassified to conform to the 1999 presentation. Interim results are not necessarily indicative of the results expected for the full year.

(2) IMC GLOBAL INVESTMENT

     Changes in the IMC Global Investment were as follows:

      Balance at December 31, 1998................   $317.8
        Net loss..................................    (10.6)
        Net advances to Global....................     (4.1)
                                                     ------
      Balance at March 31, 1999...................   $303.1
                                                     ======

(3) INVENTORIES

     Inventories were as follows:

                                                   MARCH 31,
                                                     1999
                                                   ---------
      Products...................................   $208.0
      Operating materials and supplies...........      6.8
                                                    ------
                                                    $214.8
                                                    ======

(4) OPERATING SEGMENTS

                                              THREE MONTHS ENDED MARCH 31, 1998
                                       ------------------------------------------------
                                       RETAIL   RAINBOW   NITROGEN   OTHER (A)   TOTAL
                                       ------   -------   --------   ---------   ------
Net sales from external customers....  $ 41.9   $ 73.2     $ 25.2      $ --      $140.3
Gross margins........................     6.5      9.4        2.9        --        18.8
Operating income (loss)..............   (13.1)     4.7        0.9        --        (7.5)
Depreciation and amortization........     3.6      0.6        1.4        --         5.6
Total assets.........................   309.5    112.3      134.3       4.0       560.1
Capital expenditures.................     1.5      0.8        4.1        --         6.4

                                              THREE MONTHS ENDED MARCH 31, 1999
                                       ------------------------------------------------
                                       RETAIL   RAINBOW   NITROGEN   OTHER (A)   TOTAL
                                       ------   -------   --------   ---------   ------
Net sales from external customers....  $ 39.9   $ 55.9     $ 31.8      $ --      $127.6
Gross margins........................     4.7      6.5        1.6        --        12.8
Operating income (loss)..............   (16.1)     2.0       (0.9)       --       (15.0)
Depreciation and amortization........     3.7      0.6        1.8        --         6.1
Total assets.........................   300.7     91.3      110.8       4.4       507.2
Capital expenditures.................     4.3      0.5        0.9        --         5.7

------------------
(a) Includes miscellaneous assets not associated with a reportable segment

(5) SUBSEQUENT EVENT

     On April 21, 1999, IMC Global Inc. sold the Company to Royster-Clark, Inc. The assets and liabilities on the accompanying balance sheet are reflected at historical cost and do not reflect any adjustments in connection with the sale.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The certificate of incorporation of IMC AgriBusiness, Inc. and the bylaws of IMC AgriBusiness, Inc., IMC Nitrogen Company and Hutson's Ag Service, Inc. contain indemnification provisions permitted by Section 145 of the Delaware General Corporation Law.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Each of the Bylaws of IMC AgriBusiness, Inc. and IMC Nitrogen Company contain indemnification provisions permitted by Section 145 of the Delaware General Corporation Law.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. The Bylaws of Hutson's Ag Service, Inc. expressly include such a provision.

     Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Bylaws of the Company provide for the indemnification of any person entitled to indemnity under law, to the fullest extent permitted by law.

     The Bylaws of Royster-Clark Group provide for the indemnification of any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the company, except to the extent that such indemnification is prohibited by applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of each of the Company, Royster-Clark Group, IMC Nitrogen Company and IMC AgriBusiness, Inc., contains a provision so limiting the personal liability of directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

                                 EXHIBIT INDEX


EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
    2.01     Stock Purchase Agreement dated January 21, 1999 by and among
             IMC Global Inc., The Vigoro Corporation and R-C Delaware
             Acquisition Inc.*
    2.02     First Amendment to the Stock Purchase Agreement dated as of
             April 13, 1999 among IMC Global Inc., The Vigoro Corporation and R-C Delaware Acquisition Inc.*
    3.01     Restated Certificate of Incorporation of the Company.*
    3.02     Certificate of Amendment of Restated Certificate of
             Incorporation of the Company.*
    3.03     Amended and Restated Bylaws of the Company.*
    3.04     Amended and Restated Certificate of Incorporation of
             Royster-Clark Group, Inc.*
    3.05     Bylaws of Royster-Clark Group, Inc.*
    3.06     Certificate of Incorporation of IMC AgriBusiness Inc.*
    3.07     Certificate of Amendment to Certificate of Incorporation of
             IMC AgriBusiness Inc.*
    3.08     Bylaws of IMC AgriBusiness Inc.*
    3.09     Certificate of Incorporation of IMC Nitrogen Company.*
    3.10     Certificate of Amendment to Certificate of Incorporation of
             IMC Nitrogen Company.*
    3.11     Bylaws of IMC Nitrogen Company.*
    3.12     Articles of Incorporation of Hutson's Ag Service, Inc.*
    3.13     Certificate of Amendment to Certificate of Incorporation of
             Hutson's Ag Service, Inc.*
    3.14     Bylaws of Hutson's Ag Service, Inc.*
    3.15     Certificate of Formation of Royster-Clark Resources LLC.*
    3.16     Limited Liability Company Agreement of Royster-Clark
             Resources LLC.*
    3.17     Certificate of Formation of Royster-Clark Realty LLC.*
    3.18     Limited Liability Company Agreement of Royster-Clark Realty
             LLC.*
    3.19     Certificate of Formation of Royster-Clark AgriBusiness
             Realty LLC.*
    3.20     Limited Liability Company Agreement of Royster-Clark
             AgriBusiness Realty LLC.*
    3.21     Certificate of Formation of Royster-Clark Hutson's Realty
             LLC.*
    3.22     Limited Liability Company Agreement of Royster-Clark
             Hutson's Realty LLC.*
    3.23     Certificate of Formation of Royster-Clark Nitrogen Realty
             LLC.*
    3.24     Limited Liability Company Agreement of Royster-Clark
             Nitrogen Realty LLC.*

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
    4.01     Indenture dated as of April 22, 1999 by and among the
             Company, the Guarantors, and the United States Trust Company
             of New York, as Trustee.*
    4.02     Form of 10 1/4% First Mortgage Note Due 2009 (included in
             Exhibit 4.01).*
    4.03     Registration Rights Agreement dated as of April 22, 1999 by and among the Company, the Guarantors, and Donaldson, Lufkin
             & Jenrette Securities Corporation and J.P. Morgan Securities
             Inc. (each an "Initial Purchaser").*
    4.04     Exchange Agreement dated as of April 22, 1999 among 399
             Venture Partners, Inc., Francis P. Jenkins, Jr.,
             Royster-Clark, Inc. and Royster-Clark Group, Inc.
    4.05     Registration Rights Agreement dated as of April 22, 1999 by and among Royster-Clark Group, Inc., 399 Venture Partners,
             Inc., and other stockholders of Royster-Clark Group, Inc.*
    4.06     Securities Purchase and Holders Agreement dated as of April
             22, 1999 by and among Francis P. Jenkins, Jr., 399 Ventures, and certain management stockholders.*
    4.07     Preferred Stockholders' Agreement dated as of April 22, 1999 by and among 399 Venture Partners, Inc. and certain
             management stockholders.*
    5.01     Opinion of Dechert Price & Rhoads.
   10.01     Credit Agreement dated as of April 22, 1999 by and among the
             Company, the Guarantors, various lenders, DLJ Capital
             Funding, as arranger and syndication agent, J.P. Morgan
             Securities Inc., as documentation agent and U.S. Bancorp Ag
             Credit, Inc., as administrative agent.*
   10.02     Purchase Agreement dated April 15, 1999 among the Company, the Guarantors and the Initial Purchasers.*
   10.03     Supply Agreement dated as of April 22, 1999 among IMC Kalium
             Ltd., IMC-Agrico Company and the Company. Portions of this exhibit have been omitted pursuant to a request for
             confidential treatment.
   10.04     Company Employee Savings and Investment Plan.*
   10.05     Royster-Clark Group, Inc. 1999 Restricted Stock Purchase and
             Option Plan.*
   10.06     Employment Agreement dated as of April 22, 1999 by and among
             Francis P. Jenkins, Jr., Royster-Clark Group, Inc. and
             Royster-Clark, Inc.*
   10.07     Master Conveyance Agreement dated as of April 22, 1999 by
             and among IMC Global Inc., The Vigoro Corporation, the
             Company and United States Trust Company of New York.*
   10.08     Employment Agreement dated as of July 6, 1999 by and among
             Royster-Clark Group, Inc., Royster-Clark, Inc. and Frederick
             I. Sharp III.
   12.01     Statement of Computation of Ratio of Earnings to Fixed
             Charges.
   21.01     Subsidiaries of the Company and the Additional Registrants.*
   23.01     Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).
   23.02     Consent of KPMG LLP.
   23.03     Consent of Ernst & Young LLP.
   24.01     Power of Attorney (included on each of the signature
             pages).*
   25.01     Statement of Eligibility and Qualification of United States
             Trust Company of New York on Form T-1.*
   27.1      Financial Data Schedule -- Royster-Clark, Inc.*
   27.2      Financial Data Schedule -- AgriBusiness.*
   99.01     Form of Letter of Transmittal.*
   99.02     Notice of Guaranteed Delivery.*
   99.03     Schedule 1 -- Allowance for Doubtful Accounts-Royster-Clark,
             Inc.*
   99.04     Schedule 2 -- Allowance for Doubtful Accounts-AgriBusiness.*


------------------

* Previously filed.

     (b) Financial Statement Schedules. Included as Exhibits 99.03 and 99.04 of
Item 21(a).

ITEM 22. UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the corporation being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September 1999.


                                          ROYSTER-CLARK GROUP, INC.


                                          By: /s/ FRANCIS P. JENKINS, JR.
                                              ----------------------------------
                                              Francis P. Jenkins, Jr.
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on September 23, 1999.


        SIGNATURE                                         TITLE
        ---------                                         -----
/s/ FRANCIS P. JENKINS, JR.         Chairman of the Board of Directors and Chief
-------------------------------     Executive Officer (principal executive officer)
Francis P. Jenkins, Jr.

/S/ WALTER R. VANCE                 Managing Director, Finance (principal financial
-------------------------------     officer and principal accounting officer)
Walter R. Vance

/s/ THOMAS F. MCWILLIAMS            Director
-------------------------------
Thomas F. McWilliams

/s/ RANDOLPH G. ABOOD               Director
-------------------------------
Randolph G. Abood

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September 1999.


                                          ROYSTER-CLARK, INC.


                                          By: /s/ FRANCIS P. JENKINS, JR.
                                              ----------------------------------
                                              Francis P. Jenkins, Jr.
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on September 23, 1999.


        SIGNATURE                                         TITLE
        ---------                                         -----
/s/ FRANCIS P. JENKINS, JR.         Chairman of the Board of Directors and Chief
-------------------------------     Executive Officer (principal executive officer)
Francis P. Jenkins, Jr.

/s/ WALTER R. VANCE                 Managing Director, Finance (principal financial
-------------------------------     officer and principal accounting officer)
Walter R. Vance

/s/ THOMAS F. MCWILLIAMS            Director
-------------------------------
Thomas F. McWilliams

/s/ RANDOLPH G. ABOOD               Director
-------------------------------
Randolph G. Abood

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September 1999.


                                          ROYSTER-CLARK AGRIBUSINESS, INC.


                                          By: /s/ FRANCIS P. JENKINS, JR.
                                              ----------------------------------
                                             Francis P. Jenkins, Jr.
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on September 23, 1999.


        SIGNATURE                                         TITLE
        ---------                                         -----
/s/ FRANCIS P. JENKINS, JR.         Chairman of the Board of Directors and Chief
-------------------------------     Executive Officer (principal executive officer)
Francis P. Jenkins, Jr.

/S/ WALTER R. VANCE                 Treasurer (principal financial officer and
-------------------------------     principal accounting officer)
 Walter R. Vance

/s/ G. KENNETH MOSHENEK             Director
-------------------------------
G. Kenneth Moshenek

/s/ RANDOLPH G. ABOOD               Director
-------------------------------
Randolph G. Abood

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September 1999.


                                          ROYSTER-CLARK NITROGEN, INC.


                                          By: /s/ FRANCIS P. JENKINS, JR.
                                             -----------------------------------
                                             Francis P. Jenkins, Jr.
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on September 23, 1999.


        SIGNATURE                                         TITLE
        ---------                                         -----
/s/ FRANCIS P. JENKINS, JR.         Chairman of the Board of Directors and Chief
-------------------------------     Executive Officer (principal executive officer)
Francis P. Jenkins, Jr.

/s/ WALTER R. VANCE                 Treasurer (principal financial officer and
-------------------------------     principal accounting officer)
Walter R. Vance

/s/ G. KENNETH MOSHENEK             Director
-------------------------------
G. Kenneth Moshenek

/s/ RANDOLPH G. ABOOD               Director
-------------------------------
Randolph G. Abood

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September 1999.


                                          ROYSTER-CLARK RESOURCES LLC


                                          By: /s/ FRANCIS P. JENKINS, JR.
                                              ----------------------------------
                                              Francis P. Jenkins, Jr.
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on September 23, 1999.


        SIGNATURE                                         TITLE
        ---------                                         -----
/s/ FRANCIS P. JENKINS, JR.         Chief Executive Officer (principal executive
------------------------------      officer)
Francis P. Jenkins, Jr.

/s/ WALTER R. VANCE                 Vice President (principal financial officer and
-------------------------------     principal accounting officer)

Royster-Clark AgriBusiness, Inc., sole member

By:/s/ FRANCIS P. JENKINS, JR.      Chief Executive Officer
   ----------------------------
   Francis P. Jenkins, Jr.

/s/ G. KENNETH MOSHENEK             Director of Royster-Clark AgriBusiness, Inc., sole
-------------------------------     member
G. Kenneth Moshenek

/s/ RANDOLPH G. ABOOD               Director of Royster-Clark AgriBusiness, Inc., sole
-------------------------------     member
Randolph G. Abood

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September 1999.


                                          ROYSTER-CLARK REALTY LLC


                                          By: /s/ FRANCIS P. JENKINS, JR.
                                              ----------------------------------
                                              Francis P. Jenkins, Jr.
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on September 23, 1999.


        SIGNATURE                                         TITLE
        ---------                                         -----
/s/ FRANCIS P. JENKINS, JR.         Chief Executive Officer (principal executive
-------------------------------     officer)
Francis P. Jenkins, Jr.

/s/ WALTER R. VANCE                 Vice President (principal financial officer and
-------------------------------     principal accounting officer)
Walter R. Vance

Royster-Clark, Inc., sole member

By: /s/ FRANCIS P. JENKINS, JR.     Chief Executive Officer
    ---------------------------
    Francis P. Jenkins, Jr.

/s/ THOMAS F. MCWILLIAMS            Director of Royster-Clark, Inc., sole member
-------------------------------
Thomas F. McWilliams

/s/ RANDOLPH G. ABOOD               Director of Royster-Clark, Inc., sole member
-------------------------------
Randolph G. Abood

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September 1999.


                                          ROYSTER-CLARK AGRIBUSINESS REALTY LLC


                                          By: /s/ FRANCIS P. JENKINS, JR.
                                              ----------------------------------
                                              Francis P. Jenkins, Jr.
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on September 23, 1999.


        SIGNATURE                                         TITLE
        ---------                                         -----
/s/ FRANCIS P. JENKINS, JR.         Chief Executive Officer (principal executive
-------------------------------     officer)
Francis P. Jenkins, Jr.

/s/ WALTER R. VANCE                 Vice President (principal financial officer and
-------------------------------     principal accounting officer)

Royster-Clark AgriBusiness, Inc., sole member

By: /s/ FRANCIS P. JENKINS, JR.     Chief Executive Officer
    ---------------------------
    Francis P. Jenkins, Jr.

/s/ G. KENNETH MOSHENEK             Director of Royster-Clark AgriBusiness, Inc., sole
-------------------------------     member
G. Kenneth Moshenek

/s/ RANDOLPH G. ABOOD               Director of Royster-Clark AgriBusiness, Inc., sole
-------------------------------     member
Randolph G. Abood

                                 EXHIBIT INDEX


EXHIBIT NO.                          DESCRIPTION                           PAGE
-----------                          -----------                           ----
    2.01     Stock Purchase Agreement dated January 21, 1999 by and among
             IMC Global Inc., The Vigoro Corporation and R-C Delaware
             Acquisition Inc.*
    2.02     First Amendment to the Stock Purchase Agreement dated as of
             April 13, 1999 among IMC Global Inc., The Vigoro Corporation and R-C Delaware Acquisition Inc.*
    3.01     Restated Certificate of Incorporation of the Company.*
    3.02     Certificate of Amendment of Restated Certificate of
             Incorporation of the Company.*
    3.03     Amended and Restated Bylaws of the Company.*
    3.04     Amended and Restated Certificate of Incorporation of
             Royster-Clark Group, Inc.*
    3.05     Bylaws of Royster-Clark Group, Inc.*
    3.06     Certificate of Incorporation of IMC AgriBusiness Inc.*
    3.07     Certificate of Amendment to Certificate of Incorporation of
             IMC AgriBusiness Inc.*
    3.08     Bylaws of IMC AgriBusiness Inc.*
    3.09     Certificate of Incorporation of IMC Nitrogen Company.*
    3.10     Certificate of Amendment to Certificate of Incorporation of
             IMC Nitrogen Company.*
    3.11     Bylaws of IMC Nitrogen Company.*
    3.12     Articles of Incorporation of Hutson's Ag Service, Inc.*
    3.13     Certificate of Amendment to Certificate of Incorporation of
             Hutson's Ag Service, Inc.*
    3.14     Bylaws of Hutson's Ag Service, Inc.*
    3.15     Certificate of Formation of Royster-Clark Resources LLC.*
    3.16     Limited Liability Company Agreement of Royster-Clark
             Resources LLC.*
    3.17     Certificate of Formation of Royster-Clark Realty LLC.*
    3.18     Limited Liability Company Agreement of Royster-Clark Realty
             LLC.*
    3.19     Certificate of Formation of Royster-Clark AgriBusiness
             Realty LLC.*
    3.20     Limited Liability Company Agreement of Royster-Clark
             AgriBusiness Realty LLC.*
    3.21     Certificate of Formation of Royster-Clark Hutson's Realty
             LLC.*
    3.22     Limited Liability Company Agreement of Royster-Clark
             Hutson's Realty LLC.*
    3.23     Certificate of Formation of Royster-Clark Nitrogen Realty
             LLC.*
    3.24     Limited Liability Company Agreement of Royster-Clark
             Nitrogen Realty LLC.*
    4.01     Indenture dated as of April 22, 1999 by and among the
             Company, the Guarantors, and the United States Trust Company
             of New York, as Trustee.*
    4.02     Form of 10 1/4% First Mortgage Note Due 2009 (Included in
             Exhibit 4.01).*
    4.03     Registration Rights Agreement dated as of April 22, 1999 by and among the Company, the Guarantors, and Donaldson, Lufkin
             & Jenrette Securities Corporation and J.P. Morgan Securities
             Inc. (each an "Initial Purchaser").*
    4.04     Exchange Agreement dated as of April 22, 1999 among 399
             Venture Partners, Inc., Francis P. Jenkins, Jr.,
             Royster-Clark, Inc. and Royster-Clark Group, Inc.
    4.05     Registration Rights Agreement dated as of April 22, 1999 by and among Royster-Clark Group, Inc., 399 Ventures Partners,
             Inc., and other stockholders of Royster-Clark Group, Inc.*

EXHIBIT NO.                          DESCRIPTION                           PAGE
-----------                          -----------                           ----
    4.06     Securities Purchase and Holders Agreement dated as of April
             22, 1999 by and among 399 Venture Partners, Inc. and certain management stockholders.*
    4.07     Preferred Stockholders' Agreement dated as of April 22, 1999 by and among 399 Venture Partners, Inc. and certain
             management stockholders.*
    5.01     Opinion of Dechert Price & Rhoads.
   10.01     Credit Agreement dated as of April 22, 1999 by and among the
             Company, the Guarantors, various lenders, DLJ Capital
             Funding, as arranger and syndication agent, J.P. Morgan
             Securities Inc., as documentation agent and U.S. Bancorp Ag
             Credit, Inc., as administrative agent.*
   10.02     Purchase Agreement dated April 15, 1999 among the Company, the Guarantors and the Initial Purchasers.*
   10.03     Supply Agreement dated as of April 22, 1999 among IMC Kalium
             Ltd., IMC-Agrico Company and the Company. Portions of this exhibit have been omitted pursuant to a request for
             confidential treatment.
   10.04     Company Employee Savings and Investment Plan.*
   10.05     Royster-Clark Group, Inc. 1999 Restricted Stock Purchase and
             Option Plan.*
   10.06     Employment Agreement dated as of April 22, 1999 by and among
             Francis P. Jenkins, Jr., Royster-Clark Group, Inc. and
             Royster-Clark, Inc.*
   10.07     Master Conveyance Agreement dated as of April 22, 1999 by
             and among IMC Global Inc., the Vigoro Corporation, the
             Company and the United States Trust Company of New York.*
   10.08     Employment Agreement dated as of July 6, 1999 by and among
             Royster-Clark Group, Inc., Royster-Clark, Inc. and Frederick
             I. Sharp III.
   12.01     Statement of Computation of Ratio of Earnings to Fixed
             Charges.
   21.01     Subsidiaries of the Company and the Additional Registrants.*
   23.01     Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).
   23.02     Consent of KPMG LLP.
   23.03     Consent of Ernst & Young LLP.
   24.01     Power of Attorney (included on each of the signature
             pages).*
   25.01     Statement of Eligibility and Qualification of United States
             Trust Company of New York on Form T-1.*
    27.1     Financial Data Schedule -- Royster-Clark, Inc.*
    27.2     Financial Data Schedule -- AgriBusiness.*
   99.01     Form of Letter of Transmittal.*
   99.02     Notice of Guaranteed Delivery.*
   99.03     Schedule 1 -- Allowance for Doubtful Accounts-Royster-Clark,
             Inc.*
   99.04     Schedule 2 -- Allowance for Doubtful Accounts-AgriBusiness.*


------------------
* Previously filed.